    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 1999

     REGISTRATION NOS. 333-67581, 333-67581-01, 333-67581-02, 333-67581-03,
                                  333-67581-04
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-3


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

UNIONBANCAL CORPORATION                   CALIFORNIA               94-1234979
UNIONBANCAL FINANCE TRUST I                DELAWARE                94-3313816
UNIONBANCAL FINANCE TRUST II               DELAWARE                94-3313838
UNIONBANCAL FINANCE TRUST III              DELAWARE                94-3313845
UNIONBANCAL FINANCE TRUST IV               DELAWARE                94-3313846
(Exact name of Registrant as     (State or other jurisdiction   (I.R.S. Employer
specified in its charter)            of incorporation or         Identification
                                        organization)                 No.)

                            ------------------------

                             350 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                  415-765-2969
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                            ------------------------

                             JOHN H. MCGUCKIN, JR.
                            EXECUTIVE VICE PRESIDENT
                            UNIONBANCAL CORPORATION
                             400 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                  415-765-2969
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agents for Service)

                                    Copy to:
                                 GREGG A. NOEL
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             300 SOUTH GRAND AVENUE
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 687-5000
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: /X/
                            ------------------------

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT ISSUED FEBRUARY 5, 1999 (SUBJECT TO COMPLETION)
(TO PROSPECTUS DATED                 , 1999)


THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER TO SELL IS NOT PERMITTED.

                                 $
                          UNIONBANCAL FINANCE TRUST I


                                % CAPITAL SECURITIES


                                 GUARANTEED BY

                                     [LOGO]

                               -----------------

  UNIONBANCAL FINANCE TRUST I IS OFFERING CAPITAL SECURITIES THAT UNIONBANCAL CORPORATION WILL FULLY AND UNCONDITIONALLY GUARANTEE, BASED ON ITS
               OBLIGATIONS UNDER A GUARANTEE, A TRUST
                         DECLARATION AND AN
                                   INDENTURE.

                              -------------------

THE NEW YORK STOCK EXCHANGE HAS AUTHORIZED THE LISTING OF THE CAPITAL SECURITIES
                        UNDER THE TRADING SYMBOL "UBT".

                              -------------------

INVESTING IN THE CAPITAL SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING
                                 ON PAGE S-13.

                              -------------------

                                                                       UNDERWRITING            PROCEEDS TO
                                                  PRICE TO             DISCOUNTS AND           UNIONBANCAL
                                                   PUBLIC               COMMISSIONS            CORPORATION
                                            ---------------------  ---------------------  ---------------------
PER CAPITAL SECURITY......................           $25                     $                      $
TOTAL.....................................            $                      $                      $


BECAUSE UNIONBANCAL FINANCE TRUST I WILL USE ALL OF THE PROCEEDS FROM THE SALE OF THE CAPITAL SECURITIES TO PURCHASE THE JUNIOR SUBORDINATED DEBENTURES OF UNIONBANCAL CORPORATION, UNIONBANCAL CORPORATION WILL PAY ALL UNDERWRITING DISCOUNTS AND COMMISSIONS. FOR SALES OF 10,000 OR MORE CAPITAL SECURITIES TO A
SINGLE PURCHASER, THE UNDERWRITING COMMISSION WILL BE $    PER CAPITAL SECURITY.
IF YOU PURCHASE CAPITAL SECURITIES AFTER              , 1999, YOU SHOULD ADD ANY
ACCUMULATED DISTRIBUTIONS FROM THAT DATE TO THE PRICE TO PUBLIC.


THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE UNDERWRITERS EXPECT TO DELIVER THE CAPITAL SECURITIES TO PURCHASERS ON
                   , 1999.


                              -------------------


MORGAN STANLEY DEAN WITTER                                  SALOMON SMITH BARNEY


MERRILL LYNCH & CO.



                      PAINEWEBBER INCORPORATED



                                             PRUDENTIAL SECURITIES


             , 1999

                            ------------------------

                               TABLE OF CONTENTS

                            ------------------------


             PROSPECTUS SUPPLEMENT
                                                 PAGE
                                                 ----
Prospectus Supplement Summary..................   S-3

Risk Factors...................................  S-13

Forward-Looking Statements.....................  S-17

UnionBanCal Finance Trust I....................  S-18

The Transactions...............................  S-18

Recent Developments............................  S-19

Use of Proceeds................................  S-22

Capitalization.................................  S-23

Selected Consolidated Financial and Operating
  Data.........................................  S-24

Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................  S-27

Business.......................................  S-78

Accounting Treatment...........................  S-89

Description of the Capital Securities..........  S-89

Description of the Junior Subordinated
  Debentures...................................  S-98

Description of the Guarantee...................  S-104

United States Federal Income Tax
  Consequences.................................  S-106

ERISA Considerations...........................  S-110

Underwriters...................................  S-112

Legal Matters..................................  S-113

Index to Consolidated Financial Statements.....   F-1
                     PROSPECTUS
                                                 PAGE
                                                 ----
Risk Factors...................................     3

Forward-Looking Statements.....................     6

UnionBanCal Corporation........................     7

The Trusts.....................................     8

Use of Proceeds................................     9

Ratio of Earnings to Combined Fixed Charges and
  Preferred Stock Dividends....................     9

Description of Securities......................    10

  Description of Capital Stock.................    10

  Description of Depositary Shares.............    11

  Description of the Trust Preferred
    Securities.................................    14

  Description of Debt Securities...............    21

  Description of the Trust Preferred Securities
    Guarantees.................................    30

  Relationship Among the Trust Preferred
    Securities, the Trust Preferred Securities
    Guarantee and the Debt Securities Held by
    Each Trust.................................    33

Plan of Distribution...........................    34

Legal Opinions.................................    35

Experts........................................    35

Where You Can Find More Information............    36

                         PROSPECTUS SUPPLEMENT SUMMARY

    YOU SHOULD READ THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT CONCERNING UNIONBANCAL CORPORATION, UNIONBANCAL FINANCE TRUST I, OR "FINANCE
TRUST I," THE     % CAPITAL SECURITIES TO BE ISSUED BY FINANCE TRUST I, THE
GUARANTEE OF THE CAPITAL SECURITIES TO BE ISSUED BY US AND THE     % JUNIOR
SUBORDINATED DEFERRABLE INTEREST DEBENTURES TO BE ISSUED BY US, WITH THE INFORMATION CONTAINED IN THE ACCOMPANYING PROSPECTUS. WE HAVE RESTATED ALL FINANCIAL INFORMATION IN THIS PROSPECTUS SUPPLEMENT TO REFLECT THE 3-FOR-1 COMMON STOCK SPLIT THAT OCCURRED IN DECEMBER 1998.

UNIONBANCAL CORPORATION

    We are a California-based commercial bank holding company. Our principal subsidiary is Union Bank of California, N.A., which:

    - was formed through the combination of Union Bank and BanCal Tri-State Corporation in 1996,

    - is the third largest commercial bank in California, based on total assets and total deposits in California,

    - is one of the 30 largest banks in the United States,

    - is one of the oldest banks on the West Coast, dating back to 1864,

    - has customers located primarily in California, the nation's most populous state, and

    - had, at September 30, 1998, 244 full-service branches in California, 6 full-service branches in Oregon and Washington, 2 facilities in Texas and New York and 18 offices abroad.

At September 30, 1998 we had:

    - total assets of $31.4 billion,

    - total deposits of $23.7 billion, and

    - total shareholders' equity of $3.0 billion.

For the nine months ended September 30, 1998, we had:

    - net income of $352.4 million and

    - net income per diluted common share of $2.01; net income per diluted common share is our net income per share if all outstanding stock options, for which the average market price during the period exceeded the exercise price, had been converted into common shares.

We are presently approximately 82% owned by The Bank of Tokyo-Mitsubishi, Ltd.

THE STRATEGIC REPOSITIONING

    THE TRANSACTIONS.


    - The Bank of Tokyo-Mitsubishi is offering to sell 22 million shares of our common stock to the public.


    - We are seeking to repurchase approximately $250 million in shares of our common stock from The Bank of Tokyo-Mitsubishi.

    - We are also seeking to repurchase 2.1 million shares of our common stock from Meiji Life Insurance Company.

    - We expect to repurchase the shares of our common stock from The Bank of Tokyo-Mitsubishi and Meiji Life Insurance Company at the public offering price, less underwriting discounts and commissions, at which we are offering to sell shares of our common stock to the public.


    - We intend to use the net proceeds of this offering of capital securities to finance both of the repurchases.

    - We anticipate closing all of these transactions in the first quarter of 1999.

    EFFECTS OF THE TRANSACTIONS.

    These transactions are designed to:

    - improve our return on average common equity and earnings per share and to increase the number of shares available for trading by investors and


    - raise proceeds for, and increase the amount of equity capital of, The Bank of Tokyo-Mitsubishi.


    These transactions will not result in a material change to our ratios of capital to assets by which bank regulators monitor the adequacy of our capital levels.

THE SELLING SHAREHOLDER--THE BANK OF TOKYO-MITSUBISHI, LTD.

    The Bank of Tokyo-Mitsubishi:

    - is Japan's largest bank based on total assets,

    - has a domestic network of 350 branches, sub-branches and agencies,

    - has an overseas network that includes more than 400 facilities, and

    - is the majority shareholder of UnionBanCal Corporation, its largest overseas subsidiary.

    The Bank of Tokyo-Mitsubishi has stated that it intends to maintain its majority stake in UnionBanCal Corporation after the closing of this offering and the related transactions.

BANKING SERVICES

    Our operations are divided into four primary segments:

    COMMUNITY BANKING GROUP:

    - provides a full line of checking and savings, investment, loan and fee-based banking products,

    - has the fifth largest branch network among depository institutions in California, and

    - had average assets of $10.3 billion and average deposits of $12.3 billion for the nine months ended September 30, 1998.

    COMMERCIAL FINANCIAL SERVICES GROUP:

    - provides commercial and project loans, real estate financing, commercial financing based on accounts receivable, inventory, or other short-term assets, lease financing, customized cash management services, selected capital markets products and short-term financing of export/import transactions, including letters of credit and

    - had average assets of $12.0 billion and average deposits of $5.8 billion for the nine months ended September 30, 1998.

    TRUST & PRIVATE FINANCIAL SERVICES GROUP:

    - provides investment management and administration services for a broad range of individuals and institutions, including through HighMark Capital Management, Inc. and its family of proprietary HighMark mutual funds and

    - had over $90 billion in assets under administration as of September 30, 1998.

    INTERNATIONAL BANKING GROUP:

    - provides products and services to financial institutions worldwide, particularly in Asia, to facilitate financing of export/import transactions and payments between the parties to those transactions and

    - had average assets of $2.1 billion and average deposits of $864 million for the nine months ended September 30, 1998.


    UnionBanCal Corporation reduced cross-border outstanding to Japan, Taiwan, Korea, Malaysia, Thailand, Vietnam, Singapore, Indonesia, the Philippines, China and Hong Kong by $1.0 billion to $1.5 billion at September 30, 1998 compared to $2.5 billion at December 31, 1997, largely related to the International Banking Group.


OPERATING STRATEGY

    Our operating strategy is to:

    - capitalize on our strong position in core California market,

    - strengthen our consumer banking franchise,

    - focus our commercial banking efforts on specific industries and companies,

    - diversify our revenue sources and expand our fee-based business,

    - emphasize our quality customer service,

    - maintain our high lending standards and our strong asset quality profile,

    - identify strategic businesses and consider potential acquisitions or divestitures,

    - improve our operating efficiency,

    - achieve competitive financial performance targets, and

    - align our senior management compensation with shareholders' interests.


RECENT DEVELOPMENTS--OUR 1998 RESULTS


    On January 20, 1999, we announced our financial results for 1998. The audit of our 1998 financial statements is not yet complete. The following presents important financial results for 1998:


    - Net interest income, on a taxable-equivalent basis, of $1.3 billion, compared to $1.2 billion in 1997. A taxable-equivalent basis means as adjusted to treat non-taxable income and income on which we receive beneficial tax treatment as if each was taxable at our effective tax rate.


    - Provision for credit losses of $45.0 million, compared to no provision in 1997.

    - Noninterest income of $533.5 million, compared to $463.0 million in 1997.

    - Noninterest expense of $1.1 billion, compared to $1.0 billion in 1997.

    - Income before taxes, on a taxable-equivalent basis, of $676.0 million, compared to $655.3 million in 1997.

    - Net income of $466.5 million, compared to $411.3 million in 1997.

    See "Recent Developments" on page S-19 for a more detailed discussion of our 1998 financial results.

                            ------------------------

    Our principal executive offices are located at 350 California Street, San Francisco, California, 94104, and our telephone number is (415) 765-2969.

UNIONBANCAL FINANCE TRUST I

    Finance Trust I is a Delaware business trust. Finance Trust I will exist solely to:

    - issue and sell its common securities to us;

    - issue and sell its capital securities to the public;

    - use the proceeds from the sale of its common securities and capital securities to purchase the junior subordinated debentures from us; and

    - engage in other activities that are necessary or incidental to these purposes.

    Five trustees will manage Finance Trust I. Three of our officers will act as regular trustees of Finance Trust I. The First National Bank of Chicago will act as the property trustee of Finance Trust I, and First Chicago Delaware Inc. will act as the Delaware trustee of Finance Trust I. The principal offices and telephone number of Finance Trust I are the same as ours.

THE OFFERING

    Finance Trust I is offering its capital securities for $25 for each security. Finance Trust I will use all of the proceeds from the sale of its capital securities and its common securities to purchase our junior subordinated debentures. Our junior subordinated debentures will be Finance Trust I's only assets. We will guarantee the obligations of Finance Trust I under the capital securities and the common securities under a guarantee, a trust declaration, and an indenture.

    THE CAPITAL SECURITIES

    If you purchase capital securities, you will be entitled to receive
cumulative cash distributions at an annual rate of     % of the liquidation
amount of $25 per capital security. The liquidation amount is the amount that you are entitled to receive if UnionBanCal Finance Trust I is terminated and its assets are distributed to the holders of its securities. You are entitled to receive the amount from the assets of Finance Trust I available for distribution, after it has paid liabilities owed to its creditors. Accordingly, you may not receive the full amount if Finance Trust I does not have enough funds.


    Distributions will accumulate from the date Finance Trust I issues its capital securities. Finance Trust I will pay the distributions quarterly in
arrears on February   , May   , August   and November   of each year, beginning
May   , 1999. These distributions may be deferred for up to 20 consecutive quarters as described below under "--Deferral of Distributions." Finance Trust I will only pay distributions when it has funds available for payment.


    If you purchase the capital securities, you will have limited voting rights. You will be entitled to vote only on two matters: certain modifications to the terms of the capital securities and the exercise of Finance Trust I's rights as holder of our junior subordinated debentures.

    THE COMMON SECURITIES

    We will acquire all of the common securities of Finance Trust I. The common securities will have an aggregate liquidation amount of approximately 3% of the total capital of Finance Trust I. The common securities will generally rank equal to the capital securities in priority of payment. In the case of distributions, redemptions and liquidations following defaults, however, the common securities will rank junior to the capital securities. Normally, the common securities will have sole voting power on matters to be voted upon by Finance Trust I's security holders.

    THE JUNIOR SUBORDINATED DEBENTURES

    Finance Trust I will purchase the junior subordinated debentures from us with the proceeds from the sale of its capital securities and its common securities. We will issue the junior subordinated debentures under an indenture between us and The First National Bank of Chicago, as trustee. The junior subordinated debentures will:

    - be unsecured and junior to all of our senior indebtedness, including debt we incur after the date you purchase the capital securities;

    - have an aggregate principal amount equal to the aggregate liquidation amount of the capital securities plus the capital contributed by us for the common securities;

    - bear interest at an annual rate of     %; and


    - mature on             , although they may be redeemed earlier.


    GUARANTEE OF THE CAPITAL SECURITIES

    We will guarantee the capital securities on a limited basis under the guarantee.

    The guarantee requires us to pay accrued and unpaid distributions on the capital securities on behalf of Finance Trust I only in an amount equal to the sum of the payments of interest or principal we have made on the junior subordinated debentures. It does not, however, require us to make payments on behalf of Finance Trust I if Finance Trust I does not have sufficient funds to make payments on the capital securities because we have not made payments on the junior subordinated debentures. With the exception of our obligations under similar guarantees, our obligations under the guarantee are subordinate to all of our other obligations.

    RANKING


    Finance Trust I's capital securities will generally rank equal to its common securities in priority of payment. Finance Trust I will make payments on the capital securities and the common securities based on a proportionate allocation, except after an event of default. For a more detailed explanation, see "Description of the Capital Securities--Subordination of Common Securities" on page S-93.


    Our junior subordinated debentures will be unsecured and will rank subordinate and junior in right of payment to all of our current and future senior indebtedness. The junior subordinated debentures will rank equal to any other junior subordinated debentures that we may issue.

    Our guarantee will rank equal to any other guarantees that we may issue on capital securities issued by trusts similar to Finance Trust I. The guarantee will be unsecured and will rank junior in right of payment to all of our other liabilities. The junior subordinated debentures and the guarantee will be effectively junior to all existing and future liabilities of our subsidiaries and affiliates.

    DEFERRAL OF DISTRIBUTIONS

    We can defer interest payments on the junior subordinated debentures during any period of up to 20 consecutive quarters, but not beyond the maturity date, unless we are in default in the payment of interest on the junior subordinated debentures. After we make all interest payments that we have deferred, including accrued interest on the deferred payments, we can again defer interest payments during new periods of up to 20 consecutive quarters as long we adhere to the same requirements.

    If we defer interest payments on the junior subordinated debentures, Finance Trust I will defer distributions on the capital securities. During any deferral period, distributions will continue to accumulate on the capital securities at
an annual rate of     % of the liquidation amount of $25 per capital security.
Also, the deferred distributions will accrue interest, as permitted by
applicable law, at an annual rate of     %.

    During any period in which we defer interest payments on the junior subordinated debentures, we will generally not be permitted to:

    - pay dividends or make any other distributions on our capital stock;

    - redeem, purchase or make liquidation payments on any of our capital stock; or

    - make an interest, principal or premium payment, or repurchase or redeem, any of our debt securities that rank equal with or junior to the junior subordinated debentures or the guarantee, including any other similar junior subordinated debentures and guarantees issued by us.


    If we defer payments of interest on the junior subordinated debentures, the capital securities would at that time be treated as being issued with original issue discount for United States federal income tax purposes. This means that you would be required to include accrued interest in your income for United States federal income tax purposes before you receive any cash distributions. Please see "United States Federal Income Tax Consequences" on page S-106 for a more complete discussion.

    REDEMPTION OF CAPITAL SECURITIES


    Finance Trust I will redeem all of the outstanding capital securities when
we redeem the junior subordinated debentures at maturity on             ,   . In
addition, if we redeem any junior subordinated debentures before their maturity, Finance Trust I will use the cash it receives from our redemption to redeem an equal amount of the capital securities and common securities.


    Generally, the aggregate liquidation amount of capital and common securities to be redeemed will be allocated approximately 97% to the capital securities and approximately 3% to the common securities.

    We can redeem some or all of the junior subordinated debentures before their maturity at 100% of their principal amount:

    - on one or more occasions any time on or after             , 2004; and


    - before             , 2004, if adverse changes in tax, investment company
      or bank regulatory law occur (see page S-91).


    In either case, we will pay accrued interest to the date of redemption.

    DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES


    We have the right to terminate Finance Trust I at any time. If we decide to exercise our right to terminate Finance Trust I, Finance Trust I will redeem the capital securities by distributing approximately 97% of the junior subordinated debentures to holders of the capital securities and approximately 3% to the holders of the common securities. If the junior subordinated debentures are distributed, we will use all our reasonable best efforts to list the junior subordinated debentures on the New York Stock Exchange or any other exchange on which the capital securities are then listed.


    CONDITIONAL RIGHT TO SHORTEN MATURITY

    If adverse changes in tax law occur, we will have the right, prior to the termination of Finance Trust I, to shorten the maturity of the junior subordinated debentures. We may only shorten the maturity enough so that the interest paid on the junior subordinated debentures will continue to be tax deductible. The shortened term of the junior subordinated debentures may not be less than 15 years from the date of their original issuance.

    USE OF PROCEEDS

    Finance Trust I will invest all of the proceeds from the sale of the capital securities in the junior subordinated debentures. We intend to use the net proceeds from the sale of the junior subordinated debentures to repurchase $250 million of our common stock from our majority shareholder, The Bank of Tokyo-Mitsubishi, and 2.1 million shares of our common stock from Meiji Life Insurance Company and for general corporate purposes.

    LISTING OF THE CAPITAL SECURITIES

    The New York Stock Exchange has authorized the listing of the capital securities under the trading symbol "UBT". You should be aware that the listing of the capital securities will not necessarily ensure that a liquid trading market will be available for the capital securities.

    RISK FACTORS

    Your investment in the capital securities will involve risks. You should carefully consider the following discussion of risks, and the other information in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the capital securities is suitable for you.

    FORM OF CAPITAL SECURITIES

    The capital securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. This means that you will not receive a certificate for your capital securities. Rather, your broker will maintain your position in the capital securities.

    RATINGS

    The capital securities are expected to be rated "a2" by Moody's Investors Service, Inc. and "BBB" by Standard & Poor's Rating Services. These ratings reflect only the views of the rating agencies, and an explanation of the significance of such ratings may be obtained only from the rating agencies at the following addresses:

                         - Moody's Investors Service, Inc.

                           99 Church Street
                           New York, New York 10007

                         - Standard & Poor's
                           25 Broadway
                           New York, New York 10004


    These ratings are not a recommendation to buy, sell or hold securities, and each rating should be evaluated independently of the other. We cannot assure that these ratings will remain in effect for any period of time or that they will not be lowered or withdrawn entirely by the rating agencies if, in their judgment, circumstances warrant. Neither UnionBanCal Corporation, Finance Trust I nor the underwriters have taken any responsibility to oppose any proposed lowering or withdrawal of a rating on the capital securities. Any lowering or withdrawal of these ratings may adversely affect the market price of the capital securities.

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA


    The summary financial and other data as of December 31, 1996 and 1997 and September 30, 1998 and for the years ended December 31, 1995, 1996 and 1997 and for the nine-month period ended September 30, 1998 are calculated from our audited consolidated financial statements included in this prospectus supplement. The summary financial and other data as of December 31, 1995 are calculated from our audited consolidated financial statements that are not included in this prospectus supplement. The summary financial and other data as of September 30, 1997 and for the nine-month period ended September 30, 1997 are calculated from our unaudited consolidated financial statements included in this prospectus supplement, which, in the opinion of our management, include all adjustments necessary for a fair presentation of our financial position at such date and the results of operations for such interim periods. The results for the nine-month period ended September 30, 1998 are not necessarily indicative of the results to be expected of the full fiscal year.



    You should read the following data with the more detailed information contained in "Selected Consolidated Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes to the consolidated financial statements, each included in this prospectus supplement.


    You should read the following information with the data in the table on the next page:

    - We have presented net interest income and income before income taxes on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.

    - We have annualized return on average assets, return on average common equity, net interest margin and net loans charged off to average total loans for the nine-month periods.

    - Noninterest expense includes merger and integration expense, which was $117 million for 1996, $6 million for 1997 and $6 million for the nine months ended September 30, 1997.

    - The efficiency ratio is noninterest expense not including foreclosed asset expense, or income, as a percentage of the sum of net interest income and noninterest income.


    - The Tier 1 risk-based capital ratio is computed by dividing Tier 1 capital, which is total shareholders' equity less net unrealized gains and losses on securities available for sale and intangible assets, by risk weighted period-end assets. Risk weighted period-end assets is the balance at risk less the portion of the allowance for credit losses which exceeds 1.25% of the balance at risk. The balance at risk is calculated by applying risk weight percentages per regulatory guidelines to total assets and off-balance sheet items.


    - The total risk-based capital ratio is total capital, which includes Tier 1 capital, subordinated debt, and 1.25% of the balance at risk, divided by risk weighted period-end assets.

                                                                                             NINE MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                                                       ----------------------------------  ----------------------
                                                          1995        1996        1997        1997        1998
                                                       ----------  ----------  ----------  ----------  ----------
                                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE AND RATIO DATA)
RESULTS OF OPERATIONS:
  Net interest income................................  $    1,153  $    1,175  $    1,237  $      917  $      983
  Provision for credit losses........................          53          40          --          --          45
  Noninterest income.................................         395         419         463         343         400
  Noninterest expense................................         978       1,135       1,045         762         836
                                                       ----------  ----------  ----------  ----------  ----------
  Income before income taxes.........................         517         419         655         498         502
  Taxable-equivalent adjustment......................          11           7           5           4           4
  Income tax expense.................................         193         163         239         175         146
                                                       ----------  ----------  ----------  ----------  ----------
  Net income.........................................  $      313  $      249  $      411  $      319  $      352
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
NET INCOME APPLICABLE TO COMMON STOCK................  $      302  $      238  $      404  $      311  $      352
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
PER COMMON SHARE:
  Net income -- basic................................  $     1.74  $     1.37  $     2.31  $     1.78  $     2.01
  Net income -- diluted..............................        1.73        1.36        2.30        1.78        2.01
  Common shares outstanding (end of period, in
  thousands).........................................     174,180     174,458     174,918     174,848     175,208
BALANCE SHEET DATA (END OF PERIOD):
  Total assets.......................................  $   27,547  $   29,234  $   30,585  $   30,982  $   31,407
  Total loans........................................      20,432      21,050      22,741      22,298      23,498
  Nonperforming assets...............................         247         157         130         133          81
  Total deposits.....................................      19,655      21,533      23,296      22,974      23,663
  Common equity......................................       2,349       2,360       2,679       2,615       2,985
OTHER DATA:
  Return on average assets...........................        1.22%       0.89%       1.39%       1.45%       1.56%
  Return on average common equity....................       13.73       10.24       16.05       16.85       16.87
  Efficiency ratio...................................       63.39       71.02       61.53       60.55       60.51
  Net interest margin................................        5.05        4.75        4.70        4.70        4.86
  Tier 1 risk-based capital ratio....................        9.35        9.08        8.96        8.92        9.53
  Total risk-based capital ratio.....................       11.70       11.17       11.05       11.02       11.51
  Net loans charged off to average total loans.......        0.32        0.34        0.33        0.28        0.12
  Nonperforming assets to total loans and foreclosed
    assets...........................................        1.21        0.74        0.57        0.60        0.35

                                  RISK FACTORS

    AN INVESTMENT IN THE CAPITAL SECURITIES INVOLVES A NUMBER OF RISKS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE IN THE PROSPECTUS, ABOUT RISKS CONCERNING THE CAPITAL SECURITIES, BEFORE BUYING ANY CAPITAL SECURITIES.

    BECAUSE FINANCE TRUST I WILL RELY ON THE PAYMENTS IT RECEIVES ON THE JUNIOR SUBORDINATED DEBENTURES TO FUND ALL PAYMENTS ON THE CAPITAL SECURITIES, AND BECAUSE FINANCE TRUST I MAY DISTRIBUTE THE JUNIOR SUBORDINATED DEBENTURES IN EXCHANGE FOR THE CAPITAL SECURITIES, YOU ARE MAKING AN INVESTMENT DECISION WITH REGARD TO THE JUNIOR SUBORDINATED DEBENTURES AS WELL AS THE CAPITAL SECURITIES. YOU SHOULD CAREFULLY REVIEW THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ABOUT BOTH OF THESE SECURITIES AND THE GUARANTEE.


HOLDERS OF UNIONBANCAL CORPORATION'S SENIOR INDEBTEDNESS WILL GET PAID BEFORE
  YOU WILL GET PAID UNDER THE GUARANTEE


    Our obligations under the guarantee are unsecured and rank:

    - junior in right of payment to all of our other liabilities, unless the liabilities are expressly made equal to the guarantee, and

    - equal to our most senior preferred or preference stock.


    Our obligations under the junior subordinated debentures are unsecured and rank junior in right of payment to all of our senior indebtedness and equal to our other junior debt securities. Substantially all of our existing indebtedness constitutes senior indebtedness. The junior subordinated debentures also will be effectively junior to all obligations of our subsidiaries.



    The capital securities, the junior subordinated debentures and the guarantee do not limit our ability to incur additional indebtedness, including indebtedness that ranks senior to the junior subordinated debentures and the guarantee. See "Description of the Junior Subordinated
Debentures--Subordination" and "Description of the Guarantee" on pages S-99 and S-104.


IF UNIONBANCAL CORPORATION DOES NOT MAKE PAYMENTS ON THE JUNIOR SUBORDINATED
  DEBENTURES, FINANCE TRUST I WILL NOT BE ABLE TO PAY DISTRIBUTIONS AND OTHER PAYMENTS ON THE CAPITAL SECURITIES AND THE GUARANTEE WILL NOT APPLY

    The ability of Finance Trust I to timely pay amounts due on the capital securities depends solely upon our making the related payments on the junior subordinated debentures when due. If we default on our obligation to pay principal of or interest on the junior subordinated debentures, Finance Trust I will not have sufficient funds to pay distributions on, or the $25 liquidation amount of, the capital securities.

    In that case, you will not be able to rely upon the guarantee for payment because the guarantee only applies if we make a payment of principal or interest on the junior subordinated debentures. Instead, you or the property trustee will have to sue us to enforce the property trustees rights under the indenture relating to the junior subordinated debentures.

    See "--You May Have to Rely on the Property Trustee to Enforce Your Rights" immediately below and "Description of the Guarantee" for more information on how to sue us.


YOU MAY NOT BE ABLE TO ENFORCE YOUR RIGHTS AGAINST US DIRECTLY IF AN EVENT OF
  DEFAULT OCCURS; YOU MAY HAVE TO RELY ON THE PROPERTY TRUSTEE TO ENFORCE YOUR RIGHTS


    You are not always able to directly enforce rights against us if an event of default occurs.

    If an event of default under the junior subordinated debentures occurs and is continuing, that event will also be an event of default under the capital securities. In that case, you would rely on the property trustee, as the holder of the junior subordinated debentures, to enforce its rights against us.

    You may only sue us directly in the following circumstances:

    - If the holders of a majority in liquidation amount of the capital securities direct the property trustee to enforce its rights under the indenture but it does not enforce its rights as directed, you may sue us directly to enforce the property trustee's rights.

    - If the event of default under the trust declaration occurs because of our failure to pay interest or principal on the junior subordinated debentures, you may sue us directly.


    See "Description of the Capital Securities--Voting Rights" and "Description of the Junior Subordinated Debentures--Indenture Events of Default" on pages S-94 and S-103.


DISTRIBUTIONS ON THE CAPITAL SECURITIES COULD BE DEFERRED; YOU MAY HAVE TO
  INCLUDE INTEREST IN YOUR TAXABLE INCOME BEFORE YOU RECEIVE CASH

    It is possible that you will not receive cash distributions for one or more periods of up to 20 consecutive quarters each. If this occurs, you will have to include accrued interest in your income for United States federal income tax purposes before you actually receive the cash distributions.


    As long as we are not in default on the payment of interest on the junior subordinated debentures, we may defer interest payments on the junior subordinated debentures one or more times for up to 20 consecutive quarters, but not beyond the maturity date of the junior subordinated debentures. During a deferral period, Finance Trust I would defer distributions on the capital securities in a corresponding amount.



    If we defer interest payments and Finance Trust I defers distributions on the capital securities, you will have to accrue interest income for United States federal income tax purposes on your proportionate share of the deferred interest on the junior subordinated debentures. As a result, you would have to include that accrued interest in your gross income for United States federal income tax purposes before you actually received any cash attributable to that income. In addition, you would not receive the cash related to that income from Finance Trust I if you disposed of your capital securities before the record date for any deferred distribution, even if you held the capital securities on the date that the payments would normally have been paid.


    Although we have no current intention of exercising our right to defer payments of interest, such a deferral may adversely affect the market price of the capital securities and you may not receive the same return on investment as someone who continues to hold the capital securities.


    See "Description of Capital Securities--Distributions," "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period," "United States Federal Income Tax Consequences--Potential Extension of Interest Payment Period and Original Issue Discount" and "--Sale of Capital Securities" for more information regarding the interest payment deferment option.



THE CAPITAL SECURITIES MAY BE REDEEMED PRIOR TO MATURITY; YOU MAY BE TAXED ON
  THE PROCEEDS AND YOU MAY NOT BE ABLE TO REINVEST THE PROCEEDS AT THE SAME OR A HIGHER RATE OF RETURN



    If adverse changes in tax, investment company or bank regulatory law discussed on page S-91 occur and are continuing, we may be able to redeem the junior subordinated debentures in whole, but not in part, within 90 days following the occurrence of the event. We may also redeem the capital securities
at our option on or after             , 2004. We will not exercise our right of
redemption unless we have received prior approval of the Board of Governors of the Federal Reserve System to do so, if approval is then required.

    If the junior subordinated debentures are redeemed, the capital securities will be redeemed at a redemption price equal to the $25 liquidation amount, plus accumulated and unpaid distributions to the redemption date. Under current United States federal income tax law, the redemption of the capital securities would be a taxable event to you.


    In addition, you may not be able to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return you received on the capital securities.



    See "Description of the Capital Securities--Redemption" and "United States Federal Income Tax Consequences--Sale of Capital Securities" on pages S-91 and S-108.



THE JUNIOR SUBORDINATED DEBENTURES MAY BE DISTRIBUTED TO THE HOLDERS OF THE
  CAPITAL SECURITIES AND THE JUNIOR SUBORDINATED DEBENTURES MAY TRADE AT A LOWER PRICE THAN WHAT YOU PAID FOR THE CAPITAL SECURITIES


    Finance Trust I may be terminated before its expiration, either as a result of the occurrence of adverse tax or regulatory events or at our option. Before exercising this right, we must receive the prior approval of the Board of Governors of the Federal Reserve System, if approval is then required. In such event, and based on the terms of the Amended and Restated Declaration of Trust of Finance Trust I, the trustee will distribute the junior subordinated debentures to the holders of the capital securities and the common securities in liquidation of Finance Trust I.

    We cannot predict the market prices for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive upon a distribution, or the capital securities you hold pending the distribution, may trade at a lower price than what you paid to purchase the capital securities.


    Although we have agreed to use all our reasonable best efforts to list the junior subordinated debentures on the New York Stock Exchange or any other exchange on which the capital securities are then listed if this occurs, we cannot assure you that the New York Stock Exchange will approve the junior subordinated debentures for listing or that a trading market will exist for the junior subordinated debentures.


    Under current United States federal income tax law, the distribution of junior subordinated debentures upon the termination of Finance Trust I would generally not be taxable to you. If, however, Finance Trust I is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of the liquidation, the distribution of the junior subordinated debentures would be taxable to you.

    Please see "Description of Trust Preferred Securities--Liquidation Distribution Upon Dissolution" on page 15 of the accompanying prospectus for more information.


UNIONBANCAL CORPORATION MAY SHORTEN MATURITY OF JUNIOR SUBORDINATED DEBENTURES,
  WHICH WILL RESULT IN EARLY REDEMPTION OF THE CAPITAL SECURITIES; YOU MAY BE TAXED ON THE PROCEEDS AND YOU MAY NOT BE ABLE TO REINVEST THE PROCEEDS AT THE SAME OR A HIGHER RATE OF RETURN


    Upon the occurrence and continuation of adverse tax events as explained in "Description of the Junior Subordinated Debentures--Option to Accelerate Maturity Date," we may, instead of redeeming the junior subordinated debentures, shorten the stated maturity of the junior subordinated debentures to as early as
            , 2014. In that event, the mandatory redemption date for the capital securities will be correspondingly shortened.


    Under current United States federal income tax law, the redemption of the capital securities would be a taxable event to you.

    In addition, you may not be able to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return you received on the capital securities.



    We will only exercise our right to shorten the maturity date upon receiving prior approval of the Board of Governors of the Federal Reserve System, if then required.



    See "Description of the Junior Subordinated Debentures--Option to Accelerate Maturity Date" on page S-102.



IF YOU SELL YOUR CAPITAL SECURITIES BETWEEN RECORD DATES FOR DISTRIBUTION
  PAYMENTS, YOU WILL HAVE TO INCLUDE ACCRUED BUT UNPAID DISTRIBUTIONS IN YOUR TAXABLE INCOME


    The capital securities may trade at prices that do not fully reflect the value of accrued but unpaid interest on the underlying junior subordinated debentures.


    If you dispose of your capital securities between record dates for any distribution payments, you will have to include as ordinary income for United States federal income tax purposes an amount equal to the accrued but unpaid interest on your proportionate share of the interest on the junior subordinated debentures through the date of your disposition.


    You will recognize a capital loss on the amount that the selling price is less than your adjusted tax basis. Normally, you may not apply capital losses to offset ordinary income for United States federal income tax purposes.


    See "United States Federal Income Tax Consequences--Sale of Capital Securities" on page S-108 for more information.



UNIONBANCAL CORPORATION GENERALLY WILL CONTROL THE TRUST BECAUSE YOUR VOTING
  RIGHTS ARE VERY LIMITED; YOUR INTERESTS MAY NOT BE THE SAME AS UNIONBANCAL CORPORATION'S INTERESTS


    You will have limited voting rights. In general, only UnionBanCal Corporation, as the sole holder of the common securities of Finance Trust I, can replace or remove any of the trustees of Finance Trust I.

    UnionBanCal Corporation and the regular trustees, who are officers of UnionBanCal Corporation, may amend the trust declaration without the consent of holders of capital securities as described on page 18 under "Description of the Trust Preferred Securities--Voting Rights; Amendment of Declarations" in the accompanying prospectus.

AN ACTIVE TRADING MARKET FOR THE CAPITAL SECURITIES MAY NOT DEVELOP

    The capital securities constitute a new issue of securities with no established trading market. Although the capital securities will be listed on the New York Stock Exchange, a listing does not guarantee that a trading market for the capital securities will develop or, if a trading market for the capital securities does develop, the depth of that market and the ability of holders to sell their capital securities easily.

ADVERSE FACTORS COULD IMPACT OUR ABILITY TO ATTAIN OUR LONG-TERM FINANCIAL
  PERFORMANCE GOALS

    In connection with our strategic repositioning, we have developed long-term financial performance goals, which we expect to result from the successful implementation of our operating strategies. We cannot assure you that we will be successful in achieving these long-term goals or that our operating strategies will be successful. Achieving success in these areas is dependent upon a number of factors, many of which are beyond our direct control. Factors that may adversely affect our ability to attain our long-term financial performance goals include:

    - deterioration of our asset quality;

    - our inability to reduce non-interest expenses;

    - our inability to increase non-interest income;

    - our inability to decrease reliance on asset revenues;

    - regulatory and other impediments associated with making acquisitions;

    - deterioration in general economic conditions, especially in our core markets;

    - decreases in net interest rate margins;

    - increases in competition;

    - adverse regulatory developments;

    - unexpected increased costs related to any potential acquisitions;

    - unexpected increased costs associated with implementation of the efficiency improvement project; and

    - unavailability of stock to repurchase at acceptable prices.

FAILURE TO COMPLETE ANY OF THE TRANSACTIONS COULD RESULT IN FEWER BENEFITS TO US

    Although we and The Bank of Tokyo-Mitsubishi intend to complete this offering, the common stock offering, and the repurchases of our common stock from The Bank of Tokyo-Mitsubishi and Meiji Life Insurance Company during the first quarter of 1999, these transactions may not occur. The common stock offering and the repurchases are dependent upon each other. Accordingly, if the common stock offering does not occur, then the parties to the repurchases are not required to complete the repurchases. Similarly, if either of the repurchases does not occur, then the parties to the common stock offering are not required to complete that offering.

    Finance Trust I will use the proceeds from this offering to purchase junior subordinated debentures from us. We intend to use the proceeds from the sale of the junior subordinated debentures mainly to repurchase the shares of our common stock in the repurchases. Therefore, if this offering does not occur, we may not have sufficient funds to complete the repurchases, which could cause the common stock offering to be terminated. If this offering is completed but the repurchases are not, we may have excess unused proceeds from the sale of the junior subordinated debentures. If any of the transactions does not occur, we would not recognize the anticipated benefits of the transactions as a whole.

                           FORWARD-LOOKING STATEMENTS


    This prospectus supplement and the accompanying prospectus and the information incorporated by reference includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act. The discussion on page S-88 regarding our intention to attain new financial performance targets and to improve our operating efficiency are forward-looking statements. In addition some of the forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or the negative of those words or other comparable terminology. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Some factors include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which we conduct our operations. For a discussion of factors that could cause actual results to differ, please see the discussion under "Risk Factors" contained in this prospectus supplement, the accompanying prospectus and in other information contained in our publicly available SEC filings.

                          UNIONBANCAL FINANCE TRUST I

    Finance Trust I is a statutory business trust formed under Delaware law by:

    - the execution of a trust declaration by UnionBanCal Corporation, as sponsor, and the trustees of Finance Trust I and

    - the filing of a certificate of trust with the Secretary of State of the State of Delaware.

    The capital securities offered hereby will constitute all of the capital securities of Finance Trust I, and we will acquire all of the common securities of Finance Trust I, which have an aggregate liquidation amount equal to approximately 3% of the total capital of Finance Trust I.

    We will pay all fees and expenses related to Finance Trust I and the offering of the common securities and the capital securities.

                                THE TRANSACTIONS


    Finance Trust I is offering to sell $ million of capital securities and to use the proceeds to buy junior subordinated debentures from us. We expect to use the proceeds from the sale of the junior subordinated debentures to repurchase shares of our common stock from two existing shareholders. We expect to repurchase $250 million in shares of our common stock from The Bank of Tokyo-Mitsubishi, and 2.1 million shares of our common stock from Meiji Life Insurance Company. At the same time, The Bank of Tokyo-Mitsubishi is offering to sell 22 million shares of our common stock to the public. We expect to repurchase the shares from The Bank of Tokyo-Mitsubishi and Meiji Life Insurance Company at the public offering price in the common stock offering, less the underwriting discounts and commissions. We anticipate closing these transactions in the first quarter of 1999.


    These transactions are designed to:

    - improve our return on average common equity and earnings per share and to increase the number of shares available for trading by investors

    - raise proceeds for, and increase the amount of equity capital of, The Bank of Tokyo-Mitsubishi.


    We believe these transactions will provide us with additional benefits. They should increase the level of market research coverage we receive from equity analysts and should make it easier for us to use shares of our common stock to pay for acquisitions.


    These transactions will not result in a material change to our ratios of capital to assets by which bank regulators monitor the adequacy of our capital levels.

                              RECENT DEVELOPMENTS

    On January 20, 1999, we announced our financial results for 1998. The audit of our 1998 financial statements is not yet complete. The following table presents important financial results for 1997 and 1998.


                                                                                       YEAR ENDED DECEMBER 31,
                                                                                     ----------------------------
                                                                                         1997           1998
                                                                                     -------------  -------------
                                                                                        (DOLLARS IN THOUSANDS)
                                                                                             (UNAUDITED)
RESULTS OF OPERATIONS:
  Net interest income, on a taxable-equivalent basis...............................  $   1,237,010  $   1,322,655
  Provision for credit losses......................................................             --         45,000
  Noninterest income...............................................................        463,001        533,531
  Noninterest expense..............................................................      1,044,665      1,135,218
  Income before taxes, on a taxable-equivalent basis...............................        655,346        675,968
  Net income.......................................................................        411,296        466,461
BALANCE SHEET DATA (END OF PERIOD):
  Total assets.....................................................................  $  30,585,265  $  32,276,316
  Total loans......................................................................     22,741,408     24,296,111
  Total deposits...................................................................     23,296,374     24,507,879
  Common equity....................................................................      2,679,299      3,058,244


- Net income was $466.5 million in 1998, or $2.65 per diluted common share. In 1997, net income was $411.3 million, and net income applicable to common stock was $403.7 million, or $2.30 per diluted common share.

    - Excluding a tax benefit of $60.2 million related to a reduction in California state franchise taxes, which arises from our filing a worldwide unitary tax return with The Bank of Tokyo-Mitsubishi, net income for 1998 was $406.3 million, or $2.31 per diluted common share.

    - Excluding an after-tax refund from the California Franchise Tax Board received in the third quarter of 1997, net income applicable to common stock in 1997 was $379.0 million, or $2.16 per diluted common share.

- For 1998, return on average assets was 1.53 percent and return on average common equity was 16.39 percent compared to 1.39 percent for return on average assets and 16.05 percent for return on average common equity for 1997.


- Net interest income, on a taxable-equivalent basis, increased 6.9 percent to $1.3 billion in 1998, primarily due to a $1.2 billion, or 4.5 percent, increase in average earning assets, resulting primarily from a $1.4 billion, or 6.2 percent, increase in average loans. A taxable-equivalent basis means as adjusted to treat non-taxable income and income on which we receive beneficial tax treatment as if each was taxable at our effective tax rate.


- Net interest margin in 1998 was 4.81 percent, up from 4.70 percent in 1997. The increase in net interest margin was primarily due to a $1.1 billion, or
  14.7 percent, increase in average noninterest bearing deposits, which funded a significant portion of the growth in average loans.

- Noninterest income in 1998 was $533.5 million, up $70.5 million, or 15.2 percent, from 1997.

    - Service charges on deposit accounts grew $24.2 million, or 21.1 percent, reflecting strong growth in deposit balances and an expansion of products and services.

    - Trust and investment management fees increased $13.7 million, or 12.7 percent, on strong growth in trust accounts and assets under management.

    - International fees and commissions increased $5.9 million, or 8.9 percent.

    - Other noninterest income increased $26.7 million in 1998, primarily due to a $17.1 million gain from the sale of the credit card portfolio in second quarter 1998.

- Noninterest expense was $1.1 billion in 1998, up $90.6 million, or 8.7 percent, from 1997. Personnel-related expenses increased $45.9 million, or 8.0 percent, primarily due to higher performance-based incentive compensation and regular merit increases. Other noninterest expense increased $40.8 million, or
  12.3 percent, comprised primarily of:


    - an $8.7 million increase in professional fees due to additional costs related to the year 2000 program,


    - an increase of $8.3 million in expenses incurred to support higher deposit volumes,

    - an increase of $8.2 million in other outside service expenses, and

    - an increase of $3.2 million in marketing expenses.

- The 1998 effective tax rate was 30.5 percent, compared with 36.7 percent for 1997. The primary reason for the lower 1998 effective tax rate was the filing of our 1997, and our intention to file our 1998, California franchise tax returns on a worldwide unitary basis, which incorporates the results of The Bank of Tokyo-Mitsubishi and its worldwide affiliates.

    - The reductions in income tax expense related to the unitary filings for 1998 were approximately $60.2 million.

    - The effective tax rate for 1997 was favorably affected by an after-tax refund of $24.7 million from the California Franchise Tax Board for tax years 1975-1987.

    - Excluding the state tax reduction in 1998 and the California Franchise Tax Board refund in 1997, the effective tax rate for 1998 would have been 39.5 percent and 40.5 percent for 1997.

- Nonperforming assets at December 31, 1998 were $89.9 million, down $40.0 million, or 30.8 percent, from December 31, 1997. Nonperforming assets were
  0.28 percent of total assets on December 31, 1998, down from 0.42 percent from a year earlier.

- Net loans charged off as a percentage of average total loans were 0.15 percent in 1998 down from 0.33 percent in 1997.

- The provision for credit losses for 1998 was $45.0 million, compared to no provision made for full year 1997.

    - The provision for credit losses is charged to income to bring the allowance for credit losses to a level deemed appropriate by management based on the various factors that are used to determine the adequacy of the allowance based on losses inherent in the loan and lease portfolio.

    - At December 31, 1998, the allowance for credit losses as a percent of total loans was 1.89 percent and as a percent of nonaccrual loans was
      585.5 percent. These ratios compare with 1.99 percent and 413.1 percent at December 31, 1997.


- Tangible common equity to assets was 9.3% as of December 31, 1998.



    - Tangible common equity to assets is computed by dividing period end common equity less unamortized goodwill, which was $63.3 million, by total assets less unamortized goodwill.

- The following presents important financial information for our four primary business segments as of December 31, 1998. As used in the following table, "performance center earnings" represent the allocations of net interest income, noninterest income and noninterest expense between the business segments for products and services originated in one segment but managed by another. "Total loans" and "total deposits" represent loans and deposits for each business segment before allocation between the segments of loans and deposits originated in one segment but managed by another. "Net interest income" and "income before income taxes" are presented on a taxable-equivalent basis.



                                                             YEAR ENDED DECEMBER 31, 1998
                                                   ------------------------------------------------
                                                                                           TRUST &
                                                                COMMERCIAL                 PRIVATE
                                                    COMMUNITY    FINANCIAL   INTERNATIONAL FINANCIAL
                                                     BANKING     SERVICES      BANKING    SERVICES
                                                      GROUP        GROUP        GROUP       GROUP
                                                   -----------  -----------  -----------  ---------
RESULTS OF OPERATIONS:
(IN THOUSANDS)
  Net interest income............................   $ 673,463    $ 494,713    $  55,741   $  22,979
  Noninterest income.............................     178,208      109,520       65,834     145,593
                                                   -----------  -----------  -----------  ---------
  Total..........................................     851,671      604,233      121,575     168,572
                                                   -----------  -----------  -----------  ---------
  Noninterest expense............................     596,714      257,124       66,967     134,977
  Credit expense.................................       4,300       21,316       11,304         345
  Performance center earnings (losses)...........       7,769        2,270       (4,087)        122
  Income before income tax expense...............     258,426      328,063       39,217      33,372

BALANCE SHEET DATA (PERIOD AVERAGE):
(IN MILLIONS)
  Total loans before performance centers.........   $   9,328    $  11,164    $   1,356   $     258
  Total assets...................................      10,270       12,414        2,070         315
  Total deposits before performance centers......      12,444        5,985          851         675

OTHER DATA:
  Return on average assets.......................        1.52%        1.61%        1.18%       6.43%
  Efficiency ratio...............................       70.06        42.55        55.08       80.07

                                USE OF PROCEEDS

    Finance Trust I will use all of the proceeds received from the sale of the capital securities to purchase junior subordinated debentures from us. We will use the net proceeds from the sale of the junior subordinated debentures, after
deducting estimated expenses of $        and underwriting discounts and
commissions in respect of the sale of the capital securities, to repurchase shares of our common stock and for general corporate purposes.


    We are required by the Board of Governors of the Federal Reserve System to maintain minimum capital levels for bank regulatory purposes. On October 21, 1996, the Federal Reserve announced that long-term cumulative capital securities having the characteristics of the capital securities could be included as Tier 1 capital for bank holding companies. This Tier 1 capital treatment, together with our ability to deduct, for United States federal income tax purposes, interest payable on the junior subordinated debentures, will provide us with a more cost-effective means of obtaining capital for regulatory purposes than other Tier 1 capital alternatives currently available to us.

                                 CAPITALIZATION

    The following table presents our short-term debt and total capitalization on a consolidated basis at September 30, 1998. The "As Adjusted for The Transactions" column presents our capitalization at September 30, 1998, as if this offering, the offering of the common stock by The Bank of Tokyo-Mitsubishi and the repurchase of shares of our common stock from The Bank of Tokyo-Mitsubishi and Meiji Life Insurance Company had already occurred.


                                                                                          SEPTEMBER 30, 1998
                                                                                    ------------------------------
                                                                                                    AS ADJUSTED
                                                                                                        FOR
                                                                                       ACTUAL     THE TRANSACTIONS
                                                                                    ------------  ----------------
                                                                                             (UNAUDITED)
                                                                                            (IN THOUSANDS)
Short-term debt:
  Federal funds purchased and securities sold under repurchase agreements.........  $  1,574,163   $
  Commercial paper................................................................     1,417,077
  Other borrowed funds............................................................       339,340
                                                                                    ------------  ----------------
      Total short-term debt.......................................................  $  3,330,580   $
                                                                                    ------------  ----------------
                                                                                    ------------  ----------------

Long-term debt:
  UnionBanCal Corporation-obligated mandatorily redeemable preferred securities of
    subsidiary grantor trust(1)...................................................  $         --   $
  Subordinated capital notes......................................................       298,000
                                                                                    ------------  ----------------
      Total long-term debt........................................................       298,000
                                                                                    ------------  ----------------

Shareholders' equity:
  Preferred stock, 5,000,000 shares authorized, none outstanding..................            --               --

  Common stock, 300,000,000 shares authorized, 175,208,037 shares outstanding.....       292,013
  Additional paid-in capital......................................................     1,430,539
  Retained earnings...............................................................     1,233,068
  Accumulated other comprehensive income..........................................        29,330
                                                                                    ------------  ----------------
      Total shareholders' equity..................................................     2,984,950
                                                                                    ------------  ----------------
        Total capitalization......................................................  $  3,282,950   $
                                                                                    ------------  ----------------
                                                                                    ------------  ----------------

Tier 1 risk-based capital ratio...................................................          9.53%
Total risk-based capital ratio....................................................         11.51
Return on average common equity ratio.............................................         16.87


------------------------

(1) The sole asset of the subsidiary trust is the $        aggregate principal
    amount of the junior subordinated debentures.

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA


    The selected financial and other data as of December 31, 1996 and 1997 and September 30, 1998 and for the years ended December 31, 1995, 1996 and 1997 and nine-month period ended September 30, 1998 are calculated from our audited consolidated financial statements included in this prospectus supplement. The selected financial and other data for the year ending December 31, 1994 and as of December 31, 1995 are calculated from our audited consolidated financial statements that are not included in this prospectus supplement. The selected financial and other data as of December 31, 1993 and 1994 and for the year ended December 31, 1993 are calculated from the combined historical financial information of Union Bank and BanCal Tri-State Corporation and its banking subsidiary, The Bank of California, N.A. Such combined historical information was, in turn, calculated from the separate audited consolidated financial statements of Union Bank and BanCal Tri-State for those periods that are not included in this prospectus supplement. The selected financial and other data as of September 30, 1997 and for the nine-month period ended September 30, 1997 are calculated from our unaudited consolidated financial statements included in this prospectus supplement, which, in the opinion of our management, include all adjustments necessary for a fair presentation of our financial position at such date and the results of operations for such interim period. The results for the nine-month period ended September 30, 1998 are not necessarily indicative of the results to be expected of the full fiscal year.


    We have presented all historical financial information as if the combination of Union Bank with BanCal Tri-State Corporation and its banking subsidiary, The Bank of California, N.A., which occurred on April 1, 1996, had been in effect for all periods presented.


    You should read the following data with the more detailed information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes to the consolidated financial statements, each included in this prospectus supplement.


    You should read the following information with the data in the table on the next page:

    - We have presented net interest income and income before income taxes on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.

    - We have annualized return on average assets, return on average common equity, net interest margin and net loans charged off to average total loans for the nine-month periods.


    - The Tier 1 risk-based capital ratio is computed by dividing Tier 1 capital, which is total shareholders' equity less net unrealized gains and losses on securities available for sale and intangible assets, by risk weighted period-end assets. Risk weighted period-end assets is the balance at risk less the portion of the allowance for credit losses which exceeds 1.25% of the balance at risk. The balance at risk is calculated by applying risk weight percentages per regulatory guidelines to total assets and off-balance sheet items.


    - The total risk-based capital ratio is total capital, which includes Tier 1 capital, subordinated debt, and 1.25% of the balance at risk, divided by risk weighted period-end assets.

                                                                                                               NINE MONTHS ENDED
                                                                      YEAR ENDED DECEMBER 31,                     SEPTEMBER 30
                                                       -----------------------------------------------------  --------------------
                                                         1993       1994       1995       1996       1997       1997       1998
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                      (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
  Net interest income................................  $     986  $   1,008  $   1,153  $   1,175  $   1,237  $     917  $     983
  Provision for credit losses........................        151         73         53         40         --         --         45
  Noninterest income.................................        406        360        395        419        463        343        400
  Noninterest expense(1).............................      1,055      1,037        978      1,135      1,045        762        836
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before income taxes and cumulative effect of
  accounting change..................................        186        258        517        419        655        498        502
  Taxable-equivalent adjustment......................         15         13         11          7          5          4          4
  Income tax expense.................................         64        120        193        163        239        175        146
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before cumulative effect of accounting
  change.............................................        107        125        313        249        411        319        352
  Cumulative effect of accounting change(2)..........        193         --         --         --         --         --         --
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income.........................................  $     300  $     125  $     313  $     249  $     411  $     319  $     352
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
NET INCOME APPLICABLE TO COMMON STOCK................  $     289  $     114  $     302  $     238  $     404  $     311  $     352
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
PER COMMON SHARE:(3)
  Net income -- basic................................  $    1.73  $    0.67  $    1.74  $    1.37  $    2.31  $    1.78  $    2.01
  Net income -- diluted..............................       1.73       0.67       1.73       1.36       2.30       1.78       2.01
  Pro forma earnings -- basic, excluding after tax
    merger and integration expense and cumulative
    effect of accounting change(1)...................       0.58       0.67       1.74       1.78       2.33       1.80       2.01
  Pro forma earnings -- diluted, excluding after tax
    merger and integration expense and cumulative
    effect of accounting change(1)...................       0.58       0.67       1.73       1.77       2.32       1.80       2.01
  Dividends(4).......................................       0.47       0.47       0.47       0.47       0.51       0.37       0.42
  Book value (end of period).........................      11.64      11.88      13.49      13.53      15.32      14.96      17.04
  Common shares outstanding (end of period, in
    thousands).......................................    169,990    172,044    174,180    174,458    174,918    174,848    175,208
  Weighted average common shares outstanding -- basic
    (in thousands)...................................    166,857    171,089    173,806    174,391    174,683    174,615    175,091
  Weighted average common shares outstanding --
    diluted (in thousands)...........................    166,917    171,150    174,099    174,784    175,189    175,071    175,729
BALANCE SHEET DATA (END OF PERIOD):
  Total assets.......................................  $  24,006  $  24,569  $  27,547  $  29,234  $  30,585  $  30,982  $  31,407
  Total loans........................................     17,759     18,066     20,432     21,050     22,741     22,298     23,498
  Nonperforming assets...............................      1,193        421        247        157        130        133         81
  Total deposits.....................................     16,978     17,410     19,655     21,533     23,296     22,974     23,663
  Subordinated capital notes.........................        726        656        501        382        348        382        298
  Preferred stock....................................        135        135        135        135         --         --         --
  Common equity......................................      1,978      2,044      2,349      2,360      2,679      2,615      2,985
BALANCE SHEET DATA (PERIOD AVERAGE):
  Total assets.......................................  $  23,927  $  23,693  $  25,565  $  27,900  $  29,693  $  29,452  $  30,131
  Total loans........................................     18,219     17,616     18,975     20,728     21,856     21,693     22,917
  Earning assets.....................................     21,176     21,047     22,849     24,717     26,292     26,066     27,003
  Total deposits.....................................     17,160     16,826     17,970     20,102     22,067     21,824     22,386
  Common equity......................................      1,918      1,981      2,197      2,325      2,515      2,470      2,793

                                                                                                               NINE MONTHS ENDED
                                                                      YEAR ENDED DECEMBER 31,                     SEPTEMBER 30
                                                       -----------------------------------------------------  --------------------
                                                         1993       1994       1995       1996       1997       1997       1998
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
OTHER DATA:
  Return on average assets...........................       1.26%      0.53%      1.22%      0.89%      1.39%      1.45%      1.56%
  Pro forma return on average assets, excluding
    after-tax merger and integration expense and
    cumulative effect of accounting change(1)........       0.45       0.53       1.22       1.15       1.40       1.46       1.56
  Return on average common equity....................      15.08       5.76      13.73      10.24      16.05      16.85      16.87
  Pro forma return on average common equity,
    excluding after-tax merger and integration
    expense and cumulative effect of accounting
    change(1)........................................       5.03       5.76      13.73      13.33      16.20      17.04      16.87
  Efficiency ratio(5)................................      66.92      70.39      63.39      71.02      61.53      60.55      60.51
  Pro forma efficiency ratio, excluding merger and
    integration expense(1)(5)........................      66.92      70.39      63.39      63.65      61.17      60.07      60.51
  Net interest margin................................       4.66       4.79       5.05       4.75       4.70       4.70       4.86
  Dividend payout ratio..............................      27.17      70.15      27.01      34.31      22.08      20.79      20.90
  Tier 1 risk-based capital ratio....................       8.88       9.24       9.35       9.08       8.96       8.92       9.53
  Total risk-based capital ratio.....................      12.07      12.03      11.70      11.17      11.05      11.02      11.51
  Leverage ratio.....................................       8.26       8.67       8.70       8.41       8.53       8.39       9.37
  Allowances for credit losses to total loans........       3.90       3.12       2.72       2.49       1.99       2.15       2.02
  Allowance for credit losses to nonaccrual loans....      84.82     161.08     266.56     408.48     413.12     435.92     697.19
  Net loans charged off to average total loans.......       1.37       1.15       0.32       0.34       0.33       0.28       0.12
  Nonperforming assets to total loans and foreclosed
    assets...........................................       6.58       2.32       1.21       0.74       0.57       0.60       0.35
  Nonperforming assets to total assets...............       4.97       1.71       0.90       0.54       0.42       0.43       0.26


--------------------------

(1) Merger and integration expense included in noninterest expense was $117 million for 1996 and $6 million for 1997, and after-tax merger and integration expense was $72 million for 1996 and $4 million for 1997. Merger and integration expense was $6 million ($4 million after-tax) for the nine months ended September 30, 1997. "Pro forma" means that the amounts presented do not include the effects of the cumulative change in accounting and merger and integration expense for the period presented. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year Ended December 31, 1997 Compared to Year Ended December 31, 1996" for a description of merger accounting and pro forma presentations.

(2) 1993 net income includes the cumulative effect of the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

(3) Amounts have been restated to give retroactive effect to the December 1998 3-for-1 stock split.

(4) Dividends per share reflect dividends declared on our common stock outstanding as of the declaration date. Amounts prior to the merger on April 1, 1996 are based on Union Bank only and do not include the dividend of $145 million paid to The Mitsubishi Bank, Limited in the first quarter of 1996 by BanCal Tri-State Corporation and The Bank of California, N.A.

(5) The efficiency ratio is noninterest expense, excluding foreclosed asset expense (income), as a percentage of net interest income (taxable-equivalent) and noninterest income. Foreclosed asset expense (income) was $123.3 million for the year ended 1993, $73.7 million for the year ended 1994, $(3.2) million for the year ended 1995, $2.9 million for the year ended 1996 and $(1.3) million for the year ended 1997. For the nine months ended September 30, 1997 and 1998, foreclosed asset expense (income) was $(0.7) million in each period.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    YOU SHOULD READ THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION AND THE RESULTS OF OUR OPERATIONS WITH OUR FINANCIAL STATEMENTS AND THE NOTES TO THOSE FINANCIAL STATEMENTS INCLUDED IN THIS PROSPECTUS. AMOUNTS FOR PRIOR PERIODS HAVE BEEN RECLASSIFIED TO CONFORM TO CURRENT FINANCIAL STATEMENT PRESENTATION AS INDICATED BELOW.

    INTRODUCTION

    We are a California-based commercial bank holding company with consolidated assets of $31.4 billion at September 30, 1998. Based on total assets, UnionBanCal Corporation, together with its consolidated subsidiaries, was the third largest bank holding company in California and among the 30 largest in the United States. At September 30, 1998, we operated 244 full-service branches in California, six banking offices in Oregon and Washington, and 18 overseas facilities.

    The combination of Union Bank with BanCal Tri-State Corporation and its banking subsidiary, The Bank of California, N.A., was completed on April 1, 1996 (the "Merger"), resulting in UnionBanCal Corporation and its banking subsidiary, Union Bank of California, N.A. The combination was accounted for as a reorganization of entities under common control, similar to a pooling of interests. Accordingly, all historical financial information has been restated as if the combination had been in effect for all periods presented.

    On August 10, 1998, UnionBanCal Corporation and its consolidated subsidiaries exchanged 10.2 million shares of its common stock for the 7.2 million shares of the common stock of Union Bank of California, N.A. owned directly by The Bank of Tokyo-Mitsubishi, Ltd. This share exchange provided UnionBanCal Corporation with a 100 percent ownership interest in Union Bank of California, N.A. In addition, it increased The Bank of Tokyo-Mitsubishi's ownership percentage of UnionBanCal Corporation to 82 percent from 81 percent.

    The exchange of shares was accounted for as a reorganization of entities under common control. Accordingly, amounts previously reported as "Parent Direct Interest in Bank Subsidiary," including the proportionate share of net income, dividends, and other comprehensive income, have been reclassified to combine them with the corresponding amounts attributable to our common shareholders for all periods presented.

    On November 18, 1998, our Board of Directors approved the declaration of a 3-for-1 stock split effective for shareholders of record on December 7, 1998. Accordingly, all historical financial information has been restated as if the stock split had been in effect for all periods presented.

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30,
  1997

    SUMMARY

    Net income for the first nine months of 1998 was $352.4 million, compared to $318.9 million for the first nine months of 1997. Net income applicable to common stock was $352.4 million, or $2.01 per diluted common share, for the first nine months of 1998, compared with $311.3 million, or $1.78 per diluted common share, for the first nine months of 1997. Excluding the tax benefit of $52.4 million, net of federal tax, recorded in the first nine months of 1998, net income applicable to common stock was $299.9 million, or $1.71 per diluted common share. Excluding the $24.7 million tax refund for the first nine months of 1997, net income applicable to common stock was $286.6 million, or $1.64 per diluted common share.

    Other highlights of the first nine months of 1998 include:

    - Net interest income, on a taxable-equivalent basis, was $983.1 million for the first nine months of 1998, a $65.6 million, or 7 percent, increase from the comparable period one year earlier. The increase in net interest income was primarily due to a 16 basis point increase in the net interest margin and a $936.6 million, or 4 percent, increase in average earning assets, resulting primarily from a $1.2 billion, or 6 percent, increase in average loans, largely funded by a $1.1 billion, or 15 percent, increase in average noninterest bearing deposits.

    - A provision for credit losses of $45.0 million was recorded for the first nine months of 1998, compared with no provision in 1997. Net charge-offs for the nine months ended September 30, 1998 were $21.0 million. This resulted from management's regular quarterly assessments of overall credit quality, loan growth and economic conditions in relation to the level of the allowance for credit losses.

    - Noninterest income was $399.9 million, an increase of $57.3 million, or 17 percent, over the first nine months of 1997. This increase includes the $17.1 million gain from the sale of the credit card portfolio in the second quarter of 1998. Service charges on deposit accounts grew $16.6 million, or 20 percent, reflecting growth in average deposits; trust and investment management fees increased $12.1 million, or 16 percent, on growth in assets under management; international commissions and fees increased $4.9 million; and securities gains, net increased $3.5 million, primarily from the sale of securities available for sale.

    - Noninterest expense was $836.2 million for the first nine months of 1998, compared with $762.2 million for the first nine months of 1997, an increase of $74.0 million, or 10 percent. Personnel-related expense increased $40.6 million, or 10 percent, primarily due to increases in salaries, a portion of which relates to increases in staffing, performance-based incentive compensation as well as a decline in the fair value of assets underlying postretirement benefit plans, caused by the downturn in the financial markets. Professional fees increased $6.1 million, or 32 percent, primarily due to additional costs related to the year 2000 effort. Other noninterest expense increased $24.4 million, or 22 percent, primarily attributable to additional expenses incurred to support higher deposit volumes.

    - The effective tax rate for the first nine months of 1998 was 29 percent, compared with 35 percent for the first nine months of 1997. The lower effective tax rate for the first nine months of 1998 was the result of a total reduction of $52.4 million, net of federal tax, in state income tax liabilities. Excluding this state tax reduction, the effective tax rate for the first nine months of 1998 was 40 percent. Excluding the $24.7 million after-tax refund from the State of California Franchise Tax Board, the effective tax rate for the first nine months of 1997 was 40 percent.

    - The return on average assets for the first nine months of 1998 increased to 1.56 percent, compared to 1.45 percent for the first nine months of 1997. The return on average common equity increased slightly to 16.87 percent for the first nine months of 1998, compared to 16.85 percent for the first nine months of 1997.

    - Total loans at September 30, 1998 increased $756.4 million, or 3 percent, over December 31, 1997, primarily due to growth in the commercial, financial and industrial portfolio.

    - Our Tier 1 and total risk-based capital ratios were 9.53 percent and 11.51 percent at September 30, 1998, compared with 8.96 percent and 11.05 percent at December 31, 1997. Our September 30, 1998 leverage ratio was
      9.37 percent, compared with 8.53 percent at December 31, 1997.

    NET INTEREST INCOME


                                                                   FOR THE NINE MONTHS ENDED
                                           --------------------------------------------------------------------------
                                                    SEPTEMBER 30, 1997                    SEPTEMBER 30, 1998
                                           ------------------------------------  ------------------------------------
                                                         INTEREST     AVERAGE                  INTEREST     AVERAGE
                                             AVERAGE     INCOME/      YIELD/       AVERAGE     INCOME/      YIELD/
                                             BALANCE    EXPENSE(1)    RATE(1)      BALANCE    EXPENSE(1)    RATE(1)
                                           -----------  ----------  -----------  -----------  ----------  -----------
                                                                     (DOLLARS IN THOUSANDS)
ASSETS:
  Loans:(2)
    Domestic.............................  $20,218,298  $1,245,658        8.23%  $21,569,891  $1,297,483        8.04%
    Foreign(3)...........................    1,475,031      66,578        6.03     1,347,101      68,380        6.79
  Securities -- taxable(4)...............    2,476,970     116,715        6.29     2,949,151     139,720        6.32
  Securities -- tax-exempt(4)............      126,634       9,567       10.07       106,783       8,348       10.42
  Interest bearing deposits in banks.....      996,710      43,404        5.82       279,938      14,187        6.78
  Federal funds sold and securities
    purchased under resale agreements....      450,603      18,727        5.56       281,565      11,784        5.60
  Trading account assets.................      322,028      13,389        5.56       468,450      20,137        5.75
                                           -----------  ----------               -----------  ----------
      Total earning assets...............   26,066,274   1,514,038        7.76    27,002,879   1,560,039        7.72
                                           -----------  ----------               -----------  ----------
  Allowance for credit losses............     (514,043)                             (471,384)
  Cash and due from banks................    2,005,177                             1,903,155
  Premises and equipment, net............      413,024                               402,197
  Other assets...........................    1,481,296                             1,294,046
                                           -----------                           -----------
      Total assets.......................  $29,451,728                           $30,130,893
                                           -----------                           -----------
                                           -----------                           -----------
LIABILITIES:
  Domestic deposits:
    Interest bearing.....................  $ 5,274,137  $  111,457        2.83%  $ 5,447,712  $  115,626        2.84%
    Savings and consumer time............    2,956,493      83,695        3.78     3,176,898      90,713        3.82
  Large time.............................    4,691,506     191,547        5.46     3,606,182     146,945        5.45
  Foreign deposits(3)....................    1,560,149      55,156        4.73     1,723,282      66,454        5.16
                                           -----------  ----------               -----------  ----------
      Total interest bearing deposits....   14,482,285     441,855        4.08    13,954,074     419,738        4.02
                                           -----------  ----------               -----------  ----------
  Federal funds purchased and securities
    sold under repurchase agreements.....    1,106,180      44,053        5.32     1,481,809      59,667        5.38
  Subordinated capital notes.............      353,429      17,180        6.50       335,179      15,883        6.34
  Commercial paper.......................    1,631,056      66,543        5.45     1,641,425      67,720        5.52
  Other borrowed funds...................      673,359      26,999        5.36       323,082      13,975        5.78
                                           -----------  ----------               -----------  ----------
      Total borrowed funds...............    3,764,024     154,775        5.50     3,781,495     157,245        5.56
                                           -----------  ----------               -----------  ----------
      Total interest bearing
        liabilities......................   18,246,309     596,630        4.37    17,735,569     576,983        4.35
                                                        ----------                            ----------
  Noninterest bearing deposits...........    7,341,239                             8,432,086
  Other liabilities......................    1,274,000                             1,170,511
                                           -----------                           -----------
      Total liabilities..................  $26,861,548                           $27,338,166
                                           -----------                           -----------
                                           -----------                           -----------
SHAREHOLDERS' EQUITY:
  Preferred stock........................      120,659                               --
  Common equity..........................    2,469,521                             2,792,727
                                           -----------                           -----------
      Total shareholders' equity.........    2,590,180                             2,792,727
                                           -----------                           -----------
      Total liabilities and shareholders'
        equity...........................  $29,451,728                           $30,130,893
                                           -----------                           -----------
                                           -----------                           -----------
  Net interest income/margin (taxable-
    equivalent basis)....................                  917,408        4.70%                  983,056        4.86%
  Less: taxable-equivalent adjustment....                    4,107                                 3,417
                                                        ----------                            ----------
      Net interest income................               $  913,301                            $  979,639
                                                        ----------                            ----------
                                                        ----------                            ----------


------------------------------
(1) Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.

(2) Average balances on loans outstanding include all nonperforming and renegotiated loans. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.

(3) Foreign loans and deposits are those loans and deposits originated in foreign branches.

(4) Yields on securities available for sale are based on fair value. The difference between these yields and those based on amortized cost was not significant.

    Net interest income is interest earned on loans and investments less interest expense on deposit accounts and borrowings. Primary factors affecting the level of net interest income include the margin between the yield earned on interest earning assets and the rate paid on interest bearing liabilities, as well as the volume and composition of average interest earning assets and average interest bearing liabilities.

    For the first nine months of 1998, net interest income, on a taxable equivalent basis, was $983.1 million, compared with $917.4 million in the comparable period one year earlier. The increase of $65.6 million, or 7 percent, was primarily attributable to a $936.6 million, or 4 percent, increase in average earning assets largely funded by a $1.1 billion, or 15 percent, increase in average noninterest bearing deposits. In addition, the net interest margin increased 16 basis points to 4.86 percent. Although the differential between the decrease in the yield on average earning assets and the decrease in the rate of average interest bearing liabilities was a negative 2 basis points, the negative impact on the net interest margin of these two factors was more than offset by the increase in the proportion of funding provided by average noninterest bearing deposits.


    Average earning assets were $26.1 billion, for the nine months ended September 30, 1997 and $27.0 billion for the nine months ended September 30, 1998. Most of this increase was attributable to growth in average loans, which increased $1.2 billion, or 6 percent, and average securities, which were $452.3 million, or 17 percent, higher. This increase was partially offset by a $716.8 million decrease in average interest bearing deposits in banks. The growth in average loans outstanding was attributable to the increase in average commercial, financial and industrial loans of $1.5 billion, partly offset by the decrease in average consumer loans of $337.4 million, which was primarily related to the sale of the credit card portfolio. See "Loans" on page S-33 for additional commentary on growth in the loan portfolio. The increase in primarily fixed rate securities reflected interest rate risk management actions to reduce our exposure to declines in interest rates.


    NONINTEREST INCOME


                                                                                   FOR THE NINE MONTHS
                                                                                          ENDED
                                                                                      SEPTEMBER 30,
                                                                                  ----------------------   PERCENT
                                                                                     1997        1998      CHANGE
                                                                                  ----------  ----------  ---------
                                                                                       (DOLLARS IN THOUSANDS)
Service charges on deposit accounts.............................................  $   84,699  $  101,288      19.59%
Trust and investment management fees............................................      76,737      88,806      15.73
International commissions and fees..............................................      49,593      54,516       9.93
Merchant transaction processing fees............................................      42,653      42,988       0.79
Merchant banking fees...........................................................      19,899      24,083      21.03
Brokerage commissions and fees..................................................      11,529      14,188      23.06
Foreign exchange trading gains, net.............................................      11,249      14,159      25.87
Securities gains, net...........................................................       2,098       5,579     165.92
Gain on sale of credit card portfolio...........................................      --          17,056         nm
Other...........................................................................      44,170      37,286     (15.59)
                                                                                  ----------  ----------
  Total noninterest income......................................................  $  342,627  $  399,949      16.73%
                                                                                  ----------  ----------
                                                                                  ----------  ----------


------------------------

nm = not meaningful

    For the first nine months of 1997, noninterest income was $342.6 million, compared with $399.9 million for the same period in 1998. This increase of $57.3 million, or 17 percent, includes the second quarter 1998 gain of $17.1 million from the sale of the credit card portfolio, a $16.6 million increase in service charges on deposit accounts, reflecting a 3 percent increase in average deposits coupled with the expansion of several products and services, a $12.1 million increase in trust and investment management fees, largely due to growth of assets under management, a $4.9 million increase in international commissions and fees, a $3.5 million increase in securities gains, net, and a $6.8 million increase related to brokerage commissions and merchant banking fees. In contrast, other noninterest income decreased $6.9 million, or 16 percent, due to a $7.7 million nonrecurring gain recognized in 1997 related to a real estate joint venture and the $2.9 million trading loss in 1998, partially offset by the $4.8 million gain recognized in the second quarter of 1998 from the sale of commercial real estate loans.

    NONINTEREST EXPENSE


                                                                                   FOR THE NINE MONTHS
                                                                                          ENDED
                                                                                      SEPTEMBER 30,
                                                                                  ----------------------    PERCENT
                                                                                     1997        1998       CHANGE
                                                                                  ----------  ----------  -----------
                                                                                        (DOLLARS IN THOUSANDS)
Salaries and other compensation.................................................  $  337,401  $  369,715        9.58%
Employee benefits...............................................................      81,569      89,877       10.19
                                                                                  ----------  ----------
  Personnel-related expense.....................................................     418,970     459,592        9.70
Net occupancy...................................................................      64,133      67,294        4.93
Equipment.......................................................................      41,206      41,842        1.54
Merchant transaction processing.................................................      31,269      33,008        5.56
Communications..................................................................      31,135      31,515        1.22
Professional services...........................................................      19,062      25,186       32.13
Advertising and public relations................................................      20,759      22,419        8.00
Data processing.................................................................      19,115      20,462        7.05
Printing and office supplies....................................................      17,646      19,112        8.31
Software........................................................................      12,358      14,536       17.62
Travel..........................................................................      11,321      13,041       15.19
Intangible asset amortization...................................................      10,014      10,069        0.55
Armored car.....................................................................       9,160       8,989       (1.87)
Foreclosed asset expense (income)...............................................        (696)       (746)         nm
Merger and integration expense..................................................       6,037      --              nm
Other...........................................................................      50,719      69,859       37.74
                                                                                  ----------  ----------
  Total noninterest expense.....................................................  $  762,208  $  836,178        9.70%
                                                                                  ----------  ----------
                                                                                  ----------  ----------


------------------------

nm = not meaningful

    Noninterest expense was $762.2 million for the first nine months of 1997, compared with $836.2 million for the first nine months of 1998, an increase of $74.0 million, or 10 percent. Personnel-related expense increased $40.6 million, or 10 percent, primarily due to a $16.7 million increase in performance-based incentive compensation, a 4 percent increase in the workforce, to support increased revenue growth, and a $4.8 million increase in benefits expense arising from a loss in the fair value of assets underlying postretirement benefit plans. Professional services increased $6.1 million, or 32 percent, due to additional costs related to the year 2000 effort. In addition, other noninterest expense increased $19.1 million, primarily attributable to additional expenses incurred to support higher deposit volumes.


    We continue to make preparations for the year 2000. For a detailed discussion of our year 2000 program see "Year 2000" on page S-73. The total cost of our year 2000 project is estimated to be approximately $50 million, of which $10 million relates to capital expenditures which we will capitalize and depreciate over their useful lives. The remaining $40 million will be included in noninterest expense in the period incurred. As of September 30, 1998, we spent $19 million on our year 2000 project, $2 million in 1997 and $17 million in 1998. Of the $19 million spent, as of September 30, 1998, $6 million relates to capital expenditures, $1 million in 1997 and $5 million in 1998. Of the estimated $31 million remaining to be spent, an estimated $4 million is for capital expenditures. The cost of the year 2000 project is being funded by normal operating cash and staffed by external resources as well as internal staff re-deployed from less time-sensitive assignments. Estimated total cost could change further as analysis continues.

    The combination of Union Bank and BanCal Tri-State Corporation on April 1, 1996 resulted in the recording of a total of $123.5 million in merger and integration expense. The remaining liability balance at September 30, 1998 was $10.6 million. The balance includes amounts primarily for lease payments that are continuing over the expected term of the leases. Merger and integration expense of $6.0 million was recorded for the first nine months of 1997, compared with none for the first nine months of 1998.

    INCOME TAX EXPENSE

    The effective tax rate for the nine months ended September 30, 1997 was reduced as a result of an after-tax refund from the State of California Franchise Tax Board of $24.7 million in settlement of litigation, administration and audit disputes covering the years 1975-1987. The effective tax rate for the nine months ended September 30, 1997 was 35 percent. The effective tax rate for the nine months ended September 30, 1998 was 29 percent. The decrease in the effective tax rate for 1998 was the result of a reduction of California franchise taxes for 1997 and 1998 from our ability to file California franchise tax returns on a worldwide unitary basis, which incorporates the financial results of The Bank of Tokyo-Mitsubishi and its worldwide affiliates. The total reduction of $52.4 million, net of federal tax, was reflected in the third quarter of 1998. Of this amount, $29 million related to the reversal of previously accrued 1997 state income tax liabilities and $23.4 million related to a lower state tax provision in 1998. Excluding these reductions, the effective tax rates for all periods would have been 40 percent.

    At this time, we anticipate that we will continue to file our California franchise tax return on the worldwide basis for 1999. Our anticipated 1999 tax rate will be dependent on our proportionate share of The Bank of Tokyo-Mitsubishi financial results for that year, and is expected to be within the range of 35 to 40 percent.

    LOANS

    The following table shows loans outstanding by loan type.


                                                                                          PERCENT CHANGE TO
                                                                                      SEPTEMBER 30, 1998 FROM:
                                                                                     ---------------------------
                                        SEPTEMBER 30,  DECEMBER 31,   SEPTEMBER 30,  SEPTEMBER 30,  DECEMBER 31,
                                            1997           1997           1998           1997           1997
                                        -------------  -------------  -------------  -------------  ------------
                                                  (DOLLARS IN THOUSANDS)
Domestic:
  Commercial, financial and
    industrial........................  $  10,405,299  $  10,747,179  $  12,151,210         16.78%        13.06%
  Construction........................        312,318        293,333        420,267         34.56         43.27
  Mortgage:
    Residential.......................      2,966,326      2,961,233      2,742,451         (7.55)        (7.39)
    Commercial........................      2,851,838      2,951,807      2,980,371          4.51          0.97
                                        -------------  -------------  -------------
      Total mortgage..................      5,818,164      5,913,040      5,722,822         (1.64)        (3.22)
  Consumer:
    Installment.......................      2,075,065      2,090,752      2,026,441         (2.34)        (3.08)
    Home equity.......................      1,027,147        992,916        844,256        (17.81)       (14.97)
    Credit card and other lines of
      credit..........................        275,258        270,097       --                  nm            nm
                                        -------------  -------------  -------------
      Total consumer..................      3,377,470      3,353,765      2,870,697        (15.00)       (14.40)
  Lease financing.....................        863,745        874,860      1,013,772         17.37         15.88
                                        -------------  -------------  -------------
      Total loans in domestic
        offices.......................     20,776,996     21,182,177     22,178,768          6.75          4.70
Loans originated in foreign
  branches............................      1,520,728      1,559,231      1,319,077        (13.26)       (15.40)
                                        -------------  -------------  -------------
      Total loans.....................  $  22,297,724  $  22,741,408  $  23,497,845          5.38%         3.33%
                                        -------------  -------------  -------------
                                        -------------  -------------  -------------


------------------------

nm = not meaningful

    Our lending activities are predominantly domestic, with such loans and leases comprising 94 percent of the portfolio at September 30, 1998. Total loans at September 30, 1998 were $23.5 billion, an increase of $756.4 million, or 3 percent, from December 31, 1997. The increase was primarily attributable to growth in the commercial, financial and industrial loan portfolio, which increased $1.4 billion from December 31, 1997, partly offset by the consumer loan portfolio, which decreased $483.1 million.

    Commercial, financial and industrial loans represent the largest category in the loan portfolio. These loans are extended principally to major corporations, middle market businesses, and small businesses, with no industry concentration exceeding 10 percent of total commercial, financial and industrial loans. At year-end 1997, the commercial, financial and industrial loan portfolio was $10.7 billion, or 47 percent of total loans, and, at September 30, 1998, it was $12.2 billion, or 52 percent of total loans. The increase of $1.4 billion, or 13 percent, from year-end 1997 was primarily attributable to continued growth in loans extended to large corporations.

    The construction loan portfolio totaled $293.3 million, or 1 percent of total loans, at December 31, 1997, compared with $420.3 million, or 2 percent of total loans, at September 30, 1998. This growth is primarily attributable to the favorable California real estate market coupled with the continuing improvement in the West Coast economy.

    Mortgage loans were $5.9 billion, or 26 percent of total loans, at December 31, 1997, compared with $5.7 billion, or 24 percent of total loans, at September 30, 1998. The mortgage loan portfolio consists of loans on commercial and industrial projects and loans secured by one to four family residential properties, primarily in California. Despite the sale of $123.0 million in commercial real estate mortgages during the second quarter of 1998, commercial mortgage loans increased $28.6 million from December 31, 1997, primarily attributable to the favorable California real estate market coupled with the continuing improvement in the West Coast economy. Residential mortgage loans decreased $218.8 million due to prepayments arising from the favorable interest rate environment and to sales in the secondary market.

    Consumer loans totaled $3.4 billion, or 15 percent of total loans, at December 31, 1997, compared with $2.9 billion, or 12 percent of total loans, at September 30, 1998. The decrease of $483.1 million was attributable to the sale of the $253.0 million credit card loan portfolio in April 1998, and to a reduction in home equity loans as customers refinanced to take advantage of favorable long-term, fixed rate mortgages.

    Lease financing totaled $874.9 million, or 4 percent of total loans, at December 31, 1997, compared with $1 billion, or 4 percent of total loans, at September 30, 1998.

    Loans originated in foreign branches totaled $1.6 billion, or 7 percent of total loans, at December 31, 1997 and $1.3 billion, or 6 percent of total loans, at September 30, 1998.

    CROSS-BORDER OUTSTANDINGS

    Our cross-border outstandings reflect additional economic and political risks that are not reflected in domestic outstandings. These risks include those arising from exchange rate fluctuations and restrictions on the transfer of funds. The following table sets forth our cross-border outstandings as of September 30, 1997, December 31, 1997, and September 30, 1998 for each country where such outstandings exceeded 1 percent of total assets. The cross-border outstandings were compiled based upon category and domicile of ultimate risk and are comprised of balances with banks, trading account assets, securities available for sale, securities purchased under resale agreements, loans, accrued interest receivable, acceptances outstanding and investments with foreign entities. The amounts outstanding for each country exclude local currency outstandings. We do not have significant local currency outstandings to the individual countries listed in the following table that are not hedged or are not funded by local currency borrowings.


                                                                                 PUBLIC      CORPORATIONS
                                                                  FINANCIAL      SECTOR        AND OTHER         TOTAL
                                                                INSTITUTIONS    ENTITIES       BORROWERS     OUTSTANDINGS
                                                                -------------  -----------  ---------------  -------------
                                                                                  (DOLLARS IN MILLIONS)
September 30, 1997
  Japan.......................................................    $     939     $  --          $     403       $   1,342
  Korea.......................................................          691            36            293           1,020

December 31, 1997
  Japan.......................................................          401        --                438             839
  Korea.......................................................          561            10            257             828
  Thailand....................................................          320        --             --                 320

September 30, 1998
  Japan.......................................................          115        --                469             584
  Korea.......................................................          376        --                139             515


    The economic condition and the ability of some countries, to which we have cross-border exposure, to manage their external debt obligations have been impacted by the Asian economic crisis which began in the second half of 1997. The impact of the Asian crisis appears to be spreading to other global markets. Our exposure in all affected countries continues to be short-term in nature and substantially related to the finance of trade. Although the extent of risk will vary from country to country, and institution to institution, these short-term exposures are characterized by management to be in the low to moderate range.

    Cross-border exposures, other than those referred to in the table above, include total outstandings as of September 30, 1998 of $133 million in Brazil.

    Since Japan is the second largest trading nation in the world, its political, economic and financial markets situation is being closely monitored. The situation in Japan is worsening and the depressed conditions in that country are impacting other areas which are highly dependent on trade relations with it. There is considerable concern that the United States is not immune to the effects of the depressed economic conditions in Japan and to the Asian crisis. Management is monitoring our portfolio accordingly.


    Although management cannot predict the ultimate impact of the global financial crisis on our financial position and results of operations since much depends on the effect of the stabilizing activities already under way, management believes that the continuation of internal supervision, monitoring and portfolio risk management practices will be effective in minimizing the impact over and above that already identified. Increases in nonaccrual loans, together with some related increases in charge-off activity, may occur as events unfold.



    PROVISION FOR CREDIT LOSSES



    During the third quarter of 1998, we recorded a $10.0 million provision for credit losses, bringing the total provision for credit losses recorded during the nine months ended September 30, 1998 to $45.0 million, compared with no provision for the three and nine month periods ended September 30, 1997. Provisions for credit losses are charged to income to bring our allowance for credit losses to a level deemed appropriate by management based on the factors discussed under "--Allowance for Credit Losses" below.



    ALLOWANCE FOR CREDIT LOSSES



    We maintain an allowance for credit losses to absorb losses inherent in the loan and lease portfolio. The allowance is based on ongoing, quarterly assessments of the probable estimated losses inherent in the loan and lease portfolio, and to a lesser extent, unused commitments to provide financing. Our methodology for assessing the appropriateness of the allowance consists of several key elements, which include:



    - the formula allowance,



    - specific allowances for identified problem loans and portfolio segments and



    - the unallocated allowance.



In addition, the allowance incorporates the results of measuring impaired loans as provided in:



    - Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan," and



    - SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures."



These accounting standards prescribe the measurement methods, income recognition and disclosures concerning impaired loans.



    The formula allowance is calculated by applying loss factors to outstanding loans and leases and certain unused commitments, in each case based on the internal risk grade of those loans, pools of loans, leases or commitments. Changes in risk grades of both performing and nonperforming loans affect the amount of the formula allowance. Loss factors are based on our historical loss experience and may be adjusted for significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date. Loss factors are described as follows:

    - Problem graded loan loss factors are obtained from a migration model that tracks four years of historical loss experience. We are exploring changes to the migration model to track historical loss experience over an eight-year period, which management believes approximates a business cycle.



    - Pass graded loan loss factors are based on the average annual net chargeoff rate over an eight-year period.



    - Pooled loan loss factors, not individually graded loans, are based on expected net chargeoffs for one year. Pooled loans are loans and leases that are homogeneous in nature, such as consumer installment and residential mortgage loans and automobile leases.



    Specific allowances are established where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss has been incurred in excess of the amount determined by the application of the formula allowance.



    The unallocated allowance is composed of two elements. The first element, which is based on our credit policy, consists of an amount that is at least 20% to 25% of the formula allowance and the specific allowance. This element recognizes the model and estimation risk associated with the formula and specific allowances. The second element is based upon management's evaluation of various conditions, the effects of which are not directly measured in determining the formula and specific allowances. The evaluation of the inherent loss regarding these conditions involves a higher degree of uncertainty because they are not identified with specific problem credits or portfolio segments. The conditions evaluated in connection with the unallocated allowance include the following conditions that existed as of the balance sheet date:



    - then-existing general economic and business conditions affecting our key lending areas,



    - credit quality trends, including trends in nonperforming loans expected to result from existing conditions,



    - collateral values,



    - loan volumes and concentrations,



    - seasoning of the loan portfolio,



    - specific industry conditions within portfolio segments,



    - recent loss experience in particular segments of the portfolio,



    - duration of the current business cycle,



    - bank regulatory examination results and



    - findings of our internal credit examiners.



Executive management reviews these conditions quarterly in discussion with our senior credit officers. If any of these conditions is evidenced by a specifically identifiable problem credit or portfolio segment as of the evaluation date, management's estimate of the effect of this condition may be reflected as a specific allowance applicable to this credit or portfolio segment. Where any of these conditions is not evidenced by a specifically identifiable problem credit or portfolio segment as of the evaluation date, management's evaluation of the probable loss concerning this condition is reflected in the unallocated allowance.



    The allowance for credit losses is based upon estimates of probable losses inherent in the loan and lease portfolio. The amount actually observed for these losses can vary significantly from the estimated amounts. Our methodology includes several features that are intended to reduce the differences between estimated and actual losses. The loss migration model that is used to establish the loan loss factors for problem graded loans is designed to be self-correcting by taking into account our recent loss experience. Similarly, by basing the pass graded loan loss factors on loss experience over the last eight years, the methodology is designed to take our recent loss experience into account. Pooled loan loss factors are adjusted quarterly based upon the level of net chargeoffs expected by management in the next twelve months. Furthermore, our methodology permits adjustments to any loss factor used in the computation of the formula allowance in the event that, in management's judgment, significant factors that affect the collectibility of the portfolio as of the evaluation date are not reflected in the loss factors. By assessing the probable estimated losses inherent in the loan and lease portfolio on a quarterly basis, we are able to adjust specific and inherent loss estimates based upon any more recent information that has become available.



    At September 30, 1998, our allowance for credit losses was $473.7 million, or 2.02 percent of total loans, and 697.2 percent of total nonaccrual loans, compared with an allowance for credit losses at September 30, 1997 of $478.5 million, or 2.15 percent of total loans, and 435.9 percent of total nonaccrual loans.



    During the first nine months of 1998, there were no changes in estimation methods or assumptions that affected our methodology for assessing the appropriateness of the allowance for credit losses, except that we extended the average annual net chargeoff rate for pass graded loans from six years to eight years. The impact of this change resulted in an increase of approximately $17 million in the formula allowance. We extended the average annual net chargeoff rate to better reflect the business cycle. Changes in assumptions regarding the effects of economic and business conditions on borrowers and other factors, which are described below, affect the assessment of the unallocated allowance. As of March 31, 1998, we changed the method of determining the quantified losses on Asia/Pacific loans from one based on total corporate exposure in the segment to one based on total country exposure to countries receiving assistance from the International Monetary Fund. As of March 31, 1998, this change resulted in a $9 million decrease in the allowance allocated to foreign loans.



    In the third quarter 1998, we reclassified a $1.9 million previously established allowance for credit losses related to interest rate derivatives and foreign exchange contracts from the unallocated portion of the allowance for credit losses. The reserve for derivative and foreign exchange contracts is presented as an offset to trading account assets. Future changes in that reserve as a result of changes in the positive replacement cost of those contracts will be provided as an offset to trading gains and losses.



    We evaluate our loan portfolio for impairment as defined by SFAS No. 114, "Accounting by Creditors for Impairment of a Loan", as amended. At September 30, 1998, total impaired loans were $67.9 million and the associated impairment allowance was $7.5 million, compared with total impaired loans of $108.4 million and an associated impairment allowance of $9.4 million at December 31, 1997.



    We resumed recording provisions in 1998 to bring our allowance for credit losses to a level deemed appropriate by management based upon management's application of the loan loss allowance methodology discussed above. In particular, in the assessment as of September 30, 1998, management focused on factors affecting elements of the oil and gas, agriculture and technology industries, as well as the continued effects of the Asian financial turmoil on companies and financial institutions in domestic and foreign markets in which we operate and the growth in, and changes in the composition of, the loan and lease portfolio.



    - Regarding the oil and gas industry, where we had $529.0 million of loans outstanding at September 30, 1998, management considered the effects of the decline in oil prices on the cash flows of borrowers in the oil and gas industry.



    - Regarding the agriculture industry, where we had $531.4 million of loans outstanding at September 30, 1998, management considered the effects of abnormal weather conditions, commonly referred to as "El Nino", and export market conditions on agricultural borrowers.



    - Regarding the technology industry, where we had $834.2 million of loans outstanding at September 30, 1998, management considered the effects of export market conditions and cyclical overcapacity on borrowers in the technology industry.

    - Regarding cross-border loans and acceptances to Japan, Korea, Malaysia, Thailand, Vietnam, Singapore, Indonesia, the Philippines, China, Taiwan and Hong Kong, where we had outstandings of $1.5 billion at September 30, 1998, management considered the continued effects of the global financial turmoil.



    - Regarding cross-border loans and acceptances to Latin American countries, where we had outstandings of $292 million at September 30, 1998, management considered the continued effects of the global financial turmoil.



    Although in some instances, the downgrading of a loan resulting from these effects has been reflected in the formula allowance, management believes that in most instances, the impact of these events on the collectibility of the applicable loans and leases has not yet been reflected in the level of nonperforming loans or in the internal risk grading process regarding these loans and leases. Accordingly, our evaluation of the probable losses related to these factors is reflected in the unallocated allowance. The evaluations of the inherent losses concerning these factors involve higher degrees of uncertainty because they are not identified with specific problem credits.



    At September 30, 1998, our allowance for credit losses was $473.7 million, consisting of a $196 million formula allowance, a $30 million specific allowance and a $247 million unallocated allowance. We do not weight the unallocated allowance among segments of the portfolio. The following factors are reflected in management's estimate of the unallocated allowance:



    - the approximately $45 million to $57 million margin for model and estimation risk prescribed by our credit policy,



    - the effects of the decline in oil prices on borrowers in the oil and gas industry, which could be in the range of $10 million to $20 million,



    - the effects of abnormal weather conditions and export market conditions on agricultural borrowers, which could be in the range of $10 million to $20 million,



    - the effects of export market conditions and cyclical overcapacity on borrowers in the technology industry, which could be in the range of $20 million to $30 million,



    - the continued effects of the global financial turmoil on borrowers in Asia/Pacific countries, which could be in the range of $65 million to $90 million and



    - the continued effects of the global financial turmoil on borrowers in Latin American countries, which could be in the range of $15 million to $20 million.



There can be no assurance that the adverse impact of any of these conditions on us will not be in excess of the range set forth above. See "Forward Looking Statements" on page S-17 for more information on risks and uncertainties affecting our estimates.



    Despite the foregoing factors, management reduced the size of the provision in each of the second and third quarters of 1998 based upon certain mitigating factors, including the continued decline in the level of nonperforming loans, the lower levels of net chargeoffs, the sale of the credit card portfolio, the real estate note sale and the results of our efforts to limit our exposure and counterparty risk in Asia.

    The table below presents a reconciliation of changes in the allowance for credit losses.



                                                                                           FOR THE NINE MONTHS
                                                                                           ENDED SEPTEMBER 30,
                                                                                          ----------------------
                                                                                             1997        1998
                                                                                          ----------  ----------
                                                                                          (DOLLARS IN THOUSANDS)
Balance, beginning of period............................................................  $  523,946  $  451,692
Loans charged off:
  Commercial, financial and industrial..................................................      40,618      21,966
  Construction..........................................................................         120           3
  Mortgage..............................................................................       4,481       4,992
  Consumer..............................................................................      38,864      24,206
  Lease financing.......................................................................       2,502       1,971
                                                                                          ----------  ----------
    Total loans charged off.............................................................      86,585      53,138
Recoveries of loans previously charged off:
  Commercial, financial and industrial..................................................      18,473      17,788
  Construction..........................................................................       9,054           3
  Mortgage..............................................................................       2,833       2,705
  Consumer..............................................................................      10,575      11,389
  Lease financing.......................................................................         284         273
                                                                                          ----------  ----------
    Total recoveries of loans previously charged off....................................      41,219      32,158
                                                                                          ----------  ----------
      Net loans charged off.............................................................      45,366      20,980
Provision for credit losses.............................................................      --          45,000
Transfer of reserve for trading account assets..........................................      --          (1,911)
Foreign translation adjustment and other net additions (deductions).....................        (126)        (84)
                                                                                          ----------  ----------
Balance, end of period..................................................................  $  478,454  $  473,717
                                                                                          ----------  ----------
                                                                                          ----------  ----------
Allowance for credit losses to total loans..............................................        2.15%       2.02%
Provision for credit losses to net loans charged off....................................          nm      214.49
Net loans charged off to average loans outstanding for the period(1)....................        0.28        0.12


------------------------


(1) Annualized.



nm = not meaningful



    During the third quarter of 1998, net loans charged off were $12.5 million, compared with $23.6 million in the third quarter of 1997. Loans charged off in the third quarter of 1998 decreased by $17.0 million, primarily due to a



    - $12.1 million decrease in commercial, financial and industrial loans charged off as portfolio quality improved, and



    - $7.7 million decrease in consumer loans charged off primarily due to the sale of the credit card portfolio in April of 1998.



Recoveries of loans previously charged off decreased by $5.9 million, and the percentage of net loans charged off to average loans decreased from 0.42 percent in the third quarter of 1997 to 0.21 percent in the third quarter of 1998.



    Net loans charged off were $21.0 million for the nine months ended September 30, 1998 and $45.4 million for the nine months ended September 30, 1997. Loans charged off in 1998 decreased by $33.4 million primarily due to a



    - $18.7 million decrease in commercial, financial and industrial loans charged off as portfolio quality improved, and

    - $14.7 million decrease in consumer loans charged off primarily due to the sale of the credit card portfolio in April of 1998.



Recoveries of loans previously charged off decreased by $9.1 million, and the percentage of net loans charged off to average loans decreased from 0.28 percent for the nine months ended September 30, 1997 to 0.12 percent for the nine months ended September 30, 1998. Chargeoffs reflect the realization of losses in the portfolio that were recognized previously through provisions for credit losses. At September 30, 1998, the allowance for credit losses exceeded the net loans charged off during the first three quarters of 1998, reflecting management's belief, based on the foregoing analysis, that there are additional losses inherent in the portfolio.



    At September 30, 1998, our average annual net chargeoffs for the past five years and the nine months ended September 30, 1998, was $117.7 million, which represents 4.0 years of losses based on the level of the allowance for credit losses at that date. Historical net chargeoffs are not necessarily indicative of the amount of net chargeoffs that we will realize in the future.


    NONPERFORMING ASSETS

                                                                       SEPTEMBER 30,  DECEMBER 31,  SEPTEMBER 30,
                                                                           1997           1997          1998
                                                                       -------------  ------------  -------------
                                                                                 (DOLLARS IN THOUSANDS)
Commercial, financial and industrial.................................   $    54,087    $   46,392    $    55,407
Construction.........................................................         4,579         4,071          4,377
Mortgage:
  Residential........................................................         1,133           954        --
  Commercial.........................................................        49,959        57,921          8,163
                                                                       -------------  ------------  -------------
    Total mortgage...................................................        51,092        58,875          8,163
                                                                       -------------  ------------  -------------
    Total nonaccrual loans...........................................       109,758       109,338         67,947
Foreclosed assets....................................................        23,216        20,471         13,452
                                                                       -------------  ------------  -------------
    Total nonperforming assets.......................................   $   132,974    $  129,809    $    81,399
                                                                       -------------  ------------  -------------
                                                                       -------------  ------------  -------------
Allowance for credit losses..........................................   $   478,454    $  451,692    $   473,717
                                                                       -------------  ------------  -------------
                                                                       -------------  ------------  -------------
Nonaccrual loans to total loans......................................          0.49%         0.48%          0.29%
Allowance for credit losses to nonaccrual loans......................        435.92        413.12         697.19
Nonperforming assets to total loans and foreclosed assets............          0.60          0.57           0.35
Nonperforming assets to total assets.................................          0.43          0.42           0.26


    At September 30, 1998, nonperforming assets totaled $81.4 million, a decrease of $48.4 million, or 37 percent, from December 31, 1997. The decrease was primarily the result of reductions of $49.8 million in nonaccrual commercial mortgage loans due to a combination of note sales, repayments and restorations to accrual and $7.0 million in foreclosed assets due to sales of individual assets. The decline in nonaccrual loans was reflected in an improvement in the overall risk grades of the portfolio, which contributed to a reduction in the formula allowance.



    Nonaccrual loans as a percentage of total loans were 0.29 percent at September 30, 1998, compared with 0.48 percent at December 31, 1997. Nonperforming assets as a percentage of total loans and foreclosed assets were
0.35 percent at September 30, 1998, compared with 0.57 percent at December 31, 1997.

    LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING


                                                                       SEPTEMBER 30,  DECEMBER 31,  SEPTEMBER 30,
                                                                           1997           1997          1998
                                                                       -------------  ------------  -------------
                                                                                 (DOLLARS IN THOUSANDS)
Commercial, financial and industrial.................................    $   3,682     $      450     $   1,403
Mortgage:
  Residential........................................................        9,606         10,170         9,223
  Commercial.........................................................        2,284          1,660           370
                                                                       -------------  ------------  -------------
    Total mortgage...................................................       11,890         11,830         9,593
Consumer and other...................................................       10,010          7,712         4,299
                                                                       -------------  ------------  -------------
  Total loans 90 days or more past due and still accruing............    $  25,582     $   19,992     $  15,295
                                                                       -------------  ------------  -------------
                                                                       -------------  ------------  -------------

    REGULATORY CAPITAL

    The following table summarizes our risk-based capital, risk-weighted assets, and risk-based capital ratios.

                                                                                                          MINIMUM
                                                        SEPTEMBER 30,  DECEMBER 31,   SEPTEMBER 30,     REGULATORY
                                                            1997           1997           1998          REQUIREMENT
                                                        -------------  -------------  -------------  -----------------
                                                                            (DOLLARS IN THOUSANDS)
CAPITAL COMPONENTS:
  Tier 1 capital......................................  $   2,520,589  $   2,587,071  $   2,876,605
  Tier 2 capital......................................        593,865        601,102        598,027
                                                        -------------  -------------  -------------
    Total risk-based capital..........................  $   3,114,454  $   3,188,173  $   3,474,632
                                                        -------------  -------------  -------------
  Risk-weighted assets................................  $  28,249,379  $  28,862,340  $  30,176,967
                                                        -------------  -------------  -------------
                                                        -------------  -------------  -------------
  Quarterly average assets............................  $  30,037,626  $  30,334,507  $  30,696,414
                                                        -------------  -------------  -------------
                                                        -------------  -------------  -------------

CAPITAL RATIOS:
  Total risk-based capital............................          11.02%         11.05%         11.51%           8.0%
  Tier 1 risk-based capital...........................           8.92           8.96           9.53            4.0
  Leverage ratio(1)...................................           8.39           8.53           9.37            4.0

------------------------

(1) Tier 1 capital divided by quarterly average assets, excluding goodwill.

    UnionBanCal Corporation and its bank must comply with various regulations issued by Federal banking agencies, including minimum capital requirements. UnionBanCal Corporation and its bank are required to maintain minimum ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets, which is the leverage ratio.

    Compared with December 31, 1997, our Tier 1 risk-based capital ratio at September 30, 1998 increased 57 basis points to 9.53 percent, the total risk-based capital ratio increased 46 basis points to 11.51 percent, and the leverage ratio increased 84 basis points to 9.37 percent. The increase in the capital ratios was primarily attributable to retained earnings growing faster than both risk-weighted assets and average assets, partly offset by the reduction of $50.0 million in subordinated capital notes.

    As of September 30, 1998, management believes the capital ratios of our bank met all regulatory minimums of a "well-capitalized" institution.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    To facilitate the discussion of the results of operations the Selected Consolidated Financial and Operating Data table on page S-24 includes pro forma earnings disclosures and ratios. These "pro forma" presentations supplement the Consolidated Statements of Income on page F-2, which are prepared in accordance with generally accepted accounting principles, primarily regarding the treatment of merger and integration expense. Pro forma means that the amounts presented do not include the effects of the cumulative change in accounting and merger and integration expense for the period presented. We believe that it is meaningful to understand the operating results and trends excluding these expenses and, therefore, have included information in the tables referred to above and in the discussion that follows, that presents income before merger and integration expense and income taxes and related pro forma ratio and per share calculations.

    SUMMARY

    Net income in 1997 was $411 million, including $4 million (after-tax) of merger and integration related expense. Net income in 1996 was $249 million, including $72 million (after-tax) of merger and integration related expense. Net income applicable to common stock was $404 million, or $2.30 per diluted common share, in 1997 compared with $238 million, or $1.36 per diluted common share, in 1996. Excluding after-tax merger and integration expense, pro forma earnings for 1997 were $415 million, an increase of 29 percent from $321 million a year earlier. Pro forma earnings applicable to common stock were $407 million, or $2.32 per diluted common share, in 1997 compared with $310 million, or $1.77 per diluted common share, in 1996. This increase of 31 percent over the comparable figures for 1996 was due to a 5 percent increase in net interest income, an 11 percent increase in noninterest income, a decrease in the effective income tax rate, and a $40 million reduction in the provision for credit losses, partially offset by a 2 percent increase in noninterest expense (excluding merger and integration expense). Other highlights for 1997 include:

    - Net interest income, on a taxable-equivalent basis, was $1,237 million in 1997, an increase of $62 million, or 5 percent, over 1996 primarily due to a $1.6 billion, or 6 percent, increase in average earning assets, resulting primarily from a $1.1 billion, or 5 percent, increase in average loans and largely funded by an $851 million, or 13 percent, increase in average demand deposits. Partially offsetting the positive impact of the growth in earning assets and demand deposits on net interest income was a 5 basis point decline in the net interest margin to 4.70%. The decline in net interest margin was primarily due to a 14 basis point decrease in the spread between the average yield on earning assets and the average rate paid on interest bearing liabilities.

    - No provision for credit losses was recorded in 1997 compared with $40 million in 1996, reflecting improvement in the quality of our loan portfolio and a reduction in nonaccrual loans. Nonperforming assets declined $27 million, or 17 percent, from December 31, 1996 to $130 million at December 31, 1997. Nonperforming assets as a percent of total assets declined to 0.42% at December 31, 1997 compared with 0.54% a year earlier. Total nonaccrual loans were $109 million at December 31, 1997 compared with $128 million at year-end 1996, resulting in a reduction in the ratio of nonaccrual and renegotiated loans to total loans from 0.61% at December 31, 1996 to 0.48% at year-end 1997. The allowance for credit losses was $452 million, or 413% of total nonaccrual loans, at December 31, 1997 compared with $524 million, or 408% of total nonaccrual loans, at December 31, 1996.

    - Noninterest income was $463 million in 1997, an increase of $44 million, or 11 percent, over 1996. Service charges on deposit accounts grew $13 million, or 12 percent, reflecting growth in deposit balances while trust and investment management fees increased $14 million, or 15 percent, on growth in trust accounts and assets under management.

    - Excluding merger and integration expense, noninterest expense was $1,039 million in 1997, an increase of $21 million, or 2 percent, over 1996. This increase was primarily attributable to an increase of $14 million, or 3 percent, in personnel-related expense, a significant portion of which was due to severance payments related to realignment of departments and to higher performance-related incentive compensation, and an increase of $14 million, or 25 percent, in other expenses. These increases were partially offset by a decline of $18 million in net occupancy expense, reflecting a $12 million charge recorded in 1996 related to former banking facilities, as well as merger efficiencies realized in 1997. Excluding the $12 million charge in 1996 and merger and integration expense, noninterest expense increased $33 million over 1996.

    - The effective tax rate for 1997 was 37% compared with 40% for 1996. Excluding the $25 million after-tax refund from the State of California Franchise Tax Board, the effective tax rate in 1997 was 41%. Excluding a $5 million after-tax benefit from the settlement of a unitary tax issue with the State of California Franchise Tax Board, the effective tax rate in 1996 was also 41%.

    - The return on average assets for 1997 increased to 1.39% compared to 0.89% for 1996. Excluding the after-tax effect of merger and integration expense, the pro forma return on average assets was 1.40% for 1997 compared to 1.15% for 1996. The return on average common equity for 1997 was 16.05% compared to 10.24% for 1996. Excluding the after-tax effect of merger and integration expense, the pro forma return on average common equity was 16.20% for 1997 compared to 13.33% for 1996.

    - Total loans at December 31, 1997 were $22.7 billion, an increase of $1.7 billion, or 8 percent, over year-end 1996, primarily from growth in the commercial, financial and industrial loan portfolio.

    - At December 31, 1997, our Tier 1 risk-based capital ratio was 8.96%, exceeding the minimum regulatory guidelines for bank holding companies of 4%, and the total risk-based capital ratio was 11.05%, exceeding the minimum regulatory guidelines of 8%. The Tier 1 and total risk-based capital ratios for our bank at December 31, 1997 exceeded the regulatory guidelines for "well-capitalized" banks. Our leverage ratio was 8.53% at December 31, 1997, exceeding the minimum regulatory guideline for bank holding companies.

    NET INTEREST INCOME

    The table below shows the major components of net interest income and net interest margin.

                                                                 YEARS ENDED DECEMBER 31,
                                  --------------------------------------------------------------------------------------
                                                  1995                                  1996                     1997
                                  ------------------------------------  ------------------------------------  ----------
                                               INTEREST      AVERAGE                 INTEREST      AVERAGE
                                   AVERAGE      INCOME/      YIELD/      AVERAGE      INCOME/      YIELD/      AVERAGE
                                   BALANCE    EXPENSE(1)     RATE(1)     BALANCE    EXPENSE(1)     RATE(1)     BALANCE
                                  ----------  -----------  -----------  ----------  -----------  -----------  ----------
                                                                  (DOLLARS IN THOUSANDS)
ASSETS:
  Loans: (2)
    Domestic....................  $17,783,993  $1,540,694        8.66%  $19,328,752  $1,604,799        8.30%  $20,332,494
    Foreign(3)..................   1,190,547      76,723         6.44    1,398,825      84,693         6.05    1,523,417
  Securities -- taxable(4)......   2,055,504     120,210         5.85    2,138,282     133,170         6.23    2,521,339
  Securities -- tax-exempt(4)...     185,934      18,984        10.21      151,970      15,451        10.17      124,174
  Interest bearing deposits in
    banks.......................     930,999      58,201         6.25      911,575      52,709         5.78      968,966
  Federal funds sold and
    securities purchased under
    resale agreements...........     368,684      22,247         6.03      547,547      30,246         5.52      466,321
  Trading account assets........     333,468      20,578         6.17      240,375      12,960         5.39      355,111
                                  ----------  -----------               ----------  -----------               ----------
      Total earning assets......  22,849,129   1,857,637         8.13   24,717,326   1,934,028         7.82   26,291,822
                                              -----------                           -----------
  Allowance for credit losses...    (573,648)                             (544,806)                             (503,126)
  Cash and due from banks.......   1,617,715                             1,926,050                             2,006,038
  Premises and equipment, net...     411,794                               425,943                               411,302
  Other assets..................   1,259,853                             1,375,221                             1,486,956
                                  ----------                            ----------                            ----------
      Total assets..............  $25,564,843                           $27,899,734                           $29,692,992
                                  ----------                            ----------                            ----------
                                  ----------                            ----------                            ----------
LIABILITIES:
  Domestic deposits:
    Interest bearing............  $4,955,750     129,860         2.62   $5,001,060     135,821         2.72   $5,340,661
    Savings and consumer time...   2,738,588      99,215         3.62    2,837,198     105,350         3.71    2,970,370
    Large time..................   2,474,685     128,974         5.21    4,095,222     218,959         5.35    4,652,293
  Foreign deposits(3)...........   1,806,820      96,109         5.32    1,504,067      71,437         4.75    1,589,303
                                  ----------  -----------               ----------  -----------               ----------
      Total interest bearing
        deposits................  11,975,843     454,158         3.79   13,437,547     531,567         3.96   14,552,627
                                  ----------  -----------               ----------  -----------               ----------
  Federal funds purchased and
    securities sold under
    repurchase agreements.......   1,384,762      78,908         5.70      933,433      47,095         5.05    1,097,707
  Subordinated capital notes....     615,868      42,538         6.91      458,966      30,104         6.56      354,575
  Commercial paper..............   1,448,739      86,695         5.98    1,620,087      87,411         5.40    1,637,070
  Other borrowed funds..........     731,759      42,561         5.82    1,119,051      62,549         5.59      635,900
                                  ----------  -----------               ----------  -----------               ----------
      Total borrowed funds......   4,181,128     250,702         6.00    4,131,537     227,159         5.50    3,725,252
                                  ----------  -----------               ----------  -----------               ----------
      Total interest bearing
        liabilities.............  16,156,971     704,860         4.36   17,569,084     758,726         4.32   18,277,879
                                              -----------                           -----------
  Demand deposits...............   5,994,129                             6,663,997                             7,514,528
  Other liabilities.............   1,081,267                             1,206,216                             1,295,728
                                  ----------                            ----------                            ----------
      Total liabilities.........  23,232,367                            25,439,297                            27,088,135
SHAREHOLDER'S EQUITY:
  Preferred stock...............     135,000                               135,000                                90,247
  Common equity(5)..............   2,197,476                             2,325,437                             2,514,610
                                  ----------                            ----------                            ----------
      Total shareholders'
        equity..................   2,332,476                             2,460,437                             2,604,857
                                  ----------                            ----------                            ----------
      Total liabilities and
        shareholders' equity....  $25,564,843                           $27,899,734                           $29,692,992
                                  ----------                            ----------                            ----------
                                  ----------                            ----------                            ----------
Net interest income/margin
  (taxable-equivalent basis)....               1,152,777         5.05%               1,175,302         4.75%
Less: taxable-equivalent
  adjustment....................                  10,444                                 6,724
                                              -----------                           -----------
Net interest income.............               $1,142,333                            $1,168,578
                                              -----------                           -----------
                                              -----------                           -----------


                                   INTEREST      AVERAGE
                                    INCOME/      YIELD/
                                  EXPENSE(1)     RATE(1)
                                  -----------  -----------

ASSETS:
  Loans: (2)
    Domestic....................   $1,672,006        8.22%
    Foreign(3)..................      92,420         6.07
  Securities -- taxable(4)......     158,950         6.30
  Securities -- tax-exempt(4)...      12,669        10.20
  Interest bearing deposits in
    banks.......................      56,748         5.86
  Federal funds sold and
    securities purchased under
    resale agreements...........      26,079         5.59
  Trading account assets........      19,917         5.61
                                  -----------
      Total earning assets......   2,038,789         7.75
                                  -----------
  Allowance for credit losses...
  Cash and due from banks.......
  Premises and equipment, net...
  Other assets..................

      Total assets..............

LIABILITIES:
  Domestic deposits:
    Interest bearing............     151,768         2.84
    Savings and consumer time...     112,808         3.80
    Large time..................     256,007         5.50
  Foreign deposits(3)...........      75,398         4.74
                                  -----------
      Total interest bearing
        deposits................     595,981         4.10
                                  -----------
  Federal funds purchased and
    securities sold under
    repurchase agreements.......      58,544         5.33
  Subordinated capital notes....      22,850         6.44
  Commercial paper..............      89,912         5.49
  Other borrowed funds..........      34,492         5.42
                                  -----------
      Total borrowed funds......     205,798         5.52
                                  -----------
      Total interest bearing
        liabilities.............     801,779         4.39
                                  -----------
  Demand deposits...............
  Other liabilities.............

      Total liabilities.........
SHAREHOLDER'S EQUITY:
  Preferred stock...............
  Common equity(5)..............

      Total shareholders'
        equity..................

      Total liabilities and
        shareholders' equity....

Net interest income/margin
  (taxable-equivalent basis)....   1,237,010         4.70%
Less: taxable-equivalent
  adjustment....................       5,328
                                  -----------
Net interest income.............   $1,231,682
                                  -----------
                                  -----------

------------------------------
(1) Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.

(2) Average balances on loans outstanding include all nonperforming and renegotiated loans. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.

(3) Foreign loans and deposits are those loans and deposits originated in foreign branches.

(4) Yields on securities available for sale were based on fair value. The difference between these yields and those based on amortized cost was not significant.

(5) Amounts restated to give retroactive effect to the exchange referred to in
    Note 1 of the accompanying Notes to Consolidated Financial Statements.

    Net interest income is interest earned on loans and investments less interest expense on deposit accounts and borrowings. Primary factors affecting the level of net interest income include the margin between the yield earned on interest earning assets and the rate paid on interest bearing liabilities, as well as the volume and composition of average interest earning assets and average interest bearing liabilities.

    Excluding the provision for credit losses, net interest income on a taxable-equivalent basis was $1,175 million in 1996, compared with $1,237 million in 1997. The increase of $62 million, or 5 percent, was primarily attributable to a $1.6 billion, or 6 percent, increase in average earning assets largely funded by an $851 million, or 13 percent, increase in average demand deposits. Partially offsetting the positive impact of the growth in earning assets and demand deposits on net interest income was a 5 basis point decline in the net interest margin to 4.70%, primarily as a result of both a 14 basis point increase in the cost of interest bearing deposits due to a 25 basis point increase in the Federal Funds rate in March 1997, and a decrease in the average yield on domestic loans of 8 basis points.


    Average earning assets were $24.7 billion in 1996 compared with $26.3 billion in 1997. This growth was primarily attributable to a $1.1 billion, or 5 percent, increase in average loans and a $355 million, or 16 percent, increase in average securities. Average commercial, financial and industrial loans, which increased $582 million, and average commercial mortgage loans, which increased $437 million, contributed most of the loan growth. See "Loans" on page S-51 for additional commentary on loan portfolio growth. The increase in primarily fixed rate securities reflected interest rate risk management actions to reduce our exposure to declines in interest rates.


    The $1.6 billion, or 6 percent, increase in average earning assets over 1996 was primarily funded by increases in average demand deposits and average interest bearing core deposits. Increases in these categories were: demand deposits $851 million, or 13 percent; interest bearing domestic deposits $340 million, or 7 percent; and savings and consumer time deposits $133 million, or 5 percent. The increase in demand deposits in 1997 was partially due to an influx of new customer relationships, arising from the recent merger and acquisition activities of other financial institutions in the California market during the year.

    ANALYSIS OF CHANGES IN NET INTEREST INCOME

    The following table shows the changes in the components of net interest income on a taxable-equivalent basis. The changes in net interest income between periods have been reflected as attributable either to volume or rate changes. For purposes of this table, changes which are not solely due to volume or rate changes are allocated to rate.

                                                                           YEARS ENDED DECEMBER 31,
                                                    ----------------------------------------------------------------------
                                                             1996 VERSUS 1995                    1997 VERSUS 1996
                                                    ----------------------------------  ----------------------------------
                                                    INCREASE (DECREASE) DUE TO CHANGE       INCREASE (DECREASE) DUE TO
                                                                    IN                              CHANGE IN
                                                    ----------------------------------  ----------------------------------
                                                     AVERAGE     AVERAGE                 AVERAGE     AVERAGE       NET
                                                      VOLUME       RATE     NET CHANGE    VOLUME       RATE       CHANGE
                                                    ----------  ----------  ----------  ----------  ----------  ----------
                                                                            (DOLLARS IN THOUSANDS)
CHANGES IN INTEREST INCOME:
  Loans:
    Domestic......................................  $  133,776  $  (69,671) $   64,105  $   83,311  $  (16,104) $   67,207
    Foreign(1)....................................      13,413      (5,443)      7,970       7,538         189       7,727
  Securities -- taxable...........................       4,843       8,117      12,960      23,856       1,924      25,780
  Securities -- tax-exempt........................      (3,468)        (65)     (3,533)     (2,826)         44      (2,782)
  Interest bearing deposits in banks..............      (1,214)     (4,278)     (5,492)      3,317         722       4,039
  Federal funds sold and securities purchased
    under resale agreements.......................      10,785      (2,786)      7,999      (4,484)        317      (4,167)
  Trading account assets..........................      (5,744)     (1,874)     (7,618)      6,184         773       6,957
                                                    ----------  ----------  ----------  ----------  ----------  ----------
      Total earning assets........................     152,391     (76,000)     76,391     116,896     (12,135)    104,761
                                                    ----------  ----------  ----------  ----------  ----------  ----------
CHANGES IN INTEREST EXPENSE:
  Domestic deposits:
    Interest bearing..............................       1,187       4,774       5,961       9,237       6,710      15,947
    Savings and consumer time.....................       3,572       2,563       6,135       4,941       2,517       7,458
    Large time....................................      84,458       5,527      89,985      29,803       7,245      37,048
  Foreign deposits(1).............................     (16,104)     (8,568)    (24,672)      4,049         (88)      3,961
                                                    ----------  ----------  ----------  ----------  ----------  ----------
      Total interest bearing deposits.............      73,113       4,296      77,409      48,030      16,384      64,414
                                                    ----------  ----------  ----------  ----------  ----------  ----------
  Federal funds purchased and securities sold
    under repurchase agreements...................     (25,718)     (6,095)    (31,813)      8,296       3,153      11,449
  Subordinated capital notes......................     (10,837)     (1,597)    (12,434)     (6,848)       (406)     (7,254)
  Commercial paper................................      10,254      (9,538)        716         916       1,585       2,501
  Other borrowed funds............................      22,526      (2,538)     19,988     (27,006)     (1,051)    (28,057)
                                                    ----------  ----------  ----------  ----------  ----------  ----------
      Total borrowed funds........................      (3,775)    (19,768)    (23,543)    (24,642)      3,281     (21,361)
                                                    ----------  ----------  ----------  ----------  ----------  ----------
      Total interest bearing liabilities..........      69,338     (15,472)     53,866      23,388      19,665      43,053
                                                    ----------  ----------  ----------  ----------  ----------  ----------
      Changes in net interest income..............  $   83,053  $  (60,528) $   22,525  $   93,508  $  (31,800) $   61,708
                                                    ----------  ----------  ----------  ----------  ----------  ----------
                                                    ----------  ----------  ----------  ----------  ----------  ----------

------------------------

(1) Foreign loans and deposits are those loans and deposits originated in foreign branches.

    Interest income on a taxable-equivalent basis increased $105 million in 1997, primarily due to growth in interest income from domestic loans and securities, which reflected higher average balances outstanding, partially offset by a lower average yield primarily on domestic loans.

    Interest expense increased $43 million in 1997 due to higher interest expense on interest bearing deposits, primarily reflecting higher average deposit balances and higher average rates. Interest expense on borrowed funds declined $21 million in 1997, reflecting lower volumes, offset by a 2 basis point increase in the average rate paid.

    NONINTEREST INCOME

                                                                                       INCREASE (DECREASE)
                                                                          ----------------------------------------------
                                                                                     YEARS ENDED DECEMBER 31,
                                                                          ----------------------------------------------
                                           YEARS ENDED DECEMBER 31,          1996 VERSUS 1995        1997 VERSUS 1996
                                      ----------------------------------  ----------------------  ----------------------
                                         1995        1996        1997      AMOUNT      PERCENT     AMOUNT      PERCENT
                                      ----------  ----------  ----------  ---------  -----------  ---------  -----------
                                                                    (DOLLARS IN THOUSANDS)
Service charges on deposit
  accounts..........................  $   95,177  $  101,975  $  114,647  $   6,798           7%  $  12,672          12%
Trust and investment management
  fees..............................      87,743      93,479     107,527      5,736           7      14,048          15
International commissions and
  fees..............................      68,621      66,108      66,122     (2,513)         (4)         14      --
Credit card merchant fees...........      45,767      49,778      57,128      4,011           9       7,350          15
Merchant banking fees...............      24,483      23,929      24,924       (554)         (2)        995           4
Foreign exchange trading gains,
  net...............................      19,043      13,255      16,268     (5,788)        (30)      3,013          23
Brokerage commissions and fees......       9,270      12,932      15,569      3,662          40       2,637          20
Securities gains (losses), net......        (702)      4,502       2,711      5,204      nm          (1,791)        (40)
Other...............................      45,917      52,718      58,105      6,801          15       5,387          10
                                      ----------  ----------  ----------  ---------               ---------
    Total noninterest income........  $  395,319  $  418,676  $  463,001  $  23,357           6%  $  44,325          11%
                                      ----------  ----------  ----------  ---------               ---------
                                      ----------  ----------  ----------  ---------               ---------

------------------------

nm = not meaningful

    Noninterest income in 1997 was $463 million, an increase of $44 million, or 11 percent, over 1996. This included a $13 million increase in revenue from service charges on deposit accounts, a $14 million increase in trust and investment management fees, a $7 million increase in credit card merchant fees, a $3 million increase in foreign exchange trading gains, net, a $3 million increase in brokerage commissions and fees, and a $5 million increase in other noninterest income, partially offset by a $2 million decrease in securities gains, net.

    Revenue from service charges on deposit accounts was $115 million in 1997, an increase of 12 percent over 1996. The increase was primarily attributable to an increase in the volume of non-credit services provided.

    Trust and investment management fees were $108 million in 1997, 15 percent higher than in 1996, primarily due to an increase in assets under management, which resulted in higher mutual fund management fees and personal trust fees.

    Credit card merchant fees were $57 million in 1997, an increase of 15 percent over 1996. The increase was primarily due to an increase in the volume of credit card drafts deposited by merchants.

    Foreign exchange trading gains, net increased $3 million, or 23 percent, in 1997, primarily due to more volatility in the foreign exchange markets in 1997.

    Brokerage commissions and fees were $16 million in 1997, an increase of 20 percent over 1996. The increase was primarily attributable to brokerage commissions on non-proprietary mutual fund sales.

    Other noninterest income in 1997 was $5 million, or 10 percent, higher than in 1996. Included in other noninterest income in 1997 was an $8 million gain related to a real estate joint venture, compared with gains of $2 million related to a real estate joint venture and $2 million related to a non-recurring insurance refund recognized in 1996.

    NONINTEREST EXPENSE

                                                                                         INCREASE (DECREASE)
                                                                          -------------------------------------------------
                                                                                      YEARS ENDED DECEMBER 31,
                                                                          -------------------------------------------------
                                         YEARS ENDED DECEMBER 31,                1996/1995                1997/1996
                                  --------------------------------------  -----------------------  ------------------------
                                     1995         1996          1997        AMOUNT      PERCENT      AMOUNT       PERCENT
                                  ----------  ------------  ------------  ----------  -----------  -----------  -----------
                                                                   (DOLLARS IN THOUSANDS)
Salaries and other
  compensation..................  $  432,581  $    448,793  $    461,915  $   16,212           4%  $    13,122           3%
Employee benefits...............     104,090       108,454       109,729       4,364           4         1,275           1
                                  ----------  ------------  ------------  ----------               -----------
  Personnel-related expense.....     536,671       557,247       571,644      20,576           4        14,397           3
Net occupancy...................      92,863       103,335        85,630      10,472          11       (17,705)        (17)
Equipment.......................      55,056        55,942        56,137         886           2           195          --
Communications..................      35,806        40,133        42,372       4,327          12         2,239           6
Credit card processing..........      31,288        37,091        42,274       5,803          19         5,183          14
Advertising and public
  relations.....................      20,911        28,788        28,664       7,877          38          (124)         --
Professional services...........      26,197        24,342        28,075      (1,855)         (7)        3,733          15
Data processing.................      18,557        22,140        25,973       3,583          19         3,833          17
Printing and office supplies....      22,626        27,085        24,098       4,459          20        (2,987)        (11)
Software........................      13,839        15,895        16,562       2,056          15           667           4
Travel..........................      12,183        14,936        15,763       2,753          23           827           6
Intangible asset
  amortization..................      13,353        13,335        13,352         (18)     --                17      --
Armored car.....................      13,792        13,296        12,209        (496)         (4)       (1,087)         (8)
Regulatory authority
  assessments...................      23,431         4,048         5,778     (19,383)        (83)        1,730          43
Foreclosed asset expense
  (income)......................      (3,213)        2,889        (1,268)      6,102      nm            (4,157)     nm
Other...........................      64,741        56,938        71,365      (7,803)        (12)       14,427          25
                                  ----------  ------------  ------------  ----------               -----------
  Noninterest expense, excluding
    merger and integration
    expense.....................     978,101     1,017,440     1,038,628      39,339           4        21,188           2
Merger and integration
  expense.......................      --           117,464         6,037     117,464      nm          (111,427)        (95)
                                  ----------  ------------  ------------  ----------               -----------
    Total noninterest expense...  $  978,101  $  1,134,904  $  1,044,665  $  156,803          16 % $   (90,239)         (8)%
                                  ----------  ------------  ------------  ----------               -----------
                                  ----------  ------------  ------------  ----------               -----------

------------------------

nm = not meaningful

    Noninterest expense, excluding merger and integration expense, was $1,039 million in 1997, an increase of $21 million, or 2 percent, over 1996. This included a $14 million increase in personnel-related expense, a $5 million increase in credit card processing expense, a $4 million increase in data processing expense, and a $14 million increase in other noninterest expense, partially offset by an $18 million decrease in net occupancy expense and a $4 million decrease in foreclosed asset expense.

    Personnel-related expense was $572 million in 1997, an increase of $14 million, or 3 percent, compared to 1996. This increase was primarily due to the increase in salaries and other compensation expense, a significant portion of which was due to severance payments related to realignment of departments and to higher performance-related incentive compensation.

    Credit card processing expense was $42 million in 1997, an increase of $5 million, or 14 percent, over 1996 due to higher merchant volumes.

    Data processing expense was $26 million in 1997, an increase of $4 million, or 17 percent, over 1996 due to increased activity in data processing systems supporting the growth in deposits.

    Other noninterest expense increased $14 million in 1997. Of the total increase, $7.5 million reflected additional expenses incurred to support higher deposit volumes.

    Net occupancy expense was $86 million in 1997, $18 million, or 17 percent, lower than the previous year. The decrease in net occupancy expense was primarily due to a $12 million charge related to former banking facilities in 1996. Excluding this charge, net occupancy expense in 1997 declined 6 percent due to merger-related efficiencies realized in 1997.

    Foreclosed asset expense decreased $4 million in 1997. The decrease was primarily due to lower write-downs and maintenance and selling expenses, reflecting a 28 percent reduction in the portfolio of foreclosed assets.

    MERGER AND INTEGRATION EXPENSE

    Merger and integration expense of $124 million in total was recorded in 1996 and 1997 to cover $38 million of personnel expense for severance, retention and other employee related costs, $54 million for facilities expense related to redundant banking facilities and $32 million in professional services and other expense as a result of the combination of Union Bank and BanCal Tri-State Corporation.

    The following table presents merger and integration expense provisions in 1996 and 1997, the cash and noncash utilization of those expense provisions during the periods, and the resulting liability balances as of December 31, 1996 and 1997.

                                                                                                  YEARS ENDED
                                                                                                 DECEMBER 31,
                                                                                             ---------------------
                                                                                                1996       1997
                                                                                             ----------  ---------
                                                                                                  (DOLLARS IN
                                                                                                  THOUSANDS)
Balance, accrued merger and integration expense, beginning of period.......................  $   --      $  54,344
Provision for merger and integration costs.................................................     117,464      6,037
Utilization for the period:
  Cash.....................................................................................      40,155     35,809
  Noncash..................................................................................      22,965      1,642
                                                                                             ----------  ---------
    Total utilization......................................................................      63,120     37,451
                                                                                             ----------  ---------
Balance, accrued merger and integration expense, end of period.............................  $   54,344  $  22,930
                                                                                             ----------  ---------
                                                                                             ----------  ---------

    At December 31, 1997, the liability balance included amounts primarily for severance payments that are being paid on a periodic basis and for lease payments that are continuing over the expected term of the leases.

    INCOME TAX EXPENSE

                                                                                    YEARS ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1995        1996        1997
                                                                               ----------  ----------  ----------
                                                                                     (DOLLARS IN THOUSANDS)
Income before income taxes...................................................  $  506,301  $  412,350  $  650,018
Income tax expense...........................................................     193,359     162,892     238,722
Effective tax rate...........................................................          38%         40%         37%

    Our effective tax rate in 1996 was 40% compared with 37% in 1997. Excluding a $5 million after-tax benefit recognized in 1996 from a settlement with the State of California Franchise Tax Board for 1985 and 1986, the effective tax rate in 1996 was 41%. The lower 1997 effective tax rate was the result of an after-tax refund from the State of California Franchise Tax Board of approximately $25 million to settle litigation, administration, and audit disputes covering the years 1975-1987. Excluding the State of California Franchise Tax Board refund, the effective tax rate for 1997 was also 41%.

    CREDIT RISK MANAGEMENT

    Our principal business activity is the extension of credit in the form of loans or other credit substitutes to individuals and businesses. Our policies and applicable laws and regulations governing the extension of credit require risk analysis as well as ongoing portfolio and credit management through loan product diversification, lending limit constraints, credit review and approval policies, and extensive internal monitoring.

    We manage and control credit risk through diversification of the portfolio by type of loan, industry concentration, dollar limits on multiple loans to the same borrower, geographic distribution and type of borrower. Geographic diversification of loans originated through our branch network is generally within California, Oregon and Washington, which we consider to be our principal markets. In addition, we will continue to originate and participate in lending activities outside these states, as well as internationally.

    In analyzing our existing loan portfolios, we apply specific monitoring policies and procedures which vary according to the relative risk profile and other characteristics of the loans within the various portfolios. Our residential and consumer loans are relatively homogeneous and no single loan is individually significant in terms of its size or potential risk of loss. Therefore, we review our residential and consumer portfolios by analyzing their performance as a pool of loans. In contrast, our monitoring process for the commercial, financial and industrial; construction; commercial mortgage; and foreign loan portfolios includes a periodic review of individual loans. Loans that are performing but have shown some signs of weakness are evaluated under more stringent reporting and oversight. We review these loans to assess the ability of the borrowing entity to continue to service all of its interest and principal obligations and as a result may adjust the risk grade accordingly. In the event that we believe that full collection of principal and interest is not reasonably assured, the loan will be appropriately downgraded and, if warranted, placed on nonaccrual status, even though the loan may be current as to principal and interest payments.

    We have a Credit Policy Forum, composed of the Chief Credit Officer, senior credit officers, and appropriate line officers who establish policy, credit quality criteria, portfolio guidelines and other controls. Credit Administration together with a series of loan committees, have the responsibility for administering the credit approval process, as well as the implementation and administration of our credit policies and lending practices and procedures. These policies require an extensive evaluation of credit requests and continuing review of existing credits in order to promptly identify, monitor and quantify evidence of deterioration of asset credit quality or potential loss.

    As another part of the control process, an independent internal credit review and examination function provides quality assurance that loans and commitments are made and maintained as prescribed by our credit policies and that the assets are appropriately and timely risk graded. This includes a review of compliance with our underwriting policies when the loan is initially extended and subsequent on-site examinations to ensure continued compliance.

    LOANS

    The following table shows loans outstanding at year-end by loan type. Loans outstanding by loan type as a percentage of total loans is shown for 1993 through 1997.

                                                                           DECEMBER 31,
                                      --------------------------------------------------------------------------------------
                                              1993                  1994                  1995                  1996
                                      --------------------  --------------------  --------------------  --------------------
                                                                      (DOLLARS IN MILLIONS)
Domestic:
  Commercial, financial and
    industrial......................  $   8,135         46% $   8,547         47% $   9,684         47% $   9,496         45%
  Construction......................        877          5        464          3        370          2        358          2
  Mortgage:
    Residential.....................      1,964         11      2,253         12      2,642         13      2,961         14
    Commercial......................      2,088         12      1,778         10      2,143         10      2,598         12
                                      ---------        ---  ---------        ---  ---------        ---  ---------        ---
      Total mortgage................      4,052         23      4,031         22      4,785         23      5,559         26
  Consumer:
    Installment.....................      1,351          8      1,644          9      1,812          9      2,063         10
    Home equity.....................      1,302          7      1,222          7      1,222          6      1,113          5
    Credit card and other
      lines of credit...............        207          1        219          1        309          2        303          1
                                      ---------        ---  ---------        ---  ---------        ---  ---------        ---
      Total consumer................      2,860         16      3,085         17      3,343         17      3,479         16
  Lease financing...................        831          4        829          5        845          4        800          4
                                      ---------        ---  ---------        ---  ---------        ---  ---------        ---
      Total loans in domestic
        offices.....................     16,755         94     16,956         94     19,027         93     19,692         93
                                      ---------             ---------             ---------             ---------
Loans originated in foreign
  branches..........................      1,004          6      1,110          6      1,405          7      1,358          7
                                      ---------        ---  ---------        ---  ---------        ---  ---------        ---
      Total loans...................  $  17,759        100% $  18,066        100% $  20,432        100% $  21,050        100%
                                      ---------        ---  ---------        ---  ---------        ---  ---------        ---
                                      ---------        ---  ---------        ---  ---------        ---  ---------        ---


                                              1997
                                      --------------------

Domestic:
  Commercial, financial and
    industrial......................  $  10,747         47%
  Construction......................        293          1
  Mortgage:
    Residential.....................      2,961         13
    Commercial......................      2,952         13
                                      ---------        ---
      Total mortgage................      5,913         26
  Consumer:
    Installment.....................      2,091          9
    Home equity.....................        993          5
    Credit card and other
      lines of credit...............        270          1
                                      ---------        ---
      Total consumer................      3,354         15
  Lease financing...................        875          4
                                      ---------        ---
      Total loans in domestic
        offices.....................     21,182         93
                                      ---------
Loans originated in foreign
  branches..........................      1,559          7
                                      ---------        ---
      Total loans...................  $  22,741        100%
                                      ---------        ---
                                      ---------        ---

    Our lending activities are predominantly domestic, with such loans comprising approximately 93 percent of the portfolio at December 31, 1997. Total loans at December 31, 1997 were $22.7 billion, an increase of $1,691 million, or 8 percent, from one year earlier. The increase was primarily attributable to growth in the commercial, financial and industrial loan portfolio, which increased $1,251 million from 1996, and to growth in the commercial mortgage loan portfolio, which increased $354 million.

    COMMERCIAL, FINANCIAL AND INDUSTRIAL LOANS. Commercial, financial and industrial loans represent the largest category in the loan portfolio. These loans are extended principally to major corporations, middle market businesses, and small businesses, with no industry concentration exceeding ten percent of total commercial, financial and industrial loans.

    Our commercial market lending originates primarily through its banking office network. These offices, which rely extensively on relationship oriented banking, provide many services including cash management services, lines of credit, accounts receivable and inventory financing. Separately, we originate or participate in a wide variety of financial services to major corporations. These services include traditional commercial banking and specialized financing tailored to the needs of each customer's specific industry. Presently, we are active in the communications and media, energy related services, retailing and financial services industries.

    At December 31, 1997, the commercial, financial and industrial loan portfolio was $10,747 million, or 47 percent, of the total loan portfolio. The increase of $1,251 million, or 13 percent, from the previous year-end was primarily attributable to loans extended to large corporations in industries where our bank has specialized lending expertise.

    CONSTRUCTION AND COMMERCIAL MORTGAGE LOANS. We engage in nonresidential real estate lending which includes commercial mortgage loans and construction loans secured by deeds of trust. Construction loans are made primarily to residential builders and to commercial property developers.

    At December 31, 1997, construction loans were $293 million, $65 million lower than at the end of the previous year. Commercial mortgage loans were $2,952 million, an increase of $354 million, or 14 percent, from a year earlier. This increase was primarily attributable to a strong recovery in the California real estate market reflecting the continuing improvement in the West Coast economy, particularly in the real estate sector.

    RESIDENTIAL MORTGAGE LOANS. We originate residential loans through its branch network in California, Oregon, and Washington, and periodically purchases loans in its market area.

    At December 31, 1997, residential loans were $2,961 million, unchanged from the prior year.

    CONSUMER LOANS. Through our branch network, we originate consumer loans, such as vehicle-secured installment loans, home equity lines where advances are generally secured by second deeds of trust on residential real estate, and credit card loans.

    At December 31, 1996, consumer loans were $3,479 million, or 16 percent of total loans, compared with $3,354 million, or 15 percent of total loans, at year-end 1997.

    LEASE FINANCING. We enter into direct financing and leveraged leases through an agreement with a subsidiary of The Bank of Tokyo-Mitsubishi. In addition, we originate auto leases.

    At December 31, 1997, lease financing outstandings were $875 million, an increase of $75 million from the end of 1996.

    LOANS ORIGINATED IN FOREIGN BRANCHES. Our loans originated in foreign branches consist primarily of short-term credit extensions to financial institutions located primarily in Asia and short-term commercial and industrial loans to major Japanese, Korean, and Taiwanese corporations.

    At December 31, 1996, loans originated in foreign branches totaled $1,358 million, or 7 percent of the total loan portfolio, compared with $1,559 million, or 7 percent of total loans, at December 31, 1997.

    CROSS-BORDER OUTSTANDINGS

    Our cross-border outstandings reflect additional economic and political risks that are not reflected in domestic outstandings. These risks include those arising from exchange rate fluctuations and restrictions on the transfer of funds. The following table sets forth our cross-border outstandings as of December 31, 1995, 1996 and 1997 for each country where such outstandings exceeded one percent of total assets. The cross-border outstandings were compiled based upon category and domicile of ultimate risk and are comprised of balances with banks, trading securities, securities available for sale, securities purchased under resale agreements, loans, accrued interest receivable, acceptances outstanding and investments with foreign entities. The amounts outstanding for each country exclude local currency outstandings. We do not have significant local currency outstandings to the individual countries listed in the following table that are not hedged or are not funded by local currency borrowings.


                                                                               PUBLIC      CORPORATIONS
                                                                 FINANCIAL     SECTOR        AND OTHER         TOTAL
                                                                INSTITUTIONS  ENTITIES       BORROWERS     OUTSTANDINGS
                                                                -----------  -----------  ---------------  -------------
                                                                                 (DOLLARS IN MILLIONS)
December 31, 1995
  Japan.......................................................   $   1,111    $  --          $     567       $   1,678
  Korea.......................................................         641       --                269             910

December 31, 1996
  Japan.......................................................       1,373       --                452           1,825
  Korea.......................................................         574            8            330             912

December 31, 1997
  Japan.......................................................         401       --                438             839
  Korea.......................................................         561           10            257             828
  Thailand....................................................         320       --             --                 320


    The economic condition and the ability of some countries, to which we have cross-border exposure, to manage their external debt obligations have been impacted by the Asian economic crisis beginning in the second half of 1997. The events leading to the crisis included currency devaluations, business failures, principally caused by excessive debt levels and overcapacity, and some loss of confidence in the banking system in the affected countries, resulting mainly from past lending practices and the associated impact of internal and external economic conditions. The crisis resulted in a substantial erosion of international confidence, rapid declines in stock market valuations, steep increases in interest rates and further pressure on the debt structures of the corporate and financial market participants. International Monetary Fund programs have been established or are in the process of being established which, in cooperation with steps being taken by the local governments and other global institutions, are designed to restore confidence. The success of these programs is still being evaluated.

    We are managing our exposures in these and other impacted countries very cautiously with a view to minimizing risk and supporting its long-term and viable customer relationships. High risk situations are being identified and reduced where possible, and additional reserves against potential credit losses have been identified and allocated, as determined by management at year end. None of our cross-border exposure has been affected by the recently announced debt restructuring program with South Korea.

    Although management cannot predict the ultimate impact of the crisis on our financial position and results of operations since much depends on the effect of the stabilizing activities already under way, management believes that the continuation of internal supervision, monitoring and portfolio risk management practices will be effective in minimizing the impact over and above that already identified. Increases in non-accrual loans, together with some related increases in charge-off activity, may occur as events unfold.


    Management, in accordance with its established risk management practices, will also continue to review the impact of the crisis on the stability of other countries and the potential impact on domestic business activities, particularly in our core West Coast markets.



    PROVISION FOR CREDIT LOSSES



    We did not record a provision for credit losses during 1997, compared with a $40 million provision that was recorded in 1996. Provisions for credit losses are charged to income to bring our allowance for credit losses to a level deemed appropriate by management based on the factors discussed under



"--Allowance for Credit Losses" below. We did not record a provision for credit losses in 1997 because, based on a review of the factors, management believed that the allowance for credit losses was adequate to cover probable losses inherent in the loan and lease portfolio and firm commitments at each quarter end, including December 31, 1997.



    ALLOWANCE FOR CREDIT LOSSES



    We maintain an allowance for credit losses to absorb losses inherent in the loan and lease portfolio. The allowance is based on ongoing, quarterly assessments of the probable estimated losses inherent in the loan and lease portfolio, and to a lesser extent, unused commitments to provide financing. Our methodology for assessing the appropriateness of the allowance consists of several key elements, which include:



    - the formula allowance,



    - specific allowances for identified problem loans and portfolio segments, and



    - the unallocated allowance.



In addition, the allowance incorporates the results of measuring impaired loans as provided in:



    - Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan," and



    - SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures."



These accounting standards prescribe the measurement methods, income recognition and disclosures concerning impaired loans.



    The formula allowance is calculated by applying loss factors to outstanding loans and leases and certain unused commitments, in each case based on the internal risk grade of these loans, pools of loans, leases or commitments. Changes in risk grades of both performing and nonperforming loans affect the amount of the formula allowance. Loss factors are based on our historical loss experience and may be adjusted for significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date. Loss factors are described as follows:



    - Problem graded loan loss factors are obtained from a migration model that tracks four years of historical loss experience. We are exploring changes to the migration model to track historical loss experience over an eight-year period, which management believes approximates a business cycle.



    - Pass graded loan loss factors are based on the average annual net chargeoff rate over a six-year period.



    - Pooled loan loss factors, not individually graded loans, are based on expected net chargeoffs for one year. Pooled loans are loans and leases that are homogeneous in nature, such as consumer installment and residential mortgage loans and automobile leases.



    Specific allowances are established where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss has been incurred in excess of the amount determined by the application of the formula allowance.



    The unallocated allowance is composed of two elements. The first element, which is based on our credit policy, consists of an amount that is at least 20% to 25% of the formula allowance and the specific allowance. This element recognizes the model and estimation risk associated with the formula and specific allowances. The second element is based upon management's evaluation of various conditions, the effects of which are not directly measured in determining the formula and specific allowances. The evaluation of the inherent loss regarding these conditions involves a higher degree of uncertainty because they are not identified with specific problem credits or portfolio segments. The conditions evaluated in connection with the unallocated allowance include the following conditions that existed as of the balance sheet date:

    - then-existing general economic and business conditions affecting our key lending areas,



    - credit quality trends, including trends in nonperforming loans expected to result from existing conditions,



    - collateral values,



    - loan volumes and concentrations,



    - seasoning of the loan portfolio,



    - specific industry conditions within portfolio segments,



    - recent loss experience in particular segments of the portfolio,



    - duration of the current business cycle,



    - bank regulatory examination results and



    - findings of our internal credit examiners.



Executive management reviews these conditions quarterly in discussion with our senior credit officers. If any of these conditions is evidenced by a specifically identifiable problem credit or portfolio segment as of the evaluation date, management's estimate of the effect of this condition may be reflected as a specific allowance applicable to this credit or portfolio segment. Where any of these conditions is not evidenced by a specifically identifiable problem credit or portfolio segment as of the evaluation date, management's evaluation of the probable loss concerning this condition is reflected in the unallocated allowance.



    The allowance for credit losses is based upon estimates of probable losses inherent in the loan and lease portfolio. The amount actually observed for these losses can vary significantly from the estimated amounts. Our methodology includes several features that are intended to reduce the differences between estimated and actual losses. The loss migration model that is used to establish the loan loss factors for problem graded loans is designed to be self-correcting by taking into account our recent loss experience. Similarly, by basing the pass graded loan loss factors on loss experience over the last six years, the methodology is designed to take our recent loss experience into account. Pooled loan loss factors are adjusted quarterly based upon the level of net chargeoffs expected by management in the next twelve months. Furthermore, our methodology permits adjustments to any loss factor used in the computation of the formula allowance in the event that, in management's judgment, significant factors that affect the collectibility of the portfolio as of the evaluation date are not reflected in the loss factors. By assessing the probable estimated losses inherent in the loan and lease portfolio on a quarterly basis, we are able to adjust specific and inherent loss estimates based upon any more recent information that has become available.

    The following table presents the allocation of the allowance for credit losses. The percentages reflect the allowance allocated to each respective loan category at period end, as a percentage of the total period end balance of that loan category, as set forth in the "Loans" table on page S-51.


                                                                        DECEMBER 31,
                              -------------------------------------------------------------------------------------------------
                                      1993                  1994                  1995                  1996            1997
                              --------------------  --------------------  --------------------  --------------------  ---------
                                                                   (DOLLARS IN THOUSANDS)
Domestic:
  Commercial, financial and
    industrial..............  $ 205,398       2.52% $ 146,784       1.72% $ 174,146       1.80% $ 166,100       1.75% $ 123,610
  Construction..............    106,398      12.13     69,787      15.04     24,752       6.69      5,700       1.59      3,221
  Mortgage:
    Residential.............     31,409       1.60     23,581       1.05      5,466       0.21      4,000       0.14      2,700
    Commercial..............    139,303       6.67     70,130       3.94     59,931       2.80     39,000       1.50     60,680
                              ---------             ---------             ---------             ---------             ---------
      Total mortgage........    170,712       4.21     93,711       2.32     65,397       1.37     43,000       0.77     63,380
  Consumer:
    Installment.............     13,100       0.97     12,500       0.76     13,200       0.73     10,400       0.50     11,400
    Home equity.............      6,062       0.47      7,143       0.58      5,532       0.45      4,900       0.44      3,600
    Credit card and other
      lines of credit.......     15,171       7.33     17,101       7.81     32,799      10.61     34,000      11.22     30,500
                              ---------             ---------             ---------             ---------             ---------
      Total consumer........     34,333       1.20     36,744       1.19     51,531       1.54     49,300       1.42     45,500
  Lease financing...........     12,500       1.50     10,000       1.21      1,300       0.15      5,300       0.66      4,862
                              ---------             ---------             ---------             ---------             ---------
      Total domestic
        allowance...........    529,341       3.16    357,026       2.11    317,126       1.67    269,400       1.37    240,573
Foreign allowance...........     14,293       1.42     15,330       1.38     13,968       0.99      9,394       0.69     39,313
Unallocated.................    148,950               190,786               224,055               245,152               171,806
                              ---------             ---------             ---------             ---------             ---------
      Total allowance for
        credit losses.......  $ 692,584       3.90% $ 563,142       3.12% $ 555,149       2.72% $ 523,946       2.49% $ 451,692
                              ---------             ---------             ---------             ---------             ---------
                              ---------             ---------             ---------             ---------             ---------

Domestic:
  Commercial, financial and
    industrial..............       1.15%
  Construction..............       1.10
  Mortgage:
    Residential.............       0.09
    Commercial..............       2.06
      Total mortgage........       1.07
  Consumer:
    Installment.............       0.55
    Home equity.............       0.36
    Credit card and other
      lines of credit.......      11.30
      Total consumer........       1.36
  Lease financing...........       0.56
      Total domestic
        allowance...........       1.14
Foreign allowance...........       2.52
Unallocated.................
      Total allowance for
        credit losses.......       1.99%

    The following table presents a reconciliation of changes in our allowance for credit losses.

                                                                        YEARS ENDED DECEMBER 31,
                                                       ----------------------------------------------------------
                                                          1993        1994        1995        1996        1997
                                                       ----------  ----------  ----------  ----------  ----------
                                                                         (DOLLARS IN THOUSANDS)
Balance, beginning of year...........................  $  790,479  $  692,584  $  563,142  $  555,149  $  523,946
Loans charged off:
  Commercial, financial and industrial...............      99,280     105,774      47,524      42,134      58,664
  Construction.......................................      58,835      32,151       9,401       3,249         120
  Mortgage...........................................     113,791     100,613      29,330      13,483       5,058
  Consumer...........................................      39,576      31,806      44,627      56,361      55,336
  Lease financing....................................      11,432       2,940       2,422       2,623       3,601
  Foreign(1).........................................         201         533         295       1,250      --
                                                       ----------  ----------  ----------  ----------  ----------
    Total loans charged off..........................     323,115     273,817     133,599     119,100     122,779
Recoveries of loans previously charged off:
  Commercial, financial and industrial...............      41,552      39,177      39,178      22,341      23,371
  Construction.......................................       2,955       5,868       3,195         132       9,054
  Mortgage...........................................       6,201      16,228      18,500      12,277       3,292
  Consumer...........................................       8,872       8,915      10,924      12,906      14,946
  Lease financing....................................       3,353         435         311         368         351
  Foreign(1).........................................      11,229         627         295      --          --
                                                       ----------  ----------  ----------  ----------  ----------
    Total recoveries of loans previously charged
      off............................................      74,162      71,250      72,403      48,024      51,014
                                                       ----------  ----------  ----------  ----------  ----------
      Net loans charged off..........................     248,953     202,567      61,196      71,076      71,765
Provision for credit losses..........................     151,000      73,000      53,250      40,000      --
Foreign translation adjustment and other net
  additions (deductions).............................          58         125         (47)       (127)       (489)
                                                       ----------  ----------  ----------  ----------  ----------
Balance, end of year.................................  $  692,584  $  563,142  $  555,149  $  523,946  $  451,692
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
Allowance for credit losses to total loans...........        3.90%       3.12%       2.72%       2.49%       1.99%
Provision for credit losses to net loans charged
  off................................................       60.65       36.04       87.02       56.28      --
Recoveries of loans to loans charged off in the
  previous year......................................       24.38       22.05       26.44       35.95       42.83
Net loans charged off to average loans outstanding...        1.37        1.15        0.32        0.34        0.33
Allowance for credit losses to nonaccrual
  loans..............................................       84.82      161.08      266.56      408.48      413.12

------------------------

(1) Foreign loans are those loans originated in foreign branches.


    At December 31, 1997, our allowance for credit losses was $452 million, or 1.99% of the total loan portfolio, and 413% of total nonaccrual loans. This compares with an allowance for credit losses of $524 million, or 2.49% of the total loan portfolio, and 408% of total nonaccrual loans at December 31, 1996. At year-end 1997, the unallocated portion of the allowance for credit losses was $172 million compared with $245 million at the end of 1996. At December 31, 1997, the allocated portion of the allowance for credit losses included $108 million related to special mention and classified credits, compared to $134 million at December 31, 1996. Special mention and classified credits are those that are internally risk graded as "special mention," "substandard" or "doubtful." Special mention credits are potentially weak, as the borrower has begun to exhibit deteriorating trends which, if not corrected, could jeopardize repayment of the loan and result in further downgrade. Substandard credits have well-defined weaknesses which, if not corrected, could jeopardize the full satisfaction of the debt. A credit classified as "doubtful" has critical weaknesses that make full collection improbable.



    During 1997, there were no changes in estimation methods or assumptions that affected our methodology for assessing the appropriateness of the allowance for credit losses, except that we extended the average annual net chargeoff rate for pass graded loans from 4.75 years to 6 years. The impact of this change resulted in an increase of approximately $13 million in the formula allowance. We extended the average annual net chargeoff rate to better reflect the business cycle. Changes in assumptions regarding the effects of economic and business conditions on borrowers and other factors, which are described below, affected the assessment of the unallocated allowance. In addition, as described below, we allocated a portion of the unallocated allowance to foreign loans amid concerns that the Asian financial turmoil had adversely impacted companies and financial institutions in Asian markets in which we operate.



    During 1997, we had net loans charged off of $72 million compared to net loans charged off of $71 million in 1996. Recoveries of loans previously charged off increased by $3 million, and the percentage of current year recoveries to loans charged off in the previous year increased from 35.95% in 1996 to 42.83% in 1997. Loans charged off in 1997 increased by $4 million, primarily due to a $17 million increase in commercial, financial and industrial loans charged off, partially offset by a $8 million decrease in mortgage loans charged off. Chargeoffs reflect the realization of losses in the portfolio that were recognized previously through provisions for credit losses. At December 31, 1997, the allowance for credit losses exceeded the net loans charged off during 1997, reflecting management's belief, based on the foregoing analysis, that there are additional losses inherent in the portfolio.



    At December 31, 1997, our average annual net chargeoffs for the past five years were $131.2 million, compared with $166.4 million at December 31, 1996. These net chargeoffs represent 3.4 years of losses based on the level of the allowance for credit losses at December 31, 1997 and 3.1 years of losses based on the level of the allowance for credit losses at December 31, 1996. Historical net chargeoffs are not necessarily indicative of the amount of net chargeoffs that we will realize in the future.



    We did not record a provision for credit losses during 1997. The decision not to record a provision was based upon management's application of the allowance methodology and the factors described above, particularly, the level of net chargeoffs and the decline in the level of nonperforming loans. Although management determined that no provision for credit losses was necessary in 1997, it noted that particular factors could necessitate the resumption of provisioning in the future. In particular, management noted that although net chargeoffs were relatively stable from 1996 to 1997, net chargeoffs were higher in the last three quarters of 1997. Furthermore, management noted that although the level of net chargeoffs and the decline in nonperforming loans favorably impacted our asset quality ratios, the total portfolio of commercial, financial and industrial loans and commercial mortgage loans was increasing. Losses inherent in both of these types of credits are more difficult to assess because historically they have been more volatile than losses from other credits.



    Management also considered the effect on global economic conditions of the Asian financial crisis. At December 31, 1997, cross-border loans and acceptances to Japan, Korea, Malaysia, Thailand, Vietnam, Singapore, Indonesia, the Philippines, China, Taiwan and Hong Kong totaled $2.1 billion. Although at December 31, 1997, we had not identified any specific losses related to our Asia/Pacific exposures, management believed that it was probable that the Asian financial turmoil had adversely impacted companies and financial institutions in Asia/Pacific markets in which we operate. In light of this concern, we allocated $29 million from the unallocated portion of the allowance at December 31, 1997 to foreign loans. The allocated amount was based upon the total amount of foreign loans to corporate borrowers in Asian countries, and management's assessment of the quantified losses inherent in the Asia/Pacific portfolio segment. In addition, we believe that the historical loss factors for the Asia/Pacific exposures failed to estimate the total probable inherent losses because we had not suffered any credit losses in the foreign loan portfolio during the four-year historical loss cycle used to establish the problem loan loss factors. Based upon this concern, as well as the other factors described in "Cross-Border Outstandings" above, including the magnitude of our exposure to the Asia/Pacific segment, management does not believe that the $29 million allocated to foreign loans is sufficient to cover all of the losses inherent in the foreign loan portfolio and, accordingly, these factors were considered by management in its overall assessment of the unallocated allowance.



    In addition to the impact of the Asian financial turmoil on companies and financial institutions in Asian markets in which we operate, management considered the effects of the Asian turmoil on companies and financial institutions in the domestic, primarily California, and foreign, other than Asia/Pacific, markets in which we operate. As of December 31, 1997, management believed that the impact of the Asian financial turmoil on the collectibility of loans and leases to domestic and foreign, other than Asia/Pacific, borrowers, was not generally reflected in the level of nonperforming loans or in the internal risk grading process regarding these loans and leases. Accordingly, our evaluation of these probable losses is reflected in the unallocated allowance. The evaluations of these inherent losses are subject to higher degrees of uncertainty because they are not identified with specific problem credits.



    At December 31, 1997, our allowance for credit losses was $452 million, consisting of a:



    - $212 million formula allowance,



    - $68 million specific allowance and



    - $172 million unallocated allowance.



This compares with an allowance for credit losses of $524 million at December 31, 1996, which consisted of a:



    - $237 million formula allowance,



    - $42 million specific allowance and



    - $245 million unallocated allowance.



The decrease of $25 million in the formula allowance relates primarily to:



    - a reduction in the level of criticized loans,



    - the reflection of lower historical losses in the loss factors, which was partially offset by loan growth,



    - changes to conform the various risk grade definitions after the combination of Bank of California and Union Bank and



    - the extension of the average annual net chargeoff rate for pass graded loans.



The increase of $26 million in the specific allowance relates primarily to the reallocation for the Asian exposure described above. The unallocated allowance decreased by $73 million at December 31, 1997, because management believed that the inherent losses related to conditions considered in its evaluation of the unallocated allowance at December 31, 1996 had:



    - been recognized through charge-offs,



    - been reflected in the formula or specific allowance or



    - declined.



From December 31, 1996 to December 31, 1997, there was no change in the component of the unallocated allowance related to the 20% to 25% margin for model and estimation risk prescribed by our credit policy. Included among those conditions that management believed gave rise to lower inherent losses at December 31, 1997 compared to December 31, 1996 were:

    - reduced concerns regarding the lingering effects of the California recession on, and the sustainability of the recovery in, the California commercial real estate and construction market,



    - reduced concerns regarding consumer debt burdens and rising levels of consumer bankruptcies,



    - resolution of uncertainties related to assimilating data for the formula allowance that resulted from combining the loan portfolios of Bank of California and Union Bank and inconsistencies in the risk grading systems of UnionBanCal Corporation's predecessor banks,



    - reduced concerns related to consolidation and restructuring in the retail industry and



    - reduced concerns regarding the sustainability of perceived improvements in economic conditions.



    We do not weight the unallocated allowance among segments of the portfolio. In evaluating the appropriateness of the unallocated allowance at December 31, 1997, we considered, in addition to the factors described above:



    - the approximately $56 million to $70 million margin for model and estimation risk prescribed by our credit policy and



    - our estimate that the adverse impact of the Asian financial turmoil on us could be in the range of $100 million to $105 million.



The following factors are reflected in management's estimate of the unallocated allowance at December 31, 1996:



    - the approximately $56 million to $70 million margin for model and estimation risk prescribed by our credit policy,



    - the lingering effects of the California recession on, and the sustainability of the recovery in, the California commercial real estate and construction market, which could be in the range of $45 million to $70 million,



    - the effects of consumer debt burdens and rising levels of consumer bankruptcies, which could be in the range of $25 million to $40 million,



    - the effects of uncertainties related to assimilating data for the formula allowance that resulted from combining the loan portfolios of Bank of California and Union Bank and inconsistencies in the risk grading systems of UnionBanCal Corporation's predecessor banks, which could be in the range of $15 million to $30 million,



    - the effects of consolidation and restructuring in the retail industry, which could be in the range of $5 million to $10 million and



    - the effects of adverse economic and business conditions in Japan, which could be in the range of $5 million to $10 million.



We cannot assure you that the adverse impact of any of these conditions on us will not be in excess of the foregoing ranges. See "Forward Looking Statements" on page S-17 for more information on risks and uncertainties affecting our estimates.


    NONPERFORMING ASSETS

    Nonperforming assets consist of nonaccrual loans, renegotiated loans, and foreclosed assets. Nonaccrual loans are those for which management has discontinued accrual of interest because there exists significant uncertainty as to the full and timely collection of either principal or interest or such loans have become contractually past due 90 days in the payment of principal or interest. For a more detailed discussion of the accounting for nonaccrual loans, see Note 1 to our Consolidated Financial Statements.

    Renegotiated loans are those accruing loans for which, for reasons related to the borrower's financial difficulties, we have amended the terms of the original loan agreement and the borrower is performing according to the renegotiated terms.

    Foreclosed assets includes property where we acquired title through foreclosure or "deed in lieu" of foreclosure. On an ongoing basis, foreclosed asset values are reviewed and any decline in value is recognized as noninterest expense in the current period.

    The following table presents an analysis of nonperforming assets.

                                                                             DECEMBER 31,
                                                     ------------------------------------------------------------
                                                         1993         1994        1995        1996        1997
                                                     ------------  ----------  ----------  ----------  ----------
                                                                        (DOLLARS IN THOUSANDS)
Commercial, financial and industrial...............  $    145,907  $  106,447  $   84,336  $   56,864  $   46,392
Construction.......................................       231,148      73,643      40,026       7,349       4,071
Mortgage:
  Residential......................................        61,809      17,020      19,220      11,214         954
  Commercial.......................................       367,072     145,207      63,836      52,593      57,921
                                                     ------------  ----------  ----------  ----------  ----------
    Total mortgage.................................       428,881     162,227      83,056      63,807      58,875
Other..............................................         7,288       7,285         849         247      --
Foreign(1).........................................         3,331      --          --          --          --
                                                     ------------  ----------  ----------  ----------  ----------
    Total nonaccrual loans.........................       816,555     349,602     208,267     128,267     109,338
Renegotiated loans.................................         4,617      14,843       1,612      --          --
Nonperforming real estate ventures.................        23,256      --          --          --          --
Foreclosed assets..................................       349,022      56,782      36,992      28,517      20,471
                                                     ------------  ----------  ----------  ----------  ----------
    Total nonperforming assets.....................  $  1,193,450  $  421,227  $  246,871  $  156,784  $  129,809
                                                     ------------  ----------  ----------  ----------  ----------
                                                     ------------  ----------  ----------  ----------  ----------
Allowance for credit losses........................  $    692,584  $  563,142  $  555,149  $  523,946  $  451,692
                                                     ------------  ----------  ----------  ----------  ----------
                                                     ------------  ----------  ----------  ----------  ----------
Nonaccrual and renegotiated loans to total loans...          4.62%       2.02%       1.03%       0.61%       0.48%
Nonaccrual loans to allowance for credit losses....        117.90       62.08       37.52       24.48       24.21
Nonperforming assets to total loans, real estate
  ventures and foreclosed assets...................          6.58        2.32        1.21        0.74        0.57
Nonperforming assets to total assets...............          4.97        1.71        0.90        0.54        0.42

------------------------

(1) Foreign loans are those loans originated in foreign branches.

    The following table presents an analysis of loans contractually past due 90 days or more as to interest or principal, but not included in nonaccrual loans above.

                                                                                 DECEMBER 31,
                                                             -----------------------------------------------------
                                                               1993       1994       1995       1996       1997
                                                             ---------  ---------  ---------  ---------  ---------
                                                                            (DOLLARS IN THOUSANDS)
Commercial, financial and industrial.......................  $  12,116  $   3,690  $   3,752  $   4,527  $     450
Construction...............................................     10,711      5,735      1,063     --         --
Mortgage:
  Residential..............................................     14,602      2,123      8,479      8,969     10,170
  Commercial...............................................     35,071     --          3,592        168      1,660
                                                             ---------  ---------  ---------  ---------  ---------
    Total mortgage.........................................     49,673      2,123     12,071      9,137     11,830
Consumer and other.........................................      8,481      8,573      8,854     10,028      7,712
                                                             ---------  ---------  ---------  ---------  ---------
    Total loans 90 days or more past due and still
      accruing.............................................  $  80,981  $  20,121  $  25,740  $  23,692  $  19,992
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------


    At December 31, 1997, nonaccrual loans totaled $109 million, a decrease of $19 million, or 15%, from year-end 1996. The decline was primarily attributable to a $10 million reduction in nonaccrual commercial, financial and industrial loans and a $10 million reduction in nonaccrual residential mortgage loans. The reduction in nonaccrual residential mortgage loans was partly due to a reclassification of particular loans from nonaccrual to 90-days past due and still accruing. The decline in nonaccrual loans was reflected in an improvement in the overall risk grades of the portfolio, which contributed to a reduction in the formula allowance. Foreclosed assets, primarily other real estate owned, decreased by $8 million due to sales of individual assets.



    Nonaccrual and renegotiated loans as a percentage of total loans were 0.48% at December 31, 1997 compared with 0.61% one year earlier. Nonperforming assets as a percentage of total loans, real estate ventures and foreclosed assets improved to 0.57% at year-end 1997 from 0.74% at December 31, 1996. At December 31, 1997, approximately 58% of nonaccrual loans were real estate related.



    Total loans 90 days or more past due and still accruing were $20 million at December 31, 1997 compared with $24 million at December 31, 1996.



    At December 31 1997, impaired loans were $108 million and the associated impairment allowance was $9 million compared with impaired loans of $114 million and the associated impairment allowance of $21 million at December 31, 1996.


    INTEREST FOREGONE

    Interest foregone during 1996 and 1997 for loans that were on nonaccrual status at December 31, 1996 was $9 million and at December 31, 1997 was $6 million. We recognized interest income during 1996 and 1997 for loans that were on nonaccrual status at December 31, 1996 of $5 million and at December 31, 1997 of $3 million.

    SECURITIES

    The following tables summarize the composition of the securities portfolio and the gross unrealized gains and losses within the portfolio.

    SECURITIES AVAILABLE FOR SALE.

                                                                  DECEMBER 31,
                    ---------------------------------------------------------------------------------------------------------
                                                    1996                                            1997
                      1995     ----------------------------------------------  ----------------------------------------------
                    ---------                GROSS        GROSS                              GROSS        GROSS
                      FAIR     AMORTIZED  UNREALIZED   UNREALIZED     FAIR     AMORTIZED  UNREALIZED   UNREALIZED     FAIR
                      VALUE      COST        GAINS       LOSSES       VALUE      COST        GAINS       LOSSES       VALUE
                    ---------  ---------  -----------  -----------  ---------  ---------  -----------  -----------  ---------
                                                             (DOLLARS IN THOUSANDS)
U.S. Treasury.....  $ 994,492  $1,137,992  $   4,993    $   1,933   $1,141,052 $ 987,374   $  10,793    $     170   $ 997,997
Other U.S.
  government......    364,584    687,717       4,993          779     691,931    709,536       6,005           67     715,474
Mortgage-backed
  securities......    448,173    193,531         400          274     193,657    679,692       3,331          265     682,758
State and
  municipal.......    132,698    101,006      13,749       --         114,755     90,937      13,236       --         104,173
Corporate debt
  securities......     --         --          --           --          --          2,698         311            1       3,008
Equity
  securities......     16,539     19,041       2,553       --          21,594     28,881       1,596          672      29,805
Foreign
  securities......      4,065      1,136          72       --           1,208      5,132          39       --           5,171
                    ---------  ---------  -----------  -----------  ---------  ---------  -----------  -----------  ---------
  Total securities
    available for
    sale..........  $1,960,551 $2,140,423  $  26,760    $   2,986   $2,164,197 $2,504,250  $  35,311    $   1,175   $2,538,386
                    ---------  ---------  -----------  -----------  ---------  ---------  -----------  -----------  ---------
                    ---------  ---------  -----------  -----------  ---------  ---------  -----------  -----------  ---------

    SECURITIES HELD TO MATURITY.

                                                                   DECEMBER 31,
                       ----------------------------------------------------------------------------------------------------
                                                          1996                                        1997
                          1995      ------------------------------------------------  -------------------------------------
                       -----------                  GROSS        GROSS                                GROSS        GROSS
                        AMORTIZED    AMORTIZED   UNREALIZED   UNREALIZED     FAIR      AMORTIZED   UNREALIZED   UNREALIZED
                          COST         COST         GAINS       LOSSES       VALUE       COST         GAINS       LOSSES
                       -----------  -----------  -----------  -----------  ---------  -----------  -----------  -----------
                                                              (DOLLARS IN THOUSANDS)
U.S. Treasury........   $  51,125    $  50,109    $   1,735    $  --       $  51,844   $  40,092    $   1,333    $  --
Other U.S.
  government.........     138,816      139,188        4,412       --         143,600      99,520        2,568       --
Mortgage-backed
  securities.........     124,375       41,985        2,019           68      43,936      24,477        1,745           14
State and
  municipal..........      48,971       36,914          310        2,199      35,025      24,686           75        1,367
                       -----------  -----------  -----------  -----------  ---------  -----------  -----------  -----------
  Total securities
    held to
    maturity.........   $ 363,287    $ 268,196    $   8,476    $   2,267   $ 274,405   $ 188,775    $   5,721    $   1,381
                       -----------  -----------  -----------  -----------  ---------  -----------  -----------  -----------
                       -----------  -----------  -----------  -----------  ---------  -----------  -----------  -----------


                         FAIR
                         VALUE
                       ---------

U.S. Treasury........  $  41,425
Other U.S.
  government.........    102,088
Mortgage-backed
  securities.........     26,208
State and
  municipal..........     23,394
                       ---------
  Total securities
    held to
    maturity.........  $ 193,115
                       ---------
                       ---------

    Management of the securities portfolio involves the maximization of return while maintaining prudent levels of quality and liquidity. At December 31, 1997, approximately 98 percent of total securities were investment grade.

    During the quarter ended December 31, 1995, in accordance with guidance issued by the Financial Accounting Standards Board, we reclassified from securities held to maturity to securities available for sale approximately $285 million at amortized cost of U.S. Treasury Notes (fair value $285 million) and $64 million at amortized cost of municipal bonds (fair value $72 million).

    ANALYSIS OF SECURITIES PORTFOLIO

    The following tables show the remaining contractual maturities and expected yields of the securities portfolio.

    SECURITIES AVAILABLE FOR SALE.

                                                                        DECEMBER 31, 1997
                                      -------------------------------------------------------------------------------------
                                      MATURITY
                                      -------------------------------------------------------------------------------------
                                                                AFTER ONE YEAR AND      AFTER FIVE YEARS AND
                                              WITHIN                  WITHIN                   WITHIN            AFTER TEN
                                             ONE YEAR               FIVE YEARS               TEN YEARS             YEARS
                                      ----------------------  ----------------------  ------------------------  -----------
                                       AMOUNT     YIELD(4)     AMOUNT     YIELD(4)      AMOUNT      YIELD(4)      AMOUNT
                                      ---------  -----------  ---------  -----------  -----------  -----------  -----------
                                                                     (DOLLARS IN THOUSANDS)
U.S. Treasury.......................  $ 150,048        6.22%  $ 837,326        6.31%   $  --           --    %   $  --
Other U.S. government...............     99,940        6.49     609,596        6.38       --           --           --
Mortgage-backed securities(1).......     53,108        6.82     626,584        6.41       --           --           --
State and municipal(2)..............     14,944       10.49      26,409        9.90       12,971        11.09       36,613
Corporate debt securities...........     --          --           1,432       17.31        1,266        12.42       --
Equity securities(3)................     --          --          --          --           --           --           --
Foreign securities..................      3,419       14.30      --          --            1,713         6.29       --
                                      ---------               ---------               -----------               -----------
    Total securities available for
      sale..........................  $ 321,459        6.69%  $2,101,347       6.41%   $  15,950        10.68%   $  36,613
                                      ---------               ---------               -----------               -----------
                                      ---------               ---------               -----------               -----------


                                                      TOTAL AMORTIZED
                                                   ----------------------
                                       YIELD(4)     AMOUNT     YIELD(4)
                                      -----------  ---------  -----------

U.S. Treasury.......................      --    %  $ 987,374        6.30%
Other U.S. government...............      --         709,536        6.40
Mortgage-backed securities(1).......      --         679,692        6.44
State and municipal(2)..............       11.33      90,937       10.74
Corporate debt securities...........      --           2,698       15.02
Equity securities(3)................      --          28,881      --
Foreign securities..................      --           5,132       11.63
                                                   ---------
    Total securities available for
      sale..........................       11.33%  $2,504,250       6.48%
                                                   ---------
                                                   ---------

    SECURITIES HELD TO MATURITY.

                                                                            DECEMBER 31, 1997
                                         ---------------------------------------------------------------------------------------
                                                                                                                       MATURITY
                                         ---------------------------------------------------------------------------------------
                                                                     AFTER ONE YEAR AND      AFTER FIVE YEARS AND
                                                  WITHIN                   WITHIN                   WITHIN            AFTER TEN
                                                 ONE YEAR                FIVE YEARS               TEN YEARS             YEARS
                                         ------------------------  ----------------------  ------------------------  -----------
                                           AMOUNT      YIELD(4)     AMOUNT     YIELD(4)      AMOUNT      YIELD(4)      AMOUNT
                                         -----------  -----------  ---------  -----------  -----------  -----------  -----------
                                                                         (DOLLARS IN THOUSANDS)
U.S. Treasury..........................   $  --           --    %  $  40,092        7.56%   $  --           --    %   $  --
Other U.S. government..................      10,000         8.00      89,520        7.72       --           --           --
Mortgage-backed securities(1)..........       3,622         4.88      20,855        9.03       --           --           --
State and municipal(2).................       9,077         9.19      --          --            2,596         6.35       13,013
                                         -----------               ---------               -----------               -----------
  Total securities held to maturity....   $  22,699         7.98%  $ 150,467        7.86%   $   2,596         6.35%   $  13,013
                                         -----------               ---------               -----------               -----------
                                         -----------               ---------               -----------               -----------


                                                         TOTAL AMORTIZED
                                                      ----------------------
                                          YIELD(4)     AMOUNT     YIELD(4)
                                         -----------  ---------  -----------

U.S. Treasury..........................      --    %  $  40,092        7.56%
Other U.S. government..................      --          99,520        7.75
Mortgage-backed securities(1)..........      --          24,477        8.42
State and municipal(2).................        5.77      24,686        7.09
                                                      ---------
  Total securities held to maturity....        5.77%  $ 188,775        7.71%
                                                      ---------
                                                      ---------

------------------------------

(1) Expected maturities may differ from contractual maturities because borrowers have the right to call or prepay obligations, with or without call or prepayment penalties.

(2) Yields on tax-exempt municipal securities are presented on a taxable-equivalent basis using the current federal statutory rate of 35 percent.

(3) Equity securities do not have a stated maturity and are included in the total column only.

(4) Yields are based on amortized cost.

    LOAN MATURITIES

    The following table presents our loans by maturity.

                                                                            DECEMBER 31, 1997
                                                         --------------------------------------------------------
                                                                           AFTER
                                                                          ONE YEAR
                                                            WITHIN       AND WITHIN      AFTER
                                                           ONE YEAR      FIVE YEARS    FIVE YEARS       TOTAL
                                                         -------------  ------------  ------------  -------------
                                                                          (DOLLARS IN THOUSANDS)
Domestic:
  Commercial, financial and industrial.................  $   4,102,910  $  4,477,317  $  2,166,952  $  10,747,179
  Construction.........................................        173,504       119,829       --             293,333
  Mortgage:
    Residential........................................          4,230        32,000     2,925,003      2,961,233
    Commercial.........................................        228,955     1,085,913     1,636,939      2,951,807
                                                         -------------  ------------  ------------  -------------
      Total mortgage...................................        233,185     1,117,913     4,561,942      5,913,040
  Consumer:
    Installment........................................        136,264     1,801,620       152,868      2,090,752
    Home equity........................................          2,816        38,570       951,530        992,916
    Credit card and other lines of credit..............        270,045            52       --             270,097
                                                         -------------  ------------  ------------  -------------
      Total consumer...................................        409,125     1,840,242     1,104,398      3,353,765
  Lease financing......................................         83,478       606,904       184,478        874,860
                                                         -------------  ------------  ------------  -------------
      Total loans in domestic offices..................      5,002,202     8,162,205     8,017,770     21,182,177
Loans originated in foreign branches...................      1,515,844        25,627        17,760      1,559,231
                                                         -------------  ------------  ------------  -------------
      Total loans......................................  $   6,518,046  $  8,187,832  $  8,035,530     22,741,408
                                                         -------------  ------------  ------------
                                                         -------------  ------------  ------------
        Allowance for credit losses....................                                                   451,692
                                                                                                    -------------
      Loans, net.......................................                                             $  22,289,716
                                                                                                    -------------
                                                                                                    -------------
Total fixed rate loans due after one year..............                                             $   5,353,709
Total variable rate loans due after one year...........                                                10,869,653
                                                                                                    -------------
      Total loans due after one year...................                                             $  16,223,362
                                                                                                    -------------
                                                                                                    -------------

    CERTIFICATES OF DEPOSIT OF $100,000 AND OVER

    The following table presents domestic certificates of deposit of $100,000 and over by maturity.

                                                                                                  DECEMBER 31,
                                                                                                      1997
                                                                                              --------------------
                                                                                                  (DOLLARS IN
                                                                                                   THOUSANDS)
Three months or less........................................................................      $  2,684,438
Over three months through six months........................................................         1,163,014
Over six months through twelve months.......................................................           261,739
Over twelve months..........................................................................           154,948
                                                                                                   -----------
    Total domestic certificates of deposit of $100,000 and over.............................      $  4,264,139
                                                                                                   -----------
                                                                                                   -----------

    We offer certificates of deposit of $100,000 and over at market rates of interest. Many of these certificates are issued to customers, both public and private, who have done business with us for an extended period. We expect that as these deposits become due, the majority will continue to be renewed at market rates of interest.

    Substantially all of our deposits in foreign branches are certificates of deposit of $100,000 and over and mature in less than one year.

    BORROWED FUNDS

    The following table presents information on our borrowed funds, excluding subordinated capital notes.

                                                                                        DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1995          1996          1997
                                                                          ------------  ------------  ------------
                                                                                   (DOLLARS IN THOUSANDS)
Federal funds purchased and securities sold under repurchase agreements with weighted average interest rates of 4.96% at December 31, 1995,
  5.09% at December 31, 1996 and 5.38% at December 31, 1997.............  $  1,195,058  $  1,322,654  $  1,335,884
Commercial paper, with weighted average interest rates of 5.75% at
  December 31, 1995, 5.34% at December 31, 1996 and 5.64% at December
  31, 1997..............................................................     1,389,870     1,495,463       966,575
Other borrowed funds, with weighted average interest rates of 5.78% at
  December 31, 1995, 5.66% at December 31, 1996 and 6.23% at December
  31, 1997..............................................................     1,064,472       749,422       476,010
                                                                          ------------  ------------  ------------
    Total borrowed funds................................................  $  3,649,400  $  3,567,539  $  2,778,469
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Federal funds purchased and securities sold under repurchase agreements:
  Maximum outstanding at any month end..................................  $  1,517,999  $  1,322,654  $  1,575,930
  Average balance during the year.......................................     1,384,762       933,433     1,097,707
  Weighted average interest rate during the year........................          5.70%         5.05%         5.33%

Commercial paper:
  Maximum outstanding at any month end..................................  $  1,591,712  $  1,854,576  $  1,876,135
  Average balance during the year.......................................     1,448,739     1,620,087     1,637,070
  Weighted average interest rate during the year........................          5.98%         5.40%         5.49%

Other borrowed funds:
  Maximum outstanding at any month end..................................  $  1,319,444  $  1,697,236  $    851,694
  Average balance during the year.......................................       731,759     1,119,051       635,900
  Weighted average interest rate during the year........................          5.82%         5.59%         5.42%

    CAPITAL ADEQUACY AND DIVIDENDS

    Our principal capital objectives are to support future growth, to protect depositors, to absorb any unanticipated losses and to comply with various regulatory requirements. Management believes that we have retained our capital at a level which supports our risk structure, as well as providing for anticipated growth of current business activities and strategic expansion.

    Total shareholders' equity was $2,679 million at December 31, 1997, an increase of $184 million from year-end 1996. This change was primarily a result of $411 million of net income for 1997, offset by the redemption of $135 million in preferred stock and dividends on common and preferred stock of $97 million.

    We offer a dividend reinvestment plan that allows shareholders to reinvest dividends in our common stock at 5 percent below the market price. At December 31, 1997, The Bank of Tokyo-Mitsubishi was not a participant in the plan.

    Capital adequacy depends on a variety of factors including asset quality and risk profile, liquidity, stability of earnings, competitive and economic conditions, and management. We believe that the current level of profitability, coupled with a prudent dividend policy, is adequate to support normal growth in operations while meeting regulatory capital guidelines.

    The following table summarizes our risk-based capital, risk-weighted assets, and risk-based capital ratios.

                                                                 DECEMBER 31,                                    MINIMUM
                                   -------------------------------------------------------------------------   REGULATORY
                                       1993           1994           1995           1996           1997        REQUIREMENT
                                   -------------  -------------  -------------  -------------  -------------  -------------
                                                            (DOLLARS IN THOUSANDS)
CAPITAL COMPONENTS:
  Tier 1 capital.................  $   1,952,045  $   2,070,554  $   2,355,057  $   2,395,580  $   2,587,071
  Tier 2 capital.................        702,652        626,903        591,266        551,074        601,102
                                   -------------  -------------  -------------  -------------  -------------
    Total risk-based capital.....  $   2,654,697  $   2,697,457  $   2,946,323  $   2,946,654  $   3,188,173
                                   -------------  -------------  -------------  -------------  -------------
                                   -------------  -------------  -------------  -------------  -------------
  Risk-weighted assets...........  $  21,992,647  $  22,419,516  $  25,179,489  $  26,390,288  $  28,862,340
                                   -------------  -------------  -------------  -------------  -------------
                                   -------------  -------------  -------------  -------------  -------------
  Quarterly average assets.......  $  23,624,622  $  23,868,729  $  27,073,158  $  28,496,355  $  30,334,507
                                   -------------  -------------  -------------  -------------  -------------
                                   -------------  -------------  -------------  -------------  -------------
CAPITAL RATIOS:
  Total risk-based capital.......          12.07%         12.03%         11.70%         11.17%         11.05%         8.0%
  Tier 1 risk-based capital......           8.88           9.24           9.35           9.08           8.96          4.0
  Leverage ratio(1)..............           8.26           8.67           8.70           8.41           8.53          4.0

------------------------

(1) Tier 1 capital divided by quarterly average assets, excluding goodwill.

    For regulatory purposes, our capital computations are based on risk-adjusted Tier 1 and total capital. Our Tier 1 risk-based capital ratio was 9.08% and our total risk-based capital ratio was 11.17% at December 31, 1996 compared to 8.96% for our Tier 1 risk-based capital ratio and 11.05% for our total risk-based capital ratio at December 31, 1997. The decrease in the capital ratios was attributable to the redemption of $135 million of preferred stock in the third quarter of 1997, partly offset by retained earnings growing faster than both risk-weighted assets and average assets. As of December 31, 1997, management believes the capital ratios of our bank met all regulatory minimums of a "well-capitalized" institution.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    Net income in 1996 was $249 million compared with $313 million in 1995. Excluding the effects of the $72 million after-tax charge for merger-integration expense, net income improved as a result of higher net interest income, higher noninterest income, and lower credit loss provision expense than in 1995.

    Net income applicable to common stock was $238 million, or $1.36 per diluted common share, in 1996 compared with $302 million, or $1.73 per diluted common share, in 1995.

    The return on average assets was 0.89% in 1996 versus 1.22% in 1995. The return on average common equity was 10.24% in 1996 compared with 13.73% in 1995.

    Net interest income on a taxable-equivalent basis increased by $23 million, or 2 percent, over 1995. Average loans increased $1,753 million, or 9 percent, and the net interest margin decreased 30 basis points to 4.75%.

    Noninterest income increased by $23 million, or 6 percent, over 1995. Service charges on deposits, trust and investment management fees, credit card merchant fees, brokerage commissions and fees, securities gains, and other revenue collectively grew 11 percent and accounted for $32 million of the growth in noninterest income. This increase was partially offset by a $6 million decrease in foreign exchange trading gains.

    The provision for credit losses was $40 million in 1996, $13 million, or 25 percent, lower than in 1995, reflecting the improved quality of the loan portfolio.

    Noninterest expense, excluding merger and integration expense, increased by $39 million, or 4 percent, from 1995. Personnel-related expense increased $21 million, or 4 percent, due partially to increased contract labor used to augment staffing requirements as a residual effect of the merger. Net occupancy expense increased $10 million, or 11 percent, due to a $12 million one-time charge in 1996 related to former banking facilities. This was offset by a 2 percent decrease in net occupancy expense due to the closure of 20 branches late in the third quarter of 1996. Credit card processing expense increased $6 million, or 19 percent, in 1996 due to higher merchant volumes. Advertising and public relations expense increased $8 million, or 38 percent, over 1995 due primarily to expanded activities in 1996 to increase awareness of our bank, following the April 1, 1996 combination of Union Bank and BanCal Tri-State Corporation and its subsidiary. In 1996, regulatory authority assessments expense declined $19 million, or 83 percent, primarily because the Federal Deposit Insurance Corporation decided to eliminate insurance assessments for all of 1996. Merger and integration expense was $117 million in 1996.

    Income tax expense was $30 million lower in 1996 than in 1995, primarily due to lower taxable income. The effective rate increased from 38% in 1995 to 40% in 1996 primarily due to a $3 million after-tax benefit recognized in 1995 from a favorable settlement of an Internal Revenue Service examination of 1989 and 1990.

    Total loans at December 31, 1996 were $21.0 billion, an increase of $0.6 billion, or 3 percent, over year-end 1995. Commercial, financial and industrial loans declined $188 million, or 2 percent, from the previous year, primarily due to planned reductions from a portfolio overlap arising from the merger and a reduction in low margin lending. At year-end 1996, construction loans decreased $12 million, or 3 percent, while commercial mortgages increased $455 million, or 21 percent, from 1995. This increase in commercial mortgages reflected the continuing improvement in the West Coast economy, particularly the real estate sector. It was primarily attributable to new originations of mini-perm loans, ranging in size from $1 million to $10 million, resulting from a vigorous marketing program. At December 31, 1996 residential loans were $319 million, or 12 percent, higher than the previous year as the favorable interest rate environment and a stronger housing market continued to generate significant opportunities for residential mortgage lenders. Consumer loans increased $136 million, or 4 percent, from 1995 due primarily to increases in direct and indirect auto loans for used vehicles, partially offset by a decrease in home equity balances.

    Total nonperforming assets were $157 million at December 31, 1996, $90 million, or 36 percent, lower than one year earlier. The decline was primarily attributable to a $27 million, or 33 percent, reduction in nonaccrual commercial, financial and industrial loans and a $33 million, or 82 percent, reduction in nonaccrual construction loans, due to a combination of note sales, payoffs, and upgrades. Foreclosed assets, primarily other real estate owned, decreased by $8 million, or 23 percent, from 1995, due to sales of individual assets. Net loan charge-offs in 1996 were $71 million compared to net loans charged off of $61 million in 1995. Recoveries of loans previously charged off decreased by $24 million, despite an increase in the percentage of recoveries in 1996 to loans charged off in the previous year from 26.44% in 1995 to 35.95% in 1996. Loans charged off in 1996 decreased by $14 million due to a reduction in new nonperforming assets in 1996 and a reduction in nonaccrual and underperforming loans, partly offset by a $12 million increase in consumer loans charged off, primarily attributable to credit card loans.

    At December 31, 1996, the Tier 1 risk-based capital ratio was 9.08% and the total risk-based capital ratio was 11.17% compared with a Tier 1 risk-based capital ratio of 9.35% and a total risk-based capital ratio of 11.70% at December 31, 1995.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    GENERAL

    Market risk is the risk of loss to future earnings, to fair values, or to future cash flows that may result from changes in the price of a financial instrument. The value of a financial instrument may change as a result of changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market risk sensitive instruments. Market risk is attributed to all market risk sensitive financial instruments, including securities, loans, deposits, borrowings, as well as derivative instruments. Our exposure to market risk is a function of its asset and liability management activities, its trading activities for its own account, and its role as a financial intermediary in customer-related transactions. The objective of market risk management is to avoid excessive exposure of our earnings and equity to loss and to reduce the volatility inherent in financial instruments.

    The management of market risk is governed by policies reviewed and approved annually by our Board of Directors. Our Board of Directors delegates responsibility for market risk management to the Asset & Liability Management Committee (the "A&L Management Committee"), who reports quarterly to our Board of Directors on activities related to the management of market risk. As part of the management of our market risk, the A&L Management Committee may direct changes in the mix of assets and liabilities and the use of derivative instruments such as interest rate swaps, caps and floors. The A&L Management Committee also reviews and approves all major funding, market risk-management programs, and market risk limits. The Chief Financial Officer, as chairman of the A&L Management Committee, is responsible for companywide management of market risk. The Treasurer is responsible for implementing funding, investment, and hedging strategies designed to manage this risk. On a day-to-day basis, the oversight of market risk management takes place at a centralized level within the Risk Monitoring Unit. The Risk Monitoring Unit is responsible for measuring risks to ensure compliance with all market risk limits and guidelines incorporated within the policies and procedures established by the A&L Management Committee. The Risk Monitoring Unit reports monthly to the A&L Management Committee on the effectiveness of our hedging activities, on trading risk exposures, and on compliance with policy limits. In addition, periodic reviews by internal audit, regulators and independent accountants provide further evaluation of controls over the risk management process.

    We have separate and distinct methods for managing the market risk associated with our trading activities and our asset and liability management activities, as described below.

    INTEREST RATE RISK MANAGEMENT (OTHER THAN TRADING)

    We engage in asset and liability management activities with the objective of reducing adverse changes in earnings as a result of changes in interest rates. The management of interest rate risk relates to the timing and magnitude of the repricing of assets compared to liabilities and has, as its objective, the control of risks associated with movements in interest rates.

    The Asset & Liability Management Policy approved by our Board of Directors requires monthly monitoring of interest rate risk by the A&L Management Committee. As part of the management of our interest rate risk, the A&L Management Committee may direct changes in the composition of the balance sheet and the extent to which we utilize off-balance sheet derivative instruments such as interest rate swaps, floors, and caps.

    Our balance sheet is "asset-sensitive", which means that assets generally reprice more quickly than liabilities. An asset-sensitive balance sheet tends to reduce net interest income when interest rates decline and to increase net interest income when interest rates rise.


    One method of measuring interest rate risk is by measuring the interest rate sensitivity gap, which is the difference between earning assets and liabilities maturing or repricing within specified periods. The table on page S-72 presents such an analysis, which reflects assumptions as to the rate sensitivity of deposits without contractual maturities or repricing dates. These include demand deposits, money market demand accounts, and savings deposits. Additional assumptions such as prepayment estimates for residential mortgages and mortgage-backed securities are made to reflect the probable behavior of those assets. The section of the table on page S-72 entitled "Interest Rate Risk Management Positions" presents the effects of the securities portfolio and of derivatives used for hedging, such as interest rate swaps and floors, in reducing the interest rate sensitivity gap primarily for LIBOR-based loans.



    The table on page S-72 shows that our assets that are rate sensitive within one year exceeded liabilities within that same period by $4.9 billion at December 31, 1997. Adjusted for the effects of the securities portfolio and derivatives used for hedging, this cumulative gap was reduced to $2.5 billion.


    Gap analysis has significant limitations as a method for measuring interest rate risk since changes in interest rates do not affect all categories of assets and liabilities in the same way. To address these limitations, we use a simulation model to quantify the impact of changing interest rates on net interest income. A frequency distribution of simulated 12-month net interest income outcomes based on rate scenarios produced through a Monte Carlo rate generation process is prepared monthly to determine statistically the mean net interest income. The amount of Earnings at Risk, defined as the potential negative change in net interest income, is measured at a 97.5 percent confidence level and is managed within the limit established in our Board of Director's Asset & Liability Policy at 5 percent of mean net interest income. Based on the December 31, 1997 balance sheet, the Earnings at Risk was $23.0 million or 1.80% of mean net interest income.

    An additional limit established by our Board of Director's Asset & Liability Policy is that the negative change in simulated net interest income for 12 months under single interest rate shock scenarios, up or down 200 basis points, must be no more than 8 percent of the mean net interest income. Based on the December 31, 1997 balance sheet, the negative change for a downward shock of 200 basis points was $51.8 million or 4.05% of mean net interest income.

    TRADING ACTIVITIES

    We enter into trading account activities primarily as a financial intermediary for customers, and, to a lesser extent, for our own account. By acting as a financial intermediary, we are able to provide our customers with access to a wide range of products from the securities, foreign exchange, and derivatives markets. In acting for our own account, we may take positions in some of these instruments with the objective of generating trading profits. These activities expose us to two primary types of market risk: interest rate and foreign currency exchange risk.

    In order to manage interest rate and foreign currency exchange risk associated with our trading activities, we use a variety of non-statistical methods including: position limits for each trading activity, daily marking of all positions to market, daily profit and loss statements, position reports, and independent verification of all inventory pricing. Additionally, the Risk Management Unit reports positions and profits and losses daily to the Treasurer and trading managers and weekly to the Chief Financial Officer. The A&L Management Committee is provided reports on a monthly basis. We believe that these procedures, which stress timely communication between the Risk Management Unit and senior management, are the most important elements of the risk management process.

    We use a form of Value at Risk methodology to measure the overall market risk inherent in our trading account activities. Under this methodology, management statistically calculates, with 97.5 percent confidence, the potential loss in fair value that we might experience if an adverse shift in market prices were to occur within a period of 5 business days. The amount of Value at Risk is managed within limits well below the maximum limit established by Board policy at 0.5% of shareholders' equity. The Value at Risk model incorporates a number of key assumptions, including assumed holding period and historical volatility based on 3 years of historical market data updated quarterly.

    During 1997 our foreign exchange trading Value at Risk averaged $73 thousand and peaked at $147 thousand. The low Value at Risk was $32 thousand. Correspondingly, our securities trading Value at Risk averaged $558 thousand and peaked at $717 thousand. The low Value at Risk was $439 thousand.

    Our interest rate derivatives contracts include $2.4 billion of derivative contracts entered into as an accommodation for customers. We act as an intermediary and we match these contracts at a profit with contracts with The Bank of Tokyo-Mitsubishi or other dealers, thus neutralizing the related market risk. We maintain responsibility for the credit risk associated with these contracts.

LIQUIDITY RISK

    Liquidity risk represents the potential for loss as a result of limitations on our ability to adjust its future cash flows to meet the needs of depositors and borrowers and to fund operations on a timely and cost-effective basis. The Asset & Liability Management Policy approved by our Board of Directors requires quarterly reviews of our liquidity by the A&L Management Committee, which is composed of bank senior executives. Our liquidity draws upon the strength of our extensive retail and commercial market business franchise, coupled with the ability to obtain funds for various terms in a variety of domestic and international money markets. Liquidity is managed through the funding and investment functions of the Treasury Division.

    Core deposits provide us with a sizable source of relatively stable and low-cost funds. In the third quarter of 1998, lower cost sources of funds, which include noninterest bearing deposits and interest bearing core deposits, funded 63 percent of average earning assets. Most of the remaining funding was provided by short-term borrowing in the form of negotiable certificates of deposit, foreign deposits, federal funds purchased and securities sold under repurchase agreements, and other borrowings. In the third quarter 1998, we increased our Commercial Paper program by $100 million.

    Our average core deposits, which include demand deposits, money market demand accounts, and savings and consumer time deposits, combined with average common shareholder's equity, funded 61 percent of average total assets of $29.7 billion for the year ended December 31, 1997. Most of the remaining funding was provided by short-term borrowings in the form of negotiable certificates of deposit, foreign deposits, federal funds purchased and securities sold under repurchase agreements, commercial paper and other borrowings.

    Liquidity may also be provided by the sale or maturity of assets. Such assets include interest bearing deposits in banks, federal funds sold and securities purchased under resale agreements, and trading account securities. The aggregate of these assets averaged $1.8 billion during 1997. Additional liquidity may be provided by investment securities available for sale which amounted to $2.5 billion at December 31, 1997, and by loan maturities. At December 31, 1997, $6.5 billion of loans were scheduled to mature within one year.

    The following table summarizes our interest rate sensitivity based on expected repricings in the time frames indicated for the balance sheet and interest rate derivatives as of December 31, 1997.

                                                                           DECEMBER 31, 1997
                                                       ----------------------------------------------------------
                                                                    AMOUNTS MATURING OR REPRICING IN
                                                       ----------------------------------------------------------
                                                        0-12 MONTHS     1-5 YEARS    AFTER 5 YEARS      TOTAL
                                                       -------------  -------------  -------------  -------------
                                                                         (DOLLARS IN THOUSANDS)
ASSETS:
  Federal funds sold and securities purchased under
    resale agreements................................  $      24,335  $    --        $    --        $      24,335
  Interest bearing deposits in banks.................        633,421       --             --              633,421
  Trading account assets.............................        394,313       --             --              394,313
  Loans..............................................     17,320,010      3,926,152      1,495,246     22,741,408
  Other assets(1)(2).................................      1,217,060      1,111,518      1,736,049      4,064,627
                                                       -------------  -------------  -------------  -------------
      Total assets (except securities)...............     19,589,139      5,037,670      3,231,295     27,858,104
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
LIABILITIES AND SHAREHOLDERS' EQUITY:
  Interest bearing deposits:
    Interest bearing checking(1)(3)..................        180,074      1,260,520       --            1,440,594
    Money market demand accounts(1)(3)...............      1,353,636      2,671,392       --            4,025,028
    Savings(1)(3)....................................        166,562      1,165,932       --            1,332,494
    Other time deposits(1)...........................      7,208,342        434,309          6,063      7,648,714
  Federal funds purchased and securities sold under
    repurchase agreements............................      1,335,884       --             --            1,335,884
  Other borrowed funds...............................      1,442,585       --             --            1,442,585
  Subordinated capital notes.........................        348,000       --             --              348,000
  Demand deposit accounts(1)(4)......................      2,654,863      6,194,681       --            8,849,544
  Other liabilities(1)(2)............................       --             --            1,483,123      1,483,123
  Shareholders' equity(2)............................       --             --            2,679,299      2,679,299
                                                       -------------  -------------  -------------  -------------
      Total liabilities and shareholders' equity.....  $  14,689,946  $  11,726,834  $   4,168,485  $  30,585,265
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
  Gap before risk management positions...............  $   4,899,193  $  (6,689,164) $    (937,190) $  (2,727,161)
  Cumulative gap before risk management positions....  $   4,899,193  $  (1,789,971) $  (2,727,161)

INTEREST RATE RISK MANAGEMENT POSITIONS:
  Securities(1)......................................        366,467      2,214,199        146,495      2,727,161
  Interest rate swaps................................       (425,000)       425,000       --             --
  Interest rate floors(5)............................     (2,350,000)     2,350,000       --             --
                                                       -------------  -------------  -------------  -------------
  Gap adjusted for risk management positions.........  $   2,490,660  $  (1,699,965) $    (790,695) $    --
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
  Cumulative gap adjusted for risk management
    positions........................................  $   2,490,660  $     790,695  $    --        $    --
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------

------------------------

(1) These balance sheet classifications do not conform to the classification on the Consolidated Balance Sheets on F-3.

(2) Items that neither reprice nor mature are included in the "After 5 Years" column.

(3) Interest rate sensitivity of non-maturity deposit accounts are based on assumptions for a declining interest rate scenario since our balance sheet is asset-sensitive.

(4) 70 percent of the demand deposit account balance is assumed to be "core" deposits, which are not sensitive to interest rate changes.

(5) Floors purchased affect interest rate sensitivity in a declining interest rate scenario.

YEAR 2000

    The year 2000 problem exists because many computer programs use only the last two digits to refer to a year. This convention could affect date-sensitive calculations that treat "00" as the year 1900, rather than as the year 2000. Another issue is that the year 2000 is a leap year and some programs may not properly provide for February 29, 2000.

    This discussion of the implications of the year 2000 problem for us contains numerous forward-looking statements based on inherently uncertain information. The cost of the project and the date on which we plan to complete the internal year 2000 modifications are based on management's best estimates of future events. The material assumptions underlying the estimated cost are:

    - the continued availability of internal and external resources,

    - the cost of these resources,

    - the time required to accomplish the tasks,

    - the cost of needed equipment.


    We cannot guarantee, however, these estimates, and actual results could differ. Moreover, although management believes it will be able to make the necessary modifications in advance, failure to modify the systems may have a material adverse effect on us.


    In addition, we place a high degree of reliance on computer systems of third parties, such as customers, vendors, and other financial and governmental institutions. Although we are assessing the readiness of these third parties and preparing contingency plans, the failure of these third parties to modify their systems in advance of December 31, 1999, may have a material adverse effect on us.


    We estimate that the total cost of our year 2000 project will be approximately $50 million, of which $10 million relates to capital expenditures that we will capitalize and depreciate over their useful lives. We will include the remaining $40 million in noninterest expense in the period incurred. As of December 31, 1998, we had spent $24 million on our year 2000 project, $2 million in 1997 and $22 million in 1998. Of the $24 million spent as of December 31, 1998, $6 million related to capital expenditures, $1 million in 1997 and $5 million in 1998. Of the estimated $26 million remaining to be spent, an estimated $4 million is expected to be for capital expenditures and $22 million is expected to be included in noninterest expense over the next two years. Of the $22 million to be included in noninterest expense, we have assumed that approximately $14 million will be spent on salaries and contract labor. This assumes that the current mix of internal staff and contract labor remains the same, the hours and the person-days needed to complete the projects are not materially exceeded and that preparations for the year 2000 remain on schedule. The remaining $8 million is expected to relate to other operating expenses. We are funding the cost of our year 2000 project with normal operating cash and are staffing it with external resources as well as internal staff re-deployed from less time-sensitive assignments. Estimated total cost could change further as analysis continues.


    READINESS PREPARATION

    Resolution of the year 2000 problem is among our highest priorities, and we are preparing for the century change with a comprehensive enterprise-wide year 2000 program. We have identified all of the major systems and have sought external and internal resources to renovate and test the systems. We are testing purchased software, internally developed systems and systems supported by external parties as part of the program. We are evaluating customers and vendors that have significant relationships with us to determine whether they are adequately preparing for the year 2000. In addition, we are developing contingency plans to reduce the impact of some potential events that may occur. We cannot guarantee, however, that the systems of vendors or customers with whom we do business will be completed on a timely basis, or that contingency plans will shield operations from failures that may occur.

    Our year 2000 program is comprised of numerous individual projects that address the following broad areas:

    - data processing systems,

    - telecommunications and data networks,

    - building facilities and security systems,

    - vendor risk,

    - customer risk,

    - contingency planning, and

    - communications.

    We have identified over 2,000 individual projects. The projects vary in size, importance and materiality, from large undertakings, such as remediating complicated data systems, to smaller, but still important projects, such as installing compliant computer utility systems or assuring that building equipment will perform properly. The program continues to evolve as we identify new projects to keep up with increased understanding of year 2000 implications and evolving external requirements. Virtually all of the projects currently identified have begun, and approximately two-thirds have been completed.

    We assign projects a priority, indicating the importance of the function to our continuing operation. This prioritization facilitates reporting on projects based on their relative importance. We have prioritized projects as "Critical" and "Non-Critical." Critical projects are further prioritized as "Mission Critical" and "Other Critical."

    Mission Critical projects are defined as:

    - systems vital to the continuance of a broad core business activity;

    - functions, the interruption of which for longer than 3 days would threaten our viability; or

    - functions that provide the environment and infrastructure necessary to continue the broad core business activities.

    Other Critical projects are defined as:

    - other customer and accounting systems;

    - functions supporting delivery of information and service to customers;

    - administrative systems, the interruption of which for longer than 2 weeks would cause severe business impact; or

    - functions that provide the environment and infrastructure necessary for delivery of the above systems and functions.

    We plan to complete all projects currently identified prior to the year 2000, with special emphasis placed on those prioritized as Mission Critical or Other Critical. Failure to complete an Other Critical project would not necessarily have a material adverse effect on us.

    The most important projects are the Mission Critical application systems upon which we rely for our principal business functions. We have renovated and tested all of these systems. However, outside servicers operate three of them. The outside servicers have renovated and tested each of these systems, but we still need to validate them.

    The following table presents actual and estimated progress with Mission Critical projects.

                    MISSION CRITICAL APPLICATION COMPLETION


                                                                                   % COMPLETED:
                                                                                 -----------------
Actual:
  June 1998....................................................................             10%
  September 1998...............................................................             38
  December 1998................................................................             90

Estimated:
  March 1999...................................................................            100%


    We have also achieved substantial progress with systems prioritized as Other Critical. As of December 31, 1998, 63% of these systems were complete. Substantially all are expected to be complete by March 31, 1999.

    In addition to testing individual systems, we have begun integrated contingency testing of our Mission Critical and many other systems in a separate computer environment where dates are set forward in order to identify and correct problems that might not otherwise become evident until the actual end of the century.

    We do not significantly rely on "embedded technology" in our critical processes. Embedded technology, which means microprocessor-controlled devices as opposed to multi-purpose computers, does control some building security and operations, such as power management, ventilation, and building access. All building facilities are presently being evaluated, and we expect all systems using embedded technology to be confirmed as year 2000 ready by June 1999.

    We rely on vendors and customers, and we are addressing year 2000 issues with both groups. We have identified over 300 vendors and have made inquiries about their year 2000 readiness plans and status. Approximately 35% of these vendors are rated as critical. We have completed risk assessments on the critical and non-critical vendors, and we are undertaking appropriate measures to minimize risk as much as possible for those vendors that we have assigned a risk rating of medium or high. Among the critical vendors, presently 72% are rated as low risk, 19% as medium risk, and 9% as high risk.

    We plan to have the medium and high risk vendor situations resolved in June 1999. We have, however, no viable alternatives for some suppliers, such as power distribution and local telephone companies. We are still evaluating these companies, and we will use the results as information for system-wide contingency planning. As with all financial institutions, we place a high degree of reliance on the systems of other institutions, including governmental agencies, to settle transactions. We will test principal settlement methods associated with major payment systems as part of their associated system projects.

    We also rely on our customers to make necessary preparations for the year 2000 so that their business operations will not be interrupted, thus threatening their ability to honor their financial commitments. We have identified over 2,500 borrowers, capital market counterparties, funding sources, and large depositors that constitute our customers as having financial volumes sufficiently large to warrant our inquiry and assessment of their year 2000 preparation. The financial volumes included loans and unused commitments, collected deposit balances, automated clearing house transactions, foreign exchange, and derivatives. We have completed inquiries and initial written assessments for 97% of the identified financial volumes.

    Our borrowers, the population of customers with loans and unused commitments outstanding, pose the highest level of concern. As of December 31, 1998, our assessment of these borrowers resulted in the following assignments of risk: 79% low risk, 18% medium risk and 3% high risk. We have established individual risk mitigation plans for substantially all of the customers rated as high risk. The risk mitigation plans evaluate whether year 2000 issues will materially affect the customer's cash flow, asset values, and collateral pledged to us. The risk mitigation plans use the normal credit process that we employ to manage credit risk and require the concurrence of a credit administrator.

    We will make ongoing assessments of customers at all levels of risk. Those with low risk will be reassessed semi-annually, while customers with medium and high risk will be reassessed quarterly.

    RISKS

    The principal risks associated with the year 2000 problem can be grouped into three categories:

    - we do not successfully ready our operations for the next century,

    - disruption of our operations due to operational failures of third parties, and

    - business interruption among fund providers and obligors such that expected funding and repayment does not take place.

    The only risk largely under our control is preparing our internal operations for the year 2000. We, like other financial institutions, are heavily dependent on our computer systems. The complexity of these systems and their interdependence make it impractical to convert to alternative systems without interruptions if necessary modifications are not completed on schedule. Management believes we will be able to make the necessary modifications on schedule.

    Failure of third parties may jeopardize our operations, but the seriousness of this risk depends on the nature and duration of the failures. The most serious impact on our operations from vendors would result if basic services such as telecommunications, electric power, and services provided by other financial institutions and governmental agencies were disrupted. Some public disclosure about readiness preparation among basic infrastructure and other suppliers is now available. We are unable, however, to estimate the likelihood of significant disruptions among our basic infrastructure suppliers. In view of the unknown probability of occurrence and impact on operations, we consider the loss of basic infrastructure services to be the most reasonably likely worst case year 2000 scenario.

    Operational failures among our customers could affect their ability to continue to provide funding or meet obligations when due. The information we develop in the customer assessments described earlier allows us to identify those customers that exhibit a risk of not making adequate preparations for the century change. We are taking appropriate actions to manage these risks.

    PROGRAM ASSESSMENT

    The Year 2000 Program Office reports on progress monthly to our Executive Management Committee and quarterly to the Audit and Examination Committee of our Board of Directors. Our Internal Audit Division and the National Bank Examiners regularly assess our year 2000 preparations and report quarterly to the Audit and Examination Committee.

    CONTINGENCY PLANS

    We are developing year 2000 remediation contingency plans and business resumption contingency plans specific to the year 2000. Remediation contingency plans address the actions we would take if the current approach to remediating a system is falling behind schedule or otherwise appears in jeopardy of failing to deliver a year 2000-ready system when needed. Business resumption contingency plans address the actions that we would take if critical business functions cannot be carried out in the normal manner upon entering the next century due to system or supplier failure.

    Our business resumption contingency planning is following a four-phase process:

    - Organizational Planning Guidelines,

    - Business Impact Analysis,

    - Plan Development and

    - Validation of Plans.

    During the first two phases, which have been completed, we assigned responsibilities, specified scenarios and determined which scenarios were significant for each critical business unit. The second two phases call for the development of plans to meet the significant scenarios and testing the effectiveness of the plans.

    We are developing plans for system-wide or regional failures and for individual critical operating units where necessary. We expect to complete development of plans for the operating units and their validation in June 1999. We expect to complete development of plans to address system-wide or regional failures, and their validation, in September 1999.

    To determine where plans are necessary for individual operating units, we identified the following areas of concern, assigned to each a level of potential risk and a probability of occurrence. The areas of concern are:

    - telecommunications or data network outage,

    - enterprise information systems failure,

    - operational disruptions,

    - vendor or service provider failure,

    - staff unavailability,

    - utility or facility failure, and

    - personal computer or local area network failure.

    We rated the level of potential risk as high, moderate or low, and we rated the probability of occurrence as high, moderate or low. Critical operating units with a low or moderate level of potential risk and a low probability of occurrence do not require a contingency plan for the area of concern. For any other combination, the development of a contingency plan is required.

    OTHER RELATED DISCLOSURES

    HighMark Capital Management, Inc. is a registered investment adviser and UBOC Investment Services, Inc. is a broker-dealer. Each of these subsidiaries makes publicly available separate year 2000 reports. You can find additional year 2000 information in those reports.

EURO CONVERSION

    On January 1, 1999, 11 European countries who joined the Economic and Monetary Union transitioned into a single currency called the "Euro", and a single central bank -- the European Central Bank. On that date, the exchange rates of the national currencies of the 11 countries were fixed and all financial transactions will be settled in Euros.

    We have completed our analysis of the bank-wide impact and have implemented a project plan that addresses the Euro conversion. We are now fully operational to settle transactions in the Euro.

                                    BUSINESS

    We are a California-based bank holding company. Our principal subsidiary is Union Bank of California, N.A. Union Bank of California is:

    - the third largest commercial bank in California, based on both total assets and total deposits in California,

    - one of the 30 largest banks in the United States, and

    - one of the oldest banks on the West Coast.

At September 30, 1998, we had:

    - 244 full-service branches in California,

    - 6 full-service branches in Oregon and Washington,

    - 2 facilities in Texas and New York, and

    - 18 offices abroad.

    Our bank was formed through the combination of Union Bank and BanCal Tri-State Corporation in 1996. We are presently approximately 82% owned by The Bank of Tokyo-Mitsubishi.

    We provide a wide range of financial products and services to retail customers, small businesses, middle-market companies and large corporations.

    Most of our customers are located in California, the nation's most populous state with over 32 million residents.

    As of September 30, 1998, we had total assets of $31.4 billion, total deposits of $23.7 billion and total shareholders' equity of $3.0 billion. We had net income for the nine months ended September 30, 1998 of $352.4 million, and net income per diluted common share of $2.01.

BANKING SERVICES

    Our operations are divided into four primary segments:

    - Community Banking Group,

    - Commercial Financial Services Group,

    - Trust and Private Financial Services Group, and

    - International Banking Group.

    As used in the tables on the following pages, "performance center earnings" represent the allocation of net interest income, noninterest income and noninterest expense between the business segments for products and services originated in one segment but managed by another. "Total loans" and "total deposits" represent loans and deposits for each business segment before allocation between the segments of loans and deposits originated in one segment but managed by another. "Net interest income" and "income before income taxes" are presented on a taxable-equivalent basis.

COMMUNITY BANKING GROUP

    The following table presents the historical results of operations for the Community Banking Group:


                                                                       COMMUNITY BANKING GROUP
                                                            ----------------------------------------------
                                                                  YEAR ENDED          NINE MONTHS ENDED
                                                                 DECEMBER 31,           SEPTEMBER 30,
                                                            ----------------------  ----------------------
                                                               1996        1997        1997        1998
                                                            ----------  ----------  ----------  ----------
RESULTS OF OPERATIONS:
(IN THOUSANDS)
  Net interest income.....................................  $  658,144  $  682,782  $  511,212  $  504,709
  Noninterest income......................................     133,559     142,944     105,991     136,101
                                                            ----------  ----------  ----------  ----------
  Total...................................................     791,703     825,726     617,203     640,810
  Noninterest expense.....................................     577,655     568,031     419,050     439,927
  Credit expense (income).................................      35,644      57,870      40,975      (3,059)
  Performance center earnings.............................       7,688      10,040       6,558       6,403
  Income before income taxes..............................     186,092     209,865     163,736     210,345

BALANCE SHEET DATA (PERIOD AVERAGE):
(IN MILLIONS)

  Total loans before performance centers..................  $    9,877  $    9,672  $    9,691  $    9,389
  Total assets............................................      10,911      10,626      10,632      10,329
  Total deposits before performance centers...............      11,131      11,757      11,646      12,322

OTHER DATA:
  Return on average assets................................        1.02%       1.17%       1.23%       1.63%
  Efficiency ratio........................................       72.96       68.79       67.90       68.65


    The Community Banking Group provides its customers with a full line of checking and savings, investment, loan and fee-based banking products. For the nine months ended September 30, 1998, average assets in this group were $10.3 billion, and average deposits were $12.3 billion.

    The group focuses on four major markets:

    - consumers

    - businesses with sales under $3 million

    - businesses with sales between $3 million and $20 million

    - middle-market companies, including agricultural firms, in central California and in selected parts of Oregon and Washington

    Community Banking serves over one million consumer households and businesses through its 244 branches in California, six branches in Oregon and Washington and its network of over 380 proprietary ATMs. Customers may also access our services 24 hours a day by telephone or personal computer. In addition, Community Banking offers automated teller and point-of-sale debit services through our founding membership in the Star System, the largest shared ATM network in the Western United States.

    The group is organized by service delivery method, by markets and by geography. The primary sub-units of the group are:

    - community banking branches, which serve consumers, businesses and affluent individuals

    - business banking centers, which serve businesses with sales between $3 million and $20 million

    - in-store branches, which also serve consumers and businesses

    - middle market and agricultural lending offices

    - the Consumer Asset Management division, which is responsible for indirect auto finance, auto leasing, and residential real estate lending

    Through alliances with other financial institutions, the group offers additional products and services, such as credit cards, leasing and financing based on accounts receivable, inventory or other short-term assets.

    Community Banking competes with larger banks by providing service quality superior to that of its major competitors. We are recognized as among the highest rated banks in California for customer service quality and satisfaction.

    The group's primary means of competing with community banks include its large and convenient branch network and its reputation for innovative use of technology to deliver banking services. We have the fifth largest branch network among depository institutions in California. We also offer convenient banking hours to consumers through our drive-through banking locations and selected branches that are open seven days a week.

    Community Banking continues to enhance its customer service through the innovative use of technology. We were among the first banks to team with Intuit and Microsoft in the launches of their personal financial management software products, Quicken-Registered Trademark- and Money-Registered Trademark- for on-line banking. In 1996, we joined America Online's Banking Center as a charter member. We also worked with Sony to develop the first interactive video banking application of its kind on the West Coast. In December 1998, we jointly announced with IBM the first of its kind comprehensive on-line banking system using Lotus Notes-Registered Trademark- and Domino-Registered Trademark-.

    These services and enhancements have enabled us to increase our share of the consumer and small business markets. From June 30, 1994 to June 30, 1998, UnionBanCal Corporation's share of the California deposit market increased from 4.0% to 5.1%, representing an annual growth rate of 6.3%. Similarly, since April 1996, Community Banking has increased the number of households it serves by approximately 5% annually.

    The group's strategies include continuing to build upon the more than one million households and businesses it serves and broadening the range of financial products and services it provides to existing customers. The group uses direct mail marketing methods targeted at specific consumers to supplement its traditional mass media advertising. We are also introducing a new computer-driven sales system designed to foster cross-selling of our products. The new system uses improved software to prompt sales staff to offer customers additional products and services, based on a customer profile. We have installed the new system in 40 of our branches, and we anticipate full implementation within 18 months.

    The group will continue to use varied pricing strategies to encourage customers to use lower-cost methods of delivery to receive our products and services. Community Banking is emphasizing further development of existing lower-cost product and service delivery methods, such as the Internet, video kiosks and loans-by-phone, and is expanding its Direct Banking Center, which offers products, services and technical support for home banking via the telephone and computer.

    Community Banking competes with a number of commercial banks, savings associations and credit unions, as well as more specialized financial services providers, such as investment brokerage companies, consumer finance companies, and residential real estate lenders. The group's primary competitors are other major depository institutions such as Bank of America, California Federal, Washington Mutual and Wells Fargo, as well as smaller community banks in the markets in which we operate.

COMMERCIAL FINANCIAL SERVICES GROUP

    The following table presents the historical results of operations for the Commercial Financial Services Group:


                                                                 COMMERCIAL FINANCIAL SERVICES GROUP
                                                            ----------------------------------------------
                                                                  YEAR ENDED          NINE MONTHS ENDED
                                                                 DECEMBER 31,           SEPTEMBER 30,
                                                            ----------------------  ----------------------
                                                               1996        1997        1997        1998
                                                            ----------  ----------  ----------  ----------
RESULTS OF OPERATIONS:
(IN THOUSANDS)
  Net interest income.....................................  $  401,912  $  440,804  $  321,600  $  360,625
  Noninterest income......................................      78,238     100,316      75,450      82,638
                                                            ----------  ----------  ----------  ----------
  Total...................................................     480,150     541,120     397,050     443,263
  Noninterest expense.....................................     201,870     231,906     166,305     188,328
  Credit expense (income).................................      14,362      18,872      15,065      15,963
  Performance center earnings.............................       4,141       3,926       2,968       2,037
  Income before income taxes..............................     268,059     294,268     218,648     241,009

BALANCE SHEET DATA (PERIOD AVERAGE):
(IN MILLIONS)

  Total loans before performance centers..................  $    8,292  $    9,336  $    9,178  $   10,783
  Total assets............................................       9,287      10,513      10,344      12,005
  Total deposits before performance centers...............       3,959       4,875       4,684       5,844

OTHER DATA:...............................................
  Return on average assets................................        1.72%       1.65%       1.69%       1.63%
  Efficiency ratio........................................       42.04       42.86       41.89       42.49


    The Commercial Financial Services Group offers a variety of commercial financial services, including:

    - commercial and project loans

    - real estate financing

    - commercial financing based on accounts receivable, inventory, or other short term assets

    - trade finance, which is the short-term extension of credit to support export/import transactions, including letters of credit

    - lease financing

    - customized cash management services

    - selected capital markets products.

    The group's customers provide a significant source of opportunities for us to sell products and services of other units of the bank, including treasury, trust, and retail banking services. For the nine months ended September 30, 1998, average assets in this group were $12.0 billion, and average deposits were $5.8 billion.

    Commercial Financial Services is divided into the following business units, which serve specific markets and industries:

    - The Commercial Banking Group, which serves California middle-market companies and larger companies most often headquartered in the Western United States

    - The Real Estate Industries Group, which serves real estate developers and real estate investment trusts;

    - The Specialized Lending Group, which serves companies operating in various industries, including oil and gas, utilities, media, communications, healthcare, finance and retailing; and

    - The Institutional and Deposit Markets Group, which serves title and escrow companies, financial institutions, retailers, bankruptcy trustees and other customers with large pools of deposits.

    The Commercial Customer Service Unit supports these business units by providing centralized customer service support.

    The group competes with other banks primarily on the basis of its reputation as a "business bank," the quality of its relationship managers, and the delivery of superior customer service. We are recognized in California as having a superior "business banking" reputation relative to other large banks. We are also rated among the highest for our cash management services and systems. Commercial Financial Services relationship managers are among the most experienced in the industries that we target, and are trained to be consultative advisers to our customers.

    The group's main strategy is to target industries and companies for which the group can reasonably expect to be one of a customer's primary banks. Consistent with its strategy, the group attempts to serve a large part of its targeted customers' credit and depository needs.

    One result of this strategy is increased loan syndication activity. The group has successfully increased noninterest revenue by expanding its loan syndication activities, and it plans to continue to emphasize its operations in this area. Loan syndication revenues increased by $6.2 million to $12.6 million through the first nine months of 1998 compared to $6.4 million in 1996. This increase is largely a result of our acting more frequently as agent and/or underwriter in syndicated loans to middle-market, real estate, and Specialized Lending Group customers.

    We believe that an additional source of increased noninterest income will come from our expanded participation in capital market transactions. As of September 30, 1998, UnionBanCal Corporation had approximately $58 million committed to a private capital investment program, with plans to expand our investments in 1999. Commercial Financial Services generally makes investments in funds and companies with proven operating histories and in industries in which the group specializes. We will seek to earn more fee income from loan securitizations, particularly from commercial mortgages.

    As the group increasingly allocates its resources to those industries and companies that fit its strategy, it will simultaneously de-emphasize efforts to build banking relationships with companies outside of its target markets. We expect to move away from junior syndicate roles in the market for large corporate credits and toward the purchase of selected credits from the secondary market for bank loans.

    In addition, Commercial Financial Services intends to use improved technology to enhance the efficiency of its operations and the productivity of its bankers and support staff. Among its planned system improvements are enhancements to loan automation technology, improved software to measure customer profitability, and enhanced information and contact management systems for relationship officers.

    The group competes with a variety of other financial services companies. Competitors include other major California banks, as well as regional, national and international banks. In addition, we compete with investment banks, commercial finance companies, leasing companies and insurance companies.

TRUST & PRIVATE FINANCIAL SERVICES GROUP

    The following table presents the historical results of operations for the Trust & Private Financial Services Group:


                                                               TRUST & PRIVATE FINANCIAL SERVICES GROUP
                                                            ----------------------------------------------
                                                                  YEAR ENDED          NINE MONTHS ENDED
                                                                 DECEMBER 31,           SEPTEMBER 30,
                                                            ----------------------  ----------------------
                                                               1996        1997        1997        1998
                                                            ----------  ----------  ----------  ----------
RESULTS OF OPERATIONS:
(IN THOUSANDS)
  Net interest income.....................................  $   11,539  $   20,995  $   14,332  $   16,770
  Noninterest income......................................     110,182     128,100      91,951     106,843
                                                            ----------  ----------  ----------  ----------
  Total...................................................     121,721     149,095     106,283     123,613
  Noninterest expense.....................................     108,495     123,102      89,581      96,897
  Credit expense (income).................................         927         155         102         249
  Performance center earnings (losses)....................        (674)     (1,472)       (929)        105
  Income before income taxes..............................      11,625      24,366      15,671      26,572

BALANCE SHEET DATA (PERIOD AVERAGE):
(IN MILLIONS)

  Total loans before performance centers..................  $       62  $      229  $      236  $      245
  Total assets............................................          94         303         322         297
  Total deposits before performance centers...............         425         708         625         679

OTHER DATA:...............................................
  Return on average assets................................        7.36%       4.74%       3.90%       7.34%
  Efficiency ratio........................................       89.13       82.57       84.29       78.39


    The Trust & Private Financial Services Group offers investment management and administration services for a broad range of individuals and institutions. The group:

    - services individual client needs through its trust and private banking, investment management and brokerage products and services,

    - services institutional client needs through traditional employee benefit and 401(k) programs, global and domestic securities custody programs, securities lending programs and corporate trust products, and

    - provides investment management services for both individual and institutional clients through HighMark Capital Management, Inc. and its family of proprietary HighMark mutual funds.


    As of September 30, 1998, the group had over $90 billion in assets under administration.


    The group is organized into five business divisions:

    - The Private Bank division focuses primarily on delivering integrated and customized financial services to high net worth individuals with sophisticated financial needs. Specific products and services include trust and estate services, investment account management services, offshore trust services and customized deposit and credit products. The Private Bank's strategy is to expand its business by increasing its geographic market coverage and the breadth of its products and services. To support that strategy, The Private Bank expanded from nine offices to 14 during 1998. In addition, it has shifted sales staff training efforts toward increased cross-selling of all of the bank's available products and services.

    - HighMark Capital Management, Inc., a registered investment advisor, manages our proprietary HighMark family of mutual funds. It also provides investment management services to institutions, pension plans and individuals, including to clients of other divisions. HighMark Capital Management's strategy is to expand distribution of its mutual funds by targeting its marketing efforts at registered investment advisors and regional broker/dealers. In addition, HighMark is working with The Bank of Tokyo-Mitsubishi and other third parties to establish mutual funds offshore which HighMark will advise and which will be offered to non-U.S. investors. HighMark also serves as a sub-advisor for funds managed by Tokyo-Mitsubishi Asset Management, Limited in Japan.


    - The Business Trust division provides businesses, government agencies, unions and non-profit organizations with trustee services, investment management and 401(k) valuation and record keeping services. Business Trust's strategy is to expand its third-party distribution network to include insurance companies, investment managers, brokers and mutual funds.

    - The Investment Services division consists of UBOC Insurance Services and UBOC Investment Services, Inc., a registered broker/dealer offering a full line of investment products to individuals and institutional clients. The division's primary strategy is to further penetrate UnionBanCal Corporation's existing client base.

    - The Securities Services division is engaged in domestic and global securities custody, safekeeping, mutual fund accounting, securities lending and corporate trust services. Its client base includes financial institutions, businesses, government agencies, unions, investment managers and non-profit organizations. Securities Services is the only West Coast based provider of a full range of institutional financial services.

INTERNATIONAL BANKING GROUP

    The following table presents the historical results of operations for the International Banking Group:


                                                                     INTERNATIONAL BANKING GROUP
                                                            ----------------------------------------------
                                                                  YEAR ENDED          NINE MONTHS ENDED
                                                                 DECEMBER 31,           SEPTEMBER 30,
                                                            ----------------------  ----------------------
                                                               1996        1997        1997        1998
                                                            ----------  ----------  ----------  ----------
RESULTS OF OPERATIONS:
(IN THOUSANDS)
  Net interest income.....................................  $   48,175  $   49,405  $   35,990  $   42,487
  Noninterest income......................................      62,373      62,238      46,887      49,758
                                                            ----------  ----------  ----------  ----------
  Total...................................................     110,548     111,643      82,887      92,245
  Noninterest expense.....................................      72,719      64,874      48,942      48,765
  Credit expense (income).................................      (4,361)     23,415         216       2,915
  Performance center earnings (losses)....................      (6,917)     (3,759)     (3,171)     (2,394)
  Income before income taxes..............................      35,273      42,776      30,548      38,171

BALANCE SHEET DATA (PERIOD AVERAGE):
(IN MILLIONS)

  Total loans before performance centers..................  $    1,443  $    1,631  $    1,423  $    1,385
  Total assets............................................       2,210       2,631       2,563       2,123
  Total deposits before performance centers...............       1,080         959         980         864

OTHER DATA:...............................................
  Return on average assets................................        0.95%       0.96%       0.96%       1.45%
  Efficiency ratio........................................       65.78       58.11       59.05       52.86


    The International Banking Group primarily provides correspondent banking and trade finance-related products and services to financial institutions worldwide, including in Brazil, Hong Kong, Japan, Korea and Taiwan. This includes the provision of products and services that facilitate trade finance transactions, including payments, collection and the extension of short term credit. It also serves selected foreign firms and U.S. corporate clients in selected countries worldwide, particularly in Asia. In the United States, International Banking serves subsidiaries and affiliates of non-Japanese Asian companies and U.S. branches and agencies of foreign banks. It also provides international services to domestic corporate clients along the West Coast. For the nine months ended September 30, 1998, average assets in this group were $2.1 billion and average deposits were $864 million.

    This group has a long and stable history of providing correspondent and trade-related services to international financial institutions. We believe that we have achieved a leading market position and strong customer loyalty in the Asia/Pacific correspondent banking market because we provide high quality, customized products and services at competitive prices. The group maintains branches in Tokyo, Taipei, Seoul, Manila and Hong Kong, representative offices in other parts of Asia and Latin America, and an international banking subsidiary in New York.

    One of International Banking's primary services is international trade finance. Trade finance is typically short term, which means it generally has a lower credit risk. Despite this relatively lower credit risk compared to some other forms of commercial credit, we have reduced the amount of credit we have extended to our customers and the average maturity of this portfolio in response to recent instability in global markets.


    UnionBanCal Corporation has substantially reduced its cross-border outstandings. We reduced outstandings to Japan, Taiwan, Korea, Malaysia, Thailand, Vietnam, Singapore, Indonesia, the Philippines, China and Hong Kong by $1.0 billion to $1.5 billion at September 30, 1998 compared to $2.5 billion at

December 31, 1997. A substantial portion of the outstandings are related to the International Banking Group. In addition, our outstandings to Latin America were only $295 million at September 30, 1998, $133 million of which was attributable to Brazil. Management continues to closely monitor the amount of credit we have extended to our customers in international markets.

    International Banking's strategy is to improve its global operations by reducing costs and improving productivity. It competes with both U.S. and foreign banks. Approximately 25 U.S. banks compete with the group to provide correspondent banking and trade-related services to Asian banks. The group's primary competitors include First Union, Bank of New York, Chase Manhattan, Citibank, Bank of America, and Bank of Hawaii.

OTHER BUSINESS ACTIVITIES

    We also conduct business activities with customers through other organizational units of the bank.

    The Pacific Rim Corporate Group specializes in providing a range of credit, deposit, and investment management products and services to companies in the United States that are affiliated with companies headquartered outside the United States, mostly in Japan. For the nine months ended September 1998, average assets were $811 million.

    The Global Markets Group conducts business activities primarily to support the previously described business groups and their customers. This group offers a broad range of risk management products, such as foreign exchange, interest rate swaps, caps and floors. Additionally, it originates debt instruments for bank eligible issuers, places debt securities, as well as the bank's own liabilities, with institutional investors and trades debt instruments in the secondary market. This group also manages our market-related risks as part of its responsibilities for asset/liability management. It is also responsible for maintaining the bank's investment securities portfolio.

OPERATING STRATEGY

    Our operating strategy is to:

    - CAPITALIZE ON OUR STRONG POSITION IN CORE CALIFORNIA MARKET. We believe that one of our primary strategic strengths is our established position in the attractive California bank market. Based on both total assets and total deposits in California, we are the third largest commercial bank in California, and we are among the oldest banks on the West Coast. We serve approximately one million households and small businesses, with 244 full-service branches in California.

    - STRENGTHEN OUR CONSUMER BANKING FRANCHISE. We are seeking to increase the number of consumer households we serve, and we are simultaneously broadening the range of financial products and services we provide to existing customers. We are also adding to the number of households we serve by offering product and service delivery alternatives, including online banking, video kiosks and telephone-based services. We are also obtaining new customers with the successful use of targeted direct mail promotions. In an effort to offer our customers more loan and deposit products, we have installed a new computer-driven sales system designed to foster cross-selling. The new system has been installed in 40 of our branches, and we anticipate full implementation within 18 months. We also plan to expand the franchise through new branch openings and the possible acquisition of community banks in targeted markets.

    - FOCUS OUR COMMERCIAL BANKING EFFORTS ON SPECIFIC INDUSTRIES AND
      COMPANIES. We are targeting our commercial banking activities on those industries and companies that we believe will make us one of their principal banks. Our emphasis is on relationship management and meeting a large part of our targeted customers' credit and depository needs. Our commercial banking activities include industry specialties, such as communications, media and energy. We have been successful in increasing our role as agent and/or underwriter in syndicated loans to these specialized industry customers. We intend to broaden our syndication efforts to include other markets we serve, such as real estate finance and middle-market companies. We also provide depository and cash management services to niche markets, including title and escrow companies, financial institutions, retailers and bankruptcy trustees.

    - DIVERSIFY OUR REVENUE SOURCES AND EXPAND OUR FEE-BASED BUSINESS. We are seeking to diversify our revenue sources by expanding our fee-based businesses, with a particular emphasis on our trust and asset management businesses. We are working with The Bank of Tokyo-Mitsubishi and other third parties to offer our proprietary HighMark mutual funds offshore to non-U.S. residents and to serve as a sub-advisor for funds managed by Tokyo-Mitsubishi Asset Management, Limited in Japan. We intend to expand the activities of our brokerage and insurance businesses by further penetrating our existing client base. We expanded our private banking business in 1998 to include 14 offices. We also intend to expand our distribution of 401(k) valuation and record-keeping services to insurance companies, investment managers, brokers and mutual funds. Our noninterest income, net of gain on the sale of our credit card portfolio, has increased from 26% of total revenue in 1995 to 28% of total revenue for the nine-month period ended September 30, 1998. For the nine-month period ended September 30, 1997 to the nine-month period ended September 30, 1998, noninterest income, net of gain on the sale of our credit card portfolio, increased from $342.6 million to $382.9 million.

    - EMPHASIZE OUR QUALITY CUSTOMER SERVICE. We seek to continue to provide highly responsive customer service to create and maintain long-term relationships with clients who are often underserved by larger banks. We intend to continue to capitalize on the high quality of our customer service, taking advantage of any changes in service levels caused by recent increases in bank merger activity in the California market.

    - MAINTAIN OUR HIGH LENDING STANDARDS AND OUR STRONG ASSET QUALITY
      PROFILE. We strive to maintain strong asset quality through our underwriting standards, credit policies and ongoing credit reviews of our existing loan portfolio. These criteria, along with the recent strength of the California economy, have resulted in our current high quality portfolio. At September 30, 1998, our ratio of non-performing assets to total assets was 0.26%, or the seventh lowest of the 30 largest commercial banks in the United States. In addition, as of September 30, 1998, our ratio of reserves to total loans was 2.02%, or the eighth highest of the 30 largest commercial banks in the United States. At September 30, 1998, no industry concentration exceeded 10% of our total commercial, financial and industrial loans. Additionally, at September 30, 1998, we had a limited number of borrowers with larger loans. We had only 10 borrowers with total outstanding balances of over $50 million, and only one borrower with a total outstanding balance of over $75 million.

    - IDENTIFY STRATEGIC BUSINESSES AND CONSIDER POTENTIAL ACQUISITIONS OR DIVESTITURES. We view selective acquisitions, divestitures, and internal growth as the primary means to increase and enhance our core businesses. We will consider acquisitions of banks and other financial service businesses that will increase our presence in existing markets or allow us to expand into contiguous markets. We will also consider acquisitions in other complementary financial service businesses in which we believe there exists superior growth potential. In addition, we will consider exiting businesses that do not meet our core business criteria. Our strategic business evaluation process focuses on historical financial performance, the competitive environment, future growth potential and regulatory considerations.

    - IMPROVE OUR OPERATING EFFICIENCY. We plan to improve our operating efficiency by undertaking a comprehensive review of all our lines of business and our product, customer support and administrative departments. To assist us in this effort, we expect to employ a consultant with demonstrated success in realizing long-term efficiency improvements at other major financial institutions. Our aim is to begin an efficiency improvement project during the second quarter of 1999 and to have it fully implemented by late 2000.

    - ACHIEVE COMPETITIVE FINANCIAL PERFORMANCE TARGETS. In connection with our strategic repositioning, we have developed long-term financial performance goals. These goals will serve as a tool for measuring the long-term success of our operating strategies, based on normal business operations, without including nonrecurring events that may occur from time to time. Our long-term financial performance goals include:

                      PERFORMANCE RATIO                             GOAL
-------------------------------------------------------------  ---------------
- Return on average common equity                                   15% to 17%
- Earnings per share growth                                         10% to 12%
- Efficiency ratio                                                  54% to 56%
- Tangible common equity to assets                                7.5% to 8.5%


     Although we believe these goals are realizable given our proposed operating strategies and our current asset quality, we cannot assure you that we will attain these long-term financial performance goals at any particular time. See "Risk Factors--Adverse Factors Could Impact Our Ability to Attain Our Long-Term Financial Performance Goals" on page S-16.


    - ALIGN OUR SENIOR MANAGEMENT COMPENSATION WITH SHAREHOLDERS' INTERESTS. Our senior management compensation philosophy is to pay competitively and to pay for performance. In connection with our strategic repositioning, we have taken steps to align senior management compensation more directly with shareholders' interests.

     To this end, we have made several changes to our senior management compensation programs. We have linked our Senior Management Bonus Plan to our return on average common equity performance target and net income. In addition, we have increased the percentage of stock-based compensation, including options, restricted stock, and performance shares, that makes up our senior management's total compensation, with increased emphasis on stock options. We believe that the level of compensation, as well as the percentage of stock to total compensation paid to senior management, are competitive with our peers in the banking industry.


     We intend to institute stock ownership guidelines for our U.S. senior managers and Board members by the end of this year.

                              ACCOUNTING TREATMENT



    For financial reporting purposes, we will treat Finance Trust I as a subsidiary of UnionBanCal Corporation. Accordingly, we will include the accounts of Finance Trust I in our consolidated financial statements. We will include the capital securities in long-term debt in our consolidated balance sheets, and will include appropriate disclosures about the capital securities, the guarantee and the junior subordinated debentures in the notes to our consolidated financial statements. For financial reporting purposes, we will record distributions on the capital securities as interest expense in our consolidated statements of income.


                     DESCRIPTION OF THE CAPITAL SECURITIES


    THE FOLLOWING, TOGETHER WITH THE "DESCRIPTION OF THE TRUST PREFERRED SECURITIES" IN THE ACCOMPANYING PROSPECTUS, IS A DESCRIPTION OF THE MATERIAL TERMS OF THE CAPITAL SECURITIES. YOU SHOULD ALSO READ THE TRUST DECLARATION, THE DELAWARE BUSINESS TRUST ACT AND THE TRUST INDENTURE ACT. WE HAVE FILED THE TRUST DECLARATION AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS FORM A PART.


    Finance Trust I will issue the capital securities under the terms of the trust declaration. We expect that at the time the Registration Statement becomes effective, the trust declaration will be qualified as an indenture under the Trust Indenture Act, and that The First National Bank of Chicago, as the property trustee, will act as the indenture trustee for purposes of complying with the provisions of the Trust Indenture Act. The terms of the capital securities will include those stated in the trust declaration and the Delaware Business Trust Act and those made part of the trust declaration by the Trust Indenture Act.

GENERAL


    The capital securities will be limited to $      aggregate liquidation
amount outstanding. The capital securities will rank equal to, and payments will be made on the capital securities on a proportional basis with, the common securities, except as described under "--Subordination of Common Securities" on page S-93. The trust declaration does not permit Finance Trust I to issue any securities other than the common securities and the capital securities or to incur any indebtedness.


    We will register the junior subordinated debentures in the name of Finance Trust I. The property trustee will hold the junior subordinated debentures in trust for the benefit of the holders of the capital securities and the common securities.

DISTRIBUTIONS


    Distributions on the capital securities will be fixed at an annual rate of % of the stated liquidation amount of $25 per capital security. The liquidation amount is the amount that you are entitled to receive if Finance Trust I is terminated and its assets are distributed to the holders of its securities. You are entitled to receive the amount from the assets of Finance Trust I available for distribution, after it has paid liabilities owed to its creditors. Accordingly, you may not receive the full amount if Finance Trust I does not have enough funds. Distributions to which holders of the capital securities are entitled and that are more than one quarter past due will
accumulate additional distributions at an annual rate of   % of the unpaid
distributions, compounded quarterly. The term "distribution" includes any additional distributions payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. For any period other than a full quarter, the amount of distribution payable will be computed on the basis of the actual number of days elapsed per 30-day month.


    Distributions on the capital securities:

    - will be cumulative,

    - will accumulate from       , 1999, the date of initial issuance of the
      capital securities, and


    - will be payable quarterly in arrears on February   , May   , August   and
      November   of each year, commencing May   , 1999.


    Funds available for distributions will be limited to payments received from UnionBanCal Corporation on the junior subordinated debentures.

PAYMENT OF DISTRIBUTIONS

    Finance Trust I will pay distributions on the capital securities to holders as they appear on the books and records of Finance Trust I on the relevant record dates. As long as the capital securities remain in book-entry only form, the record dates will be one business day before the relevant payment dates.

    If the capital securities do not remain in book-entry only form, the record dates will be 15 calendar days, whether or not a business day, before the relevant payment dates.

    Finance Trust I will pay distributions through the property trustee. The property trustee will hold amounts received from the junior subordinated debentures in the property account for the benefit of the holders of the capital securities and the common securities.


    If distributions are payable on a day that is not a business day, then payment of that distribution will be made on the next day that is a business day, and without any interest or other payment for any delay. If, however, that business day is in the next calendar year, payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the payment date.


    A "business day" shall mean any day other than Saturday, Sunday, any other day on which banking institutions in the City of New York, New York, are permitted or required by law to close, or a day on which the corporate trust office of the property trustee or the indenture trustee is closed for business.

DEFERRAL OF DISTRIBUTIONS

    As long as we are not in default on the payment of interest on the junior subordinated debentures, we have the right to defer payments of interest on the junior subordinated debentures at any time and from time to time by extending the interest payment period for a period (an "Extension Period") not exceeding 20 consecutive quarters, but not beyond the maturity of the junior subordinated debentures.

    As a consequence, Finance Trust I will defer payment of the quarterly distributions on the capital securities. The distributions will continue to accumulate, with interest, as permitted by applicable law, at an annual rate of
      %, compounded quarterly, during the Extension Period.


    If we defer interest payments on the junior subordinated debentures, we would be restricted from paying dividends on, or making purchases of, our capital stock and from making payments on our debt securities that rank equal or junior to the junior subordinated debentures. See "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period" on page S-100 for more information regarding the restrictions.


    If Finance Trust I defers distributions, the deferred distributions, including accumulated additional distributions, will be paid to holders of record of the capital securities as they appear on the books and records of Finance Trust I on the record date following the termination of the Extension Period.

    We have no current intention of deferring payments of interest by extending the interest payment period on the junior subordinated debentures.

REDEMPTION

    When we repay or redeem some or all of the junior subordinated debentures, whether at maturity or upon earlier redemption, the property trustee will apply the proceeds from the repayment or redemption to redeem the same proportionate amount of capital securities and common securities. The redemption price per security will equal the $25 liquidation amount, plus accumulated and unpaid distributions to the date of redemption.


    If less than all the junior subordinated debentures are to be repaid or redeemed, then the aggregate liquidation amount of capital and common securities to be redeemed will be allocated PRO RATA, or approximately 3% to the common securities and 97% to the capital securities, except in the case of an event of default under the indenture. See "--Subordination of Common Securities" on page S-93.


    We will have the right, after receipt of prior approval by the Federal Reserve, if approval is then required, to redeem the junior subordinated debentures:

    - on or after            , 2004, in whole at any time or in part from time
      to time or


    - prior to            , 2004 in whole, but not in part, at any time within
      90 days following the occurrence and continuation of a Tax Event, an Investment Company Event or a Regulatory Capital Event, each as we define below. A redemption of the junior subordinated debentures will cause a mandatory redemption of the capital securities and the common securities. See "Description of the Junior Subordinated Debentures--Optional Redemption" on page S-102.


    "Tax Event" means that the regular trustees, or, if Finance Trust I has been terminated at the time, an appropriate representative of the holders of the junior subordinated debentures, have received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of:

    - any amendment to, clarification of, or change, including any announced prospective change, in the laws, or any regulations under the laws, of the United States or any political subdivision or taxing authority affecting taxation;

    - any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"); or

    - any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the prior generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which the amendment, clarification, change or Administrative Action is made known, which amendment, clarification, change or Administrative Action is effective or which pronouncement or decision is announced, in each case, on or after the date of this prospectus supplement, there is more than an insubstantial risk that:

    (1) Finance Trust I is, or will be within 90 days of the date of the opinion of counsel, subject to United States federal income tax with respect to income accrued or received on the junior subordinated debentures,

    (2) Finance Trust I is, or will be within 90 days of the date of the opinion of counsel, subject to more than a DE MINIMIS amount of taxes, duties or other governmental charges, except for withholding taxes or

    (3) interest paid in cash by us to Finance Trust I on the junior subordinated debentures is not, or within 90 days of the date of the opinion of counsel will not be, deductible, in whole or in part, by us for United States federal income tax purposes.

    Notwithstanding the foregoing, a Tax Event does not include any change in tax law that requires us to defer taking a deduction for any original issue discount ("OID") that accrues with respect to the junior subordinated debentures until the interest payment related to the OID is paid by us in cash if the change in tax law does not create more than an insubstantial risk that we will be prevented from taking a deduction for OID accruing on the junior subordinated debentures at a date that is no later than the date the interest payment related to the OID is actually paid by us in cash.


    If an event described in clause (1) or (2) of the definition of "Tax Event" above has occurred and is continuing and Finance Trust I is the holder of all of the junior subordinated debentures, UnionBanCal Corporation will pay Additional Interest, as we define it in "Description of the Junior Subordinated Debentures--Additional Interest" below on page S-102, if any, on the junior subordinated debentures.


    "Investment Company Event" means that the regular trustees have received an opinion of nationally recognized independent counsel experienced in such matters that, as a result of the occurrence of a change, including any announced prospective change, in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the date of this prospectus supplement, there is more than an insubstantial risk that Finance Trust I is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940.

    "Regulatory Capital Event" means that we have received an opinion of nationally recognized independent counsel experienced in such matters that, as a result of

    (1) any amendment to, clarification of or change, including any announced prospective change, in applicable laws or regulations or official interpretations thereof or policies with respect thereto or

    (2) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment, clarification, change, pronouncement or decision is announced or is effective after the date of this prospectus supplement, there is more than an insubstantial risk that the Capital Securities will no longer constitute Tier 1 capital of UnionBanCal Corporation for purposes of the capital adequacy guidelines or policies of the Federal Reserve or its successor as UnionBanCal Corporation's primary federal banking regulator.

REDEMPTION PROCEDURES

    Finance Trust I may not redeem fewer than all of the outstanding capital securities unless it has paid all accumulated and unpaid distributions on all capital securities for all quarterly distribution periods terminating on or prior to the date of redemption. Finance Trust I may redeem capital securities only in an amount equal to the funds it has on hand and legally available to pay the redemption price.

    The property trustee will give you notice of the redemption at least 30 but not more than 60 days before the date fixed for redemption. If Finance Trust I gives a notice of redemption, then, by 12:00 noon, New York City time, on the date of redemption, if the funds are available for payment, the property trustee will, for capital securities held in book-entry form:

    - deposit irrevocably with The Depository Trust Company ("DTC") funds sufficient to pay the applicable redemption price, and

    - give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities.

    With respect to capital securities not held in book-entry form, if funds are available for payment, the property trustee will:

    - irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price, and

    - give such paying agent irrevocable instructions and authority to pay the redemption price to the holders of capital securities upon surrender of their certificates evidencing the capital securities.

    Notwithstanding the foregoing, distributions payable on or prior to the date of redemption for any capital securities called for redemption will be payable to the holders on the relevant record dates.

    Once notice of redemption is given and funds are deposited as required, then all rights of the holders of capital securities called for redemption will cease, except the right to receive the redemption price, but without interest. At that time, those capital securities will cease to be outstanding.

    If any date fixed for redemption is not a business day, then payment of the redemption price will be made on the next day that is a business day, without any interest or other payment for the delay. If the next business day falls in the next calendar year, the payment will instead be made on the immediately preceding business day.

    If payment of the redemption price for the capital securities called for redemption is improperly withheld or refused and not paid, either by Finance Trust I or by UnionBanCal Corporation under the guarantee, then distributions on those capital securities will continue to accumulate at the then applicable rate, from the date of redemption to the date of actual payment. In this case, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

    UnionBanCal Corporation or its affiliates may at any time and from time to time purchase outstanding capital securities, by tender, in the open market or by private agreement, and may resell capital securities.

    If Finance Trust I is going to redeem less than all the capital securities and common securities, then the aggregate liquidation amount of capital and common securities to be redeemed will be allocated approximately 3% to the common securities and 97% to the capital securities, except if an event of default has occurred. In such case, holders of capital securities will be paid first. See "--Subordination of the Common Securities" immediately below for a more complete discussion. The property trustee will select the particular capital securities to be redeemed on this PRO RATA basis not more than 60 days before the date of redemption by any method the property trustee deems fair and appropriate, or if the capital securities are then held in book-entry form, in accordance with DTC's customary procedures.

SUBORDINATION OF COMMON SECURITIES

    Payment of distributions on, and the redemption price of, the capital securities and the common securities, will be made on a proportionate basis, based on the aggregate liquidation amounts of the capital and common securities. However, if an event of default under the indenture has occurred and is continuing under the junior subordinated debentures, then no payments may be made on the common securities unless all unpaid amounts due on the capital securities have been paid in full or provided for, as appropriate.


    In the case of any event of default under the trust declaration resulting from an event of default under the indenture, the holder of the common securities will be deemed to have waived any right to act upon the event of default under the trust declaration until the effects of all events of default under the trust declaration regarding the capital securities have been cured, waived or otherwise eliminated. See "Description of the Junior Subordinated Debentures--Indenture Events of Default" on page S-103.


    Until all events of default under the trust declaration regarding the capital securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of the holder of the common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

VOTING RIGHTS

    Except as described in this section, under the Delaware Business Trust Act and the Trust Indenture Act, under "Description of the Trust Preferred Securities Guarantees--Amendments and Assignment" on page 31 of the accompanying prospectus and as otherwise required by law and the trust declaration, the holders of the capital securities will have no voting rights.

    Holders of a majority in aggregate liquidation amount of the capital securities have the right:

    (1) to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or

    (2) upon the property trustee's receipt of a tax opinion to the effect that, as a result of taking any of the specified actions, Finance Trust I will not fail to be classified as a grantor trust for United States federal income tax purposes, to direct the exercise of any trust or power conferred upon the property trustee under the trust declaration, including the right to direct the property trustee, as holder of the junior subordinated debentures, to:

    - exercise the remedies available under the indenture with respect to the junior subordinated debentures;

    - waive any past event of default under the indenture that is waivable;

    - exercise any right to rescind or annul an acceleration of the principal of all the junior subordinated debentures or

    - consent to any amendment, modification or termination of the indenture or the junior subordinated debentures where such consent shall be required.

If, however, an event of default under the indenture has occurred and is continuing, holders of 25% of the aggregate liquidation amount of the capital securities then outstanding may direct the property trustee to declare the principal of and interest on the junior subordinated debentures immediately due and payable. In addition, if a consent or action under the indenture requires the consent or action of holders of more than a majority in principal amount of the junior subordinated debentures then outstanding (a "super-majority"), only the holders of at least such super-majority in aggregate liquidation amount of the capital securities then outstanding may direct the property trustee to give its consent or take the action.

    If the property trustee fails to enforce its rights under the junior subordinated debentures, you may sue us directly to enforce the property trustee's rights under the junior subordinated debentures.

    Notwithstanding the foregoing, if an event of default under the trust declaration has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the junior subordinated debentures when due, then you may sue us directly for enforcement of payment to you of amounts owed on the junior subordinated debentures equal to the aggregate liquidation amount of your capital securities (a "Direct Action").

    In a Direct Action initiated by you, our rights, as the holder of the common securities, to receive payments will be subrogated to your rights under the trust declaration by an amount equal to any payment made by us, as the issuer of the junior subordinated debentures, to you in the Direct Action that otherwise would have been paid to us as the holder of the common securities if the common securities had not been junior to the capital securities in that event.

    The holders of the capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures.

    If the consent of the property trustee, as the holder of the junior subordinated debentures, is required under the indenture for any amendment, modification or termination of the indenture or the junior subordinated debentures, the property trustee will:

    - request the direction of the holders of the capital and common securities regarding the amendment, modification or termination and

    - vote on the amendment, modification or termination as directed by a majority or super-majority, as applicable, in liquidation amount of the capital and common securities voting together as a single class.

    A waiver of an event of default under the indenture will constitute a waiver of the corresponding event of default under the trust declaration.

    The procedures by which holders of capital securities may exercise their voting rights are described immediately below under "--Book-Entry Only Issuance--The Depository Trust Company."

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

    DTC will act as securities depositary for the capital securities. Finance Trust I will issue one or more fully registered global capital securities certificates in the name of Cede & Co. (DTC's nominee). These certificates will represent the total aggregate number of capital securities. Finance Trust I will deposit these certificates with DTC or a custodian appointed by DTC. Finance Trust I will not issue certificates to you for the capital securities that you purchase, unless DTC's services are discontinued.

    DTC has provided Finance Trust I and UnionBanCal Corporation with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations ("Direct Participants").

    DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies, that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant ("Indirect Participants"). The rules applicable to DTC and its participants are on file with the SEC.

    When you purchase capital securities within the DTC system, the purchase must be made by or through a Direct Participant. The Direct Participant will receive a credit for the capital securities on DTC's records. You, as the actual owner of the capital securities, are the "beneficial owner." Your beneficial ownership interest will be recorded on the Direct and Indirect Participants' records, but DTC will have no knowledge of your individual ownership. DTC's records reflect only the identity of the Direct Participants to whose accounts capital securities are credited.

    You will not receive written confirmation from DTC of your purchases. The Direct or Indirect Participant through whom you purchased the capital securities should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The participants are responsible for keeping accurate account of the holdings of their customers like you.

    Transfers of ownership interests in the capital securities will be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

    The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificate representing the capital securities.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, and any statutory or regulatory requirements that may be in effect from time to time.

    Redemption notices will be sent to Cede & Co. If less than all of the capital securities are being redeemed, DTC will reduce each Direct Participant's holdings of capital securities in accordance with its procedures.

    In those cases where a vote by the holders of the capital securities is required, neither DTC nor Cede & Co. will itself consent or vote. Under its usual procedures, DTC would mail an omnibus proxy to Finance Trust I as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the capital securities are credited on the record date, which are identified in a listing attached to the omnibus proxy.

    Finance Trust I will make distribution payments on the capital securities directly to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on such payment date.

    Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." These payments will be the responsibility of the participant and not of DTC, Finance Trust I or UnionBanCal Corporation.


    Except as provided below in "Description of the Junior Subordinated Debentures--Discontinuance of the Depositary's Services" on page S-103, a beneficial owner in a global capital security certificate will not be entitled to receive physical delivery of capital securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the capital securities.


    DTC may discontinue providing its services as securities depositary with respect to the capital securities at any time by giving reasonable notice to Finance Trust I. In the event that a successor securities depositary is not obtained, Finance Trust I will print and deliver Capital Securities certificates. Additionally, the regular trustees, with our consent may decide to discontinue the book-entry only system of transfers with respect to the capital securities. In that event, Finance Trust I will print and deliver certificates for the Capital Securities.

    We have obtained the information in this section concerning DTC and DTC's book-entry system from sources that we and Finance Trust I believe to be reliable, but neither we nor they take responsibility for the accuracy of the information.

CERTIFICATED SECURITIES

    If the capital securities do not remain in book-entry only form, the following provisions would apply:

    - The property trustee will act as paying agent and may designate an additional or substitute paying agent at any time.

    - Registration of transfers of capital securities will be effected without charge by or on behalf of Finance Trust I, but the registration will require payment, with the giving of such indemnity as Finance Trust I or UnionBanCal Corporation may require, for any tax or other governmental charges that may be imposed.

    - Finance Trust I will not be required to register or cause to be registered the transfer of capital securities after they have been called for redemption.

MISCELLANEOUS

    The regular trustees are authorized and directed to operate Finance Trust I in such a way so that Finance Trust I will not be:

    - required to register as an "investment company" under the Investment Company Act of 1940 or

    - characterized as other than a grantor trust for United States federal income tax purposes.

    We are authorized and directed to conduct our affairs so that the junior subordinated debentures will be treated as indebtedness for United States federal income tax purposes.

    We and the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Finance Trust I or our articles of incorporation, that either we or the regular trustees determine in either of our discretion to be necessary or desirable to achieve that end, as long as the action does not adversely affect the interests of the holders of the capital securities.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES


    THE FOLLOWING, TOGETHER WITH THE "DESCRIPTION OF DEBT SECURITIES" IN THE ACCOMPANYING PROSPECTUS, IS A DESCRIPTION OF THE MATERIAL TERMS OF THE JUNIOR SUBORDINATED DEBENTURES. YOU SHOULD ALSO READ THE INDENTURE DATED AS OF
          , 1999 BETWEEN US AND THE FIRST NATIONAL BANK OF CHICAGO, AS TRUSTEE,
AND THE OFFICER'S CERTIFICATE OF ONE OF OUR EXECUTIVE OFFICERS DATED           ,
1999 SUPPLEMENTING THE INDENTURE. WE HAVE FILED THE INDENTURE AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS FORM A PART, AND WE WILL FILE THE OFFICER'S CERTIFICATE WITH THE SEC PRIOR TO THE SALE OF THE CAPITAL SECURITIES.



    Under circumstances involving the dissolution of Finance Trust I, the junior subordinated debentures may be distributed to the holders of the capital securities and the common securities in liquidation of Finance Trust I. See "Description of the Trust Preferred Securities--Liquidation Distribution Upon Dissolution" on page 15 in the accompanying prospectus. If the junior subordinated debentures are distributed to the holders of capital securities, we will use all our reasonable best efforts to have the junior subordinated debentures listed on the New York Stock Exchange or with another organization on which the capital securities are then listed.


GENERAL

    We will issue the junior subordinated debentures as unsecured debt under the indenture. The junior subordinated debentures will be limited in aggregate
principal amount to $    . This amount equals the sum of the aggregate stated
liquidation amount of the capital securities and the amount of capital that we contributed to Finance Trust I in exchange for the common securities.


    The junior subordinated debentures contain no sinking fund provisions. The entire principal amount of the junior subordinated debentures will mature and become due and payable, together with any accrued and unpaid interest, including Compound Interest and Additional Interest, as we define each below, if any, on
           ,     .



    If junior subordinated debentures are distributed to holders of capital securities in liquidation of those holders' interests in Finance Trust I, the junior subordinated debentures will initially be issued as a global security. As described in "Description of the Junior Subordinated Debentures--Discontinuance of the Depositary's Services" on page S-103, under limited circumstances, junior subordinated debentures may be issued in certificated form in exchange for a global security. See "--Book-Entry and Settlement; Depositary" on page S-103 and "Description of Debt Securities--Registered Global Securities" in the accompanying prospectus.


    If junior subordinated debentures are issued in certificated form, we will issue them in denominations of $25, and integral multiples of $25, and they may be transferred or exchanged at the offices described below.

    We will make payments on junior subordinated debentures issued as a global security to DTC, a successor depositary or, if no depositary is used, to a paying agent for the junior subordinated debentures. If we issue junior subordinated debentures in certificated form, principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable, and junior subordinated debentures will be exchangeable for junior subordinated debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the indenture trustee in New York, New York. At our option, however, we may pay interest by check mailed to the address of the persons entitled to the interest.

    The Indenture does not provide holders of the junior subordinated debentures protection in the event of a highly leveraged transaction involving UnionBanCal Corporation that would adversely affect the holders.

SUBORDINATION

    The indenture provides that the junior subordinated debentures rank subordinate and junior in right of payment to all of our "Senior Indebtedness", as we define it below. We may not make payment of principal, including redemption payments, or interest on the junior subordinated debentures if

    - any of our Senior Indebtedness is not paid when due and any applicable grace period after the default has ended and the default has not been cured or waived or ceased to exist, or

    - the maturity of any of our Senior Indebtedness has been accelerated because of a default, and the acceleration has not been rescinded.

    Upon any distribution of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all of our Senior Indebtedness must be paid in full before the holders of junior subordinated debentures are entitled to receive or retain any payment. In that event, any payment or distribution on the junior subordinated debentures that would otherwise be payable in respect of the junior subordinated debentures but for the subordination provision will be paid or delivered directly to the holders of our Senior Indebtedness in accordance with the priorities then existing among the holders of our Senior Indebtedness until all of our Senior Indebtedness has been paid in full.

    If the indenture trustee or any holder of junior subordinated debentures receives any payment or distribution on account of the junior subordinated debentures before all of our Senior Indebtedness is paid in full, then that payment or distribution will be paid over or delivered and transferred to, the holders of our Senior Indebtedness at the time outstanding.

    The rights of the holders of the junior subordinated debentures will be subrogated to the rights of the holders of our Senior Indebtedness to the extent of any payment we made to the holders of our Senior Indebtedness that otherwise would have been made to the holders of the junior subordinated debentures but for the subordination provisions.

    The term "Senior Indebtedness" means:

    (1) the principal, premium, if any, and interest in respect of:

       - our indebtedness for money borrowed; and

       - indebtedness evidenced by securities, debentures, bonds or other similar instruments that we issued;

    (2) all of our capital lease obligations;

    (3) all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

    (4) all of our obligations for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

    (5) all obligations of the type referred to in clauses (1) through (4) above of other persons, but for which we are responsible or liable to make payment as obligor, guarantor or otherwise; and

    (6) all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or assets, whether or not we assume the obligation.

Notwithstanding (1) through (6) above, the term "Senior Indebtedness" does not include:

(1) any indebtedness that by its terms is junior or equal to the junior subordinated debentures;

(2) any indebtedness between or among an obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities, to:

    - any other Trust, as we define it in the accompanying prospectus, or a trustee of that Trust, and

    - any other trust, or a trustee of that trust, a partnership or other entity affiliated with us that is a financing vehicle of ours and will issue capital securities or other securities that rank equal or junior to the capital securities; and

(3) any indebtedness that by its terms is junior to trade accounts payable or accrued liabilities arising in the ordinary course of business, but only for amounts as described in the indenture.

    Our Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions of the indenture regardless of any amendment, modification or waiver of any term of the Senior Indebtedness.


    The indenture does not limit how much Senior Indebtedness we can issue. Substantially all of our indebtedness constitutes Senior Indebtedness.


    The junior subordinated debentures also will be effectively junior to all obligations of our subsidiaries.

INTEREST


    The junior subordinated debentures will bear interest at an annual rate of
  % from the original date of issuance until the principal becomes due and
payable. Interest is payable quarterly in arrears on February   , May   , August
  and November   of each year, beginning May   , 1999. Interest payments not
paid when due will accrue interest, compounded quarterly, at the annual rate of %.


    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and, for any period shorter than a quarter, on the basis of the actual number of days elapsed per 30-day month.


    The interest payment provisions for the junior subordinated debentures correspond to the distribution provisions for the capital securities. See "Description of the Capital Securities--Distributions" on page S-89.


OPTION TO EXTEND INTEREST PAYMENT PERIOD

    As long as we are not in default on the payment of interest on the junior subordinated debentures, we have the right, at any time and from time to time, to defer payments of interest by extending the interest payment period for a period (an "Extension Period") not exceeding 20 consecutive quarters, but not beyond the maturity date of the junior subordinated debentures. At the end of any Extension Period, we will pay all interest then accrued and unpaid, together with interest on the accrued and unpaid interest as permitted by law ("Compound
Interest"), compounded quarterly, at the annual rate of   % plus any Additional
Interest.

    During any Extension Period:

    - we may not declare or pay any dividends on, make any distribution, or redeem, purchase, acquire or make a liquidation payment on any of our capital stock; and

    - we may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equal or junior to the junior subordinated debentures, or make any guarantee payments on the foregoing.

The restrictions listed above do not apply to:

    - repurchases, redemptions or other acquisitions of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) a dividend reinvestment or shareholder stock purchase plan or (3) the issuance of our capital stock, or securities convertible into or exercisable for our capital stock, as consideration in an acquisition transaction entered into before the Extension Period;

    - an exchange, redemption or conversion of any class or series of our capital stock, or any capital stock of a subsidiary of ours, for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

    - the purchase of fractional interests in shares of our capital stock under the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

    - any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant to the plan;

    - any dividend in the form of stock, warrants, options or other rights where the dividend or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock; or

    - payments by us under the guarantee of the capital securities or under any similar guarantee by us of any trust common or trust preferred securities of our subsidiaries.

    The restrictions described above will also apply if we default on our obligations under the indenture relating to the junior subordinated debentures or if we default on our obligations under the guarantee of the capital securities.

    Before termination of any Extension Period, we may further extend the interest payment period. However, the Extension Period, including all previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity date of the junior subordinated debentures. After termination of any Extension Period and the payment of all amounts then due, we may begin a new Extension Period, as described above.

    If the property trustee is the sole holder of the junior subordinated debentures, we will give the regular trustees and the property trustee notice of our selection of an Extension Period one business day before the earlier of:

    - the next date distributions on the capital securities are payable or

    - the date the regular trustees are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to the holders of record of the capital securities.

    The regular trustees shall give notice of our selection of an Extension Period to the holders of the capital securities.

    If the property trustee is not the sole holder of the junior subordinated debentures, we will give the holders of the junior subordinated debentures notice of our selection of an Extension Period ten business days before the earlier of:

    - the next interest payment date or

    - the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the junior subordinated debentures of the record or payment date of the related interest payment.

    We have no present intention of exercising our right to defer payments of interest by extending the interest payment period on the junior subordinated debentures.

ADDITIONAL INTEREST

    If at any time while the property trustee is the holder of the junior subordinated debentures, Finance Trust I shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States or any other taxing authority, then, in any such case, we will pay as additional interest on the junior subordinated debentures any additional amounts ("Additional Interest") that are required so that the net amounts received and retained by Finance Trust I after paying those taxes, duties, assessments or governmental charges will not be less than the amounts Finance Trust I would have received if those taxes, duties, assessments or governmental charges had not been imposed.

OPTIONAL REDEMPTION

    We have the right, after receipt of prior approval by the Federal Reserve, if approval is then required, to redeem the junior subordinated debentures:

    - on or after            , 2004 in whole at any time or in part from time to
      time, or


    - before            , 2004, in whole, but not in part, at any time within 90
      days following the occurrence and continuation of a Tax Event, an Investment Company Event or a Regulatory Capital Event as described under "Description of the Capital Securities--Redemption" above on page S-91.


    In either case, the redemption price will equal 100% of the principal amount to be redeemed, plus any accrued and unpaid interest, including any Compounded Interest and any Additional Interest, if any, to the date of redemption.

    If a partial redemption of the capital securities resulting from a partial redemption of the junior subordinated debentures would result in the delisting of the capital securities, we may only redeem the junior subordinated debentures in whole.

    We may not redeem fewer than all of the junior subordinated debentures unless we have paid all accrued and unpaid interest on all junior subordinated debentures for all quarterly interest payment periods terminating on or before the date of redemption.

OPTION TO ACCELERATE MATURITY DATE

    If a Tax Event described in clause (3) of the definition of "Tax Event" on page S-82 occurs, we will have the right, before a dissolution of Finance Trust I, to accelerate the stated maturity of the junior subordinated debentures to the minimum extent required so that interest on the junior subordinated debentures will be deductible for United States federal income tax purposes. In no event may the resulting maturity of the junior subordinated debentures be less than 15 years from the date of original issuance, however.

    We may only accelerate the stated maturity if we have received an opinion of nationally recognized independent counsel experienced in such matters to the effect that:

    - after the acceleration, interest paid on the junior subordinated debentures will be deductible for United States federal income tax purposes;

    - the holders of capital securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the acceleration, and will be taxed under United States federal income tax law in the same amount, in the manner and at the same times as would have been the case if the acceleration had not occurred; and

    - the acceleration will not cause Finance Trust I to be classified as other than a grantor trust for United States federal income tax purposes.

INDENTURE EVENTS OF DEFAULT

    If any event of default under the indenture occurs and is continuing, the property trustee, as the holder of the junior subordinated debentures, will have the right to declare the principal of and the interest on the junior subordinated debentures, including any Compound Interest and Additional Interest, if any, and any other amounts payable under the indenture to be immediately due and payable and to enforce its other rights as a creditor. See "Description of Debt Securities--Events of Default" in the accompanying prospectus for a description of the events of default.


    An event of default under the indenture also constitutes an event of default under the trust declaration. The holders of capital securities, upon an event of default, have the right to direct the property trustee to exercise its rights as the holder of the junior subordinated debentures. See "Description of the Capital Securities--Voting Rights" above on page S-94 for a more complete discussion of when holders of capital securities may direct the property trustee to exercise its rights.


BOOK-ENTRY AND SETTLEMENT; DEPOSITARY


    If distributed to holders of capital securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Finance Trust I, the junior subordinated debentures will be issued in the form of one or more global certificates registered in the name of a depositary or its nominee. Except under the limited circumstances described immediately below under "--Discontinuance of the Depositary's Services," junior subordinated debentures represented by a global security will not be exchangeable for, and will not otherwise be issuable as, securities in definitive form.



    If junior subordinated debentures are distributed to holders of capital securities upon termination of Finance Trust I, DTC will act as securities depositary for the junior subordinated debentures. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Capital Securities--Book-Entry Only Issuance--The Depository Trust Company" above on page S-95.


    As of the date of this prospectus supplement, that description of DTC's book-entry system and DTC's practices as they relate to purchases of, transfers of, notices concerning and payments on the capital securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC.

    We may appoint a successor to DTC or any successor depositary if DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

    A global security will be exchangeable for junior subordinated debentures registered in the names of persons other than the depositary or its nominee only if:

    - the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security and no successor depositary has been appointed,

    - the depositary ceases to be a clearing agency registered under the Securities Exchange Act at a time the depositary is required to be so registered to act as depositary, and no successor depositary has been appointed,

    - we, in our sole discretion, determine that the global security shall be exchangeable for definitive certificates or

    - there shall have occurred an event of default under the indenture.

    Any global security that is exchangeable as described above will be exchangeable for junior subordinated debentures registered in the names the depositary directs. We expect that the instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security.

                          DESCRIPTION OF THE GUARANTEE


    THE FOLLOWING, TOGETHER WITH THE "DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES" IN THE ACCOMPANYING PROSPECTUS, IS A DESCRIPTION OF THE MATERIAL TERMS OF THE GUARANTEE. YOU SHOULD ALSO READ THE GUARANTEE AGREEMENT. WE HAVE FILED THE GUARANTEE AGREEMENT AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS FORM A PART.


GENERAL

    Pursuant to the guarantee, we will irrevocably and unconditionally agree, to the extent set forth in the guarantee, to pay in full to the holders of the capital securities, the Guarantee Payments, as we define that term below, as and when due, regardless of any defense, right of set-off or counterclaim that Finance Trust I may have or assert.

    The following payments on the capital securities (the "Guarantee Payments"), if not fully paid by Finance Trust I, will be covered by the guarantee, without duplication:


    - any accrued and unpaid distributions that are required to be paid on the capital securities, if Finance Trust I has funds available to make the payment;



    - the redemption price, if Finance Trust I has funds available to make the payment, for any capital securities called for redemption; and


    - upon a voluntary or involuntary dissolution, winding-up or termination of Finance Trust I, other than in connection with the distribution of junior subordinated debentures to the holders of the capital securities or the redemption of all of the capital securities upon the maturity or redemption of the junior subordinated debentures, the lesser of:


       (1) the aggregate of the $25 liquidation amount and all accumulated and unpaid distributions on the capital securities to the date of payment if Finance Trust I has funds available to make the payment and



       (2) the amount of assets of Finance Trust I remaining available for distribution to holders of the capital securities upon a dissolution and termination of Finance Trust I.


    Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the capital securities or by causing Finance Trust I to pay the amounts to the holders.

    The guarantee of the capital securities will be full and unconditional from the time of issuance, but the guarantee will not apply to any payment of distributions due if Finance Trust I lacks funds legally available for payment as a result of a failure by us to make payments of interest or principal on the junior subordinated debentures.

    If we do not make interest payments on the junior subordinated debentures, Finance Trust I will not pay distributions on the capital securities and will not have funds legally available for payment. In that event, holders of the capital securities would not be able to rely upon the guarantee for payment. Instead, a holder of capital securities would have to rely on the enforcement:

    - by the property trustee of its rights as registered holder of the junior subordinated debentures against UnionBanCal Corporation under the terms of the junior subordinated debentures or


    - by itself of its own rights against UnionBanCal Corporation to enforce payments on the junior subordinated debentures in the event of a default by us in the payment of principal or interest on the junior subordinated debentures. See "Description of the Capital Securities--Distributions" above on page S-89.

    If the guarantee trustee fails to enforce the guarantee, you may, after your written request to the guarantee trustee to enforce the guarantee, sue us directly to enforce the guarantee trustee's rights under the guarantee without first instituting a legal proceeding against Finance Trust I, the guarantee trustee, or any other person or entity.

    Notwithstanding the foregoing, if we have failed to make a guarantee payment, you may directly institute a proceeding against us to enforce the guarantee.

    We are required to file annually with the guarantee trustee an officer's certificate as to our compliance with all conditions under the guarantee.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL


    This discussion contains a summary of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to UnionBanCal Corporation and Finance Trust I ("Tax Counsel"), of the United States federal income tax consequences of the purchase, ownership, and disposition of the capital securities that Tax Counsel anticipates to be material to investors. We have filed the opinion of Tax Counsel as Exhibit 8.1 to the registration statement of which the accompanying prospectus forms a part. Unless otherwise stated, this summary only deals with capital securities held as capital assets, generally, assets held for investment, by holders who purchase the capital securities upon original issuance. Your tax treatment may vary depending on your particular situation.


    This summary does not address:

    - all of the tax consequences that may be relevant to holders who may be subject to special tax treatment such as, for example, financial institutions, insurance companies, broker-dealers, tax-exempt organizations or, except as described below, non-U.S. Holders, as we define that term below,

    - the tax consequences to holders that have a functional currency other than the United States dollar,

    - the tax consequences to shareholders, partners or beneficiaries of a holder of capital securities, or

    - any aspects of state, local or foreign tax laws.

    We have based this summary on the United States federal income tax law in effect as of the date of this prospectus supplement. These laws may change, possibly on a retroactive basis. We urge you to consult your tax advisor as to the particular tax consequences of purchasing, owning, and disposing of the capital securities, including the application and effect of United States federal, state, local, foreign and other tax laws.

    For purposes of this discussion, a "U.S. Holder" means:

    - a citizen or resident of the United States,

    - a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision of the United States,

    - an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or

    - a trust, the administration of which is subject to the primary supervision of a United States court and that has one or more United States persons who have the authority to control all substantial decisions of the trust.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES


    In connection with the issuance of the junior subordinated debentures, Tax Counsel has rendered an opinion stating, generally, that, under current law and assuming full compliance with the terms of the trust declaration, the indenture and other documents, and based on facts and assumptions contained in Tax Counsel's opinion, the junior subordinated debentures will be classified for United States federal income tax purposes as indebtedness of UnionBanCal Corporation. We have filed the opinion of Tax Counsel as Exhibit 8.1 to the registration statement of which the accompanying prospectus forms a part. By accepting the capital securities, you agree to treat the junior subordinated debentures as indebtedness for United States federal income tax purposes and to treat the capital securities as evidence of an indirect beneficial ownership interest in the junior subordinated debentures.

CLASSIFICATION OF THE TRUST

    In connection with the issuance of the capital securities, Tax Counsel has rendered an opinion stating, generally, that, under current law and assuming full compliance with the terms of the trust declaration, the indenture and other documents, and based on facts and assumptions contained in Tax Counsel's opinion, Finance Trust I will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. We have filed the opinion of Tax Counsel as Exhibit 8.1 to the registration statement of which the accompanying prospectus forms a part.

    Accordingly, for United States federal income tax purposes, you will generally be treated as the owner of an undivided interest in the junior subordinated debentures. As further discussed below, you will be required to include in ordinary income your allocable share of interest, or OID, if any, paid or accrued on the junior subordinated debentures.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD AND ORIGINAL ISSUE DISCOUNT


    In general, a debt instrument will be deemed to be issued with OID for United States federal income tax purposes if there is more than a remote contingency that periodic stated interest payments due on the instrument will not be timely paid. Because the exercise by us of our option to defer the payment of stated interest on the junior subordinated debentures would prevent us from declaring dividends on any class of equity, we believe that the likelihood that we would exercise the option is remote.


    As a result, we intend to take the position, based on the advice of Tax Counsel, that the junior subordinated debentures will not be deemed to be issued with OID. Accordingly, based on this position, stated interest payments on the junior subordinated debentures will be includible in your ordinary income at the time that those payments are paid or accrued in accordance with your regular method of accounting. Because these Treasury Regulations have not yet been addressed in any published rulings or other published interpretations issued by the Internal Revenue Service, it is possible that the Internal Revenue Service could take a position contrary to the position taken by us.

    EXERCISE OF DEFERRAL OPTION. If we exercise our option to defer the payment of stated interest on the junior subordinated debentures, they would be treated, solely for purpose of the OID rules, as being "re-issued" at that time with OID. Under these rules, you would be required to include OID in ordinary income, on a current basis, over the period that the instrument is held, even though we would not be making any actual cash payments during the extended interest payment period.

    The amount of interest income includible in the taxable income of a holder of the junior subordinated debentures would be determined on the basis of a constant yield method over the remaining term of the instrument, and the actual receipt of future payments of stated interest on the junior subordinated debentures would no longer be separately reported as taxable income. The amount of OID that would accrue, in total, during the extended interest payment period would be approximately equal to the amount of the cash payment due at the end of the period. Any OID included in income would increase the holder's adjusted tax basis in the capital securities or the junior subordinated debentures, as the case may be, and the holder's actual receipt of interest payments would reduce your adjusted tax basis.

    Because income on the capital securities will constitute interest income for United States federal income tax purposes, corporate holders of capital securities will not be entitled to claim a dividends received deduction in respect of such income.


RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON TERMINATION OF FINANCE
  TRUST I


    If we exercise our right to terminate Finance Trust I and cause the junior subordinated debentures to be distributed to you on a basis proportionate to your ownership in the capital securities, the distribution would be treated as a nontaxable event to you. In that event, you would have an adjusted tax basis in the junior subordinated debentures that you receive equal to the adjusted tax basis in the capital securities that you surrender, and the holding period of the junior subordinated debentures would include the period during which you held the capital securities.

    If, however, Finance Trust I is characterized for United States federal income tax purposes, as an association taxable as a corporation at the time of the termination, the distribution of the junior subordinated debentures would be a taxable event to the holders of capital securities.

    If we redeem the junior subordinated debentures for cash and Finance Trust I distributes the proceeds of the redemption to holders in redemption of their capital securities, the redemption would be treated as a sale of the capital securities in which you would recognize gain or loss as described immediately below.

SALE OF CAPITAL SECURITIES

    Upon the sale of capital securities, you will recognize gain or loss in an amount equal to the difference between your adjusted tax basis in the capital securities and the amount realized in the sale, except for any amount you received for accrued but unpaid interest not previously included in income. The gain or loss will be capital gain or loss and will be long-term capital gain or loss if you have held the capital securities for more than one year. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

    The capital securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest, or OID, if the junior subordinated debentures are treated as having been issued, or reissued, with OID, relating to the underlying junior subordinated debentures. If you dispose of your capital securities you will be required to include in your ordinary income:

    - any portion of the amount realized that is attributable to accrued but unpaid interest to the extent not previously included in income or

    - any amount of OID that has accrued on your proportionate share of the underlying junior subordinated debentures during the taxable year of sale through the date of disposition.

    Any income inclusion will increase your adjusted tax basis in the capital securities that you dispose of.

NON-U.S. HOLDERS


    This summary assumes that the non-U.S. Holder



    - is an individual



    - is not and will not become engaged in a United States trade or business, and



    - will not be present in the United States for 183 days or more during any particular taxable year.



    Payments made to a holder of capital securities who is a non-U.S. Holder generally will not be subject to withholding of United States federal income tax, if:



    - the beneficial owner of the capital securities does not actually or constructively own 10% or more of the total combined voting power of all of our classes of stock entitled to vote, and


    - either:


           (1) the beneficial owner of the capital securities certifies to Finance Trust I or its agent, under penalties of perjury, that it is not a United States person and provides his name and address, or


           (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the capital securities in that capacity, certifies to Finance Trust I or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial

       Institution between it and the beneficial owner and furnishes Finance Trust I or its agent with a copy of the statement.

    In addition, a non-U.S. Holder of capital securities will not be subject to withholding of United States federal income tax on any gain realized upon the sale or other disposition of a capital security.

INFORMATION REPORTING


    Generally, income on the capital securities will be reported to you on Forms 1099, which should be mailed to you by January 31 following each calendar year.

                              ERISA CONSIDERATIONS

    Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") applies (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the capital securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

    Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit Plans, as well as individual retirement accounts and Keogh plans to which
Section 4975 of the Internal Revenue Code applies (also "Plans"), from engaging in specified transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code ("Parties in Interest") with respect to such Plan. A violation of those "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Internal Revenue Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

    Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(5) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Internal Revenue Code.

    Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor, the assets of Finance Trust I would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Internal Revenue Code if a Plan makes an "equity" investment in Finance Trust I and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

    If the assets of Finance Trust I were deemed to be "plan assets," the persons providing services to the assets of Finance Trust I may become Parties in Interest or Disqualified Persons for an investing Plan and may be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to transactions involving those assets.

    In this regard, if the person or persons with discretionary responsibilities over the junior subordinated debentures or the guarantee were affiliated with us, any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Internal Revenue Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing Plans and affect the exercise of their best judgement as fiduciaries).

    Under an exception contained in the Plan Assets Regulation, the assets of Finance Trust I would not be deemed to be "plan assets" of investing Plans if the capital securities are "publicly-offered securities"-- that is, they are:

    - widely held, I.E., owned by more than 100 investors independent of Finance Trust I and of each other,

    - freely transferable and

    - sold to a Plan as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, and then timely registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

    We expect that the capital securities will meet the criteria of "publicly-offered securities" above, although no assurance can be given in this regard. The underwriters expect that the capital securities will be held by at least 100 independent investors at the conclusion of the offering and that the capital securities will be freely transferable. The capital securities will be sold as part of an offering under an effective registration statement under the Securities Act of 1933, and then will be timely registered under the Securities Exchange Act of 1934.

    All of the common securities will be purchased and held by us.

    Even if the assets of Finance Trust I are not deemed to be "Plan Assets" or Plans investing in Finance Trust I, specified transactions involving Finance Trust I could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code regarding an investing Plan.

    For example, if we are a Party in Interest with respect to an investing plan, either directly or by reason of the activities of one or more of our affiliates, extensions of credit between us and Finance Trust I, as represented by the junior subordinated debentures and the guarantee, would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Internal Revenue Code, unless exemptive relief were available under an applicable administrative exemption.

    The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the capital securities. Those class exemptions are:

    - PTCE 96-23, for specified transactions determined by in-house asset managers,

    - PTCE 95-60, for specified transactions involving insurance company general accounts,

    - PTCE 91-38, for specified transactions involving bank collective investment funds,

    - PTCE 90-1, for specified transactions involving insurance company separate accounts, and

    - PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

    The capital securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless the purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

    Any purchaser or holder of the capital securities or any interest in the capital securities will be deemed to have represented by its purchase and holding that it either:

    - is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or

    - is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding.

    Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of Finance Trust I were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                  UNDERWRITERS


    Under the terms and conditions of an Underwriting Agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PaineWebber Incorporated and Prudential Securities Incorporated are acting as representatives, have severally agreed to purchase, and Finance Trust I has agreed to sell to them, the respective number of capital securities indicated below. The activities of the underwriters are led jointly in this transaction by Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. Morgan Stanley & Co. Incorporated is acting as the bookrunner for the offering of the capital securities.



                                                                                    NUMBER
                                                                                      OF
                                                                                    CAPITAL
NAME                                                                              SECURITIES
-------------------------------------------------------------------------------  -------------
Morgan Stanley & Co. Incorporated..............................................
Salomon Smith Barney Inc.......................................................
Merrill Lynch, Pierce, Fenner & Smith Incorporated.............................
PaineWebber Incorporated.......................................................
Prudential Securities Incorporated.............................................
                                                                                 -------------
    Total......................................................................
                                                                                 -------------
                                                                                 -------------



    The underwriters are offering the capital securities subject to their acceptance of the securities from Finance Trust I and subject to prior sale. The Underwriting Agreement provides that the obligations of the several underwriters to pay for and accept delivery of the capital securities are conditioned on the delivery of legal opinions by their counsel. The underwriters are obligated to purchase all the capital securities if any are purchased.


    The underwriters initially propose to offer part of the capital securities directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may also offer the capital securities to securities dealers at a price that represents a concession not in
excess of $        per capital security. Any underwriter may allow, and dealers
may reallow, a concession not in excess of $        per capital security to
other underwriters or to securities dealers. After the initial offering of the capital securities, the offering price and other selling terms may from time to time be changed by the representatives.


    Because the proceeds of the sale of the capital securities will ultimately be used to purchase our junior subordinated debentures, the Underwriting Agreement provides that we will pay to the underwriters as compensation for
their services $        per capital security or $        in the aggregate. The
underwriting commission for sales of 10,000 or more capital securities to a
single purchaser will be $     per capital security. If any of these sales
occur, the total underwriting commission will be less then $     .


    UnionBanCal Corporation and Finance Trust I have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated, on behalf of the underwriters, they will not, during the period beginning on the date of the Underwriting Agreement and continuing to and including the closing under the Underwriting Agreement:

    - offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any securities that are substantially similar to the capital securities or securities convertible into or exercisable or exchangeable for such securities; or

    - enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities,

whether any transaction described above is to be settled by securities, in cash or otherwise, except in the offering.

    Prior to this offering, there has been no public market for the capital securities. The capital securities will be listed on the New York Stock Exchange under the trading symbol "UBT". In order to meet one of the requirements for listing the capital securities on the New York Stock Exchange, the underwriters intend to sell capital securities to a minimum of 400 beneficial holders in lots of 100 or more. Trading of the capital securities on the New York Stock Exchange is expected to begin within a 30-day period after the date of this prospectus supplement. The representatives have advised Finance Trust I that they presently intend to make a market in the capital securities prior to the commencement of trading on the New York Stock Exchange. The representatives are not obligated to make a market in the capital securities, however, and may cease market making activities at any time. We cannot give any assurance as to the liquidity of any trading market for the capital securities.

    Finance Trust I, UnionBanCal Corporation and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

    In order to facilitate the offering of the capital securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the capital securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the capital securities for their own account. In addition, to cover over-allotments or to stabilize the price of the capital securities, the underwriters may bid for, and purchase, capital securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the capital securities in the offering, if the syndicate repurchases previously distributed capital securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the capital securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

    From time to time, some of the underwriters and their affiliates have engaged in, and may in the future engage in commercial banking and investment banking transactions with UnionBanCal Corporation and its affiliates.

                                 LEGAL MATTERS

    The validity of the junior subordinated debentures and the guarantee will be passed upon for UnionBanCal Corporation by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Legal matters will be passed upon for the underwriters by Davis Polk & Wardwell, New York, New York. United States federal income taxation matters and matters of Delaware law relating to the validity of the capital securities, the enforceability of the trust declaration and the creation of Finance Trust I will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                             PAGE
                                                                                                           ---------
Consolidated Statements of Income for the Years Ended December 31, 1995, 1996 and 1997 and for the Nine
  Months Ended September 30, 1997 (unaudited) and 1998...................................................        F-2

Consolidated Balance Sheets as of December 31, 1996 and 1997 and September 30, 1998......................        F-3

Consolidated Statements of Changes in Shareholders' Equity for the Years Ended December 31, 1995, 1996
  and 1997 and for the Nine Months Ended September 30, 1998..............................................        F-4

Consolidated Statements of Cash Flows for the Years Ended December 31, 1995, 1996 and 1997 and for the
  Nine Months Ended September 30, 1997 (unaudited) and 1998..............................................        F-5

Notes to Consolidated Financial Statements...............................................................        F-6

Independent Auditors' Reports............................................................................       F-54

                            UNIONBANCAL CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME


                                                                                FOR THE NINE MONTHS
                                               YEARS ENDED DECEMBER 31,         ENDED SEPTEMBER 30,
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE   ----------------------------------  ------------------------
DATA)                                        1995        1996        1997                      1998
----------------------------------------  ----------  ----------  ----------     1997       ----------
                                                                              -----------
                                                                              (UNAUDITED)
INTEREST INCOME
Loans...................................  $1,613,376  $1,687,977  $1,763,277  $1,311,337    $1,365,285
Securities..............................     132,802     143,412     167,440     123,075       145,390
Interest bearing deposits in banks......      58,201      52,709      56,748      43,404        14,187
Federal funds sold and securities
  purchased under resale agreements.....      22,247      30,246      26,079      18,727        11,784
Trading account assets..................      20,567      12,960      19,917      13,388        19,976
                                          ----------  ----------  ----------  -----------   ----------
    Total interest income...............   1,847,193   1,927,304   2,033,461   1,509,931     1,556,622
                                          ----------  ----------  ----------  -----------   ----------
INTEREST EXPENSE
Domestic deposits.......................     358,049     460,130     520,583     386,699       353,283
Foreign deposits........................      96,109      71,437      75,398      55,156        66,455
Federal funds purchased and securities
  sold under repurchase agreements......      78,908      47,095      58,544      44,053        59,667
Commercial paper........................      86,695      87,411      89,912      66,543        67,719
Subordinated capital notes..............      42,538      30,104      22,850      17,180        15,883
Other borrowed funds....................      42,561      62,549      34,492      26,999        13,976
                                          ----------  ----------  ----------  -----------   ----------
    Total interest expense..............     704,860     758,726     801,779     596,630       576,983
                                          ----------  ----------  ----------  -----------   ----------
NET INTEREST INCOME.....................   1,142,333   1,168,578   1,231,682     913,301       979,639
Provision for credit losses.............      53,250      40,000      --          --            45,000
                                          ----------  ----------  ----------  -----------   ----------
    Net interest income after provision
      for credit losses.................   1,089,083   1,128,578   1,231,682     913,301       934,639
                                          ----------  ----------  ----------  -----------   ----------
NONINTEREST INCOME
Service charges on deposit accounts.....      95,177     101,975     114,647      84,699       101,288
Trust and investment management fees....      87,743      93,479     107,527      76,737        88,806
International commissions and fees......      68,621      66,108      66,122      49,593        54,516
Merchant transaction processing fees....      45,767      49,778      57,128      42,653        42,988
Merchant banking fees...................      24,483      23,929      24,924      19,899        24,083
Securities gains (losses), net..........        (702)      4,502       2,711       2,098         5,579
Other...................................      74,230      78,905      89,942      66,948        82,689
                                          ----------  ----------  ----------  -----------   ----------
    Total noninterest income............     395,319     418,676     463,001     342,627       399,949
                                          ----------  ----------  ----------  -----------   ----------
NONINTEREST EXPENSE
Salaries and employee benefits..........     536,671     557,247     571,644     418,970       459,592
Net occupancy...........................      92,863     103,335      85,630      64,133        67,294
Equipment...............................      55,056      55,942      56,137      41,206        41,842
Foreclosed asset expense (income).......      (3,213)      2,889      (1,268)       (696)         (746)
Merger and integration..................      --         117,464       6,037       6,037        --
Other...................................     296,724     298,027     326,485     232,558       268,196
                                          ----------  ----------  ----------  -----------   ----------
    Total noninterest expense...........     978,101   1,134,904   1,044,665     762,208       836,178
                                          ----------  ----------  ----------  -----------   ----------
Income before income taxes..............     506,301     412,350     650,018     493,720       498,410
Income tax expense......................     193,359     162,892     238,722     174,869       146,045
                                          ----------  ----------  ----------  -----------   ----------
NET INCOME..............................  $  312,942  $  249,458  $  411,296  $  318,851    $  352,365
                                          ----------  ----------  ----------  -----------   ----------
                                          ----------  ----------  ----------  -----------   ----------
NET INCOME APPLICABLE TO COMMON STOCK...  $  301,637  $  238,152  $  403,696  $  311,251    $  352,365
                                          ----------  ----------  ----------  -----------   ----------
                                          ----------  ----------  ----------  -----------   ----------
NET INCOME PER COMMON SHARE --
  BASIC(1)..............................  $     1.74  $     1.37  $     2.31  $     1.78    $     2.01
                                          ----------  ----------  ----------  -----------   ----------
                                          ----------  ----------  ----------  -----------   ----------
NET INCOME PER COMMON SHARE --
  DILUTED(1)............................  $     1.73  $     1.36  $     2.30  $     1.78    $     2.01
                                          ----------  ----------  ----------  -----------   ----------
                                          ----------  ----------  ----------  -----------   ----------
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING -- BASIC(1)...............     173,806     174,391     174,683     174,615       175,091
                                          ----------  ----------  ----------  -----------   ----------
                                          ----------  ----------  ----------  -----------   ----------
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING -- DILUTED(1).............     174,099     174,784     175,189     175,071       175,729
                                          ----------  ----------  ----------  -----------   ----------
                                          ----------  ----------  ----------  -----------   ----------


------------------------------

(1) Amounts restated to give retroactive effect to the stock split referred to in Note 1 of the accompanying notes to Consolidated Financial Statements.

See accompanying notes to consolidated financial statements.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS


                                                  DECEMBER 31,
(DOLLARS IN THOUSANDS, EXCEPT SHARE       -----------------------------   SEPTEMBER 30,
DATA)                                         1996            1997            1998
----------------------------------------  -------------   -------------   -------------
ASSETS
Cash and due from banks.................  $   2,268,771   $   2,541,699   $  2,211,595
Interest bearing deposits in banks......      1,131,216         633,421        133,165
Federal funds sold and securities
  purchased under resale agreements.....        537,710          24,335        629,784
                                          -------------   -------------   -------------
    Total cash and cash equivalents.....      3,937,697       3,199,455      2,974,544
Trading account assets..................        465,782         394,313        357,515
Securities available for sale...........      2,164,197       2,538,386      3,200,376
Securities held to maturity (fair value:
  December 31, 1996, $274,405; December
  31, 1997, $193,115; September 30,
  1998, $165,807).......................        268,196         188,775        162,018
Loans (net of allowance for credit
  losses: December 31, 1996, $523,946;
  December 31, 1997, $451,692; September
  30, 1998, $473,717)...................     20,525,841      22,289,716     23,024,128
Due from customers on acceptances.......        778,378         773,339        464,581
Premises and equipment, net.............        410,621         406,299        407,863
Other assets............................        683,347         794,982        816,293
                                          -------------   -------------   -------------
    Total assets........................  $  29,234,059   $  30,585,265   $ 31,407,318
                                          -------------   -------------   -------------
                                          -------------   -------------   -------------

LIABILITIES
Domestic deposits:
  Noninterest bearing...................  $   7,381,078   $   8,574,515   $  9,427,080
  Interest bearing......................     12,607,691      12,666,458     12,379,167
Foreign deposits:
  Noninterest bearing...................        274,031         275,029        247,038
  Interest bearing......................      1,270,160       1,780,372      1,609,844
                                          -------------   -------------   -------------
    Total deposits......................     21,532,960      23,296,374     23,663,129
Federal funds purchased and securities
  sold under repurchase agreements......      1,322,654       1,335,884      1,574,163
Commercial paper........................      1,495,463         966,575      1,417,077
Other borrowed funds....................        749,422         476,010        339,340
Acceptances outstanding.................        778,378         773,339        464,581
Other liabilities.......................        478,249         709,784        666,078
Subordinated capital notes..............        382,000         348,000        298,000
                                          -------------   -------------   -------------
    Total liabilities...................     26,739,126      27,905,966     28,422,368
                                          -------------   -------------   -------------

SHAREHOLDERS' EQUITY
Preferred stock:
  Authorized 5,000,000 shares 8 3/8%
    Noncumulative, Series A, issued
    1,350,000 shares in 1996............        135,000        --              --
Common stock(1) -- $1.67 stated value:
  Authorized 300,000,000 shares, issued
    174,457,603 shares as of December
    31, 1996, 174,917,674 shares as of
    December 31, 1997, and 175,208,037
    shares as of September 30, 1998.....        290,762         291,529        292,013
Additional paid-in capital..............      1,413,076       1,422,680      1,430,539
Retained earnings.......................        645,214         957,662      1,233,068
Accumulated other comprehensive
  income................................         10,881           7,428         29,330
                                          -------------   -------------   -------------
    Total shareholders' equity..........      2,494,933       2,679,299      2,984,950
                                          -------------   -------------   -------------
    Total liabilities and shareholders'
      equity............................  $  29,234,059   $  30,585,265   $ 31,407,318
                                          -------------   -------------   -------------
                                          -------------   -------------   -------------


------------------------------

(1) Amounts restated to give retroactive effect to the stock split referred to in Note 1 of the accompanying notes to Consolidated Financial Statements.

See accompanying notes to consolidated financial statements.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


                                                                                       FOR THE NINE
                                                                                       MONTHS ENDED
                                                   YEARS ENDED DECEMBER 31,             SEPTEMBER
                                          ------------------------------------------       30,
(DOLLARS IN THOUSANDS)                        1995           1996           1997           1998
----------------------------------------  ------------   ------------   ------------   ------------
PREFERRED STOCK
Balance, beginning of period............  $    135,000   $    135,000   $    135,000   $   --
Redemption of preferred stock...........       --             --            (135,000)      --
                                          ------------   ------------   ------------   ------------
  Balance, end of period................  $    135,000   $    135,000   $    --        $   --
                                          ------------   ------------   ------------   ------------
COMMON STOCK
Balance, beginning of period............  $    286,739   $    290,300   $    290,762   $   291,529
Dividend reinvestment plan..............         3,103            121              6             6
Deferred compensation -- restricted
  stock awards..........................           379            207            279           281
Stock options exercised.................            79            134            482           197
                                          ------------   ------------   ------------   ------------
  Balance, end of period................  $    290,300   $    290,762   $    291,529   $   292,013
                                          ------------   ------------   ------------   ------------
ADDITIONAL PAID-IN CAPITAL
Balance, beginning of period............  $  1,390,925   $  1,408,960   $  1,413,076   $ 1,422,680
Dividend reinvestment plan..............        15,238          1,041            (43)           10
Deferred compensation -- restricted
  stock awards..........................         2,268          2,148          3,478         5,217
Stock options exercised.................           529            927          6,169         2,632
                                          ------------   ------------   ------------   ------------
  Balance, end of period................  $  1,408,960   $  1,413,076   $  1,422,680   $ 1,430,539
                                          ------------   ------------   ------------   ------------
RETAINED EARNINGS
Balance, beginning of period............  $    376,468   $    626,172   $    645,214   $   957,662
Net income(1)...........................       312,942        249,458        411,296       352,365
Dividends on common stock(2)(3).........       (50,989)       (73,932)       (89,848)      (73,632)
Dividends on preferred stock............       (11,305)       (11,306)        (7,600)      --
Dividend to MBL.........................       --            (144,890)       --            --
Deferred compensation -- restricted
  stock awards..........................          (944)          (288)        (1,400)       (3,327)
                                          ------------   ------------   ------------   ------------
  Balance, end of period................  $    626,172   $    645,214   $    957,662   $ 1,233,068
                                          ------------   ------------   ------------   ------------
ACCUMULATED OTHER COMPREHENSIVE INCOME
Balance, beginning of period............  $     (9,930)  $     23,660   $     10,881   $     7,428
                                          ------------   ------------   ------------   ------------
Net income(1)...........................       312,942        249,458        411,296       352,365
Other comprehensive income..............        33,590        (12,779)        (3,453)       21,902
                                          ------------   ------------   ------------   ------------
Total comprehensive income..............       346,532        236,679        407,843       374,267
Less: net income included in retained
  earnings..............................      (312,942)      (249,458)      (411,296)     (352,365)
                                          ------------   ------------   ------------   ------------
  Balance, end of period................  $     23,660   $     10,881   $      7,428   $    29,330
                                          ------------   ------------   ------------   ------------
    TOTAL SHAREHOLDERS' EQUITY            $  2,484,092   $  2,494,933   $  2,679,299   $ 2,984,950
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------


------------------------------

(1) Includes dividends applicable to preferred shareholders of $11.3 million for the years ended December 31, 1995 and 1996, respectively, and $7.6 million for the year ended December 31, 1997.

(2) Dividends per share in 1996 were based on historical Union Bank common cash dividends declared and did not include the $145 million dividend paid to The Mitsubishi Bank, Limited (MBL) in the first quarter of 1996 by BanCal Tri-State Corporation and The Bank of California, N.A.


(3)  Dividends per share, after giving effect to the stock split referred to in
    Note 1 of the accompanying notes to Consolidated Financial Statements, were $0.47 in 1995 and 1996, respectively, $0.51 in 1997, and $0.42 for the nine months ended September 30, 1998, and are based on the Company's shares outstanding as of the declaration date.


See accompanying notes to consolidated financial statements.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                               FOR THE NINE MONTHS
                                                    YEARS ENDED DECEMBER 31,                   ENDED SEPTEMBER 30,
                                          ---------------------------------------------   -----------------------------
(DOLLARS IN THOUSANDS)                        1995            1996            1997            1997
----------------------------------------  -------------   -------------   -------------   -------------       1998
                                                                                           (UNAUDITED)    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $     312,942   $     249,458   $     411,296   $    318,851    $     352,365
  Adjustments to reconcile net income to
    net cash provided by operating
    activities:
    Provision for credit losses.........         53,250          40,000        --              --                45,000
    Depreciation, amortization and
      accretion.........................         61,767          65,092          65,469         49,285           50,528
    Provision for deferred income
      taxes.............................         50,841          50,658          59,814         38,734            7,409
    (Gain) loss on sales of securities
      available for sale................            801          (4,502)         (2,711)        (2,098)          (5,579)
    Merger and integration costs in
      excess of (less than) cash
      utilized..........................       --                54,344         (31,414)       (27,200)         (12,350)
    Net (increase) decrease in trading
      account assets....................         82,541        (359,234)         52,743        (40,382)          36,798
    Other, net..........................        157,244          52,101         173,706         92,393          (24,839)
                                          -------------   -------------   -------------   -------------   -------------
    Total adjustments...................        406,444        (101,541)        317,607        110,732           96,967
                                          -------------   -------------   -------------   -------------   -------------
  Net cash provided by operating
    activities..........................        719,386         147,917         728,903        429,583          449,332
                                          -------------   -------------   -------------   -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of securities
    available for sale..................        240,731          19,536         171,629          3,920          418,456
  Proceeds from matured and called
    securities available for sale.......        764,853         757,463         587,034        326,833          196,358
  Purchase of securities available for
    sale................................     (1,452,339)       (995,479)     (1,112,080)      (777,281)      (1,253,529)
  Proceeds from matured and called
    securities held to maturity.........        213,337          95,829          79,828         36,121           26,960
  Purchase of securities held to
    maturity............................       (123,886)       --              --              --              --
  Net increase in loans.................     (2,478,608)       (741,335)     (1,788,179)    (1,312,241)        (797,343)
  Other, net............................        (34,902)        (54,120)        (56,584)       (19,986)         (42,032)
                                          -------------   -------------   -------------   -------------   -------------
    Net cash used by investing
      activities........................     (2,870,814)       (918,106)     (2,118,352)    (1,742,634)      (1,451,130)
                                          -------------   -------------   -------------   -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in deposits..............      2,245,306       1,877,917       1,763,414      1,441,228          366,755
  Net increase (decrease) in federal
    funds purchased and securities sold
    under repurchase agreements.........       (287,387)        127,596          13,230        (27,711)         238,279
  Net increase (decrease) in commercial
    paper and other borrowed funds......        623,612        (201,214)       (797,464)        94,601          313,832
  Maturity and redemption of
    subordinated debt...................       (154,490)       (119,369)       (234,000)      (200,000)         (50,000)
  Proceeds from issuance of subordinated
    debt................................       --              --               200,000        200,000         --
  Payments of cash dividends............        (62,044)       (222,533)        (93,303)       (68,787)         (73,631)
  Redemption of preferred stock.........       --              --              (135,000)      (135,000)        --
  Repayment of borrowing to support
    corporate owned life insurance......        (10,638)        (95,475)       --              --              --
  Other, net............................            485            (882)         (2,661)         2,642            2,471
                                          -------------   -------------   -------------   -------------   -------------
    Net cash provided by financing
      activities........................      2,354,844       1,366,040         714,216      1,306,973          797,706
                                          -------------   -------------   -------------   -------------   -------------
Net increase (decrease) in cash and cash
  equivalents...........................        203,416         595,851        (675,233)        (6,078)        (204,092)
Cash and cash equivalents at beginning
  of period.............................      3,153,713       3,352,423       3,937,697      3,937,697        3,199,455
Effect of exchange rate changes on cash
  and cash equivalents..................         (4,706)        (10,577)        (63,009)       (16,910)         (20,819)
                                          -------------   -------------   -------------   -------------   -------------
Cash and cash equivalents at end of
  period................................  $   3,352,423   $   3,937,697   $   3,199,455   $  3,914,709    $   2,974,544
                                          -------------   -------------   -------------   -------------   -------------
                                          -------------   -------------   -------------   -------------   -------------
CASH PAID DURING THE PERIOD FOR:
  Interest..............................  $     739,300   $     764,327   $     820,355   $    611,347    $     588,487
  Income taxes..........................         91,717         172,451         113,588         47,359          189,411
SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES:
  Loans transferred to foreclosed assets
    (OREO)..............................  $      48,397   $      44,557   $      23,114   $     19,033    $      13,882
  Securities transferred from held to
    maturity to available for sale......        348,717        --              --              --              --
  Dividends declared but unpaid.........         12,788          20,383          24,528         24,518           24,529


See accompanying notes to consolidated financial statements.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF
       OPERATIONS

    UnionBanCal Corporation (a commercial bank holding company) and subsidiaries (the Company), is 82 percent owned by The Bank of Tokyo-Mitsubishi, Ltd. (BTM) and 18 percent owned by other shareholders.

    On April 1, 1996, the Company was created by the combination of Union Bank with BanCal Tri-State Corporation and its banking subsidiary, The Bank of California, N.A. The combination was accounted for as a reorganization of entities under common control (similar to a business combination under the pooling of interests method). Accordingly, all historical financial information has been restated as if the combination had been in effect for all periods presented. The merger was effected by the issuance of 54.4 million shares of Union Bank common stock in exchange for all the outstanding common shares of BanCal Tri-State Corporation. Information pertaining to merger and integration expense is presented in Note 7.


    On August 10, 1998, the Company exchanged 10.2 million shares of its common stock for 7.2 million shares of Union Bank of California, N.A. (the Bank) common stock owned directly by The Bank of Tokyo-Mitsubishi, Ltd.. This share exchange provided the Company with a 100 percent ownership interest in the Bank. In addition, it increased The Bank of Tokyo-Mitsubishi, Ltd.'s ownership percentage of the Company to 82 percent from 81 percent.


    The exchange of shares was accounted for as a reorganization of entities under common control. Accordingly, amounts previously reported as Parent Direct Interest in Bank Subsidiary, including the proportionate share of net income, dividends, and other comprehensive income have been reclassified to combine them with the corresponding amounts attributable to the Company's common shareholders for all periods presented.

    On November 18, 1998, the Board of Directors approved the declaration of a 3-for-1 stock split effective for shareholders of record on December 7, 1998. Accordingly, all historical financial information has been restated as if the stock split had been in effect for all periods presented.

    The Company provides a wide range of financial services to consumers, small businesses, middle market companies and major corporations, primarily in California, Oregon and Washington, but also nationally and internationally.

    BASIS OF FINANCIAL STATEMENT PRESENTATION

    The accounting and reporting policies of the Company conform to generally accepted accounting principles (GAAP) and general practice within the banking industry. Those policies that materially affect the determination of financial position, results of operations, and cash flows are summarized below.

    The Consolidated Financial Statements include the accounts of the Company. All material intercompany transactions and balances have been eliminated. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain amounts for prior periods have been reclassified to conform with current financial statement presentation.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)
    The unaudited consolidated financial statements of the Company as of September 30, 1997 have been prepared in accordance with GAAP for interim financial reporting. However, they do not include all of the disclosures necessary for annual financial statements in conformity with GAAP.

    CASH AND CASH EQUIVALENTS

    For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, interest bearing deposits in banks and federal funds sold and securities purchased under resale agreements, substantially all of which have maturities less than 90 days.

    TRADING ACCOUNT ASSETS

    Trading account assets are those financial instruments that management acquires with the intent to hold for short periods of time in order to take advantage of anticipated changes in market values. Substantially all of these assets are securities with a high degree of liquidity and a readily determinable market value. Interest earned, paid, or accrued on trading account assets is included in interest income using a method that generally produces a level yield. Realized gains and losses from the close out of trading account positions and unrealized market value adjustments are recognized in noninterest income.

    SECURITIES AVAILABLE FOR SALE AND SECURITIES HELD TO MATURITY

    The Company's securities portfolios consist of debt and equity securities that are classified either as securities available for sale or securities held to maturity.

    Debt securities for which the Company has the positive intent and ability to hold until maturity are classified as securities held to maturity and carried at amortized cost.

    Debt securities and equity securities with readily determinable market values that are not classified as either held to maturity securities or trading account assets are classified as securities available for sale and carried at fair value, with the unrealized gains or losses reported net of taxes as a separate component of shareholders' equity until realized.

    Realized gains and losses arising from the sale of securities are based upon the specific identification method and included in noninterest income as securities gains (losses), net.

    Interest income on debt securities includes the amortization of premiums and the accretion of discounts using the effective interest method and is included in interest income on securities. Dividend income on equity securities is included in noninterest income.

    LOANS

    Loans are reported at the principal amounts outstanding, net of unamortized nonrefundable loan fees and related direct loan origination costs. Deferred net fees and costs are recognized in interest income over the loan term using a method that generally produces a level yield on the unpaid loan balance. Nonrefundable fees and direct loan origination costs related to loans held for sale are deferred and

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)
recognized as a component of the gain or loss on sale. Interest income is accrued principally on a simple interest basis.

    Nonaccrual loans are those for which management has discontinued accrual of interest because there exists significant uncertainty as to the full and timely collection of either principal or interest or such loans have become contractually past due 90 days with respect to principal or interest.

    Interest accruals are continued for certain small business loans that are processed centrally, consumer loans, and one-to-four family residential real estate loans. These loans are charged off or written down to their net realizable value based on delinquency time frames that range from 120 to 270 days, depending on the type of credit that has been extended. Interest accruals are also continued for loans that are both well-secured and in the process of collection. For this purpose, loans are considered well-secured if they are collateralized by property having a net realizable value in excess of the amount of principal and accrued interest outstanding or are guaranteed by a financially responsible and willing party. Loans are considered "in the process of collection" if collection is proceeding in due course either through legal action or other actions that are reasonably expected to result in the prompt repayment of the debt or in its restoration to current status.

    When a loan is placed on nonaccrual, all previously accrued but uncollected interest is reversed against current period operating results. All subsequent payments received are first applied to unpaid principal and then to uncollected interest. Interest income is accrued at such time as the loan is brought fully current as to both principal and interest, and, in management's judgment, such loans are considered to be fully collectible. However, Company policy also allows management to continue the recognition of interest income on certain loans designated as nonaccrual. This portion of the nonaccrual portfolio is referred to as "Cash Basis Nonaccrual" loans. This policy only applies to loans that are well secured and in management's judgment are considered to be fully collectible. Although the accrual of interest is suspended, any payments received may be applied to the loan according to its contractual terms and interest income recognized when cash is received.

    Loans are considered impaired when, based on current information, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement, including interest payments. Impaired loans are carried at the lower of the recorded investment in the loan, the estimated present value of total expected future cash flows, discounted at the loan's effective rate, or the fair value of the collateral, if the loan is collateral dependent. Additionally, some impaired loans with commitments of less than $1 million are aggregated for the purpose of measuring impairment using historical loss factors as a means of measurement. Excluded from the impairment analysis are large groups of smaller balance homogeneous loans such as consumer and residential mortgage loans.

    Renegotiated loans are those in which the Company has formally restructured a significant portion of the loan. The remaining portion is normally charged off, with a concession either in the form of below market rate financing, or debt forgiveness on the charged off portion. Loans that have been renegotiated and have not met specific performance standards for payment are classified as renegotiated loans within the classification of nonperforming assets. Upon payment performance, such loans may be transferred from nonperforming status to accrual status.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF
       OPERATIONS (CONTINUED)
    The Company offers primarily two types of leases to customers: 1) direct financing leases where the assets leased are acquired without additional financing from other sources, and 2) leveraged leases where a substantial portion of the financing is provided by debt with no recourse to the Company. Direct financing leases are carried net of unearned income, unamortized nonrefundable fees and related direct costs associated with the origination or purchase of leases. Leveraged leases are carried net of nonrecourse debt.

    ALLOWANCE FOR CREDIT LOSSES


    The Company maintains an allowance for credit losses to absorb losses inherent in the loan and lease portfolio. The allowance is based on ongoing, quarterly assessments of the probable estimated losses inherent in the loan and lease portfolio, and to a lesser extent, unused commitments to provide financing. The allowance is increased by the provision for credit losses, which is charged against current period operating results and decreased by the amount of chargeoffs, net of recoveries. The Company's methodology for assessing the appropriateness of the allowance consists of several key elements, which include the formula allowance, specific allowances and the unallocated allowance.



    The formula allowance is calculated by applying loss factors to outstanding loans and leases and certain unused commitments. Loss factors are based on the Company's historical loss experience and may be adjusted for significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date. The Company derives the loss factors for problem graded loans from a loss migration model; for pass graded loans by using historical average net chargeoffs during a business cycle, and for pooled loans by using expected net chargeoffs for one year. Pooled loans are homogenous in nature and include consumer installment, residential mortgage, automobile leases and other loans and leases.



    Specific allowances are established in cases where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss has been incurred in excess of the amount determined by the application of the formula allowance.



    The unallocated allowance is composed of two elements. The first element recognizes the model and estimation risk associated with the formula and specific allowances. The second element is based upon management's evaluation of various conditions that are not directly measured in the determination of the formula and specific allowances. The conditions evaluated in connection with the unallocated allowance may include existing general economic and business conditions affecting the key lending areas of the Company, credit quality trends, collateral values, loan volumes and concentrations, seasoning of the loan portfolio, specific industry conditions within portfolio segments, recent loss experience in particular segments of the portfolio, duration of the current business cycle, bank regulatory examination results and findings of the Company's internal credit examiners.



    The allowance also incorporates the results of measuring impaired loans as provided in Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures." These accounting standards prescribe the measurement methods, income recognition and disclosures related to impaired loans. A loan is considered impaired when management determines that it

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)

is probable that the Company will be unable to collect all amounts due according to the original contractual terms of the loan agreement. Impairment is measured by the difference between the recorded investment in the loan (including accrued interest, net deferred loan fees or costs and unamortized premium or discount) and the estimated present value of total expected future cash flows, discounted at the loan's effective rate, or the fair value of the collateral, if the loan is collateral dependent. Impairment is recognized by adjusting an allocation of the existing allowance for credit losses.


    PREMISES AND EQUIPMENT

    Premises and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful life of each asset. Lives of premises range from ten to forty years; lives of furniture and equipment range from three to eight years. Leasehold improvements are amortized over the term of the respective lease or 10 years, whichever is shorter.

    OTHER ASSETS

    Goodwill represents the excess of purchase price over the fair value of identifiable net assets of acquired companies and is reported as intangible assets. Goodwill is amortized using the straight-line method, generally over 15 years.


    Other real estate owned (OREO) represents the collateral acquired through foreclosure in full or partial satisfaction of the related loan. OREO is recorded at the lower of the loan's unpaid principal balance or its fair value as established by a current appraisal, adjusted for disposition costs. Any write-down at the date of transfer is charged to the allowance for credit losses. OREO values, recorded in other assets, are reviewed annually and any decline in value is recognized as foreclosed asset expense in the current period. The net operating results from these assets are included in the current period in noninterest expense as foreclosed asset expense (income).


    DERIVATIVE INSTRUMENTS HELD FOR TRADING OR CUSTOMER ACCOMMODATION

    The Company enters into a variety of interest rate derivative contracts, primarily swaps and options and foreign exchange contracts, which include spot, futures, forward, swap and option positions either for trading purposes, based on management's intent at inception, or as an accommodation to customers.

    Derivatives held or issued for trading or customer accommodation are carried at fair value, with realized and unrealized changes in fair values on contracts included in noninterest income in the period in which the changes occur. Unrealized gains and losses are reported gross and included in trading account assets and other liabilities, respectively. Cash flows are reported net as operating activities.

    DERIVATIVE INSTRUMENTS HELD FOR PURPOSES OTHER THAN TRADING

    The Company enters into a variety of derivative contracts as a means of reducing the Company's interest rate and foreign exchange exposures. At inception these contracts are evaluated in order to determine if they qualify for hedge accounting treatment and are accounted for either on a deferral,

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF
       OPERATIONS (CONTINUED)
accrual or market value basis, depending on the nature of the Company's hedge strategy and the method used to account for the hedged item. Hedge criteria include demonstrating the manner in which the hedge will reduce risk, identifying the specific asset, liability or firm commitment being hedged, and citing the time horizon being hedged. A monthly evaluation is performed to ensure that continuing correlation exists between the hedge and the item being hedged.

    Net interest settlements on interest rate swap, cap and floor agreements are recognized on an accrual basis as interest income or expense of the related asset or liability over the lives of the agreements. Premiums paid or received for interest rate caps and floors are amortized either to interest income or to expense of the related asset or liability over the lives of the agreements. If an agreement is terminated early, any resulting gain or loss is deferred and amortized as interest income or expense of the related asset or liability over the remaining life of the original agreement. Net settlement amounts are reported gross as other assets and other liabilities. Cash flows are reported net as operating activities.

    FOREIGN CURRENCY TRANSLATION


    Assets, liabilities and results of operations for foreign branches are recorded based on the functional currency of each branch. Since the functional currency of the branches is the local currency, the net assets are re-measured into U.S. dollars using a combination of current and historical exchange rates. The resulting gains or losses are included in shareholders' equity, as a component of other comprehensive income, on a net of tax basis.


    TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF
     LIABILITIES


    On January 1, 1997, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". The Statement establishes standards for when transfers of financial assets, including those with continuing involvement by the transferor, should be considered a sale. SFAS No. 125 also establishes standards for when a liability should be considered extinguished. This Statement is effective for transfers of assets and extinguishments of liabilities occurring after December 31, 1996 and has been applied prospectively. Certain provisions of SFAS No. 125 were postponed under SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125". SFAS No. 127 deferred for one year the effective date of implementation for transactions related to repurchase agreements, dollar-roll repurchase agreements, securities lending and similar transactions. Management determined that the effect of adoption of SFAS No. 125 on the Company's financial statements was not material.


    INCOME TAXES

    The Company files consolidated federal and combined state income tax returns. Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred taxes, which arise principally from temporary differences between the period in which certain income and expenses are recognized for financial accounting purposes and the period in which they affect taxable income, are included in the

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF
       OPERATIONS (CONTINUED)
amounts provided for income taxes. Under this method, the computation of the net deferred tax liability or asset gives current recognition to changes in the tax laws.

    NET INCOME PER COMMON SHARE


    Basic earnings per share (EPS) is computed by dividing net income after preferred dividends by the weighted average number of common shares outstanding during the period. Diluted EPS incorporates the dilutive effect of common stock equivalents outstanding on an average basis during the period. Stock options (see Note 12) are a common stock equivalent.


    COMPREHENSIVE INCOME

    The Company has retroactively adopted SFAS No. 130, "Reporting Comprehensive Income", which requires that an enterprise report and display, by major components and as a single total, the change in its net assets during the period from non-owner sources. The adoption of this Statement resulted in a change in the financial statement presentation, but did not have an impact on the Company's consolidated financial position, results of operations or cash flows.

    EMPLOYEE BENEFIT AND INCENTIVE PLANS AND OTHER POSTRETIREMENT BENEFITS


    The Company provides a variety of benefit and incentive compensation plans for eligible employees and retirees. Provisions for the costs of these employee benefit and incentive plans and postretirement benefit plans are accrued and charged to expense when the benefit is earned. During 1998 the Company adopted SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits", and accordingly has revised the disclosures for pensions and other postretirement benefits. Adoption of SFAS No. 132 does not impact the consolidated financial position, results of operations, or cash flows, and any effect is limited to the form and content of its disclosures. As required by the provisions of SFAS No. 132, all prior period data presented has been restated.


    STOCK-BASED COMPENSATION


    As allowed under the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", the Company has chosen to continue to recognize compensation expense using the intrinsic value-based method of valuing stock options prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations. Under the intrinsic value-based method, compensation cost is measured as the amount by which the quoted market price of the Company's stock at the date of grant exceeds the stock option exercise price.


    Compensation cost associated with the Company's unvested restricted stock issued under the management stock plan is measured based on the market price of the stock at the grant date and is expensed over the vesting period.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)
    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS


    In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas, and major customers. Adoption of this Statement will not impact the Company's consolidated financial position, results of operations, or cash flows, and any effect will be limited to the form and content of its disclosures. The Statement is effective with the year-end 1998 financial statements.


    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. SFAS No. 133 requires that derivative instruments used to hedge be identified specifically to assets, liabilities, firm commitments or anticipated transactions and measured as effective and ineffective when hedging changes in fair value or cash flows. Derivative instruments that do not qualify as either a fair value or cash flow hedge will be valued at fair value with the resultant gain or loss recognized in current earnings. Changes in the effective portion of fair value hedges will be recognized in current earnings along with the change in fair value of the hedged item. Changes in the effective portion of the fair value of cash flow hedges will be recognized in other comprehensive income until realization of the cash flows of the hedged item through current earnings. Any ineffective portion of hedges will be recognized in current earnings. Management believes that, depending upon the accumulated net gain or loss of the effective portion of cash flow hedges at the date of adoption, the impact of SFAS No. 133 could have a material impact on other comprehensive income. However, Management believes that any ineffective portion of cash flow hedges or any other hedges will not have a material impact on the Company's financial position or results of operations. This Statement is effective for fiscal years beginning after June 15, 1999, with earlier application encouraged. The Company expects to adopt SFAS No. 133 as of January 1, 2000.

    In October 1998, the FASB issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise". This Statement amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities", which established accounting and reporting standards for certain activities of mortgage banking and other similar enterprises. After securitization of mortgage loans held for sale, SFAS No. 134 requires an entity to classify the resulting mortgage-backed securities or other retained interests, based on its ability or intent to sell or hold those investments. Management believes that the adoption of SFAS No. 134 will have no impact on the Company's financial position or results of operations. This Statement is effective for fiscal years beginning after December 15, 1998, with earlier application permitted. The Company expects to adopt SFAS No. 134 on January 1, 1999.

    In March 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". SOP 98-1 requires the capitalization of eligible costs of specified activities related to computer software developed or obtained for internal use. Management believes that the adoption of SOP 98-1 will not have a material effect on the Company's financial position or results of operations. The Statement is

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF
       OPERATIONS (CONTINUED)
effective for fiscal years beginning after December 15, 1998, with earlier adoption encouraged. The Company expects to adopt SOP 98-1 on January 1, 1999.

    In June 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities". SOP 98-5 requires that entities expense start-up costs and organization costs as they are incurred. Management believes that the adoption of SOP 98-5 will not have a material effect on the Company's financial position or results of operations. The Statement is effective for fiscal years beginning after December 15, 1998, with earlier adoption encouraged. The Company expects to adopt SOP 98-5 on January 1, 1999.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 2 -- SECURITIES

    The amortized cost, gross unrealized gains, gross unrealized losses, and fair values of securities are presented below.

SECURITIES AVAILABLE FOR SALE

                                                                                DECEMBER 31, 1996
                                                               ----------------------------------------------------
                                                                                GROSS        GROSS
                                                                AMORTIZED    UNREALIZED   UNREALIZED       FAIR
(DOLLARS IN THOUSANDS)                                             COST         GAINS       LOSSES        VALUE
-------------------------------------------------------------  ------------  -----------  -----------  ------------
U.S. Treasury................................................  $  1,137,992   $   4,993    $   1,933   $  1,141,052
Other U.S. government........................................       687,717       4,993          779        691,931
Mortgage-backed securities...................................       193,531         400          274        193,657
State and municipal..........................................       101,006      13,749       --            114,755
Corporate debt securities....................................       --           --           --            --
Equity securities............................................        19,041       2,553       --             21,594
Foreign securities...........................................         1,136          72       --              1,208
                                                               ------------  -----------  -----------  ------------
  Total securities available for sale........................  $  2,140,423   $  26,760    $   2,986   $  2,164,197
                                                               ------------  -----------  -----------  ------------
                                                               ------------  -----------  -----------  ------------

                                                                                DECEMBER 31, 1997
                                                               ----------------------------------------------------
                                                                                GROSS        GROSS
                                                                AMORTIZED    UNREALIZED   UNREALIZED       FAIR
(DOLLARS IN THOUSANDS)                                             COST         GAINS       LOSSES        VALUE
-------------------------------------------------------------  ------------  -----------  -----------  ------------
U.S. Treasury................................................  $    987,374   $  10,793    $     170   $    997,997
Other U.S. government........................................       709,536       6,005           67        715,474
Mortgage-backed securities...................................       679,692       3,331          265        682,758
State and municipal..........................................        90,937      13,236       --            104,173
Corporate debt securities....................................         2,698         311            1          3,008
Equity securities............................................        28,881       1,596          672         29,805
Foreign securities...........................................         5,132          39       --              5,171
                                                               ------------  -----------  -----------  ------------
  Total securities available for sale........................  $  2,504,250   $  35,311    $   1,175   $  2,538,386
                                                               ------------  -----------  -----------  ------------
                                                               ------------  -----------  -----------  ------------


                                                                                SEPTEMBER 30, 1998
                                                               ----------------------------------------------------
                                                                                GROSS        GROSS
                                                                AMORTIZED    UNREALIZED   UNREALIZED       FAIR
(DOLLARS IN THOUSANDS)                                             COST         GAINS       LOSSES        VALUE
-------------------------------------------------------------  ------------  -----------  -----------  ------------
U.S. Treasury................................................  $    757,831   $  20,162    $  --       $    777,993
Other U.S. government........................................       806,573      17,703       --            824,276
Mortgage-backed securities...................................     1,459,141      18,466       --          1,477,607
State and municipal..........................................        83,018      12,580       --             95,598
Corporate debt securities....................................         8,069      --           --              8,069
Equity securities............................................        15,055         139       --             15,194
Foreign securities...........................................         1,594          45       --              1,639
                                                               ------------  -----------  -----------  ------------
  Total securities available for sale........................  $  3,131,281   $  69,095    $  --       $  3,200,376
                                                               ------------  -----------  -----------  ------------
                                                               ------------  -----------  -----------  ------------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 2 -- SECURITIES (CONTINUED)
SECURITIES HELD TO MATURITY

                                                                                  DECEMBER 31, 1996
                                                                   ------------------------------------------------
                                                                                  GROSS        GROSS
                                                                   AMORTIZED   UNREALIZED   UNREALIZED      FAIR
(DOLLARS IN THOUSANDS)                                                COST        GAINS       LOSSES       VALUE
-----------------------------------------------------------------  ----------  -----------  -----------  ----------
U.S. Treasury....................................................  $   50,109   $   1,735    $  --       $   51,844
Other U.S. government............................................     139,188       4,412       --          143,600
Mortgage-backed securities.......................................      41,985       2,019           68       43,936
State and municipal..............................................      36,914         310        2,199       35,025
                                                                   ----------  -----------  -----------  ----------
  Total securities held to maturity..............................  $  268,196   $   8,476    $   2,267   $  274,405
                                                                   ----------  -----------  -----------  ----------
                                                                   ----------  -----------  -----------  ----------

                                                                                  DECEMBER 31, 1997
                                                                   ------------------------------------------------
                                                                                  GROSS        GROSS
                                                                   AMORTIZED   UNREALIZED   UNREALIZED      FAIR
(DOLLARS IN THOUSANDS)                                                COST        GAINS       LOSSES       VALUE
-----------------------------------------------------------------  ----------  -----------  -----------  ----------
U.S. Treasury....................................................  $   40,092   $   1,333    $  --       $   41,425
Other U.S. government............................................      99,520       2,568       --          102,088
Mortgage-backed securities.......................................      24,477       1,745           14       26,208
State and municipal..............................................      24,686          75        1,367       23,394
                                                                   ----------  -----------  -----------  ----------
  Total securities held to maturity..............................  $  188,775   $   5,721    $   1,381   $  193,115
                                                                   ----------  -----------  -----------  ----------
                                                                   ----------  -----------  -----------  ----------


                                                                                   SEPTEMBER 30, 1998
                                                                   --------------------------------------------------
                                                                                  GROSS         GROSS
                                                                   AMORTIZED   UNREALIZED    UNREALIZED       FAIR
(DOLLARS IN THOUSANDS)                                                COST        GAINS        LOSSES        VALUE
-----------------------------------------------------------------  ----------  -----------  -------------  ----------
U.S. Treasury....................................................  $   40,054   $   1,324     $  --        $   41,378
Other U.S. government............................................      89,707       2,090        --            91,797
Mortgage-backed securities.......................................      16,651       1,252        --            17,903
State and municipal..............................................      15,606      --               877        14,729
                                                                   ----------  -----------        -----    ----------
  Total securities held to maturity..............................  $  162,018   $   4,666     $     877    $  165,807
                                                                   ----------  -----------        -----    ----------
                                                                   ----------  -----------        -----    ----------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 2 -- SECURITIES (CONTINUED)

    The amortized cost and fair value of securities, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations, with or without call or prepayment penalties.

MATURITY SCHEDULE OF SECURITIES


                                                                       SECURITIES                SECURITIES
                                                                 AVAILABLE FOR SALE(1)      HELD TO MATURITY(1)
                                                               --------------------------  ----------------------
                                                                   SEPTEMBER 30, 1998        SEPTEMBER 30, 1998
                                                               --------------------------  ----------------------
                                                                AMORTIZED        FAIR      AMORTIZED      FAIR
(DOLLARS IN THOUSANDS)                                             COST         VALUE         COST       VALUE
-------------------------------------------------------------  ------------  ------------  ----------  ----------
Due in one year or less......................................  $    503,104  $    508,419  $   69,875  $   71,232
Due after one year through five years........................     1,192,511     1,227,837      62,361      64,459
Due after five years through ten years.......................       334,509       341,550       3,902       4,041
Due after ten years..........................................     1,086,102     1,107,376      25,880      26,075
Equity securities............................................        15,055        15,194      --          --
                                                               ------------  ------------  ----------  ----------
    Total securities.........................................  $  3,131,281  $  3,200,376  $  162,018  $  165,807
                                                               ------------  ------------  ----------  ----------
                                                               ------------  ------------  ----------  ----------


------------------------


(1) The remaining contractual maturities of mortgage-backed securities were allocated assuming no prepayments. The contractual maturity of these securities is not a reliable indicator of their expected life because borrowers have the right to repay their obligations at any time.



    During the quarter ended December 31, 1995, in accordance with guidance issued by the FASB, the Company reclassified from securities held to maturity to securities available for sale approximately $285 million at amortized cost of U.S. Treasury Notes (fair value $285 million) and $64 million at amortized cost of municipal bonds (fair value $72 million). During the years ended December 31, 1996 and 1997, and during the nine months ended September 30, 1997 and 1998, there were no sales or transfers from the securities held to maturity portfolio.



    In 1995, proceeds from sales of securities available for sale were $241 million with gross realized gains of $2 million and gross realized losses of $3 million. In 1996, proceeds from sales of securities available for sale were $20 million with gross realized gains of $5 million and no gross realized losses. In 1997, proceeds from sales of securities available for sale were $172 million with gross realized gains of $3 million and no gross realized losses. For the nine months ended September 30, 1997, proceeds from sales of securities available for sale were $4 million with gross realized gains of $2 million and no gross realized losses. For the nine months ended September 30, 1998, proceeds from sales of securities available for sale were $418 million with gross realized gains of $6 million and no gross realized losses.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 3 -- LOANS AND ALLOWANCE FOR CREDIT LOSSES


    A summary of loans net of unearned interest and fees of $150 million, $128 million and $127 million at December 31, 1996 and 1997, and September 30, 1998, respectively, is as follows:



                                                                              DECEMBER 31,
                                                                      ----------------------------  SEPTEMBER 30,
(DOLLARS IN THOUSANDS)                                                    1996           1997           1998
--------------------------------------------------------------------  -------------  -------------  -------------
Domestic:
  Commercial, financial and industrial..............................  $   9,495,592  $  10,747,179  $  12,151,210
  Construction......................................................        357,817        293,333        420,267
  Mortgage:
    Residential.....................................................      2,960,908      2,961,233      2,742,451
    Commercial......................................................      2,597,616      2,951,807      2,980,371
                                                                      -------------  -------------  -------------
      Total mortgage................................................      5,558,524      5,913,040      5,722,822
  Consumer:
    Installment.....................................................      2,063,434      2,090,752      2,026,441
    Home equity.....................................................      1,113,269        992,916        844,256
    Credit card and other lines of credit...........................        303,235        270,097       --
                                                                      -------------  -------------  -------------
      Total consumer................................................      3,479,938      3,353,765      2,870,697
  Lease financing...................................................        800,048        874,860      1,013,772
                                                                      -------------  -------------  -------------
      Total loans in domestic offices...............................     19,691,919     21,182,177     22,178,768
Loans originated in foreign branches................................      1,357,868      1,559,231      1,319,077
                                                                      -------------  -------------  -------------
      Total loans...................................................     21,049,787     22,741,408     23,497,845
        Allowance for credit losses.................................        523,946        451,692        473,717
                                                                      -------------  -------------  -------------
      Loans, net....................................................  $  20,525,841  $  22,289,716  $  23,024,128
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------


    Changes in the allowance for credit losses were as follows:


                                                                                            FOR THE NINE MONTHS
                                                         YEARS ENDED DECEMBER 31,           ENDED SEPTEMBER 30,
                                                   -------------------------------------  -----------------------
(DOLLARS IN THOUSANDS)                                1995         1996         1997         1997         1998
-------------------------------------------------  -----------  -----------  -----------  -----------  ----------
                                                                                          (UNAUDITED)
Balance, beginning of period.....................  $   563,142  $   555,149  $   523,946   $ 523,946   $  451,692
Loans charged off................................     (133,599)    (119,100)    (122,779)    (86,585)     (53,138)
Loan loss recoveries.............................       72,403       48,024       51,014      41,219       32,158
                                                   -----------  -----------  -----------  -----------  ----------
  Total net loans charged off....................      (61,196)     (71,076)     (71,765)    (45,366)     (20,980)
Provision for credit losses......................       53,250       40,000      --           --           45,000
Transfer of reserve for trading account assets...      --           --           --           --           (1,911)
Foreign translation adjustment and other net
  deductions.....................................          (47)        (127)        (489)       (126)         (84)
                                                   -----------  -----------  -----------  -----------  ----------
Balance, end of period...........................  $   555,149  $   523,946  $   451,692   $ 478,454   $  473,717
                                                   -----------  -----------  -----------  -----------  ----------
                                                   -----------  -----------  -----------  -----------  ----------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 3 -- LOANS AND ALLOWANCE FOR CREDIT LOSSES (CONTINUED)

    In 1998, the Company reclassified a $1.9 million previously established reserve for credit losses related to interest rate derivatives and foreign exchange contracts from the unallocated portion of the allowance for credit losses. The reserve for derivative and foreign exchange contracts is presented as an offset to trading account assets. Future changes in the reserve as a result of changes in the positive replacement cost of those contracts will be provided as an offset to trading gains and losses.



    Nonaccrual loans totaled $128 million, $109 million and $68 million at December 31, 1996 and 1997, and September 30, 1998, respectively. There were no renegotiated loans at December 31, 1996 and 1997, and September 30, 1998. Interest foregone on loans designated as nonaccrual at December 31, 1995, 1996 and 1997, and at September 30, 1997 and 1998 was $18 million, $9 million, $6 million, $5 million and $3 million, respectively.


    LOAN IMPAIRMENT

    Impaired loans of the Company include commercial, financial and industrial, construction and commercial mortgage loans designated as nonaccrual. When the value of an impaired loan is less than the recorded investment in the loan, a portion of the Company's allowance for credit losses is allocated as an impairment allowance.


    The Company's policy for recognition of interest income, charge-offs of loans, and application of payments on impaired loans is the same as the policy applied to nonaccrual loans.


    The following table sets forth information about the Company's impaired loans at the dates indicated.


                                                                           DECEMBER 31,
                                                                ----------------------------------  SEPTEMBER 30,
(DOLLARS IN THOUSANDS)                                             1995        1996        1997         1998
--------------------------------------------------------------  ----------  ----------  ----------  -------------
Impaired loans with an allowance..............................  $   58,584  $   69,886  $   59,351    $  40,288
Impaired loans without an allowance(1)........................     114,611      43,962      49,033       27,594
                                                                ----------  ----------  ----------  -------------
  Total impaired loans(2).....................................  $  173,195  $  113,848  $  108,384    $  67,882
                                                                ----------  ----------  ----------  -------------
                                                                ----------  ----------  ----------  -------------
Allowance for impaired loans..................................  $   15,837  $   21,260  $    9,418    $   7,470
Average balance of impaired loans during the year.............  $  277,955  $  145,351  $  120,096    $  98,700


------------------------

(1) These loans do not require an allowance for credit losses since the fair values of the impaired loans equal or exceed the recorded investments in the loans.


(2) This amount was evaluated for impairment using three measurement methods as follows: $64 million, $38 million, $27 million, and $40 million was evaluated using the present value of the expected future cash flows at December 31, 1995, 1996 and 1997, and September 30, 1998, respectively; $95 million, $45 million, $53 million, and $8 million was evaluated using the fair value of the collateral at December 31, 1995, 1996 and 1997, and September 30, 1998, respectively; $14 million, $31 million, $28 million, and $20 million was evaluated using historical loss factors at December 31, 1995, 1996 and 1997, and September 30, 1998, respectively.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 3 -- LOANS AND ALLOWANCE FOR CREDIT LOSSES (CONTINUED)

    Interest income recognized on nonaccrual loans was $11 million, $5 million, $3 million, $3 million, and $1 million for the years ended December 31, 1995, 1996 and 1997, and for the nine months ended September 30, 1997 and 1998, respectively.


    RELATED PARTY LOANS


    The Company in some cases makes loans to related parties including its directors, executive officers and their affiliated companies. At December 31, 1996, related party loans outstanding to individuals who served as directors or executive officers at anytime during the year totaled $79 million as compared to $38 million and $54 million at December 31, 1997 and September 30, 1998, respectively. In the opinion of management, these related party loans were made on substantially the same terms, including interest rates and collateral requirements, as those terms prevailing at the date these loans were made. During the years ended December 31, 1996 and 1997, and the nine months ended September 30, 1998, there were no loans to related parties which were charged off. Additionally, at December 31, 1996 and 1997, and September 30, 1998, there were no loans to related parties which were nonperforming.


NOTE 4 -- PREMISES AND EQUIPMENT


    Premises and equipment are carried at cost, less accumulated depreciation and amortization. As of December 31, 1996 and 1997, and September 30, 1998, the amounts were:


                                                         DECEMBER 31,
                          --------------------------------------------------------------------------
                                          1996                                  1997                    SEPTEMBER 30, 1998
                          ------------------------------------  ------------------------------------  -----------------------
                                     ACCUMULATED                           ACCUMULATED                           ACCUMULATED
                                     DEPRECIATION                          DEPRECIATION                          DEPRECIATION
                                         AND        NET BOOK                   AND        NET BOOK                   AND
(DOLLARS IN THOUSANDS)      COST     AMORTIZATION     VALUE       COST     AMORTIZATION     VALUE       COST     AMORTIZATION
------------------------  ---------  ------------  -----------  ---------  ------------  -----------  ---------  ------------
Land....................  $  73,309   $   --        $  73,309   $  69,290   $   --        $  69,290   $  68,598   $   --
Premises................    264,545       98,785      165,760     253,752      101,997      151,755     252,489      105,754
Leasehold improvements..    124,065       75,264       48,801     135,609       80,019       55,590     140,347       83,249
Furniture, fixtures and
  equipment.............    362,063      239,312      122,751     400,774      271,110      129,664     428,656      293,224
                          ---------  ------------  -----------  ---------  ------------  -----------  ---------  ------------
  Total.................  $ 823,982   $  413,361    $ 410,621   $ 859,425   $  453,126    $ 406,299   $ 890,090   $  482,227
                          ---------  ------------  -----------  ---------  ------------  -----------  ---------  ------------
                          ---------  ------------  -----------  ---------  ------------  -----------  ---------  ------------


                           NET BOOK
(DOLLARS IN THOUSANDS)       VALUE
------------------------  -----------
Land....................   $  68,598
Premises................     146,735
Leasehold improvements..      57,098
Furniture, fixtures and
  equipment.............     135,432
                          -----------
  Total.................   $ 407,863
                          -----------
                          -----------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 4 -- PREMISES AND EQUIPMENT (CONTINUED)
    Rental, depreciation and amortization expense were as follows:


                                                                                             NINE MONTHS ENDED
                                                             YEARS ENDED DECEMBER 31,          SEPTEMBER 30,
                                                          -------------------------------  ----------------------
(DOLLARS IN THOUSANDS)                                      1995       1996       1997        1997        1998
--------------------------------------------------------  ---------  ---------  ---------  -----------  ---------
                                                                                           (UNAUDITED)
Rental expense of premises..............................  $  53,493  $  66,189  $  46,556   $  34,955   $  37,824
Less: rental income.....................................     11,050     11,904     11,049       8,363       8,638
                                                          ---------  ---------  ---------  -----------  ---------
  Net rental expense....................................  $  42,443  $  54,285  $  35,507   $  26,592   $  29,186
                                                          ---------  ---------  ---------  -----------  ---------
                                                          ---------  ---------  ---------  -----------  ---------
Other net rental expense (income), primarily for
  equipment.............................................  $   2,705  $   2,218  $     298   $     262   $    (269)
                                                          ---------  ---------  ---------  -----------  ---------
                                                          ---------  ---------  ---------  -----------  ---------
Depreciation and amortization of premises and
  equipment.............................................  $  49,036  $  51,821  $  53,652   $  39,843   $  41,643
                                                          ---------  ---------  ---------  -----------  ---------
                                                          ---------  ---------  ---------  -----------  ---------


    Future minimum operating lease payments are as follows.


(DOLLARS IN THOUSANDS)
----------------------------------------------------------------------------------
Three months ending December 31, 1998.............................................  $   12,716
Years ending December 31,
  1999............................................................................      49,473
  2000............................................................................      45,214
  2001............................................................................      42,314
  2002............................................................................      34,594
  2003............................................................................      29,857
  Later years.....................................................................  $  120,318
                                                                                    ----------
Total minimum operating lease payments............................................  $  334,486
                                                                                    ----------
                                                                                    ----------
Minimum rental income due in the future under noncancellable subleases............  $   48,923
                                                                                    ----------
                                                                                    ----------



    Included in other liabilities in the accompanying September 30, 1998 Consolidated Balance Sheet is $11 million of future operating lease payments accrued in connection with the Merger (also see Note 7).


    A majority of the leases provide for the payment of taxes, maintenance, insurance and certain other expenses applicable to the leased premises. Many of the leases contain extension provisions, escalation clauses and purchase options. There are no restrictions on paying dividends, incurring additional debt or negotiating additional leases under the terms of the present lease agreements.

NOTE 5 -- DEPOSITS


    At September 30, 1998, the Company had $397 million in domestic interest bearing time deposits with a remaining term of greater than one year, of which $108 million exceeded $100,000. Maturity information

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 5 -- DEPOSITS (CONTINUED)

for all domestic interest bearing time deposits with a remaining term of greater than one year is summarized below.



(DOLLARS IN THOUSANDS)                                                      SEPTEMBER 30, 1998
--------------------------------------------------------------------------  ------------------
Due after one year through two years......................................     $    187,900
Due after two years through three years...................................           88,373
Due after three years through four years..................................           76,538
Due after four years through five years...................................           36,941
Due after five years......................................................            6,794
                                                                                   --------
  Total...................................................................     $    396,546
                                                                                   --------
                                                                                   --------


    Substantially all of the foreign interest bearing time deposits exceeding $100,000 mature in less than one year.

NOTE 6 -- EMPLOYMENT BENEFIT AND INCENTIVE PLANS AND OTHER POSTRETIREMENT
          BENEFITS

    RETIREMENT PLANS


    The Company maintains the Union Bank of California, N.A. Retirement Plan (the Plan), which is a noncontributory defined benefit plan covering substantially all of the employees of the Company. The plan provides retirement benefits based on years of credited service and the final average compensation amount, as defined in the Plan. Employees become eligible for this plan after one year of service and become fully vested after five years of service. The Company's funding policy is to make contributions equal to the maximum deductible amount as allowed by the Internal Revenue Code. Contributions are intended to provide not only for benefits attributed to services to date, but also for those expected to be earned in the future. Plan assets are invested in U.S. government securities, corporate bonds, and commingled investment funds.



    In 1996, the Company maintained a second plan for former BanCal Tri-State Corporation employees. The plan which was terminated effective January 1, 1997, was a defined contribution plan. The Company's expense for pension contributions for the year ended December 31, 1996 was $5 million.



    OTHER POSTRETIREMENT BENEFITS



    The Company provides certain health care and life insurance benefits for its retired employees. The health care cost is shared between the Company and the retiree. The life insurance plan is noncontributory. The accounting for the health care plan anticipates future cost-sharing changes to the written plan that are consistent with the Company's intent to maintain a level of cost-sharing at approximately 25 percent. Assets set aside to cover such obligations are primarily invested in mutual funds.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 6 -- EMPLOYMENT BENEFIT AND INCENTIVE PLANS AND OTHER POSTRETIREMENT BENEFITS (CONTINUED)


    The following table sets forth the funded status of the Company's defined benefit pension plan and its other postretirement benefit plans.



                                                         PENSION BENEFITS                        OTHER BENEFITS
                                               -------------------------------------  -------------------------------------
                                                YEARS ENDED DECEMBER   FOR THE NINE    YEARS ENDED DECEMBER   FOR THE NINE
                                                        31,            MONTHS ENDED            31,            MONTHS ENDED
                                               ----------------------  SEPTEMBER 30,  ----------------------  SEPTEMBER 30,
(DOLLARS IN THOUSANDS)                            1996        1997         1998          1996        1997         1998
---------------------------------------------  ----------  ----------  -------------  ----------  ----------  -------------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation, beginning of period......  $  298,597  $  323,646   $   400,958   $   76,728  $   80,274   $    79,308
Service cost.................................      12,651      20,667        17,023        1,741       3,123         2,300
Interest cost................................      22,043      25,049        21,356        5,581       5,150         3,801
Plan participants' contributions.............      --          --           --               798         570           706
Amendments...................................      --          10,926       --            --          --           --
Actuarial (gain) loss........................         422      31,588        48,822           32      (5,452)         (309)
Benefits paid................................     (10,067)    (10,918)       (9,335)      (4,606)     (4,357)       (3,828)
                                               ----------  ----------  -------------  ----------  ----------  -------------
Benefit obligation, end of period............  $  323,646  $  400,958   $   478,824   $   80,274  $   79,308   $    81,978
                                               ----------  ----------  -------------  ----------  ----------  -------------

CHANGE IN PLAN ASSETS
Fair value of plan assets, beginning of
  period.....................................  $  332,412  $  381,194   $   460,501   $   16,690  $   21,703   $    31,136
Actual return on plan assets.................      44,642      66,765        10,354        2,590       4,445          (577)
Employer contribution........................      14,207      23,460        23,234        6,509       8,775         8,025
Plan participants' contributions.............      --          --           --               520         570           706
Benefits paid................................     (10,067)    (10,918)       (9,335)      (4,606)     (4,357)       (3,828)
                                               ----------  ----------  -------------  ----------  ----------  -------------
Fair value of plan assets, end of period.....  $  381,194  $  460,501   $   484,754   $   21,703  $   31,136   $    35,462
                                               ----------  ----------  -------------  ----------  ----------  -------------
Funded status................................  $   57,548  $   59,543   $     5,930   $  (58,571) $  (48,172)  $   (46,516)
Unrecognized transition amount...............      --          --           --            63,800      59,813        56,822
Unrecognized net actuarial (gain) loss.......     (29,660)    (37,717)       24,184      (14,829)    (21,119)      (17,482)
Unrecognized prior service cost..............       4,806      12,705         9,740       --          --           --
                                               ----------  ----------  -------------  ----------  ----------  -------------
Prepaid (accrued) benefit cost...............  $   32,694  $   34,531   $    39,854   $   (9,600) $   (9,478)  $    (7,176)
                                               ----------  ----------  -------------  ----------  ----------  -------------
                                               ----------  ----------  -------------  ----------  ----------  -------------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 6 -- EMPLOYMENT BENEFIT AND INCENTIVE PLANS AND OTHER POSTRETIREMENT BENEFITS (CONTINUED)

    The following table summarizes the assumptions used in computing the present value of the projected benefit obligation and the net pension expense.


                                                                PENSION BENEFITS                           OTHER BENEFITS
                                            --------------------------------------------------------  ------------------------
                                                  YEARS ENDED DECEMBER 31,           FOR THE NINE     YEARS ENDED DECEMBER 31,
                                                                                     MONTHS ENDED
                                            -------------------------------------    SEPTEMBER 30,    ------------------------
                                               1995         1996         1997            1998            1995         1996
                                               -----        -----        -----     -----------------     -----        -----
Discount rate in determining expense......        7.50%        7.50%        7.50%           7.00%           7.50%        7.50%
Discount rate in determining benefit
  obligations at end of period............        7.50         7.50         7.00            6.50            7.50         7.50
Rate of increase in future compensation
  levels for determining expense..........        5.50         5.50         5.50            5.00          --           --
Rate of increase in future compensation
  levels for determining benefit
  obligations at end of period............        5.50         5.50         5.00            5.00          --           --
Expected return on plan assets............        8.25         8.25         8.25            8.25            8.00         8.00


                                                           FOR THE NINE
                                                           MONTHS ENDED
                                                           SEPTEMBER 30,
                                               1997            1998
                                               -----     -----------------
Discount rate in determining expense......        7.00%           6.50%
Discount rate in determining benefit
  obligations at end of period............        7.00            6.50
Rate of increase in future compensation
  levels for determining expense..........      --              --
Rate of increase in future compensation
  levels for determining benefit
  obligations at end of period............      --              --
Expected return on plan assets............        8.00            8.00



    The following table sets forth the components of postretirement benefit expense.


                                                                                              OTHER BENEFITS
                                                     PENSION BENEFITS                 -------------------------------
                                      ----------------------------------------------
                                                                       FOR THE NINE      YEARS ENDED DECEMBER 31,
                                         YEARS ENDED DECEMBER 31,      MONTHS ENDED
                                      -------------------------------  SEPTEMBER 30,  -------------------------------
(DOLLARS IN THOUSANDS)                  1995       1996       1997         1998         1995       1996       1997
------------------------------------  ---------  ---------  ---------  -------------  ---------  ---------  ---------
COMPONENTS OF NET PERIODIC BENEFIT
  COST
Service cost........................  $  10,516  $  12,651  $  20,667    $  17,023    $   1,792  $   1,741  $   3,123
Interest cost.......................     19,637     22,043     25,049       21,356        6,091      5,581      5,150
Expected return on plan assets......    (21,018)   (23,877)   (27,119)     (23,736)        (885)    (1,335)    (1,736)
Amortization of prior service
  cost..............................      2,108      2,108      3,175        2,381       --         --         --
Amortization of transition amount...       (149)      (149)      (149)        (112)       3,988      3,988      3,987
Recognized net actuarial (gain)
  loss..............................     --         --         --              998         (881)      (846)    (1,870)
                                      ---------  ---------  ---------  -------------  ---------  ---------  ---------
  Net periodic benefit cost.........  $  11,094  $  12,776  $  21,623    $  17,910    $  10,105  $   9,129  $   8,654
                                      ---------  ---------  ---------  -------------  ---------  ---------  ---------
                                      ---------  ---------  ---------  -------------  ---------  ---------  ---------


                                       FOR THE NINE
                                       MONTHS ENDED
                                       SEPTEMBER 30,
(DOLLARS IN THOUSANDS)                     1998
------------------------------------  ---------------
COMPONENTS OF NET PERIODIC BENEFIT
  COST
Service cost........................     $   2,300
Interest cost.......................         3,801
Expected return on plan assets......        (1,868)
Amortization of prior service
  cost..............................        --
Amortization of transition amount...         2,990
Recognized net actuarial (gain)
  loss..............................        (1,500)
                                           -------
  Net periodic benefit cost.........     $   5,723
                                           -------
                                           -------



    For 1995, the former Union Bank assumed a 9 percent annual rate of increase in the per capita cost of postretirement medical benefits for the indemnity plan and a 4 percent annual rate of increase was assumed for the HMO plan. For future periods the assumed rate for the indemnity plan gradually decreased from 9 percent to 5.5 percent in 2007 and remained level thereafter. The assumed rate of change on the HMO plan increased for the remainder of the decade, then gradually decreased to 5.5 percent in the year 2007 and thereafter.



    For 1995, former BanCal Tri-State Corporation assumed an 11.5 percent annual rate of increase in the per capita cost of postretirement medical benefits for the indemnity plan. For future periods, the assumed

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 6 -- EMPLOYMENT BENEFIT AND INCENTIVE PLANS AND OTHER POSTRETIREMENT BENEFITS (CONTINUED)

rate for the indemnity plan gradually decreased from 11.5 percent to 5.5 percent in 2003 and remained level thereafter.



    For 1996, the Company assumed a 9 percent annual rate of increase in the per capita cost of postretirement medical benefits for the indemnity plan and a 4 percent annual rate of increase was assumed for the HMO plan. For future periods the assumed rate for the indemnity plan gradually decreased from 9 percent to
5.5 percent in 2007 and remained level thereafter. The assumed rate of change on the HMO plan increased to 7 percent in 1997 and then gradually decreased to 5.5 percent in the year 2007 and thereafter.



    For 1997, the Company assumed a 9 percent annual rate of increase in the per capita cost of postretirement medical benefits for the indemnity plan and a 4 percent annual rate of increase was assumed for the health maintenance organization (HMO) plan. For future periods, the rate for the indemnity plan was expected to gradually decrease from 9 percent to 5.5 percent in 2007 and remain at that level thereafter. The rate for the HMO plan was expected to increase after one year of being at a low rate and then gradually decrease to 5.5 percent in the year 2007 and thereafter.



    For 1998, the Company assumed a 9 percent annual rate of increase in the per capita cost of postretirement medical benefits for the indemnity plan and a 7 percent annual rate of increase was assumed for the health maintenance organization (HMO) plan. For future periods, the rate for the indemnity plan was expected to gradually decrease from 9 percent to 5.5 percent in 2007 and remain at that level thereafter. The rate for the HMO plan was expected to gradually decrease to 5.5 percent in the year 2007 and remain at that level thereafter.



    The healthcare cost trend rate assumption has a significant effect on the amounts reported for the health care plans. A one-percentage point change in assumed health care cost trend rates would have the following effects.



                                                                            1-PERCENTAGE-    1-PERCENTAGE-
(DOLLARS IN THOUSANDS)                                                     POINT INCREASE   POINT DECREASE
-------------------------------------------------------------------------  ---------------  ---------------
Effect on total of service and interest cost components..................     $     788        $    (699)
Effect on postretirement benefit obligation..............................         9,479           (7,915)


    EXECUTIVE SUPPLEMENTAL BENEFIT PLANS


    The Company has several Executive Supplemental Benefit Plans (ESBP) which provide eligible employees with supplemental retirement benefits. The plans are unfunded. The accrued liability for ESBP's included in other liabilities in the Consolidated Balance Sheets was $23 million and $25 million for the years ended December 31, 1996 and 1997, and $25 million for the period ended September 30, 1998. The Company's expense relating to the ESBP's was $3 million for each of the years ended December 31, 1995, 1996 and 1997 and $2 million for the period ended September 30, 1998.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 6 -- EMPLOYMENT BENEFIT AND INCENTIVE PLANS AND OTHER POSTRETIREMENT BENEFITS (CONTINUED)
    SECTION 401(k) SAVINGS PLANS


    The Company has a defined contribution plan authorized under Section 401(k) of the Internal Revenue Code. All benefits-eligible employees with at least one year of service are eligible to participate in the plan. Employees may contribute up to 16 percent of their pre-tax covered compensation or up to 10 percent of their after-tax covered compensation through salary deductions. The Company contributes 50 percent of every pre-tax dollar an employee contributes up to the first 6 percent of the employee's pre-tax covered compensation. Effective January 1, 1997, employees are fully vested in the employer's contributions immediately. In addition, the Company may make a discretionary annual profit-sharing contribution up to 2.5 percent of an employee's pay. This profit-sharing contribution is for all eligible employees, regardless of whether an employee is participating in the 401(k) plan, and depends on the Bank's annual financial performance. All employer contributions are tax deductible by the Company. The Company's combined matching contribution expense was $9 million, $9 million, $13 million and $9.5 million for the years ended December 31, 1995, 1996 and 1997 and the period ended September 30, 1998, respectively.



    In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." SFAS No. 132 revised the disclosures for pensions and other postretirement benefits. Adoption of SFAS No. 132 did not impact the Company's consolidated financial position, results of operations or cash flows, and any effect was limited to the form and content of its disclosures. SFAS No. 132 is effective for fiscal years beginning after December 15, 1997.


NOTE 7 -- OTHER EXPENSES

    The detail of other expenses is as follows:


                                                                                           FOR THE NINE MONTHS
                                                          YEARS ENDED DECEMBER 31,         ENDED SEPTEMBER 30,
                                                     ----------------------------------  -----------------------
(DOLLARS IN THOUSANDS)                                  1995        1996        1997        1997         1998
---------------------------------------------------  ----------  ----------  ----------  -----------  ----------
                                                                                         (UNAUDITED)
Data processing....................................  $   18,557  $   22,140  $   25,973   $  19,115   $   20,462
Advertising and public relations...................      20,911      28,788      28,664      20,759       22,419
Printing and office supplies.......................      22,626      27,085      24,098      17,646       19,112
Regulatory assessments.............................      23,431       4,048       5,778       4,281        4,561
Professional services..............................      26,197      24,342      28,075      19,062       25,186
Merchant transaction processing fees...............      31,288      37,091      42,274      31,269       33,008
Communications.....................................      35,806      40,133      42,372      31,135       31,515
Other..............................................     117,908     114,400     129,251      89,291      111,933
                                                     ----------  ----------  ----------  -----------  ----------
  Total other expenses.............................  $  296,724  $  298,027  $  326,485   $ 232,558   $  268,196
                                                     ----------  ----------  ----------  -----------  ----------
                                                     ----------  ----------  ----------  -----------  ----------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 7 -- OTHER EXPENSES (CONTINUED)

    In connection with the Merger, the Company incurred merger and integration expense of $117 million and $6 million for the years ended 1996 and 1997 and none for the nine months ended September 30, 1998, as summarized in the following table.



                                                                    YEARS ENDED DECEMBER    FOR THE NINE MONTHS
                                                                             31,            ENDED SEPTEMBER 30,
                                                                    ---------------------  ----------------------
(DOLLARS IN THOUSANDS)                                                 1996       1997        1997        1998
------------------------------------------------------------------  ----------  ---------  -----------  ---------
                                                                                           (UNAUDITED)
Balance, accrued merger and integration expense, beginning of
  period..........................................................  $   --      $  54,344   $  54,344   $  22,930
Provision for merger and integration costs........................     117,464      6,037       6,037      --
Utilization:
  Cash............................................................      40,155     35,809      32,351       2,901
  Noncash.........................................................      22,965      1,642         886       9,449
                                                                    ----------  ---------  -----------  ---------
    Total utilization.............................................      63,120     37,451      33,237      12,350
                                                                    ----------  ---------  -----------  ---------
Balance, accrued merger and integration expense, end of period....  $   54,344  $  22,930   $  27,144   $  10,580
                                                                    ----------  ---------  -----------  ---------
                                                                    ----------  ---------  -----------  ---------



    Total merger and integration expense of $124 million was recorded to cover $38 million of personnel expense for severance, retention and other employee related costs, $54 million for facilities expense related to redundant banking facilities, and $32 million in professional services and other expense. At September 30, 1998 the liability balance included amounts primarily for operating lease payments related to redundant banking facilities which are continuing over the expected term of the leases.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 8 -- INCOME TAXES


    The components of income tax expense (benefit) were as follows:



                                                                                            NINE MONTHS ENDED
                                                          YEARS ENDED DECEMBER 31,            SEPTEMBER 30,
                                                     ----------------------------------  -----------------------
(DOLLARS IN THOUSANDS)                                  1995        1996        1997        1997         1998
---------------------------------------------------  ----------  ----------  ----------  -----------  ----------
                                                                                         (UNAUDITED)
Taxes currently payable:
  Federal..........................................  $   96,732  $   86,159  $  168,375   $ 133,625   $  176,517
  State............................................      42,356      23,180       8,441         870      (40,741)
  Foreign..........................................       3,430       2,895       2,092       1,640        2,860
                                                     ----------  ----------  ----------  -----------  ----------
    Total currently payable........................     142,518     112,234     178,908     136,135      138,636
                                                     ----------  ----------  ----------  -----------  ----------
Taxes deferred:
  Federal..........................................      34,839      47,575      49,437      34,451        9,780
  State............................................      16,005       3,455      10,499       4,283       (2,371)
  Foreign..........................................          (3)       (372)       (122)     --           --
                                                     ----------  ----------  ----------  -----------  ----------
    Total deferred.................................      50,841      50,658      59,814      38,734        7,409
                                                     ----------  ----------  ----------  -----------  ----------
    Total income tax expense.......................  $  193,359  $  162,892  $  238,722   $ 174,869   $  146,045
                                                     ----------  ----------  ----------  -----------  ----------
                                                     ----------  ----------  ----------  -----------  ----------


    The components of the net deferred tax balances of the Company were as follows:


                                                                                 DECEMBER 31,
                                                                            ----------------------  SEPTEMBER 30,
(DOLLARS IN THOUSANDS)                                                         1996        1997         1998
--------------------------------------------------------------------------  ----------  ----------  -------------
Deferred tax assets:
  Allowance for credit losses.............................................  $  195,128  $  169,769   $   182,125
  Accrued income & expense................................................      31,964      21,987        39,863
  Accrued merger expense..................................................      22,051      15,641         8,006
  Deferred state taxes....................................................      13,572      21,063         3,101
  Other...................................................................       2,567       7,585         6,930
                                                                            ----------  ----------  -------------
    Total deferred tax assets.............................................     265,282     236,045       240,025
                                                                            ----------  ----------  -------------
Deferred tax liabilities:
  Leasing.................................................................     276,922     297,891       317,263
  Depreciation............................................................      13,809      17,192         9,151
  Unrealized gain on securities available for sale........................       9,711      13,536        27,342
                                                                            ----------  ----------  -------------
    Total deferred tax liabilities........................................     300,442     328,619       353,756
                                                                            ----------  ----------  -------------
      Net deferred tax liability..........................................  $   35,160  $   92,574   $   113,731
                                                                            ----------  ----------  -------------
                                                                            ----------  ----------  -------------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 8 -- INCOME TAXES (CONTINUED)
    The following table is an analysis of the effective tax rate.

                                                                              YEARS ENDED DECEMBER 31,         NINE MONTHS ENDED
                                                                                                                 SEPTEMBER 30,
                                                                        -------------------------------------  -----------------
                                                                           1995         1996         1997
                                                                           -----        -----        -----           1997
                                                                                                               -----------------
                                                                                                                  (UNAUDITED)
Federal income tax rate...............................................          35%          35%          35%             35%
Net tax effects of:
  State income taxes, net of federal income tax benefit...............           5            4            2               1
  Tax-exempt interest income..........................................          (1)          (1)          (1)             (1)
  Amortization of intangibles.........................................           1            1            1               1
  Other...............................................................          (2)           1       --                  (1)
                                                                                --           --           --              --
    Effective tax rate................................................          38%          40%          37%             35%
                                                                                --           --           --              --
                                                                                --           --           --              --


                                                                           1998
                                                                           -----

Federal income tax rate...............................................          35%
Net tax effects of:
  State income taxes, net of federal income tax benefit...............          (6)
  Tax-exempt interest income..........................................          (1)
  Amortization of intangibles.........................................           1
  Other...............................................................      --
                                                                                --
    Effective tax rate................................................          29%
                                                                                --
                                                                                --


    During 1997, the Company received a refund from the State of California Franchise Tax Board of approximately $25 million (net of federal taxes of $17 million) in settlement of litigation, administration and audit disputes covering the years 1975-1987. The refund was recorded as a reduction to state income tax expense.


    During the nine months ended September 30, 1998, a reduction in state income tax liabilities of approximately $52 million, net of federal tax, was recorded. Of the $52 million reduction, $29 million related to the reversal of previously accrued 1997 state income tax liabilities and $23 million related to a lower tax provision in 1998. The decrease in the effective tax rate in 1998 resulted from the Company's ability to file California franchise tax returns on a worldwide unitary basis, which incorporates the financial results of The Bank of Tokyo-Mitsubishi, Ltd. and its worldwide affiliates.


    Federal and state tax returns for several years are under or subject to examination by the respective taxing authorities. Although the ultimate outcome of such examinations cannot be determined at this time, management believes that the resolution of issues that have been or may be raised will not have a material adverse effect on the Company's consolidated financial position, cash flows or results of operations.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 9 -- BORROWED FUNDS

    The following is a summary of the major categories of borrowed funds.


                                                                      DECEMBER 31,
                                                               --------------------------  SEPTEMBER 30,
(DOLLARS IN THOUSANDS)                                             1996          1997          1998
-------------------------------------------------------------  ------------  ------------  -------------
Federal funds purchased and securities sold under repurchase agreements with weighted average interest rates of 5.09%,
  5.38%, and 5.42% at December 31, 1996 and 1997, and
  September 30, 1998, respectively...........................  $  1,322,654  $  1,335,884   $ 1,574,163
Commercial paper, with weighted average interest rates of
  5.34%, 5.64%, and 5.46% at December 31, 1996 and 1997, and
  September 30, 1998, respectively...........................     1,495,463       966,575     1,417,077
Other borrowed funds, with weighted average interest rates of
  5.66%, 6.23%, and 6.03% at December 31, 1996 and 1997, and
  September 30, 1998, respectively...........................       749,422       476,010       339,340
                                                               ------------  ------------  -------------
    Total borrowed funds.....................................  $  3,567,539  $  2,778,469   $ 3,330,580
                                                               ------------  ------------  -------------
                                                               ------------  ------------  -------------
Federal funds purchased and securities sold under repurchase agreements:
  Maximum outstanding at any month end.......................  $  1,322,654  $  1,575,930   $ 1,797,737
  Average balance during the period..........................       933,433     1,097,707     1,481,809
  Weighted average interest rate during the period...........          5.05%         5.33%         5.38%

Commercial paper:
  Maximum outstanding at any month end.......................  $  1,854,576  $  1,876,135   $ 1,918,700
  Average balance during the period..........................     1,620,087     1,637,070     1,641,425
  Weighted average interest rate during the period...........          5.40%         5.49%         5.52%

Other borrowed funds:
  Maximum outstanding at any month end.......................  $  1,697,236  $    851,694   $   438,151
  Average balance during the period..........................     1,119,051       635,900       323,082
  Weighted average interest rate during the period...........          5.59%         5.42%         5.78%

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 10 -- SUBORDINATED CAPITAL NOTES AND PREFERRED STOCK

    The following is a summary of capital notes which are subordinated to other obligations of the Company.


                                                                       DECEMBER 31,
                                                                  ----------------------  SEPTEMBER 30,
(DOLLARS IN THOUSANDS)                                               1996        1997         1998
----------------------------------------------------------------  ----------  ----------  -------------
Floating rate notes due June 2007. These notes bear interest at
  0.325% above 3-month London Interbank Offered Rate (LIBOR) and
  are payable to The Bank of Tokyo-Mitsubishi, Ltd..............  $   --      $  200,000   $   200,000
Floating rate notes due July 2000. These notes bear interest at
  0.30% above 3-month LIBOR.....................................      98,000      98,000        98,000
Floating rate notes due July 1997 and July 1998. These notes bear interest at 0.25% above 3-month LIBOR and are payable to
  The Bank of Tokyo-Mitsubishi, Ltd.............................     100,000      50,000       --
8.00% fixed rate notes due February 2002. The notes were called
  at par on February 25, 1997...................................     100,000      --           --
6.67% fixed rate notes due August 2002. The notes were called at
  par on August 20, 1997........................................      50,000      --           --
Fixed rate and floating rate notes matured in October 1997, with
  $23,000 bearing interest at fixed rates of 10.05% to 10.14%
  and notes totaling $11,000 bearing interest at 0.375% above
  3-month LIBOR.................................................      34,000      --           --
                                                                  ----------  ----------  -------------
    Total subordinated capital notes............................  $  382,000  $  348,000   $   298,000
                                                                  ----------  ----------  -------------
                                                                  ----------  ----------  -------------



    All of the above notes qualify as Tier 2 risk-based capital under the Federal Reserve guidelines for assessing regulatory capital. For the total risk-based capital ratio, the amount of notes which qualify as capital is reduced as the notes approach maturity. At December 31, 1996 and 1997, and September 30, 1998, $219 million, $239 million and $220 million, respectively, of the notes qualified as risk-based capital.


    Provisions of several of the notes restrict the use of the Company's property as security for borrowings, and place limitations on leases, indebtedness, distributions to shareholders, mergers, sales of certain assets, transactions with affiliates and changes in majority stock ownership of the Company.

    The following table presents the maturities of subordinated capital notes.


(DOLLARS IN THOUSANDS)
----------------------------------------------------------------------------------
Years ending December 31,
  2000............................................................................  $   98,000
  Years after 2003................................................................     200,000
                                                                                    ----------
    Total.........................................................................  $  298,000
                                                                                    ----------
                                                                                    ----------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 10 -- SUBORDINATED CAPITAL NOTES AND PREFERRED STOCK (CONTINUED)
    At December 31, 1996, the Company had outstanding 1,350,000 shares (or 5,400,000 depositary shares) of 8 3/8% Noncumulative Preferred Stock, Series A (Preferred Stock) totaling $135 million. On September 3, 1997, the Company redeemed all 1,350,000 outstanding shares of its Preferred Stock, reducing shareholders' equity by $135 million. The redemption price was equal to the stated value of $100 per share of Preferred Stock (equivalent to $25 per depositary share), plus $2 million in accrued and unpaid dividends to the redemption date. The redemption was funded by proceeds from the issuance of $200 million in subordinated capital notes in June 1997.

NOTE 11 -- DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


    The Company has a dividend reinvestment and stock purchase plan for shareholders. The plan allows shareholders to automatically reinvest all or part of their dividends in additional shares of the Company's common stock at a cost of 5 percent below the market price. Participating shareholders also have the option of purchasing additional shares at full market price with cash payments of $25 to $3,000 per quarter. The Company obtains shares required for reinvestment through open market purchases or by the issuance of new shares from its authorized but unissued stock. During the years ended December 31, 1995, 1996, and 1997, 1,862,034; 155,724 and 131,127 shares, respectively, were required for dividend reinvestment purposes, of which 1,862,034; 71,706 and 3,687 shares were considered new issuances, respectively. For the nine months ended September 30, 1997 and 1998, 112,383 and 64,488 shares, respectively, were required for dividend reinvestment purposes, of which 1,443 and 3,738 shares were considered new issuances, respectively. The Bank of Tokyo-Mitsubishi, Ltd. discontinued its participation in the plan after the quarter ended March 31, 1995 and did not participate in the plan as of September 30, 1998.


NOTE 12 -- MANAGEMENT STOCK PLAN


    The Company has a management stock plan (the Stock Plan) which has 6,600,000 shares of the Company's common stock authorized to be awarded to key employees and outside directors of the Company and its subsidiaries at the discretion of the Executive Compensation and Benefits Committee of the Board of Directors (the Committee). The combined number of shares that are granted under the Stock Plan cannot exceed 6,600,000 shares of the Company's common stock. Committee members and employees on rotational assignment from The Bank of Tokyo-Mitsubishi, Ltd. are not eligible for stock awards.


    The Committee determines the term of each stock option grant, up to a maximum of ten years from the date of grant. The exercise price of the options issued under the Stock Plan shall not be less than the fair market value on the date the option is granted. Unvested restricted stock issued under the Stock Plan is shown as a reduction to retained earnings. The value of the restricted shares at the date of grant is amortized to compensation expense over its vesting period. All cancelled or forfeited options and restricted stock become available for future grants.


    In the years ended 1995, 1996 and 1997, and the nine months ended September 30, 1997 and 1998, the Company granted options to various key employees, including principal officers, under the Stock Plan. The stock options vest pro rata on each anniversary of the grant date and become fully exercisable three years from the grant date, provided that the employee has completed the specified continuous service requirement. They vest earlier if the employee dies, is permanently and totally disabled, or retires under certain grant, age and service conditions.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 12 -- MANAGEMENT STOCK PLAN (CONTINUED)
    The following is a summary of stock option transactions under the Stock
Plan.

                                                                 YEARS ENDED DECEMBER 31,
                                -------------------------------------------------------------------------------------------
                                            1995                           1996                           1997
                                -----------------------------  -----------------------------  -----------------------------
                                NUMBER OF   WEIGHTED-AVERAGE   NUMBER OF   WEIGHTED-AVERAGE   NUMBER OF   WEIGHTED-AVERAGE
                                  SHARES     EXERCISE PRICE      SHARES     EXERCISE PRICE      SHARES     EXERCISE PRICE
                                ----------  -----------------  ----------  -----------------  ----------  -----------------
Options outstanding, beginning
  of year.....................     740,502      $    9.94       1,082,106      $   10.42       1,263,807      $   12.13
  Granted.....................     389,100          11.25         277,200          18.29         441,900          22.13
  Exercised...................     (47,496)          9.83         (80,496)         10.69        (289,029)         10.84
  Forfeited...................      --             --             (15,003)        --             (19,500)         22.13
                                ----------                     ----------         ------      ----------
Options outstanding, end of
  year........................   1,082,106      $   10.42       1,263,807      $   12.13       1,397,178      $   15.41
                                ----------                     ----------                     ----------
                                ----------                     ----------                     ----------
Options exercisable, end of
  year........................     407,466      $    9.78         686,145      $   10.38         712,107      $   11.50
                                ----------                     ----------                     ----------
                                ----------                     ----------                     ----------


                                               NINE MONTHS ENDED SEPTEMBER 30,
                                 ------------------------------------------------------------
                                             1997                           1998
                                 -----------------------------  -----------------------------
                                 NUMBER OF   WEIGHTED-AVERAGE   NUMBER OF   WEIGHTED-AVERAGE
                                   SHARES     EXERCISE PRICE      SHARES     EXERCISE PRICE
                                 ----------  -----------------  ----------  -----------------
                                          (UNAUDITED)
Options outstanding, beginning
  of period....................   1,263,807      $   12.13       1,397,178      $   15.41
  Granted......................     441,900          22.13         533,850          35.08
  Exercised....................    (220,332)         10.88        (118,245)         12.12
  Forfeited....................     (19,500)         22.13          (9,501)         30.03
                                 ----------                     ----------
Options outstanding, end of
  period.......................   1,465,875      $   15.19       1,803,282      $   21.38
                                 ----------                     ----------
                                 ----------                     ----------
Options exercisable, end of
  period.......................     753,303      $   11.18         938,679      $   13.72
                                 ----------                     ----------
                                 ----------                     ----------



    The weighted-average fair value of options granted was $3.13, $6.00, and $6.94 for the years ended 1995, 1996 and 1997, respectively, and $6.94 and $11.99 for the nine months ended September 30, 1997 and 1998.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 12 -- MANAGEMENT STOCK PLAN (CONTINUED)

    The following table summarizes information about stock options outstanding.


                        OPTIONS OUTSTANDING AT SEPTEMBER 30, 1998          OPTIONS EXERCISABLE AT
                     ------------------------------------------------        SEPTEMBER 30, 1998
                                  WEIGHTED-AVERAGE                     ------------------------------
     RANGE OF          NUMBER        REMAINING      WEIGHTED-AVERAGE     NUMBER     WEIGHTED-AVERAGE
  EXERCISE PRICES    OUTSTANDING  CONTRACTUAL LIFE   EXERCISE PRICE    EXERCISABLE   EXERCISE PRICE
-------------------  -----------  ----------------  -----------------  -----------  -----------------
    $6.67-9.08          229,008      4.5 years          $    8.54         229,008       $    8.54
    11.25-12.83         403,254         5.6                 11.78         403,254           11.78
    18.29-22.13         643,470         7.7                 20.72         306,417           20.15
       35.08            527,550         9.6                 35.08          --              --
                     -----------                                       -----------
                      1,803,282                                           938,679
                     -----------                                       -----------
                     -----------                                       -----------



    In the years ended 1995, 1996 and 1997, and nine months ended September 30, 1997 and 1998, the Company also granted 231,210, 133,440, 178,320, 176,970 and
181,785 shares, respectively, of restricted stock to key officers, including executive officers, under the Stock Plan. The awards of restricted stock vest pro rata on each anniversary of the grant date and become fully vested four years from the grant date, provided that the employee has completed the specified continuous service requirement. They vest earlier if the employee dies, is permanently and totally disabled, or retires under certain grant, age and service conditions. Restricted shareholders have the right to vote their restricted shares and receive dividends.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 12 -- MANAGEMENT STOCK PLAN (CONTINUED)
    The following is a summary of restricted stock transaction under the Stock Plan.

                                                                 YEARS ENDED DECEMBER 31,
                                -------------------------------------------------------------------------------------------
                                            1995                           1996                           1997
                                -----------------------------  -----------------------------  -----------------------------
                                            WEIGHTED-AVERAGE               WEIGHTED-AVERAGE               WEIGHTED-AVERAGE
                                NUMBER OF      GRANT DATE      NUMBER OF      GRANT DATE      NUMBER OF      GRANT DATE
                                  SHARES       FAIR VALUE        SHARES       FAIR VALUE        SHARES       FAIR VALUE
                                ----------  -----------------  ----------  -----------------  ----------  -----------------
Restricted stock awards
 outstanding, beginning of
 year.........................     817,608      $    8.25       1,044,951      $    8.99       1,166,820      $   10.04
  Granted.....................     231,210          11.61         133,440          18.29         178,320          22.18
  Cancelled...................      (3,867)          9.72         (11,571)         10.78          (7,923)         20.08
                                ----------                     ----------                     ----------
Restricted stock awards
 outstanding, end of year.....   1,044,951      $    8.99       1,166,820      $   10.04       1,337,217      $   11.59
                                ----------                     ----------                     ----------
                                ----------                     ----------                     ----------
Restricted stock awards
 vested, end of year..........     568,449      $    7.81         764,670      $    8.35         942,738      $    9.17
                                ----------                     ----------                     ----------
                                ----------                     ----------                     ----------


                                              NINE MONTHS ENDED SEPTEMBER 30,
                                ------------------------------------------------------------
                                            1997                           1998
                                -----------------------------  -----------------------------
                                            WEIGHTED-AVERAGE               WEIGHTED-AVERAGE
                                NUMBER OF      GRANT DATE      NUMBER OF      GRANT DATE
                                  SHARES       FAIR VALUE        SHARES       FAIR VALUE
                                ----------  -----------------  ----------  -----------------
                                         (UNAUDITED)
Restricted stock awards
 outstanding, beginning of
 period.......................   1,166,820      $   10.04       1,337,217      $   11.59
  Granted.....................     176,970          22.13         181,785          33.46
  Cancelled...................      (4,845)         19.98         (13,404)         22.61
                                ----------                     ----------
Restricted stock awards
 outstanding, end of period...   1,338,945          11.60       1,505,598          14.13
                                ----------                     ----------
                                ----------                     ----------
Restricted stock awards
 vested, end of period........     932,856           9.10       1,105,791          10.07
                                ----------                     ----------
                                ----------                     ----------



    At December 31, 1995, 1996 and 1997, and September 30, 1997 and 1998,
1,342,449, 958,383, 3,365,586, 3,363,858, and 2,672,856 shares, respectively, were available for future grants as either stock options or restricted stock under the Stock Plan.


    The Company follows the intrinsic value based method in accounting for its employee stock-based compensation plan. Accordingly, no compensation cost has been recognized for its stock option grants. Had compensation cost for the Company's stock-based plan been determined based on the fair value at the grant dates for awards under that plan consistent with the method of SFAS No. 123, "Accounting for Stock-Based Compensation", the Company's net income and net income per share would have decreased to the

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 12 -- MANAGEMENT STOCK PLAN (CONTINUED) pro forma amounts indicated in the following table. Options that were granted prior to January 1, 1995 with vesting periods in 1995 and later are excluded from the pro forma results indicated for 1996 and 1995 in the following table.


                                                                                        NINE MONTHS
                                                   YEARS ENDED DECEMBER 31,         ENDED SEPTEMBER 30,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE       ----------------------------------  -----------------------
DATA)                                            1995        1996        1997                     1998
--------------------------------------------  ----------  ----------  ----------     1997      ----------
                                                                                  -----------
                                                                                  (UNAUDITED)
Net income..................     As reported  $  312,942  $  249,458  $  411,296   $ 318,851   $  352,365
                                   Pro forma     312,691     248,874     410,068     317,771      350,257
Net income applicable to
 common stock...............     As reported  $  301,637  $  238,152  $  403,696   $ 311,251   $  352,365
                                   Pro forma     301,386     237,568     402,468     310,171      350,257
Net income per common share
 -- basic...................     As reported  $     1.74  $     1.37  $     2.31   $    1.78   $     2.01
                                   Pro forma        1.73        1.36        2.30        1.78         2.00
Net income per common share
 -- diluted.................     As reported  $     1.73  $     1.36  $     2.30   $    1.78   $     2.01
                                   Pro forma        1.73        1.36        2.30        1.77         1.99



    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants made in the years ended 1995, 1996 and 1997, and nine months ended September 30, 1997 and 1998: risk-free interest rates of 7.1%, 6.3%, 6.6%, 6.6% and 5.8% in the years ended 1995, 1996 and 1997 and nine months ended September 30, 1997 and 1998, respectively; expected volatility of 28%, 28%, 26%, 26% and 29% in the years ended 1995, 1996 and 1997, and the nine months ended September 30, 1997 and 1998, respectively; expected lives of 7 years for the years ended 1995 and 1996, respectively, and 6 years for the year ended 1997 and nine months ended September 30, 1997 and 1998; and expected dividend yields of 4.2%, 2.6%, 2.1%, 2.1% and 1.5% in the years ended 1995, 1996 and 1997, and nine months ended September 30, 1997 and 1998, respectively.



    Effective January 1, 1997, the Company established a Performance Share Plan. Eligible participants may earn performance share awards to be redeemed in cash three years after the date of grant. Performance shares are linked to shareholder value in two ways: (1) the market price of the Company's common stock, and (2) return on assets, a performance measure closely linked to value creation. Eligible participants generally receive grants of performance shares annually. The total number of performance shares granted under the plan cannot exceed 600,000 and the Company granted 14,400 and 24,900 shares in the year ended 1997 and nine months ended September 30, 1998, respectively. For the nine months ended September 30, 1998, 2,400 performance shares were forfeited. The value of a performance share is equal to the market price of the Company's common stock. All cancelled or forfeited performance shares become available for future grants.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 13 -- FAIR VALUE OF FINANCIAL INSTRUMENTS


    The fair value of a financial instrument is the amount which would be exchanged between willing parties, other than in a forced or liquidation sale. All of the fair values presented below are as of their respective period ends and have been made under this definition of fair value unless otherwise disclosed.



    It is management's belief that the fair values presented below are reasonable based on the valuation techniques and data available to the Company as of December 31, 1996 and 1997, and September 30, 1998, as more fully described below. It should be noted that the operations of the Company are managed on a going concern basis and not a liquidation basis. As a result, the ultimate value realized for the financial instruments presented could be substantially different when actually recognized over time through the normal course of operations. Additionally, a substantial portion of an institution's inherent value is its capitalization and franchise value. Neither of these components have been given consideration in the presentation of fair values which follow.


    The table below presents the carrying value and fair value of the specified assets and liabilities held by the Company.

                                                                  DECEMBER 31,
                                          -------------------------------------------------------------
                                                      1996                            1997
                                          -----------------------------   -----------------------------
                                            CARRYING                        CARRYING
(DOLLARS IN THOUSANDS)                        VALUE        FAIR VALUE         VALUE        FAIR VALUE
----------------------------------------  -------------   -------------   -------------   -------------
ASSETS
Cash and cash equivalents...............  $   3,937,697   $   3,937,697   $   3,199,455   $   3,199,455
Trading account assets..................        465,782         465,782         394,313         394,313
Securities available for sale...........      2,164,197       2,164,197       2,538,386       2,538,386
Securities held to maturity.............        268,196         274,405         188,775         193,115
Loans, net of allowance for credit
  losses(1).............................     19,725,793      20,003,603      21,414,856      21,636,650

LIABILITIES
Deposits:
  Noninterest bearing...................      7,655,109       7,655,109       8,849,544       8,849,544
  Interest bearing......................     13,877,851      13,885,504      14,446,830      14,453,029
                                          -------------   -------------   -------------   -------------
    Total deposits......................     21,532,960      21,540,613      23,296,374      23,302,573
Borrowed funds..........................      3,567,539       3,567,836       2,778,469       2,775,531
Subordinated capital notes..............        382,000         388,388         348,000         348,000


                                                  SEPTEMBER 30,
                                                      1998
                                          -----------------------------
                                            CARRYING
(DOLLARS IN THOUSANDS)                        VALUE        FAIR VALUE
----------------------------------------  -------------   -------------
ASSETS
Cash and cash equivalents...............  $   2,974,544   $   2,974,544
Trading account assets..................        357,515         357,515
Securities available for sale...........      3,200,376       3,200,376
Securities held to maturity.............        162,018         165,807
Loans, net of allowance for credit
  losses(1).............................     22,010,357      22,821,780
LIABILITIES
Deposits:
  Noninterest bearing...................      9,674,118       9,674,118
  Interest bearing......................     13,989,011      14,001,157
                                          -------------   -------------
    Total deposits......................     23,663,129      23,675,275
Borrowed funds..........................      3,330,580       3,328,780
Subordinated capital notes..............        298,000         298,000


------------------------


(1) Excludes the book value of leases of $800 million, $875 million and $1,014 million at December 31, 1996 and 1997, and September 30, 1998, respectively.


    The Company is also a party to financial instruments that are not reflected on the balance sheet but represent obligations of the Company in the normal course of business. For information regarding the fair value of off-balance sheet financial instruments, see Note 14.

    The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate that value.

    CASH AND CASH EQUIVALENTS: The book value of cash and cash equivalents is considered a reasonable estimate of fair value.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 13 -- FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    TRADING ACCOUNT ASSETS: Trading account assets are short term in nature and valued at market based on quoted market prices or dealer quotes. If a quoted market price is not available, the recorded amounts are estimated using quoted market prices for similar securities. Thus, carrying value is considered a reasonable estimate of fair value for these financial instruments.

    SECURITIES: The fair value of securities is based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. Available for sale securities are carried at their aggregate fair value, while held to maturity securities are carried at amortized cost.


    LOANS: The fair value for performing fixed and non-reference rate loans was estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for similar remaining maturities.


    The fair value of performing loans tied to the Company's reference rate with normal credit risk is assumed to approximate their book value. The fair value for these floating rate loans with increasing credit risk was estimated by calculating their present value using a yield the Company would currently require for loans with similar terms to borrowers with similar credit quality.

    Loans which are on nonaccrual status were not included in the loan valuation methods discussed previously. The fair value of these assets was estimated assuming these loans were sold on a liquidation basis.

    The fair value of performing mortgage loans was based on quoted market prices for loans with similar credit and interest rate risk characteristics.


    The fair value of performing credit card loans and credit lines is assumed to approximate their book value. The fair value was estimated for credit lines which were past due at December 31, 1996 and 1997, and September 30, 1998, and credit card loans which were past due at December 31, 1996 and 1997, by segregating them according to their past due status and then discounting them based on the Company's historical probability of loss.


    NONINTEREST BEARING DEPOSITS: The fair value of noninterest bearing deposits is the amount payable on demand at the reporting date. The fair value of the demand deposit intangible has not been estimated.

    INTEREST BEARING DEPOSITS: The fair value of savings accounts and certain money market accounts is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit was estimated using rates currently being offered on certificates with similar maturities.

    BORROWED FUNDS: The book values of federal funds purchased, securities sold under repurchase agreements and other short-term borrowings are assumed to approximate their fair value due to their limited duration characteristics. The fair value for commercial paper and term federal funds purchased was estimated using market quotes.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 13 -- FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

    SUBORDINATED CAPITAL NOTES: The fair value of fixed-rate subordinated capital notes was estimated using discounted cash flows based on market rates for A-rated bank borrowings. The book values for variable-rate subordinated capital notes are assumed to approximate fair market value.

NOTE 14 -- DERIVATIVE INSTRUMENTS AND OTHER FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    The Company is a party to certain derivative and other financial instruments that are not reflected on the balance sheet but represent obligations or assets of the Company in the normal course of business. These financial instruments are used for trading activities of the Company, to meet the needs of customers and to reduce the impact on the Company's operating results due to market fluctuations in currency or interest rates.

    These financial instruments involve, to varying degrees, elements of credit and market risk which are not recognized on the balance sheet. Credit risk is defined as the possibility that a loss may occur from the failure of another party to perform in accordance with the terms of the contract which exceeds the value of the existing collateral, if any. Market risk is the possibility that future changes in market conditions may make the financial instrument less valuable.

    DERIVATIVE INSTRUMENTS

    The fair value of the derivative financial instruments was calculated based on quoted market prices where available or if quoted market prices were not available, the Company used the estimated amount it would receive or pay to offset or terminate the agreements based upon the terms of such contracts relative to prevailing interest rates.

    TRADING ACTIVITIES IN DERIVATIVE INSTRUMENTS


    The following table reflects the Company's positions relating to trading activities in derivative instruments. Trading activities include both activities for the Company's own account and for customers. At December 31, 1996 and 1997, and September 30, 1998, the majority of the Company's derivative transactions for customers are hedged with essentially offsetting contracts with other counterparties. The average fair value of derivatives held or written for trading purposes during the periods is not significant. The notional amount of derivative instruments reflects the extent of the Company's involvement in these instruments. For interest rate swap, cap and floor agreements, notional amounts do not represent exposure to credit or market risk. Notional amounts are not exchanged, but serve as a point of reference for calculating payments.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 14 -- DERIVATIVE INSTRUMENTS AND OTHER FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)
    The following is a summary of derivative instruments held or written for trading purposes.

                                                                            DECEMBER 31,
                                          ---------------------------------------------------------------------------------
                                                           1996                                      1997
                                          ---------------------------------------   ---------------------------------------
                                           NOTIONAL       CREDIT       ESTIMATED     NOTIONAL       CREDIT       ESTIMATED
(DOLLARS IN THOUSANDS)                      AMOUNTS       RISK(1)     FAIR VALUE      AMOUNTS       RISK(1)     FAIR VALUE
----------------------------------------  -----------   -----------   -----------   -----------   -----------   -----------

HELD OR WRITTEN FOR TRADING PURPOSES AND
  CUSTOMER ACCOMMODATIONS
Foreign exchange forward contracts:
  Commitments to purchase...............  $  403,602    $     2,813   $  (11,735)   $   531,330   $       366   $  (34,304)
  Commitments to sell...................     530,923         18,958       14,759        709,512        40,671       40,274
Foreign exchange OTC options:
  Options purchased.....................      --            --            --             46,533       --              (634)
  Options written.......................      --            --            --             46,533           637          637
Currency swap agreements:
  Commitments to pay....................      64,817          4,821        3,193         55,725       --            (5,971)
  Commitments to receive................      38,417          1,628        1,595         55,725         5,971        5,971
Interest rate contracts:
  Caps purchased........................     994,605          1,858        1,837      1,189,791           796          796
  Floors purchased......................     147,250          1,149        1,149        119,000           612          612
  Caps written..........................     994,605             21       (1,838)     1,189,791       --              (796)
  Floors written........................     147,250        --            (1,149)       119,000       --              (612)
  Swap contracts:
    Pay variable/receive variable.......      10,000             28            1         58,000           301       --
    Pay fixed/receive variable..........     788,165          1,064      (17,592)       976,180           364      (29,579)
    Pay variable/receive fixed..........     788,165         19,623       18,674        976,180        30,240       29,926

                                                       SEPTEMBER 30,
                                          ---------------------------------------

                                                           1998
                                          ---------------------------------------
                                           NOTIONAL       CREDIT       ESTIMATED
(DOLLARS IN THOUSANDS)                      AMOUNTS       RISK(1)     FAIR VALUE
----------------------------------------  -----------   -----------   -----------
HELD OR WRITTEN FOR TRADING PURPOSES AND
  CUSTOMER ACCOMMODATIONS
Foreign exchange forward contracts:
  Commitments to purchase...............  $   427,961   $     5,250   $   (7,046)
  Commitments to sell...................      562,922        14,594        8,120
Foreign exchange OTC options:
  Options purchased.....................        4,000            74           74
  Options written.......................        4,000       --               (74)
Currency swap agreements:
  Commitments to pay....................       46,725       --            (6,915)
  Commitments to receive................       46,725         7,031        7,031
Interest rate contracts:
  Caps purchased........................    1,115,260           644          644
  Floors purchased......................      141,314         1,382        1,382
  Caps written..........................    1,115,260       --              (644)
  Floors written........................      141,314       --            (1,382)
  Swap contracts:
    Pay variable/receive variable.......       58,000           381       --
    Pay fixed/receive variable..........    1,048,142         1,506      (51,803)
    Pay variable/receive fixed..........    1,048,142        55,151       53,697


------------------------------

(1) Credit risk amounts reflect the replacement cost for those contracts in a gain position in the event of nonperformance by counterparties.

    ASSET AND LIABILITY MANAGEMENT DERIVATIVE INSTRUMENTS

    Derivative positions are integral components of the Company's designated asset and liability management activities. Therefore, the Company does not believe it is meaningful to separately analyze the derivatives component of its risk management activities in isolation from related positions. The Company uses interest rate derivative instruments as part of its management of asset and liability positions. Derivatives are used to manage interest rate risk relating to specified groups of assets and liabilities, including LIBOR based commercial loans, deposit liabilities and certain subordinated capital notes. The Company uses foreign currency forward contracts as a means of managing foreign exchange rate risk associated with assets or liabilities denominated in foreign currencies.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 14 -- DERIVATIVE INSTRUMENTS AND OTHER FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)

    The following table reflects summary information on derivative contracts used to hedge or modify the Company's risk as of December 31, 1996 and 1997, and September 30, 1998. Amounts included in the fair value column do not include gains or losses from changes in the value of the underlying asset or liability being hedged. Notional amounts are not exchanged, but serve as a point of reference for calculating payments. For interest rate swap, cap and floor agreements, notional amounts do not represent exposure to credit or market risk.


                                                                                  DECEMBER 31, 1996
                                                                 ---------------------------------------------------
                                                                                UNAMORTIZED
                                                                   NOTIONAL    PREMIUM PAID    CREDIT     ESTIMATED
(DOLLARS IN THOUSANDS)                                             AMOUNTS      (RECEIVED)     RISK(1)   FAIR VALUE
---------------------------------------------------------------  ------------  -------------  ---------  -----------
HELD FOR ASSET AND LIABILITY MANAGEMENT PURPOSES
Foreign exchange forward contracts:
  Commitments to purchase......................................  $    129,264    $  --        $   1,628   $  (2,286)
  Commitments to sell..........................................         4,142       --               52          22
Currency swap agreements:
  Commitments to pay...........................................       --            --           --          --
Interest rate contracts:
  Caps purchased...............................................        15,740       --           --          --
  Floors purchased.............................................     2,050,000        6,309        9,750       9,750
  Caps written.................................................       250,000         (709)         509         509
  Floors written...............................................       500,000       (1,016)         391         391
  Swap contracts:
    Pay fixed/receive variable.................................       114,086       --              241        (851)
    Pay variable/receive fixed.................................       847,000       --            3,775       2,398

------------------------

(1) Credit risk amounts reflect the replacement cost for those contracts in a gain position in the event of nonperformance by counterparties.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 14 -- DERIVATIVE INSTRUMENTS AND OTHER FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)

                                                                                  DECEMBER 31, 1997
                                                                 ---------------------------------------------------
                                                                                UNAMORTIZED
                                                                   NOTIONAL    PREMIUM PAID    CREDIT     ESTIMATED
(DOLLARS IN THOUSANDS)                                             AMOUNTS      (RECEIVED)     RISK(1)   FAIR VALUE
---------------------------------------------------------------  ------------  -------------  ---------  -----------
HELD FOR ASSET AND LIABILITY MANAGEMENT PURPOSES
Foreign exchange forward contracts:
  Commitments to purchase......................................  $    341,298    $  --        $     862   $  (5,055)
  Commitments to sell..........................................        51,754       --               35        (822)
Currency swap agreements:
  Commitments to pay...........................................        26,400       --            2,590       2,590
Interest rate contracts:
  Caps purchased...............................................        15,420       --           --          --
  Floors purchased.............................................     3,550,000       11,730        4,040       4,040
  Caps written.................................................       250,000         (335)         273         273
  Floors written...............................................     1,850,000         (534)      --          (1,309)
  Swap contracts:
    Pay fixed/receive variable.................................       --            --           --          --
    Pay variable/receive fixed.................................       575,000       --            2,302       2,302

------------------------

(1) Credit risk amounts reflect the replacement cost for those contracts in a gain position in the event of nonperformance by counterparties.


                                                                                SEPTEMBER 30, 1998
                                                                ---------------------------------------------------
                                                                               UNAMORTIZED
                                                                  NOTIONAL    PREMIUM PAID    CREDIT     ESTIMATED
(DOLLARS IN THOUSANDS)                                            AMOUNTS      (RECEIVED)     RISK(1)   FAIR VALUE
--------------------------------------------------------------  ------------  -------------  ---------  -----------
HELD FOR ASSET AND LIABILITY MANAGEMENT PURPOSES
Foreign exchange forward contracts:
  Commitments to purchase.....................................  $    183,142    $  --        $   3,724   $   1,570
  Commitments to sell.........................................        61,371       --              105         (91)
Currency swap agreements:
  Commitments to pay..........................................        26,400       --            3,501       3,501
Interest rate contracts:
  Caps purchased..............................................       --            --           --          --
  Floors purchased............................................     2,800,000        7,125       34,586      34,586
  Caps written................................................       250,000          (55)      --          --
  Floors written..............................................     1,600,000          (53)                  (7,764)
  Swap contracts:
    Pay fixed/receive variable................................       --            --           --
    Pay variable/receive fixed................................       525,000       --                       14,495


------------------------


(1) Credit risk amounts reflect the replacement cost for those contracts in a gain position in the event of nonperformance by counterparties.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 14 -- DERIVATIVE INSTRUMENTS AND OTHER FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)
    OTHER FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    Commitments to extend credit are legally binding agreements to lend to a customer provided there are no violations of any condition established in the contract. Commitments have fixed expiration dates or other termination clauses and may require payment of a fee or maintenance of compensatory balances. Such fees are deferred and, upon partial or full exercise of the commitment, amortized over the life of the loan or, if exercise is deemed remote, amortized over the commitment period. Since many of the commitments are expected to expire without being drawn upon, the contractual amounts do not necessarily represent future cash requirements. With respect to commitments to extend credit and letters of credit, the Company's exposure to credit risk in the event of nonperformance by customers is represented by the contractual amount of those instruments.

    Standby letters of credit are provided to customers to assure their performance to a third party, generally in the production of goods and services or under contractual commitments in the financial markets. Commercial letters of credit are issued to customers to facilitate foreign or domestic trade transactions. The Company charges fees for the issuance of standby and commercial letters of credit. The majority of these type of commitments have terms of one year or less and any fees charged are recognized as noninterest income upon extension of the commitment. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers and is represented by the contractual amount of those instruments. When deemed necessary, the Company holds appropriate collateral supporting those commitments. Management does not anticipate any material losses as a result of these transactions.

    The Company uses the same credit underwriting policies in granting or accepting such commitments or contingent obligations as it does for on-balance sheet instruments, by evaluating customers' credit-worthiness. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's evaluation of the customer. The nature of the collateral varies but may include deposits held in financial institutions, marketable securities, accounts receivable, inventory, property, equipment and real estate. The Company also provides for potential losses from either commitments to extend credit or standby letters of credit as a component of its evaluation in determination of the adequacy of its allowance for credit losses and resulting level of provision charged against current period earnings.


    The Company's pricing of these financial instruments is based on the credit quality and other covenants or requirements. Management believes that the current fees assessed on these off-balance sheet items represent market rates which would be charged for similar agreements. Based on this belief, the Company feels that the carrying amounts are reasonable estimates of the fair value of these financial instruments. At December 31, 1996 and 1997, and September 30, 1998, fair value represents management's

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 14 -- DERIVATIVE INSTRUMENTS AND OTHER FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)
estimate of the unamortized fee income associated with these instruments. The following is a summary of other financial instruments with off-balance sheet risk.


                                                         DECEMBER 31,
                                      --------------------------------------------------
                                                                                               SEPTEMBER 30,
                                                1996                      1997                      1998
                                      ------------------------  ------------------------  ------------------------
                                       CONTRACTUAL     FAIR      CONTRACTUAL     FAIR      CONTRACTUAL     FAIR
(DOLLARS IN THOUSANDS)                   AMOUNTS       VALUE       AMOUNTS       VALUE       AMOUNTS       VALUE
------------------------------------  -------------  ---------  -------------  ---------  -------------  ---------
Commitments to extend credit........  $  12,500,677  $   6,185  $  15,111,062  $  27,571  $  15,036,195  $  29,552
Standby letters of credit...........      2,610,123      2,808      2,289,878      5,776      2,562,523      6,749
Other letters of credit.............        336,101     --            314,594     --            282,866     --



    The Company conducts securities lending transactions for institutional customers as a fully disclosed agent, and, at times, indemnifies its customers against counterparty default. All lending transactions are collateralized, primarily by cash. The amount of securities lent with indemnification was $1,170 million, $1,268 million and $1,162 million at December 31, 1996 and 1997, and September 30, 1998, respectively. The market value of the associated collateral was $1,195 million, $1,294 million and $1,185 million at December 31, 1996 and 1997, and September 30, 1998, respectively.


NOTE 15 -- RESTRICTIONS ON CASH AND DUE FROM BANKS, SECURITIES, LOANS AND
           DIVIDENDS


    Federal Reserve Board regulations require the Bank to maintain reserve balances based on the types and amounts of deposits received. Average reserve balances were approximately $291 million, $339 million and $241 million for the years ended December 31, 1996 and 1997, and the nine months ended September 30, 1998, respectively.



    As of December 31, 1996 and 1997, and September 30, 1998, securities carried at $1.7 billion at each date, and loans of $1.8 billion, $2.7 billion and $2.7 billion, respectively, were pledged as collateral for borrowings, to secure public and trust department deposits, and for repurchase agreements as required by contract or law.



    The Federal Reserve Act restricts the extension of credit by the Bank to The Bank of Tokyo-Mitsubishi, Ltd. and affiliates and to UnionBanCal Corporation and its non-bank subsidiaries and requires that such loans be secured by certain types of collateral. At September 30, 1998, such extensions of credit were not material.



    The payment of dividends by the Bank to UnionBanCal Corporation is subject to the approval of the Office of the Comptroller of the Currency (OCC) if the total of all dividends declared in any calendar year exceeds certain calculated amounts. The payment of dividends is also limited by minimum capital requirements imposed on national banks by the OCC. At September 30, 1998, the Bank could have declared dividends aggregating $321 million without prior regulatory approval.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 16 -- REGULATORY CAPITAL REQUIREMENTS

    The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies, including minimum capital requirements. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's Consolidated Financial Statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's and Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and the Bank's prompt corrective action classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.


    Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of September 30, 1998, that the Company and the Bank meet all capital adequacy requirements to which they are subject.



    As of December 31, 1996, 1997, and and September 30, 1998 the most recent notification from the OCC categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized", the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.


    The Company's and the Bank's capital amounts and ratios are presented in the following tables.


                                                                             FOR CAPITAL
                                          ACTUAL                          ADEQUACY PURPOSES
                                --------------------------   --------------------------------------------
(DOLLARS IN THOUSANDS)             AMOUNT         RATIO             AMOUNT                  RATIO
------------------------------  -------------   ----------   --------------------   ---------------------
CAPITAL RATIOS FOR THE
  COMPANY:
As of December 31, 1996:
  Total capital (to
    risk-weighted assets).....  $   2,946,654        11.17%  > or = $   2,111,223         > or = 8.0%
  Tier 1 capital (to
    risk-weighted assets).....      2,395,580         9.08      > or =  1,055,612         > or = 4.0
  Tier 1 capital (to quarterly
    average assets)(1)........      2,395,580         8.41      > or =  1,139,855         > or = 4.0
As of December 31, 1997:
  Total capital (to
    risk-weighted assets).....  $   3,188,173        11.05%  > or = $   2,308,988         > or = 8.0%
  Tier 1 capital (to
    risk-weighted assets).....      2,587,071         8.96      > or =  1,154,494         > or = 4.0
  Tier 1 capital (to quarterly
    average assets)(1)........      2,587,071         8.53      > or =  1,213,381         > or = 4.0
As of September 30, 1998:
  Total capital (to
    risk-weighted assets).....  $   3,474,632        11.51%  > or = $   2,414,158         > or = 8.0%
  Tier 1 capital (to
    risk-weighted assets).....      2,876,605         9.53      > or =  1,207,079         > or = 4.0
  Tier 1 capital (to quarterly
    average assets)(1)........      2,876,605         9.37      > or =  1,227,857         > or = 4.0


------------------------

(1)  Excludes certain intangible assets

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 16 -- REGULATORY CAPITAL REQUIREMENTS (CONTINUED)


                                                                                                      TO BE WELL CAPITALIZED
                                                                    FOR CAPITAL                      UNDER PROMPT CORRECTIVE
                                     ACTUAL                      ADEQUACY PURPOSES                      ACTION PROVISIONS
                           --------------------------   ------------------------------------   ------------------------------------
(DOLLARS IN THOUSANDS)        AMOUNT         RATIO             AMOUNT              RATIO              AMOUNT              RATIO
-------------------------  -------------   ----------   --------------------   -------------   --------------------   -------------
CAPITAL RATIOS FOR THE
  BANK:
As of December 31, 1996:
  Total capital (to risk-
    weighted assets).....  $   2,746,285        10.51%  > or = $   2,090,910      > or = 8.0%  > or = $   2,613,638     > or = 10.0%
  Tier 1 capital (to
    risk-weighted
    assets)..............      2,208,392         8.45      > or =  1,045,455      > or = 4.0      > or =  1,568,183     > or =  6.0
  Tier 1 capital (to
    quarterly average
    assets)(1)...........      2,208,392         7.76      > or =  1,138,211      > or = 4.0      > or =  1,422,764     > or =  5.0

As of December 31, 1997:
  Total capital (to risk-
    weighted assets).....  $   3,025,030        10.58%  > or = $   2,286,296      > or = 8.0%  > or = $   2,857,870     > or = 10.0%
  Tier 1 capital (to
    risk-weighted
    assets)..............      2,527,468         8.84      > or =  1,143,148      > or = 4.0      > or =  1,714,722     > or =  6.0
  Tier 1 capital (to
    quarterly average
    assets)(1)...........      2,527,468         8.35      > or =  1,210,898      > or = 4.0      > or =  1,513,622     > or =  5.0

As of September 30, 1998:
  Total capital (to risk-
    weighted assets).....  $   3,304,538        11.06%  > or = $   2,389,402      > or = 8.0%  > or = $   2,986,753     > or = 10.0%
  Tier 1 capital (to
    risk-weighted
    assets)..............      2,810,368         9.41      > or =  1,194,701      > or = 4.0      > or =  1,792,052     > or =  6.0
  Tier 1 capital (to
    quarterly average
    assets)(1)...........      2,810,368         9.14      > or =  1,230,394      > or = 4.0      > or =  1,537,992     > or =  5.0


------------------------

(1)  Excludes certain intangible assets.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 17 -- EARNINGS PER SHARE (EPS)

    Basic EPS is computed by dividing net income after preferred dividends by the weighted average number of common shares outstanding during the period. Diluted EPS is computed based on the weighted average number of common shares outstanding adjusted for common stock equivalents, which include stock options. The following table presents a reconciliation of basic and diluted EPS for the years ended December 31, 1995, 1996 and 1997, and for the nine months ended September 30, 1997 and 1998, in accordance with SFAS No. 128:

                                   YEARS ENDED
                                   DECEMBER 31,
                                ------------------
                                       1995
(AMOUNTS IN THOUSANDS,          ------------------
EXCEPT PER SHARE DATA)           BASIC    DILUTED
------------------------------  --------  --------
Net Income....................  $312,942  $312,942
Less:
  Preferred stock dividends...   (11,305)  (11,305)
                                --------  --------
Income available to common
  shareholders................  $301,637  $301,637
                                --------  --------
                                --------  --------
Weighted average common shares
  outstanding.................   173,806   173,806
Additional shares due to:
  Assumed conversion of
    dilutive stock options....     --          293
                                --------  --------
Adjusted weighted average
  common shares outstanding...   173,806   174,099
                                --------  --------
                                --------  --------
Net income per share..........  $   1.74  $   1.73
                                --------  --------
                                --------  --------


                                                                           NINE MONTHS ENDED SEPTEMBER 30,
                                                                        --------------------------------------

                                       1996                1997                1997                1998
(AMOUNTS IN THOUSANDS,          ------------------  ------------------  ------------------  ------------------
EXCEPT PER SHARE DATA)           BASIC    DILUTED    BASIC    DILUTED    BASIC    DILUTED    BASIC    DILUTED
------------------------------  --------  --------  --------  --------  --------  --------  --------  --------
Net Income....................  $249,458  $249,458  $411,296  $411,296  $318,851  $318,851  $352,365  $352,365
Less:
  Preferred stock dividends...   (11,306)  (11,306)   (7,600)   (7,600)   (7,600)   (7,600)    --        --
                                --------  --------  --------  --------  --------  --------  --------  --------
Income available to common
  shareholders................  $238,152  $238,152  $403,696  $403,696  $311,251  $311,251  $352,365  $352,365
                                --------  --------  --------  --------  --------  --------  --------  --------
                                --------  --------  --------  --------  --------  --------  --------  --------
Weighted average common shares
  outstanding.................   174,391   174,391   174,683   174,683   174,615   174,615   175,091   175,091
Additional shares due to:
  Assumed conversion of
    dilutive stock options....     --          393     --          506     --          456     --          638
                                --------  --------  --------  --------  --------  --------  --------  --------
Adjusted weighted average
  common shares outstanding...   174,391   174,784   174,683   175,189   174,615   175,071   175,091   175,729
                                --------  --------  --------  --------  --------  --------  --------  --------
                                --------  --------  --------  --------  --------  --------  --------  --------
Net income per share..........  $   1.37  $   1.36  $   2.31  $   2.30  $   1.78  $   1.78  $   2.01  $   2.01
                                --------  --------  --------  --------  --------  --------  --------  --------
                                --------  --------  --------  --------  --------  --------  --------  --------


    Options to purchase 277,200 shares of common stock at $18 per share were outstanding but not included in the computation of diluted EPS in 1996 because the options were anti-dilutive. Options to purchase 422,400 shares of common stock at $22 per share and options to purchase 527,550 shares of common stock at $35 per share were outstanding but not included in the computation of diluted EPS for the nine months ended September 30, 1997 and 1998, respectively, because the options were anti-dilutive.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 18 -- COMPREHENSIVE INCOME

    The following is a summary of the components of accumulated other comprehensive income:


                                                                   YEARS ENDED DECEMBER 31,
                                                              ----------------------------------
(DOLLARS IN THOUSANDS)                                           1995        1996        1997
------------------------------------------------------------  ----------  ----------  ----------    FOR THE NINE MONTHS
                                                                                                    ENDED SEPTEMBER 30,
                                                                                                  -----------------------
                                                                                                     1997         1998
                                                                                                  -----------  ----------
                                                                                                  (UNAUDITED)
Net unrealized gain (loss) on securities available for sale, net of reclassification adjustment:
  Beginning balance.........................................  $   (8,838) $   24,900  $   14,064   $  14,064   $   19,886
  Net unrealized gain (loss) on securities available for
    sale during the period, before tax......................      53,890     (13,409)     11,908      10,626       41,378
  Income tax (expense) benefit..............................     (20,586)      5,297      (4,370)     (4,229)     (15,766)
  Less: reclassification adjustment for net realized (gain)
    loss on securities available for sale included in net
    income during the period, before tax....................         702      (4,502)     (2,711)     (2,098)      (5,579)
  Plus: income tax expense (benefit)........................        (268)      1,778         995         857        1,960
                                                              ----------  ----------  ----------  -----------  ----------
Net activity................................................      33,738     (10,836)      5,822       5,156       21,993
                                                              ----------  ----------  ----------  -----------  ----------
Ending balance..............................................      24,900      14,064      19,886      19,220       41,879
                                                              ----------  ----------  ----------  -----------  ----------
Foreign currency translation adjustments:
  Beginning balance.........................................      (1,092)     (1,240)     (3,183)     (3,183)     (12,458)
  Foreign currency translation adjustments during the
    period, before tax......................................        (239)     (3,212)    (14,652)     (2,785)        (153)
  Income tax benefit........................................          91       1,269       5,377       1,128           62
                                                              ----------  ----------  ----------  -----------  ----------
Net activity................................................        (148)     (1,943)     (9,275)     (1,657)         (91)
                                                              ----------  ----------  ----------  -----------  ----------
Ending balance..............................................      (1,240)     (3,183)    (12,458)     (4,840)     (12,549)
                                                              ----------  ----------  ----------  -----------  ----------
Other comprehensive income..................................  $   33,590  $  (12,779) $   (3,453)  $   3,499   $   21,902
                                                              ----------  ----------  ----------  -----------  ----------
                                                              ----------  ----------  ----------  -----------  ----------
Accumulated other comprehensive income......................  $   23,660  $   10,881  $    7,428   $  14,380   $   29,330
                                                              ----------  ----------  ----------  -----------  ----------
                                                              ----------  ----------  ----------  -----------  ----------


NOTE 19 -- CONTINGENCIES

    The Company is subject to various pending and threatened legal actions which arise in the normal course of business. The Company maintains reserves for losses from legal actions which are both probable and estimable. In the opinion of management, the disposition of claims currently pending will not have a material adverse effect on the Company's financial position or results of operations.

NOTE 20 -- TRANSACTIONS WITH AFFILIATES


    The Company has had, and expects to have in the future, banking transactions and other transactions in the ordinary course of business with The Bank of Tokyo-Mitsubishi, Ltd. and with its affiliates and

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 20 -- TRANSACTIONS WITH AFFILIATES (CONTINUED)

associates. During the years ended December 31, 1995, 1996 and 1997, and nine months ended September 30, 1997 and 1998, such transactions included, but were not limited to, origination, participation, servicing and remarketing of loans and leases, purchase and sale of acceptances and interest rate derivatives, foreign exchange transactions, funds transfers, custodianships, electronic data processing, investment advice and management, deposits and credit examination, and trust services. In the opinion of management, such transactions were made at prevailing rates, terms and conditions and do not involve more than the normal risk of collectibility or present other unfavorable features. In addition, some compensation for services rendered to the Company is paid to the expatriate officers from The Bank of Tokyo-Mitsubishi, Ltd., and reimbursed by the Company to The Bank of Tokyo-Mitsubishi, Ltd. under a services agreement.


NOTE 21 -- CONDENSED UNIONBANCAL CORPORATION UNCONSOLIDATED FINANCIAL STATEMENTS

CONDENSED BALANCE SHEETS


                                                                                DECEMBER 31,
                                                                         --------------------------  SEPTEMBER 30,
(DOLLARS IN THOUSANDS)                                                       1996          1997          1998
-----------------------------------------------------------------------  ------------  ------------  -------------
ASSETS
  Cash and due from banks..............................................  $    103,742  $     66,872   $   129,513
  Investment in and advances to subsidiaries...........................     2,503,706     2,879,898     3,171,235
  Other assets.........................................................         9,161         7,971         4,619
                                                                         ------------  ------------  -------------
        Total assets...................................................  $  2,616,609  $  2,954,741   $ 3,305,367
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
  Commercial paper.....................................................  $    --       $    --        $    94,026
  Subordinated capital notes...........................................       100,000       250,000       200,000
  Other liabilities....................................................        21,676        25,442        26,391
                                                                         ------------  ------------  -------------
        Total liabilities..............................................       121,676       275,442       320,417
  Shareholders' equity.................................................     2,494,933     2,679,299     2,984,950
                                                                         ------------  ------------  -------------
        Total liabilities and shareholders' equity.....................  $  2,616,609  $  2,954,741   $ 3,305,367
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 21 -- CONDENSED UNIONBANCAL CORPORATION UNCONSOLIDATED FINANCIAL STATEMENTS
           (CONTINUED)
CONDENSED STATEMENTS OF INCOME


                                                          YEARS ENDED DECEMBER 31,            SEPTEMBER 30,
                                                     ----------------------------------  -----------------------
(DOLLARS IN THOUSANDS)                                  1995        1996        1997                     1998
---------------------------------------------------  ----------  ----------  ----------     1997      ----------
                                                                                         -----------
                                                                                         (UNAUDITED)
INCOME:
  Dividends from bank subsidiary...................  $   25,062  $  270,662  $   85,660   $  61,153   $   73,592
  Dividends from nonbank subsidiaries..............         343         421      --          --           23,000
  Interest income on advances to subsidiaries and
    deposits in bank...............................      52,289      24,366      12,217       9,428        8,402
  Other income.....................................      --             959       1,040       1,040       --
                                                     ----------  ----------  ----------  -----------  ----------
        Total income...............................      77,694     296,408      98,917      71,621      104,994

EXPENSE:
  Interest expense.................................      54,133      22,220      11,174       7,279       11,306
  Other expense, net...............................        (212)      1,072       1,583       1,220        1,765
                                                     ----------  ----------  ----------  -----------  ----------
        Total expense..............................      53,921      23,292      12,757       8,499       13,071
                                                     ----------  ----------  ----------  -----------  ----------
Income before income taxes and equity in
  undistributed net income of subsidiaries.........      23,773     273,116      86,160      63,122       91,923
Income tax expense (benefit).......................        (694)        889         204         804       (1,634)
                                                     ----------  ----------  ----------  -----------  ----------
Income before equity in undistributed net income of
  subsidiaries.....................................      24,467     272,227      85,956      62,318       93,557
Equity in undistributed net income (loss) of
  subsidiaries:
  Bank subsidiary(1)...............................     285,053     (32,894)    314,739     250,050      273,844
  Nonbank subsidiaries(2)..........................       3,422      10,125      10,601       6,483      (15,036)
                                                     ----------  ----------  ----------  -----------  ----------
NET INCOME.........................................  $  312,942  $  249,458  $  411,296   $ 318,851   $  352,365
                                                     ----------  ----------  ----------  -----------  ----------
                                                     ----------  ----------  ----------  -----------  ----------


------------------------

(1) In 1996 the amount represents dividends distributed by the Bank in excess of its 1996 net income.


(2) In the nine months ended September 30, 1998 the amount represents dividends distributed by nonbank subsidiaries in excess of their net income for the nine months ended September 30, 1998.

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 21 -- CONDENSED UNIONBANCAL CORPORATION UNCONSOLIDATED FINANCIAL STATEMENTS
           (CONTINUED)
CONDENSED STATEMENTS OF CASH FLOWS


                                                                  YEARS ENDED DECEMBER 31,             SEPTEMBER 30,
                                                            ------------------------------------  ------------------------
(DOLLARS IN THOUSANDS)                                         1995         1996         1997                     1998
----------------------------------------------------------  -----------  -----------  ----------     1997      -----------
                                                                                                  -----------
                                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................  $   312,942  $   249,458  $  411,296   $ 318,851   $   352,365
  Adjustments to reconcile net income to net cash provided
    by operating activities:
  Equity in undistributed (earnings) losses of
    subsidiaries..........................................     (288,475)      22,769    (325,340)   (256,533)     (258,808)
  Other, net..............................................        2,800       (3,772)      1,059       2,681        (1,427)
                                                            -----------  -----------  ----------  -----------  -----------
        Net cash provided by operating activities.........       27,267      268,455      87,015      64,999        92,130

CASH FLOWS FROM INVESTING ACTIVITIES:
  Advances to subsidiaries................................       33,590      (12,779)   (130,805)   (107,621)      (22,968)
  Repayment of advances to subsidiaries...................       70,000       70,000      76,104      75,002        16,604
  Sales and maturities of securities......................       11,650          322      --          --           --
                                                            -----------  -----------  ----------  -----------  -----------
        Net cash provided (used) by investing
          activities......................................      115,240       57,543     (54,701)    (32,619)       (6,364)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in short term borrowings........          366     (632,296)     --          --            94,026
  Proceeds from reduction of investment in subsidiary
    equity................................................      --             3,966      --          --           --
  Maturity and redemption of subordinated capital notes
    and long term debt....................................      (70,000)     (70,000)    (50,000)    (50,000)      (50,000)
  Proceeds from issuance of subordinated capital notes....      --           --          200,000     200,000       --
  Payments of cash dividends..............................      (62,044)    (182,652)    (93,303)    (68,787)      (73,631)
  Redemption of preferred stock...........................      --           --         (135,000)   (135,000)      --
  Other, net..............................................        3,392       17,813       9,119       5,718         6,480
                                                            -----------  -----------  ----------  -----------  -----------
        Net cash used by financing activities.............     (128,286)    (863,169)    (69,184)    (48,069)      (23,125)
                                                            -----------  -----------  ----------  -----------  -----------
  Net increase (decrease) in cash and due from banks......       14,221     (537,171)    (36,870)    (15,689)       62,641
  Cash and due from banks at beginning of year............      626,692      640,913     103,742     103,742        66,872
                                                            -----------  -----------  ----------  -----------  -----------
        Cash and due from banks at end of year............  $   640,913  $   103,742  $   66,872   $  88,053   $   129,513
                                                            -----------  -----------  ----------  -----------  -----------
                                                            -----------  -----------  ----------  -----------  -----------
CASH PAID (RECEIVED) DURING THE YEAR FOR:
  Interest................................................  $    52,847  $    25,785  $    9,814   $   5,986   $    11,947
  Income taxes............................................       (2,030)        (198)      1,148         652        (3,921)
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
  Dividends declared but unpaid...........................  $    12,788  $    20,383  $   24,528   $  23,055   $    24,529

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 22 -- SUMMARY OF QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

    Certain amounts in the following unaudited quarterly financial information have been reclassified to conform with current presentation. In the opinion of management, all adjustments necessary to fairly present the results of operations have been made.

                                                                                 1996 QUARTERS ENDED
                                                                 ---------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                     MARCH 31     JUNE 30   SEPTEMBER 30   DECEMBER 31
---------------------------------------------------------------  -----------  ---------  -------------  ------------
Interest income................................................   $ 483,068   $ 473,601    $ 481,315     $  489,320
Interest expense...............................................     187,401     185,362      189,727        196,236
                                                                 -----------  ---------  -------------  ------------
Net interest income............................................     295,667     288,239      291,588        293,084
Provision for credit losses....................................      10,000      10,000       10,000         10,000
Noninterest income.............................................     102,874     105,550      107,280        102,972
Noninterest expense............................................     252,024     313,784      284,075        285,021
                                                                 -----------  ---------  -------------  ------------
Income before income taxes.....................................     136,517      70,005      104,793        101,035
Income tax expense.............................................      53,251      25,597       42,810         41,234
                                                                 -----------  ---------  -------------  ------------
Net income.....................................................   $  83,266   $  44,408    $  61,983     $   59,801
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------
Net income applicable to common stock..........................   $  80,440   $  41,582    $  59,156     $   56,975
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------
Net income per common share -- basic...........................   $    0.46   $    0.24    $    0.34     $     0.33
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------
Net income per common share -- diluted.........................   $    0.46   $    0.24    $    0.34     $     0.33
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------
Dividends per common share(1)(2)...............................   $    0.12   $    0.12    $    0.12     $     0.12
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------

                                                                                 1997 QUARTERS ENDED
                                                                 ---------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                     MARCH 31     JUNE 30   SEPTEMBER 30   DECEMBER 31
---------------------------------------------------------------  -----------  ---------  -------------  ------------
Interest income................................................   $ 485,031   $ 504,663    $ 520,237     $  523,530
Interest expense...............................................     191,000     197,647      207,983        205,149
                                                                 -----------  ---------  -------------  ------------
Net interest income............................................     294,031     307,016      312,254        318,381
Provision for credit losses....................................      --          --           --             --
Noninterest income.............................................     114,786     111,021      116,820        120,374
Noninterest expense............................................     253,138     255,753      253,317        282,457
                                                                 -----------  ---------  -------------  ------------
Income before income taxes.....................................     155,679     162,284      175,757        156,298
Income tax expense.............................................      63,177      65,739       45,953         63,853
                                                                 -----------  ---------  -------------  ------------
Net income.....................................................   $  92,502   $  96,545    $ 129,804     $   92,445
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------
Net income applicable to common stock..........................   $  89,676   $  93,718    $ 127,857     $   92,445
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------
Net income per common share -- basic...........................   $    0.51   $    0.54    $    0.73     $     0.53
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------
Net income per common share -- diluted.........................   $    0.51   $    0.54    $    0.73     $     0.53
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------
Dividends per common share(1)..................................   $    0.12   $    0.12    $    0.14     $     0.14
                                                                 -----------  ---------  -------------  ------------
                                                                 -----------  ---------  -------------  ------------

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                     DECEMBER 31, 1995, 1996, AND 1997, AND
                    SEPTEMBER 30, 1997 (UNAUDITED) AND 1998


NOTE 22 -- SUMMARY OF QUARTERLY FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)

                                                                                         1998 QUARTERS ENDED
                                                                                -------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                                    MARCH 31     JUNE 30   SEPTEMBER 30
------------------------------------------------------------------------------  -----------  ---------  -------------
Interest income...............................................................   $ 508,653   $ 511,996    $ 535,973
Interest expense..............................................................     191,203     186,440      199,340
                                                                                -----------  ---------  -------------
Net interest income...........................................................     317,450     325,556      336,633
Provision for credit losses...................................................      20,000      15,000       10,000
Noninterest income............................................................     128,030     147,994      123,925
Noninterest expense...........................................................     268,475     277,325      290,378
                                                                                -----------  ---------  -------------
Income before income taxes....................................................     157,005     181,225      160,180
Income tax expense............................................................      61,428      72,704       11,913
                                                                                -----------  ---------  -------------
Net income....................................................................   $  95,577   $ 108,521    $ 148,267
                                                                                -----------  ---------  -------------
                                                                                -----------  ---------  -------------
Net income applicable to common stock.........................................   $  95,577   $ 108,521    $ 148,267
                                                                                -----------  ---------  -------------
                                                                                -----------  ---------  -------------
Net income per common share -- basic..........................................   $    0.55   $    0.62    $    0.85
                                                                                -----------  ---------  -------------
                                                                                -----------  ---------  -------------
Net income per common share -- diluted........................................   $    0.54   $    0.62    $    0.84
                                                                                -----------  ---------  -------------
                                                                                -----------  ---------  -------------
Dividends per common share(1).................................................   $    0.14   $    0.14    $    0.14
                                                                                -----------  ---------  -------------
                                                                                -----------  ---------  -------------

------------------------------


(1) Dividends per share for 1996, 1997, and 1998 are based on the Company's common stock outstanding as of the declaration date.


(2) Amounts prior to merger are based on Union Bank only and do not include the dividend of $145 million paid to The Mitsubishi Bank, Limited in the first quarter of 1996 by BanCal Tri-State Corporation and The Bank of California, N.A.


NOTE 23 -- SUBSEQUENT EVENT



    Under a shelf registration filed with the Securities and Exchange Commission
(SEC) on November 19, 1998, the Company may have available for issuance $750 million of senior or subordinated debt securities, common stock or preferred stock. The timing and sale of any debt or equity securities under this filing will depend on market conditions. It is anticipated that the Company will issue up to $500 million, in the first quarter of 1999, of trust preferred securities which will be utilized to repurchase the Company's common stock held by The Bank of Tokyo-Mitsubishi, Ltd. and others. The trust preferred securities are considered Tier 1 capital for regulatory reporting purposes. The Company will record the securities as debt instruments.



    Under a common stock offering filed with the SEC on November 19, 1998, The Bank of Tokyo-Mitsubishi, Ltd. may sell up to $750 million of the Company's common stock in the secondary market. The sale of these securities will reduce the percentage ownership that The Bank of Tokyo-Mitsubishi, Ltd. currently holds in the Company. The Bank of Tokyo-Mitsubishi, Ltd. will continue to hold a majority ownership position of the Company. The sale is expected to occur during the first quarter of 1999.

INDEPENDENT AUDITORS' REPORT

To the Shareholders and Directors of

  UnionBanCal Corporation:


We have audited the accompanying consolidated balance sheets of UnionBanCal Corporation and subsidiaries (the "Company") as of December 31, 1996 and 1997 and September 30, 1998 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997 and for the nine-month period ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements give retroactive effect to the merger of BanCal Tri-State and Union Bank on April 1, 1996, which has been accounted for as a pooling of interests as described in
Note 1 to the consolidated financial statements. We did not audit the consolidated statements of income, changes in shareholders' equity, and cash flows of Union Bank and subsidiaries for the year ended December 31, 1995, which statements reflect total net interest income and net income of $832 million and $207 million, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Union Bank for 1995, is based solely upon the report of such other auditors.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.


In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of UnionBanCal Corporation and subsidiaries as of December 31, 1996 and 1997 and September 30, 1998 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 and for the nine-month period ended September 30, 1998 in conformity with generally accepted accounting principles.



                 [SIGNATURE]

San Francisco, California
February 2, 1999

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Union Bank:

    We have audited the consolidated statement of income of Union Bank, a California state chartered bank and a 71% owned subsidiary of The Bank of Tokyo, Ltd., and subsidiaries (the "Bank") and the related consolidated statements of shareholders' equity and cash flows for the year ended December 31, 1995 (not presented herein). These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows for the year ended December 31, 1995, of Union Bank and subsidiaries, in conformity with generally accepted accounting principles.

        [SIGNATURE]

San Francisco, California
January 24, 1996

                             SUBJECT TO COMPLETION


                 PRELIMINARY PROSPECTUS DATED FEBRUARY 5, 1999

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE COMPANY IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OF SALE IS NOT PERMITTED.

PROSPECTUS
$750,000,000

UNIONBANCAL CORPORATION                        UNIONBANCAL FINANCE TRUST I
                                               UNIONBANCAL FINANCE TRUST II
                                               UNIONBANCAL FINANCE TRUST III
                                               UNIONBANCAL FINANCE TRUST IV

COMMON STOCK, PREFERRED STOCK, DEPOSITARY
SHARES                                         TRUST PREFERRED SECURITIES GUARANTEED BY
AND DEBT SECURITIES                            UNIONBANCAL CORPORATION

--------------------------------------------------------------------------------

UNIONBANCAL CORPORATION

    - may sell common stock to the public;

    - may sell preferred stock to the public;

    - may sell depositary shares representing preferred stock to the public;

    - may sell debt securities to the public; and


    - will fully and unconditionally guarantee the payment by each trust of any trust preferred securities based on its obligations under a guarantee, a trust declaration and an indenture.


THE TRUSTS

    UnionBanCal Finance Trust I, UnionBanCal Finance Trust II, UnionBanCal Finance Trust III and UnionBanCal Finance Trust IV may:

    - sell trust preferred securities to the public;

    - sell trust common securities to UnionBanCal Corporation;

    - use the proceeds from these sales to buy an equal amount of debt securities of UnionBanCal Corporation; and

    - distribute the cash payments it receives on the debt securities it owns to the holders of the trust preferred and trust common securities.

    WE URGE YOU TO READ CAREFULLY THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, WHICH WILL DESCRIBE THE SPECIFIC TERMS OF THE SECURITIES BEING OFFERED TO YOU, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

INVESTING IN THE SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE
                                       3.

--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

    THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                The date of this prospectus is            , 1999

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Risk Factors...................................           3

Forward-Looking Statements.....................           6

UnionBanCal Corporation........................           7

The Trusts.....................................           8

Use of Proceeds................................           9

Ratio of Earnings to Combined Fixed Charges and
  Preferred Stock Dividends....................           9

Description of Securities......................          10
  Description of Capital Stock.................          10
  Description of Depositary Shares.............          11

  Description of the Trust Preferred
    Securities.................................          14

                                                    PAGE
                                                    -----

  Description of Debt Securities...............          21

  Description of the Trust Preferred Securities
    Guarantees.................................          30

  Relationship Among the Trust Preferred
    Securities, the Trust Preferred Securities
    Guarantee and the Debt Securities Held by
    Each Trust.................................          33

Plan of Distribution...........................          34

Legal Opinion..................................          35

Experts........................................          35

Where You Can Find More Information............          36

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AS WELL AS THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE PURCHASING THE SECURITIES.

ADVERSE CALIFORNIA ECONOMIC CONDITIONS COULD ADVERSELY AFFECT OUR BUSINESS


    A substantial majority of our assets and deposits are generated in California. As a result, poor economic conditions in California may cause us to incur losses associated with higher default rates and decreased collateral values in our loan portfolio. In the early 1990s, the California economy experienced an economic recession that resulted in increases in the level of delinquencies and losses for us and many of the state's financial institutions. If California were to experience another recession, we expect that our level of problem assets would increase accordingly. The current economic crisis in Asia and the unstable economic conditions in Latin America are expected to continue to negatively impact the economic conditions in California, which could adversely affect our business.


ADVERSE ECONOMIC FACTORS AFFECTING PARTICULAR INDUSTRIES COULD HAVE AN ADVERSE
  EFFECT ON OUR CUSTOMERS AND THEIR ABILITY TO MAKE PAYMENTS TO US

    We are also affected by certain industry-specific economic factors. For example, a portion of our total loan portfolio is related to real estate obligations, and a portion of our recent growth has been fueled by the general real estate recovery in California. Accordingly, a downturn in the real estate industry in California could have an adverse effect on our operations. Similarly, a portion of our total loan portfolio is to borrowers in the agricultural industry. Last year's weather effects of "El Nino," combined with low commodity prices, may adversely affect the agricultural industry and, consequently, may impact our business negatively.

FLUCTUATIONS IN INTEREST RATES COULD ADVERSELY AFFECT OUR BUSINESS

    Significant increases in market interest rates, or the perception that an increase may occur, could adversely affect both our ability to originate new loans and our ability to grow. Conversely, a decrease in interest rates could result in an acceleration in the prepayment of loans. In addition, changes in market interest rates, or changes in the relationships between short-term and long-term market interest rates, or changes in the relationships between different interest rate indices, could affect the interest rates charged on interest-earning assets differently than the interest rates paid on interest-bearing liabilities. This difference could result in an increase in interest expense relative to interest income. An increase in market interest rates also could adversely affect the ability of our floating-rate borrowers to meet their higher payment obligations. If this occurred, it could cause an increase in non-performing assets and net charge-offs, which could adversely affect our business.

THE BANK OF TOKYO-MITSUBISHI, LTD. CONTROLS SHAREHOLDER VOTES AND ELECTS ALL OF
  OUR DIRECTORS

    The Bank of Tokyo-Mitsubishi owns a majority of the outstanding shares of our common stock. As a result, The Bank of Tokyo-Mitsubishi can elect all of our directors and effectively can control the vote on all matters, including determinations such as:

    - approval of mergers or other business combinations;

    - sales of all or substantially all of our assets;

    - any matters submitted to a vote of our shareholders;

    - issuance of any additional common stock or other equity securities;

    - incurrence of debt other than in the ordinary course of business;

    - the selection and tenure of our Chief Executive Officer;

    - payment of dividends on common stock or other equity securities; and

    - matters that might be favorable to The Bank of Tokyo-Mitsubishi.

    The Bank of Tokyo-Mitsubishi's ability to prevent an unsolicited bid for UnionBanCal Corporation or any other change in control could have an adverse effect on the market price for our common stock and our other securities. A majority of UnionBanCal Corporation's directors are not officers or employees of UnionBanCal Corporation or any of its affiliates, including The Bank of Tokyo-Mitsubishi. However, because of The Bank of Tokyo-Mitsubishi's control over the election of our directors, The Bank of Tokyo-Mitsubishi could change the composition of our Board of Directors so that it would not have a majority of outside directors.

THE BANK OF TOKYO-MITSUBISHI LTD.'S FINANCIAL CONDITION COULD ADVERSELY AFFECT
  OUR OPERATIONS

    Although we fund our operations independently of The Bank of Tokyo-Mitsubishi and believe our business is not necessarily closely related to its business or outlook, its credit ratings may affect our credit ratings. The Bank of Tokyo-Mitsubishi's credit ratings were downgraded in October 1998 by Standard and Poor's Corporation and in January 1999 by Moody's Investors Service, Inc. Any future downgrading of its credit rating could adversely affect our credit ratings. Therefore, as long as The Bank of Tokyo-Mitsubishi maintains a majority interest in UnionBanCal Corporation, a deterioration in The Bank of Tokyo-Mitsubishi's financial condition could result in an increase in our borrowing costs and could impair our access to the public and private capital markets. The Bank of Tokyo-Mitsubishi is also governed by regulatory oversight and review. Our business operations and expansion plans could be negatively affected by regulatory concerns related to the Japanese financial system and The Bank of Tokyo-Mitsubishi.

POTENTIAL CONFLICTS OF INTEREST WITH THE BANK OF TOKYO-MITSUBISHI, LTD. COULD
  ADVERSELY AFFECT US

    As part of The Bank of Tokyo-Mitsubishi's normal risk management processes, it manages its global credit risks and concentrations on an aggregate basis, including UnionBanCal Corporation. Therefore, at some levels, our ability to approve specified credits and categories of customers is dependent upon concurrence by The Bank of Tokyo-Mitsubishi. We may wish to extend credit to the same customer as The Bank of Tokyo-Mitsubishi. Our ability to do so may be limited for various reasons, including The Bank of Tokyo-Mitsubishi's aggregate credit risk and marketing policies.

    Our directors' and officers' ownership interests in The Bank of Tokyo-Mitsubishi's common stock or service as a director or officer or other employee of both UnionBanCal Corporation and The Bank of Tokyo-Mitsubishi could create or appear to create potential conflicts of interest, especially since both of us compete in the United States banking industry.

SUBSTANTIAL COMPETITION IN THE CALIFORNIA BANKING MARKET COULD ADVERSELY AFFECT
  US

    Banking is a highly competitive business. We compete actively for loan, deposit, and other financial services business in California, as well as nationally and internationally. Our competitors include a large number of state and national banks, thrift institutions and major foreign-affiliated or foreign banks, as well as many financial and nonfinancial firms that offer services similar to those offered by us. Some of our competitors are community banks that have strong local market positions. Other competitors include large financial institutions, such as Bank of America, California Federal, Washington Mutual, and Wells Fargo, that have substantial capital, technology and marketing resources. Such large financial institutions may have greater access to capital at a lower cost than we do, which may adversely affect our ability to compete effectively.

    In addition, there have been a number of recent mergers involving financial institutions located in California. Some of the merged banks, such as Wells Fargo after its merger with Norwest, employ a strong community-based banking model of doing business that may increase competition with our distinctive combination of traditional community bank service coupled with a large branch network.

STATUTORY RESTRICTIONS ON SUBSIDIARY DIVIDENDS AND OTHER DISTRIBUTIONS AND DEBTS
  OF OUR SUBSIDIARIES COULD LIMIT AMOUNTS OUR SUBSIDIARIES MAY PAY TO US

    A substantial portion of our cash flow typically comes from dividends that our bank and nonbank subsidiaries pay to us. Various statutory provisions restrict the amount of dividends our subsidiaries can pay to us without regulatory approval. In addition, if any of our subsidiaries liquidates, that subsidiary's creditors will be entitled to receive distributions from the assets of that subsidiary to satisfy their claims against it before we, as a holder of an equity interest in the subsidiary, will be entitled to receive any of the assets of the subsidiary. If, however, we are a creditor of the subsidiary with recognized claims against it, we would be in the same position as other creditors.

ADVERSE EFFECTS OF BANKING REGULATIONS OR CHANGES IN BANKING REGULATIONS COULD
  ADVERSELY AFFECT US

    We are governed by significant federal and state regulation and supervision, which is primarily for the benefit and protection of our customers and not for the benefit of our investors. In the past, our business has been materially affected by these regulations. This trend is likely to continue in the future. Laws, regulations or policies currently affecting us and our subsidiaries may change at any time. Regulatory authorities may also change their interpretation of these statutes and regulations. Therefore, our business may be adversely affected by any future changes in laws, regulations, policies or interpretations.

    Additionally, our international activities may be regulated by the laws and regulations of the jurisdiction where business is being conducted. International laws, regulations and policies affecting us and our subsidiaries may change at any time and affect our business opportunities and competitiveness in these jurisdictions. Due to The Bank of Tokyo-Mitsubishi's controlling ownership of UnionBanCal Corporation, laws, regulations and policies adopted or enforced by the Government of Japan may adversely affect our activities and investments and those of our subsidiaries in the future.

    Under long-standing policy of the Board of Governors of the Federal Reserve System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of that policy, we may be required to commit financial and other resources to our subsidiary bank in circumstances where we might not otherwise do so.

POSSIBLE DISRUPTION OF BUSINESS DUE TO THE YEAR 2000 PROBLEM

    The year 2000 problem results from an inability of computer systems to accurately recognize dates on and after the year 2000. The year 2000 problem is a broad business issue that extends beyond computer failures to possible failures of entire infrastructures, such as telecommunications and data networks, building facilities and security systems and systems of other institutions, including governmental agencies, to settle transactions.

    Many of our critical operations are not presently ready to operate normally in the year 2000 and beyond, although preparations are underway to correct this. We are preparing for the century change with an enterprise-wide year 2000 program. As part of the program, we have identified all of the major application and processing systems and have sought external and internal resources to replace and test the systems. We are testing purchased software, internally developed systems and systems supported by external parties as part of the program. We are evaluating customers and vendors that have significant relationships with us to determine whether they are adequately preparing for the year 2000. In addition, we are developing contingency plans to reduce the impact of some potential events that may occur. However, we cannot guarantee that the systems of vendors or customers with whom we do business will be year 2000 compliant on a timely basis, or that contingency plans will shield operations from failures that may occur.

    The year 2000 problem poses the following principal risks to our business:

    - disruption of our business due to our failure to achieve year 2000 readiness;

    - disruption of our business due to failure of third parties to achieve year 2000 readiness; and

    - disruption in our funding and repayment operations due to failure of fund providers and obligors to achieve year 2000 readiness.

    We estimate that the total cost of the year 2000 project will be approximately $50 million. We are funding the cost of the year 2000 project by normal operating cash flow. We are staffing our year 2000 project with external people as well as internal staff re-deployed from less time-sensitive assignments. Our estimated total cost could change further as analysis continues. Because of the range of possible issues and the large number of variables involved, however, we cannot definitively quantify the potential costs. For example, our remediation efforts or the efforts of third parties may be unsuccessful. Any failure of such remediation efforts could result in a loss of business, damage to our reputation or legal liability. Consequently, such failures could have a material adverse effect on our business.

POSSIBLE FUTURE SALES OF SHARES BY THE BANK OF TOKYO-MITSUBISHI, LTD. COULD
  ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK

    Although The Bank of Tokyo-Mitsubishi has announced its intention to maintain its majority ownership in UnionBanCal Corporation, it may sell shares of our common stock in compliance with the federal securities laws. By virtue of its current control of UnionBanCal Corporation, The Bank of Tokyo-Mitsubishi could sell large amounts of its shares of our common stock by causing us to file a registration statement that would allow them to sell shares more easily. In addition, The Bank of Tokyo-Mitsubishi could sell its shares of our common stock without registration under Rule 144 of the Securities Act. Although we can make no prediction as to the effect, if any, that such sales would have on the market price of our common stock, sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect market prices. If The Bank of Tokyo-Mitsubishi sells or transfers its shares of our common stock as a block, another person or entity could become the controlling shareholder of UnionBanCal Corporation.

                           FORWARD-LOOKING STATEMENTS

    This prospectus and the information incorporated by reference includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act. Some of the forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or the negative of those words or other comparable terminology. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Some factors include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which we conduct our operations. For a discussion of factors that could cause actual results to differ, please see the discussion under "Risk Factors" contained in this prospectus generally, in any prospectus supplement related hereto, and in other information contained in our publicly available SEC filings.

                            UNIONBANCAL CORPORATION

    We are a California-based bank holding company. Our principal subsidiary is Union Bank of California, N.A. Union Bank of California is:

    - the third largest commercial bank in California, based on both total assets and total deposits in California,

    - one of the 30 largest banks in the United States, and

    - one of the oldest banks on the West Coast.

At September 30, 1998, we had:

    - 244 full-service branches in California,

    - 6 full-service branches in Oregon and Washington,

    - 2 facilities in Texas and New York, and

    - 18 offices abroad.

    Our bank was formed through the combination of Union Bank and BanCal Tri-State Corporation in 1996. We are presently approximately 82% owned by The Bank of Tokyo-Mitsubishi.

    We provide a wide range of financial products and services to retail customers, small businesses, middle-market companies and large corporations.

    Most of our customers are located in California, the nation's most populous state with over 32 million residents.

                                   THE TRUSTS

    We created four Delaware business trusts by executing, as sponsor, four Declarations of Trust with five appointed trustees for each trust. The trusts are named UnionBanCal Finance Trust I, UnionBanCal Finance Trust II, UnionBanCal Finance Trust III, and UnionBanCal Finance Trust IV (each, a "Trust"). Prior to the issuance of trust preferred securities, we will file an Amended and Restated Declaration of Trust for the Trust that will issue the trust preferred securities. The trust declaration will state the terms and conditions for the Trust to issue and sell its preferred securities and its common securities. A form of trust declaration is filed as an exhibit to the registration statement of which this prospectus is a part.

    Each Trust will exist solely to:

    - issue and sell its trust preferred and trust common securities;

    - use the proceeds from the sale of its trust preferred and trust common securities to purchase a series of our debt securities; and

    - engage in other activities that are necessary or incidental to these purposes.

    We will purchase all of the trust common securities of each Trust. Unless otherwise stated in the applicable prospectus supplement, the trust common securities will represent an aggregate liquidation amount equal to at least 3% of each Trust's total capitalization. The trust preferred securities will represent the remaining approximately 97% of such Trust's total capitalization. The trust common securities will have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. However, if an event of default under the related trust declaration has occurred, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities will rank lower in priority of payment than the trust preferred securities.

    We will guarantee the trust preferred securities as described later in this prospectus and the applicable prospectus supplement.

    We have appointed five trustees to conduct the Trusts' business and affairs:

    - The First National Bank of Chicago as the property trustee;

    - First Chicago Delaware Inc. as the Delaware trustee; and

    - Three officers of UnionBanCal Corporation as the regular trustees.

    Only UnionBanCal Corporation, as the only holder of the trust common securities of each Trust, can remove or replace the trustees. In addition, we can increase or decrease the number of trustees. The majority of trustees, however, will always be regular trustees.

    We will pay all fees and expenses related to each Trust and to each offering of the related preferred securities, except each Trust will pay for its obligations under the related trust preferred and trust common securities.

    The Trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because the Trusts will not have any independent operations. The Trusts exist solely for the reasons stated above.

                                USE OF PROCEEDS

    The net proceeds of the sale of the trust common and trust preferred securities issued by each Trust will be invested by the applicable Trust in the related series of our debt securities. Unless otherwise stated in the applicable prospectus supplement, we intend to use those proceeds, in addition to the net proceeds of any securities sold by us, for possible repurchases of our outstanding securities and for general corporate purposes, including working capital, acquisitions and other business opportunities.

                RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

    The following table presents the ratio of earnings to combined fixed charges and preferred stock dividends for UnionBanCal Corporation for the periods indicated.

                                                                                                              NINE MONTHS ENDED
                                                                    YEARS ENDED DECEMBER 31,                    SEPTEMBER 30,
                                                      -----------------------------------------------------  --------------------
                                                        1993       1994       1995       1996       1997       1997       1998
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ratio of earnings to combined fixed charges and
  preferred stock dividends:
    Excluding interest on deposits..................       1.33x      1.46x      1.68x      1.51x      1.78x      1.79x      1.85x
    Including interest on deposits..................       1.20       1.29       1.42       1.30       1.45       1.46       1.49

    For purposes of computing these ratios, earnings represent consolidated income before income taxes and cumulative effects of accounting changes plus consolidated fixed charges. Combined fixed charges represent interest expense, including interest on deposits where indicated, and such portion of rental expense deemed representative of the interest factor. The denominator is increased for preferred stock dividend requirements which represent the amount of pre-tax earnings required to cover such dividend requirements.

                           DESCRIPTION OF SECURITIES

    This prospectus contains a summary of our common stock, preferred stock, depositary shares, debt securities, preferred securities of the Trusts, and preferred securities guarantees of UnionBanCal Corporation relating to each Trust. The securities issued by the Trusts will be identical to each individual Trust, except as otherwise described in the prospectus supplement for such securities. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for each security.

DESCRIPTION OF CAPITAL STOCK

    The following descriptions of our capital stock are not complete. You should also read our Amended and Restated Articles of Incorporation, our ByLaws and the California General Corporation Law ("CGCL"). We have filed copies of the Articles of Incorporation and the Bylaws with the SEC. These documents are incorporated by reference into the registration statement of which this prospectus is a part.


    We have 305,000,000 shares of capital stock authorized, of which 300,000,000 shares are common stock and 5,000,000 shares are preferred stock. As of January 29, 1999, we had 175,272,236 shares of common stock issued and outstanding, and no shares of our preferred stock were issued or outstanding.


COMMON STOCK

    Each holder of shares of our common stock is entitled to one vote for each share held on all matters to be voted upon by our shareholders. The holders of outstanding shares of our common stock are entitled to receive ratably such dividends out of assets legally available therefor as our Board of Directors may determine. Upon our liquidation or dissolution, the holders of our common stock will be entitled to share ratably in our assets that are legally available for distribution to shareholders after payment of liabilities. If we have any preferred stock outstanding, holders of the preferred stock may be entitled to dividend and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay them to the holders of our common stock. Holders of our common stock have no conversion, sinking fund, redemption, preemptive or subscription rights. In addition, holders of our common stock do not have cumulative voting rights. We cannot further call or assess shares of our common stock.

PREFERRED STOCK

    We are authorized to issue 5,000,000 shares of preferred stock, none of which currently is issued or outstanding. Our Board has the authority to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of our preferred stock and to fix the number of shares, dividend rights, conversion or exchange rights, voting rights, redemption rights, liquidation preferences, and sinking funds of any series of our preferred stock. The authorized shares of our preferred stock will be available for issuance without further action by our shareholders, unless shareholder action is required by applicable law or by the rules of a stock exchange on which any series of our stock may be listed. The holders of our preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of those holders as provided by the CGCL.

    This authority of our Board of Directors gives it the power to approve the issuance of a series of preferred stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of new shares might impede a business combination if the terms of those shares include voting rights that would enable a holder to block business combinations. Conversely, the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to satisfy an applicable percentage vote requirement.

    If applicable, the terms on which our preferred stock may be convertible into or exchangeable for our common stock or our other securities will be described in the applicable Certificate of Determination and prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option, and may include provisions that adjust the number of shares of our common stock or other securities of ours that the holders of our preferred stock may receive.

WRITTEN CONSENTS

    Our Bylaws provide that any shareholder action can be taken by written consent of the shareholders. As a result, The Bank of Tokyo-Mitsubishi, which owns a majority of shares of our common stock, can take action by written consent.

DIRECTORS' LIABILITY

    Our Articles of Incorporation provide for indemnification of directors to the fullest extent authorized by California law. Section 317 of the CGCL contains provisions permitting, and in some situations, requiring California corporations to provide indemnification to their directors and officers for losses and litigation expenses incurred in connection with their service to the corporation in those capacities.

TRANSFER AGENT AND REGISTRAR

    Harris Trust Company of California acts as transfer agent and registrar for our common stock.

DESCRIPTION OF DEPOSITARY SHARES

    The following description of the depositary shares is not complete. You should also read the Deposit Agreement relating to the depositary shares and the depositary receipt relating to the preferred stock that is attached to the Deposit Agreement. We have filed those documents with the SEC as an exhibit to the registration statement of which this prospectus is a part.

GENERAL

    If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a Deposit Agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the Deposit Agreement.

    The Deposit Agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

    If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The Deposit Agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

CONVERSION, EXCHANGE AND REDEMPTION

    If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

    Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail notice of redemption to the record holders of the depositary shares are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or any other method.

    After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

VOTING

    When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder's depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

AMENDMENTS

    We and the depositary may agree to amend the Deposit Agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the Deposit Agreement or that (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

TERMINATION

    We may direct the depositary to terminate the Deposit Agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a Deposit Agreement will automatically terminate if:

    - the depositary has redeemed all related outstanding depositary shares, or

    - we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

PAYMENT OF FEES AND EXPENSES

    We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the Deposit Agreement for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

    At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

REPORTS

    The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our Articles of Incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The Deposit Agreements limits our obligations and the depositary's obligations to performance in good faith of the duties stated in the Deposit Agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES


    The following is a summary of the general terms of the trust preferred securities. We will file a prospectus supplement that may contain additional terms when a Trust issues securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the trust preferred securities to be sold. You should also read the trust declaration for each Trust, the indenture between UnionBanCal Corporation and The First National Bank of Chicago, as trustee, relating to the issuance of the debt securities by UnionBanCal Corporation. We have filed these documents with the SEC as an exhibit to the registration statement of which this prospectus is a part.


GENERAL

    Each trust declaration authorizes the regular trustees to issue on behalf of a Trust one series of trust preferred securities that will have the terms described in a prospectus supplement. A Trust will use the proceeds from the sale of its preferred and common securities to purchase a series of our debt securities. The property trustee will hold the debt securities in trust for the benefit of the holders of the trust preferred and trust common securities.

    UnionBanCal Corporation will guarantee the trust preferred securities under a Trust Preferred Securities Guarantee. We will agree to make payments of distributions and payments on redemption or liquidation concerning a Trust's trust preferred securities, but only if the Trust has funds available to make those payments and has not done so. See "Description of the Trust Preferred Securities Guarantees" on page 30.

    The assets of a Trust available for distribution to the holders of its trust preferred securities will be limited to payments from us under the series of debt securities held by the Trust. If we fail to make a payment on the related debt securities, the Trust will not have enough funds to make related payments, including distributions, on its preferred securities.

    Each guarantee, when taken together with our obligations under the related series of debt securities and the indenture and the related trust declaration, will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by a Trust.

    Each trust declaration will be qualified as an indenture under the Trust Indenture Act of 1939. Each property trustee will act as indenture trustee for the trust preferred securities to be issued by the applicable Trust, in order to comply with the provisions of the Trust Indenture Act.

    Each series of trust preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or restrictions as are described in the relevant trust declaration or made part of the trust declaration by the Trust Indenture Act or by the Delaware Business Trust Act. The terms of the preferred securities will mirror the terms of the debt securities held by the applicable Trust.

    The prospectus supplement relating to the trust preferred securities of a Trust will describe the specific terms of the preferred securities, including:

    - the name of the trust preferred securities;

    - the dollar amount and number of trust preferred securities issued;

    - the annual distribution rate(s), or method of determining the rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions and the place(s) where distributions and other amounts payable will be paid;

    - any provision relating to deferral of distribution payments;

    - the date from which distributions shall be cumulative;

    - the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which trust preferred securities will be purchased or redeemed, in whole or in part;

    - the terms and conditions, if any, upon which the applicable series of debt securities may be distributed to holders of such trust preferred securities;

    - the voting rights, if any, of holders of the trust preferred securities;

    - any securities exchange on which the trust preferred securities will be listed;

    - whether such trust preferred securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for such global certificates and the specific terms of the depositary arrangements; and

    - any other relevant rights, preferences, privileges, limitations or restrictions of such trust preferred securities.

    Each prospectus supplement will describe the United States federal income tax considerations applicable to the purchase, holding and disposition of the series of trust preferred securities covered by the prospectus supplement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    Unless otherwise specified in the applicable prospectus supplement, each trust declaration states that the related Trust shall be terminated:

    - on the expiration of the term of such Trust;

    - upon the bankruptcy of UnionBanCal Corporation;

    - upon the filing of a certificate of dissolution or its equivalent by UnionBanCal Corporation;

    - upon the filing of a certificate of cancellation by the related Trust after obtaining the consent of at least a majority in liquidation amount of the trust preferred and trust common securities of such Trust, voting together as a single class;

    - 90 days after the revocation of our charter and the charter is not reinstated during that 90-day period;


    - upon the written direction from us and after the distribution of the related debt securities directly to the holders of the trust preferred and trust common securities of the applicable Trust in exchange for those securities within 90 days after notice, as long as the regular trustees receive an opinion of nationally recognized counsel to the effect that the holders of the trust preferred and the trust common securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the termination of the Trust and the distribution of the debt securities;


    - upon the occurrence of adverse tax or other specified events that cause the Trust to be terminated and the distribution of the related debt securities directly to the holders of the trust preferred and trust common securities of the Trust;

    - before the issuance of any securities with the consent of all regular trustees and UnionBanCal Corporation;

    - upon the redemption of all of the trust common and trust preferred securities of such Trust; or

    - upon entry of a court order for the dissolution of UnionBanCal Corporation or such Trust.

    Unless otherwise specified in the applicable prospectus supplement, in the event of a termination, after the Trust pays all amounts owed to creditors, the holders of the trust preferred and trust common securities issued by the Trust will be entitled to receive:

    - cash equal to the aggregate liquidation amount of each trust preferred and trust common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment; unless

    - debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the trust preferred and trust common securities distributed to the holders of the trust preferred and trust common securities.

    After the liquidation date is fixed for any distribution of debt securities:

    - the trust preferred securities will no longer be deemed to be outstanding;

    - DTC or its nominee, as the registered holder of the trust preferred securities, will receive a registered global certificate or certificates representing debt securities to be delivered upon distribution with respect to the trust preferred securities held by DTC or its nominee; and

    - any certificates representing trust preferred securities not held by DTC or its nominee will be deemed to represent debt securities having a principal amount equal to the $25 stated liquidation amount of the trust preferred securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the trust preferred securities until the holder of those certificates presents them to the registrar for the trust preferred securities for transfer or reissuance.

    If the Trust cannot pay the full amount due on its trust preferred and trust common securities because it does not have enough assets for payment, then the amounts the Trust owes on its trust preferred and trust common securities will be proportionately allocated. However, if an event of default under the related trust declaration has occurred, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

DECLARATION EVENTS OF DEFAULT

    An event of default under the indenture relating to a series of debt securities is an event of default under the trust declaration of the Trust that owns those debt securities. See "Description of Debt Securities--Events of Default."

    Under the trust declaration, we, as the holder of the common securities, will be treated as if we have waived an event of default under the trust declaration that affects us until all events of default under the trust declaration affecting the capital securities have been cured or eliminated.

    UnionBanCal Corporation and the regular trustees of a Trust must file annually with the applicable property trustee a certificate stating whether or not UnionBanCal Corporation is in compliance with all the applicable conditions and covenants under the related trust declaration.

    Upon the happening of a event of default under the trust declaration, the property trustee of the applicable Trust, as the sole holder of the debt securities held by such Trust, will have the right under the indenture to declare the principal of, premium, if any, and interest on such debt securities to be immediately due and payable.

    If a property trustee fails to enforce its rights under the related trust declaration or the indenture to the fullest extent permitted by law and by the terms of the trust declaration and the indenture, any holder of the trust preferred securities issued by the Trust may sue us, or seek other remedies, to enforce the property trustee's rights under the trust declaration or the indenture without first instituting a legal proceeding against the property trustee or any other person.

    If we fail to pay principal, premium, if any, or interest on a series of debt securities when payable, then a holder of the related trust preferred securities may directly sue us or seek other remedies, to collect its proportional allocation of payments owned.

REMOVAL AND REPLACEMENT OF TRUSTEES

    Only we, as the only holder of a Trust's trust common securities, have the right to remove or replace the trustees of such Trust. The resignation or removal of any trustee and the appointment of a successor trustee shall be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the trust declaration for such Trust.

CONVERSION OR EXCHANGE RIGHTS

    The terms that govern whether trust preferred securities of any series are convertible into or exchangeable for our common stock or other securities of ours will be set forth in the prospectus supplement relating to the trust preferred securities. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option and may include provisions that adjust the number of shares of our common stock or other securities of ours that the holders of trust preferred securities may receive.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS OF THE TRUSTS

    A Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other corporation or other body ("Merger Event"), except as described below. A Trust may, with the consent of a majority of its regular trustees and without the consent of the holders of its preferred and common securities or the other Trustees, consolidate, amalgamate, merge with or into, or be replaced by another Trust, provided that:

    - the successor entity either

       (1) assumes all of the obligations of the Trust relating to its trust preferred and trust common securities or

       (2) substitutes for the Trust's preferred and common securities other securities substantially similar to the Trust's trust preferred and trust common securities, so long as the successor securities rank the same as the trust preferred and trust common securities for distributions and payments upon liquidation, redemption and otherwise;

    - we acknowledge a trustee of the successor entity who has the same powers and duties as the property trustee of the Trust as the holder of the particular series of debt securities;

    - the Merger Event does not adversely affect the rights, preferences and privileges of the holders of its trust preferred and trust common securities or successor securities in any material way, except concerning any dilution of the holders' interest in the new entity;

    - the Merger Event does not cause the preferred securities or successor securities to be downgraded by any nationally recognized statistical rating organization;

    - the successor entity has a purpose identical to that of the Trust;

    - the trust preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the preferred securities are then listed;

    - prior to the Merger Event, we have received an opinion of counsel from a nationally recognized law firm stating that (a) such Merger Event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect and (b) following the Merger Event, neither the Trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act of 1940; and

    - we guarantee the obligations of the successor entity under the successor securities in the same manner as in the applicable guarantee and the guarantee of the trust common securities for the Trust, if any.

    In addition, unless all of the holders of the trust preferred and trust common securities approve otherwise, a Trust shall not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such transaction would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF DECLARATIONS

    The holders of trust preferred securities have no voting rights except as discussed below and under "--Mergers, Consolidations or Amalgamations of the Trust" and "Description of the Trust Preferred Securities Guarantees--Amendments and Assignment," and as otherwise required by law and the trust declaration for the applicable Trust.

    A trust declaration may be amended if approved by a majority of the regular trustees, and in limited circumstances, the property trustee, of the applicable Trust. However, if any proposed amendment provides for, or the regular trustees otherwise propose to effect,

       (1) any action that would adversely affect the powers, preferences or special rights of the trust's preferred and common securities, whether by way of amendment to such trust declaration or otherwise, or

       (2) the dissolution, winding-up or termination of the Trust other than under the terms of its trust declaration,

then the holders of the Trust's trust preferred and trust common securities voting together as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the trust preferred and trust common securities affected by the amendment or proposal.

    If any amendment or proposal referred to in clause (1) above would adversely affect only the trust preferred securities or only the trust common securities of a Trust, then only the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will only be effective with the approval of at least a majority in liquidation amount of the affected class. Notwithstanding the foregoing, specified provisions of the trust declaration may not be amended without the consent of all holders of the trust's preferred and common securities.

    No amendment may be made to a trust declaration if the amendment would:

    - cause the related Trust to be characterized as other than a grantor trust for United States federal income tax purposes;

    - reduce or otherwise adversely affect the powers of the related property trustee, unless approved by that property trustee; or

    - cause the related Trust to be deemed to be an "investment company" which is required to be registered under the Investment Company Act.

    The holders of a majority in aggregate liquidation amount of the trust preferred securities of each Trust have the right to:

    - direct the time, method and place of conducting any proceeding for any remedy available to the property trustee of the Trust; or

    - direct the exercise of any Trust or power conferred upon such property trustee under that Trust's trust declaration, including the right to direct the property trustee, as the holder of a series of debt securities, to

       (1) exercise the remedies available under the indenture involving the debt securities,

       (2) waive any event of default under the indenture that is waivable,

       (3) cancel an acceleration of the principal of the debt securities, or

       (4) consent to any amendment, modification or termination of the indenture where consent is required,

but if an event of default under the indenture has occurred and is continuing, then the holders of 25% of the aggregate liquidation amount of the trust preferred securities may direct the property trustee to declare the debt securities immediately due and payable. If, however, the indenture requires the consent of the holders of more than a majority in aggregate principal amount of a series of debt securities (a "super-majority"), then the property trustee for the trust preferred securities related to that series of debt securities must get approval of the holders of the same super-majority in liquidation amount of the trust preferred securities. In addition, before taking any of the foregoing actions, except for directing the time, method and place of conducting any proceeding for any remedy available to the property trustee, the property trustee must obtain an opinion of counsel from a nationally recognized law firm stating that the action would not cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes.

    The property trustee of a Trust will notify all trust preferred securities holders of the Trust of any notice received from the Trustee concerning the debt securities held by the Trust.

    As described in each trust declaration, the regular trustee may hold a meeting to have trust preferred securities holders vote on a change or have them approve the change by written consent.

    If a vote of trust preferred securities holders is taken or a consent is obtained, any trust preferred securities that are owned by us or any of our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding. This means that:

    - we and any of our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities and

    - any trust preferred securities owned by us, the regular trustees or any of our respective affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

INFORMATION CONCERNING THE PROPERTY TRUSTEES

    The property trustees will be unaffiliated with us and The Bank of Tokyo-Mitsubishi. For matters relating to compliance with the Trust Indenture Act, the property trustee of each Trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Each property trustee, other than during the occurrence and continuance of an event of default under the trust declaration under the applicable Trust, undertakes to perform only those duties that are specifically stated in the applicable trust declaration and, upon an event of default under the trust declaration, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. In addition, a property trustee is under no obligation to exercise any of the powers given it by the applicable trust declaration at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. However, the holders of the trust preferred securities will not be required to offer such an indemnity where the holders, by exercising their voting rights, direct the property trustee to take any action following an event of default under the trust declaration.

MISCELLANEOUS

    The trustees of each Trust are authorized and directed to conduct the affairs of and to operate the Trust in such a way that

    - the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

    - the Trust will be classified as a grantor trust for United States federal income tax purposes; and

    - the debt securities held by the Trust will be treated as indebtedness of UnionBanCal Corporation for United States federal income tax purposes.

    UnionBanCal Corporation and the trustees of a Trust are authorized to take any legal action that we and the trustees of such Trust determine to be necessary or desirable for such purposes so long as the action does not violate the Trust's certificate of trust or its trust declaration.

    Holders of trust preferred securities have no preemptive or similar rights.

    A Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

    The property trustee will promptly make distributions to the holders of the Trust's preferred securities and common securities out of funds received by such Trust from holding our debt securities.

GOVERNING LAW

    Each trust declaration and the related trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF DEBT SECURITIES


    The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture. We have filed the indenture with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the Indenture.


    We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt ("Senior Debt Securities"), our senior subordinated debt ("Senior Subordinated Debt Securities"), our subordinated debt ("Subordinated Debt Securities") or our junior subordinated debt ("Junior Subordinated Debt Securities" and, together with the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the "Subordinated Securities"). The debt securities we offer will be issued under an indenture between us and The First National Bank of Chicago, acting as trustee. Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

GENERAL TERMS OF THE INDENTURE

    The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

    We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount" ("OID") because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

    The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

    - the title;

    - any limit on the aggregate principal amount;

    - whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

    - whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

    - the price or prices at which the debt securities will be issued;

    - the date or dates on which principal is payable;

    - the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

    - interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

    - the right, if any, to extend the interest payment periods and the duration of the extensions;

    - our rights or obligations to redeem or purchase the debt securities;

    - conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

    - the currency or currencies of payment of principal or interest;

    - the terms applicable to any debt securities issued at a discount from their stated principal amount;

    - the terms, if any, under which any debt securities will rank junior to any of our other debt;

    - if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

    - if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

    - if applicable, covenants affording holders of debt protection against changes in our operations, financial condition or transactions involving us; and

    - any other specific terms of any debt securities.

    The applicable prospectus supplement will present United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted.

SENIOR DEBT SECURITIES

    Payment of the principal of, premium, if any, and interest on Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.

SENIOR SUBORDINATED DEBT SECURITIES

    Payment of the principal of, premium, if any, and interest on Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including Senior Debt Securities. We will state in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

SUBORDINATED DEBT SECURITIES

    Payment of the principal of, premium, if any, and interest on Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior subordinated debt. We will state in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

JUNIOR SUBORDINATED DEBT SECURITIES

    Payment of the principal of, premium, if any, and interest on Junior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior, senior subordinated and subordinated debt. We will state in the applicable prospectus supplement relating to any Junior Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Junior Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

CONVERSION OR EXCHANGE RIGHTS

    Debt securities may be convertible into or exchangeable for shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

    - the conversion or exchange price;

    - the conversion or exchange period;

    - provisions regarding the ability of us or the holder to convert or exchange the debt securities;

    - events requiring adjustment to the conversion or exchange price; and

    - provisions affecting conversion or exchange in the event of our redemption of the debt securities.

CONSOLIDATION, MERGER OR SALE

    We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless (a) we will be the continuing corporation or (b) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have happened and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

    This covenant would not apply to any recapitalization transaction, a change of control of UnionBanCal Corporation or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

EVENTS OF DEFAULT

    The term "Event of Default," when used in the indenture, unless otherwise indicated, means any of the following:

    - failure to pay interest for 30 days after the date payment is due and payable; provided that if we extend an interest payment period in accordance with the terms of the debt securities, the extension will not be a failure to pay interest;

    - failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

    - failure to make sinking fund payments when due;

    - failure to perform other covenants for 90 days after notice that performance was required;

    - events in bankruptcy, insolvency or reorganization of UnionBanCal Corporation; or

    - any other Event of Default provided in the applicable resolution of our Board or the supplemental indenture under which we issue a series of debt securities.

    An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. IF AN EVENT OF DEFAULT RELATING TO THE PAYMENT OF INTEREST, PRINCIPAL OR ANY SINKING FUND INSTALLMENT INVOLVING ANY SERIES OF DEBT SECURITIES HAS OCCURRED AND IS CONTINUING, THE TRUSTEE OR THE HOLDERS OF NOT LESS THAN 25% IN AGGREGATE PRINCIPAL AMOUNT OF THE DEBT SECURITIES OF EACH AFFECTED SERIES MAY DECLARE THE ENTIRE PRINCIPAL OF ALL THE DEBT SECURITIES OF THAT SERIES TO BE DUE AND PAYABLE IMMEDIATELY.

    If an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of Senior Debt Securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of Senior Debt Securities may declare the entire principal amount of all of the series of Senior Debt Securities due and payable immediately.

    Similarly, if an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of Subordinated Securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of Subordinated Securities may declare the entire principal amount of all of the series of Subordinated Securities due and payable immediately.

    If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of Senior Debt Securities or Subordinated Securities, as the case may be, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the Senior Debt Securities or the Subordinated Securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

    If an Event of Default relating to events in bankruptcy, insolvency or reorganization of UnionBanCal Corporation occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

    The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

    - the holder has previously given to the trustee written notice of default and continuance of such default,

    - the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action,

    - the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action,

    - the trustee has not instituted the action within 60 days of the request, and

    - the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

    We will be required to file annually with the trustee a certificate, signed by an officer of UnionBanCal Corporation, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

REGISTERED GLOBAL SECURITIES

    We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

    Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

    - by the depositary for such registered global security to its nominee,

    - by a nominee of the depositary to the depositary or another nominee of the depositary, or

    - by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

    The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

    - ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as "participants," or persons that may hold interests through participants;

    - upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

    - any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

    - ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

    The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

    So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

    - will not be entitled to have the debt securities represented by a registered global security registered in their names,

    - will not receive or be entitled to receive physical delivery of the debt securities in the definitive form, and

    - will not be considered the owners or holders of the debt securities under the Indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

    We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

    We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of UnionBanCal Corporation, the trustee or any other agent of UnionBanCal Corporation or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

    We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

    If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

    We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these securities with a common depositary for Euroclear System and Cedel Bank, SOCIETE ANONYME, or with a nominee for the depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    We can discharge or decrease our obligations under the indenture as stated below.

    We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

    Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time ("defeasance"). We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration ("covenant defeasance"). We may effect defeasance and covenant defeasance only if, among other things:

    - we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium, if any, and interest on all outstanding debt securities of the series;

    - we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities; and

    - in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal
income tax law occurring, after                         , 1999, since such a
result would not occur under the U.S. federal income tax laws in effect on such date.

    Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

MODIFICATION OF THE INDENTURE

    The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

    - secure any debt securities,

    - evidence the assumption by a successor corporation of our obligations,

    - add covenants for the protection of the holders of debt securities,

    - cure any ambiguity or correct any inconsistency in the Indenture,

    - establish the forms or terms of debt securities of any series, and

    - evidence and provide for the acceptance of appointment by a successor trustee.

    The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of Senior Debt Securities or of Subordinated Securities, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

    - extend the final maturity of any debt security;

    - reduce the principal amount or premium, if any;

    - reduce the rate or extend the time of payment of interest;

    - reduce any amount payable on redemption;

    - change the currency in which the principal, unless otherwise provided for a series, premium, if any, or interest is payable;

    - reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

    - alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

    - impair the right to institute suit for the enforcement of any payment on any debt security when due; or

    - reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

CONCERNING THE TRUSTEE

    The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a Trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for such series at an office designated by such trustee in New York, New York.

    If the trustee becomes a creditor of UnionBanCal Corporation, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

    The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

    - would not conflict with any rule of law or with the indenture,

    - would not be unduly prejudicial to the rights of another holder of the debt securities, and

    - would not involve any trustee in personal liability.

    The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the Trust's power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

NO INDIVIDUAL LIABILITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS OR DIRECTORS

    The indenture provides that no incorporator and no past, present or future shareholder, officer or director of UnionBanCal Corporation or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

GOVERNING LAW

    The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES


    The following is a description of the material terms of the Trust Preferred Securities Guarantees. If we plan to issue a Trust Preferred Securities Guarantee in the future that differs from this description, we will file a prospectus supplement with the additional terms. You should also read the guarantees. We have filed the guarantees with the SEC as an exhibit to the registration statement of which this prospectus is a part.


GENERAL

    We will execute a guarantee, which benefits the holders of trust preferred securities, at the time that a Trust issues those trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise stated in a prospectus supplement, The First National Bank of Chicago will act as indenture trustee under each guarantee for the purposes of compliance with the Trust Indenture Act. The trustee will hold each guarantee for the benefit of the preferred securities holders of the applicable Trust.

    We will agree, as described in each guarantee, to pay in full to the holders of the trust preferred securities issued by the applicable Trust, the Guarantee Payments, when and as due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments ("Guarantee Payments"), if not previously paid by a Trust, will be covered by the applicable guarantee:


    - any accumulated and unpaid distributions required to be paid on the applicable trust preferred securities, if the Trust has funds available to make the payment;


    - the redemption price, if the Trust has funds available to make the payment; and


    - upon a voluntary or involuntary dissolution and winding up or termination of the Trust, other than in connection with a distribution of debt securities to holders of the applicable trust preferred securities or the redemption of all the trust preferred securities, the lesser of:



       (1) the aggregate of the liquidation amount specified in the prospectus supplement for each trust preferred security plus all accumulated and unpaid distributions on the trust preferred securities to the date of payment, if the Trust has funds available to make the payment and



       (2) the amount of assets of the Trust remaining available for distribution to holders of its trust preferred securities upon a dissolution and termination of the Trust (either, a "Liquidation Payment").


    Our obligation to make a Guarantee Payment may be satisfied by directly paying the required amounts to the holders of the trust preferred securities or by causing the Trust to pay the amounts to the holders.

    No single document executed by us relating to the issuance of trust preferred securities will provide for its full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under the indenture and the applicable guarantee and trust declaration that has the effect of providing a full, irrevocable and unconditional guarantee of a Trust's obligations under its trust preferred securities.

STATUS OF THE TRUST PREFERRED SECURITIES GUARANTEES

    Each guarantee will constitute an unsecured obligation of UnionBanCal Corporation and will rank:

    - subordinate and junior in right of payment to all of our other liabilities, except those obligations made equal or junior to its obligations under a guarantee;

    - equal with the most senior preferred or preference stock now or hereafter issued by us, and with any guarantee now or hereafter issued by us in respect of any preferred or preference stock of any of our affiliates; and

    - senior to our common stock.

    Each trust declaration will require that the holder of trust preferred securities accept the subordination provisions and other terms of the guarantee. Each guarantee will constitute a guarantee of payment and not of collection. In other words, the holder of the guaranteed security may sue us, or seek other remedies, to enforce its rights under the guarantee without first suing any other person or entity. A guarantee will not be discharged except:

    - upon payment of the Guarantee Payments in full if not previously paid,

    - upon distribution of the underlying securities to the holders of trust preferred securities upon any conversion or exchange of the holder's trust preferred securities into the designated securities, if applicable or

    - upon distribution to the applicable holders of trust preferred securities of the corresponding series of debt securities under the appropriate trust declaration.

AMENDMENTS AND ASSIGNMENT

    Changes to the guarantee that do not adversely affect the rights of holders of trust preferred securities in any material respect may be made without the consent of those holders. Otherwise, a guarantee may only be amended with the prior approval of the holders of at least a majority in aggregate liquidation amount of the affected trust preferred securities, excluding any affected trust preferred securities held by us or any of our affiliates. A description of the way to obtain any approval is described under "Description of the Trust Preferred Securities--Voting Rights; Amendment of Declarations." All guarantees and agreements contained in the guarantee will be binding on our successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable trust preferred securities.

TRUST PREFERRED SECURITIES GUARANTEE EVENTS OF DEFAULT

    An event of default under a guarantee occurs if:

    - we fail to make any of our required payments or perform our obligations under the guarantee, or

    - we fail to deliver the designated securities upon an appropriate election by the holder of related trust preferred securities to convert or exchange the trust preferred securities into the designated securities, if applicable.

    The holders of at least a majority in aggregate liquidation amount of the trust preferred securities relating to each guarantee, excluding any trust preferred securities held by us or any of our affiliates, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee relating to such guarantee or to direct the exercise of any Trust or power given to the trustee under such guarantee.

INFORMATION CONCERNING THE TRUST PREFERRED GUARANTEE TRUSTEE

    The trustee under a guarantee, other than during the occurrence and continuation of a default under such guarantee, will only perform the duties that are specifically described in the guarantee. Upon the occurrence of a default, the trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. A trustee is under no obligation to exercise any of its powers as described in the applicable guarantee at the request of any holder of covered trust preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

TERMINATION OF THE TRUST PREFERRED SECURITIES GUARANTEE

    Each guarantee will terminate once the applicable trust preferred securities are paid in full upon distribution of the underlying securities to the holders of trust preferred securities, upon any conversion or exchange of the holder's trust preferred securities into the designated securities, if applicable, or upon distribution of the corresponding series of debt securities to the holders of the applicable trust preferred securities. Each guarantee will continue to be effective or will be reinstated if at any time any holder of trust preferred securities issued by the applicable Trust must restore payment of any sums paid under such trust preferred securities or such guarantee.

MISCELLANEOUS

    UnionBanCal Corporation will pay all fees and expenses related to:

    - the offering of the trust preferred securities and the junior subordinated debentures,

    - the organization, maintenance and dissolution of a Trust,

    - the retention of the trustees and

    - the enforcement by the property trustee of the rights of the holders of the trust preferred securities.

GOVERNING LAW

    The guarantees will be governed by and construed in accordance with the laws of the State of New York.

     RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE TRUST PREFERRED
        SECURITIES GUARANTEE AND THE DEBT SECURITIES HELD BY EACH TRUST

    We will guarantee payments of distributions and redemption and liquidation payments due on each series of the trust preferred securities, if the applicable Trust has funds available for the payments, as described under "Description of the Trust Preferred Securities Guarantees." No single document executed by us in connection with the issuance of any series of the trust preferred securities will provide for its full, irrevocable and unconditional guarantee of any trust preferred securities. It is only the combined operation of our obligations under the applicable guarantee, trust declaration and the indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under its trust preferred securities.

    As long as we make payments of interest and other payments when due on the debt securities held by a Trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by that Trust, primarily because:

    - the aggregate principal amount of the debt securities will be equal to the sum of the aggregate liquidation amount of the trust preferred and trust common securities;

    - the interest rate and interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

    - we will pay for any and all costs, expenses and liabilities of each Trust, except such Trust's obligations under its trust preferred securities; and

    - each trust declaration provides that the related Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

    If we do not make payments on the debt securities, the applicable Trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your proportionate share of payments owed. If you sue us to collect payment, then we will assume your rights as a holder of trust preferred securities under the Trust's trust declaration if we make a payment to you in any legal action.

    A holder of any trust preferred security may sue us, or seek other remedies, to enforce its rights under the guarantee without first suing the applicable trustee, the Trust that issued the trust preferred security or any other person or entity.

                              PLAN OF DISTRIBUTION

    UnionBanCal Corporation may sell common stock, preferred stock, depositary shares or any series of debt securities and a Trust may sell trust preferred securities in one or more of the following ways from time to time:

    - to underwriters or dealers for resale to the public or to institutional investors;

    - directly to institutional investors; or

    - through agents to the public or to institutional investors.

    The prospectus supplements will state the terms of the offering of the securities, including:

    - the name or names of any underwriters or agents,

    - the purchase price of the securities,

    - the proceeds to UnionBanCal Corporation or the applicable Trust, as the case may be, from the sale,

    - any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation,

    - any initial public offering price,

    - any discounts or concessions allowed or reallowed or paid to dealers, and

    - any securities exchanges on which such securities may be listed.

    If underwriters are used in the sale, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

    If a dealer is used in the sale, we and/or a Trust, as the case may be, will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time for resale.

    Unless otherwise set forth in a prospectus supplement, there will be conditions to the underwriters' obligations to purchase any series of securities, and the underwriters will be obligated to purchase all of a series of securities, if any are purchased.

    Underwriters and agents may be entitled under agreements entered into with us and/or a Trust to indemnification by us and/or a Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution concerning payments that the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

    Other than the common stock, which is listed on the Nasdaq National Market, each of the securities issued hereunder will be a new issue of securities and will have no prior trading market. Any common stock sold based on a prospectus supplement will be quoted on the Nasdaq National Market, after official notice of issuance. Any underwriters to whom UnionBanCal Corporation or a Trust sells securities for public offering and sale may make a market in the securities, but no underwriter will be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

                                 LEGAL OPINIONS

    The validity of the securities being offered hereby is being passed upon for UnionBanCal Corporation and each Trust by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

                                    EXPERTS


    The consolidated financial statements incorporated in this prospectus by reference from Form 8-K of UnionBanCal Corporation dated February 5, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated in this prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The consolidated financial statements give retroactive effect to the 1996 merger of BanCal Tri-State Corporation and Union Bank which has been accounted for as a pooling-of-interests. The consolidated statements of income, changes in shareholders' equity, and cash flows of Union Bank and subsidiaries for the year ended December 31, 1995 (not presented separately in Form 8-K) were audited by Arthur Andersen LLP, independent public accountants, as stated in their report also incorporated by reference herein, in reliance upon the authority of such firm as experts in giving said report.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file reports, proxy statements, and other information with the SEC. You can read and copy these reports, proxy statements, and other information concerning UnionBanCal Corporation at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including UnionBanCal Corporation. Our common stock is quoted on the Nasdaq Stock Market's National Market System. These reports, proxy statements and other information are also available for inspection at the offices of the National Association of Securities Dealers, Inc., Report Section, 1735 K Street N.W., Washington, D.C. 20006.

    This prospectus is part of a registration statement that we and the Trusts filed with the SEC. You can obtain the full registration statement from the SEC as indicated above, or from us.

    The SEC allows us to "incorporate by reference" the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC:

    - Annual Report on Form 10-K for the year ended December 31, 1997 and all amendments thereto (except for Item 8, "Financial Statements and Supplementary Data," which has been updated and incorporated by reference in this prospectus);

    - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 and all amendments thereto;

    - Current Report on Form 8-K dated August 10, 1998;


    - Current Report on Form 8-K dated December 7, 1998;



    - Current Report on Form 8-K dated January 11, 1999 (except for Item 7, "Consolidated Financial Statements" and Exhibits which have been updated, included and incorporated by reference in this prospectus); and



    - Current Report on Form 8-K dated February 5, 1999.


    We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus.

    We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to Investor Relations, UnionBanCal Corporation, 400 California Street, San Francisco, California 94104 (telephone 415-765-2969).

    There are no separate financial statements of the Trusts in this prospectus. We do not believe such financial statements would be helpful because:

    - The Trusts are subsidiaries of UnionBanCal Corporation, which files consolidated financial information under the Exchange Act.

    - The Trusts do not have any independent operations other than issuing the preferred and common securities and purchasing our debt securities.

    - The Trusts' only material assets will be our debt securities when issued.

    - The combined obligations of UnionBanCal Corporation under the debt securities, the Trust Preferred Securities Guarantees, the Declarations and the Indenture have the effect of providing a full, irrevocable and unconditional guarantee of the Trusts' obligations under their trust preferred securities. See "Description of Debt Securities," "Description of the Trust Preferred Securities Guarantees" and "Relationship Among the Trust Preferred Securities, the Trust Preferred Securities Guarantee and the Debt Securities Held by Each Trust."

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table presents the expenses to be borne by UnionBanCal Corporation and The Bank of Tokyo-Mitsubishi in connection with the offerings described in this Registration Statement. UnionBanCal Corporation and The Bank of Tokyo-Mitsubishi will each pay 50% of the registration-related expenses. All expenses listed, other than the Securities and Exchange Commission registration fee, are estimates.


Securities and Exchange Commission Registration Fee.............  $ 208,500
Transfer Agents, Trustees and Depositary's Fees and Expenses....     30,000
Printing and Engraving Fees and Expenses........................    125,000
Accounting Fees and Expenses....................................    750,000
Blue Sky Fees and Expenses......................................     10,000
Legal Fees......................................................    450,000
Rating Agency Fees..............................................    325,000
Miscellaneous (including Listing Fees, if applicable)...........    201,500
                                                                  ---------
    Total.......................................................  $2,100,000
                                                                  ---------
                                                                  ---------


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As authorized by Section 317 of the CGCL, each director and officer of UnionBanCal Corporation may be indemnified by UnionBanCal Corporation against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which such person is involved by reason of the fact that such person is or was a director or officer of UnionBanCal Corporation if such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of UnionBanCal Corporation and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of UnionBanCal Corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to UnionBanCal Corporation unless a court determines otherwise.

    In addition, we maintain a directors' and officers' liability policy.

    Article VII of the Articles of Incorporation and Section 55 of the Bylaws provide that, to the fullest extent permitted by law, directors of UnionBanCal Corporation will not be liable for monetary damages to UnionBanCal Corporation or its shareholders for breaches of their fiduciary duties.

ITEM 16.  EXHIBITS

    The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.


EXHIBIT
NUMBER DESCRIPTION OF EXHIBITS
------ --------------------------------------------------------------------------

  4.1  Specimen Certificate representing shares of Common Stock

  4.2  Corrected Certificate of Trust of UnionBanCal Finance Trust I

  4.3  Corrected Certificate of Trust of UnionBanCal Finance Trust II

  4.4  Corrected Certificate of Trust of UnionBanCal Finance Trust III

EXHIBIT
NUMBER DESCRIPTION OF EXHIBITS
------ --------------------------------------------------------------------------
  4.5  Corrected Certificate of Trust of UnionBanCal Finance Trust IV

  4.6  Declaration of Trust of UnionBanCal Finance Trust I

  4.7  Declaration of Trust of UnionBanCal Finance Trust II

  4.8  Declaration of Trust of UnionBanCal Finance Trust III

  4.9  Declaration of Trust of UnionBanCal Finance Trust IV

  4.10* Form of Amended and Restated Declaration of Trust of UnionBanCal Finance
         Trust I

  4.11* Form of Amended and Restated Declaration of Trust of UnionBanCal Finance
         Trust II (included in Exhibit 4.10)

  4.12* Form of Amended and Restated Declaration of Trust of UnionBanCal Finance
         Trust III (included in Exhibit 4.10)

  4.13* Form of Amended and Restated Declaration of Trust of UnionBanCal Finance
         Trust IV (included in Exhibit 4.10)

  4.14 Form of Indenture

  4.15* Form of Trust Preferred Security (included in Exhibit 4.10)

  4.16* Form of Preferred Securities Guarantee Agreement with respect to Trust
         Preferred Securities to be issued by UnionBanCal Finance Trust I

  4.17* Form of Preferred Securities Guarantee Agreement with respect to Trust
         Preferred Securities to be issued by UnionBanCal Finance Trust II
         (included in Exhibit 4.16)

  4.18* Form of Preferred Securities Guarantee Agreement with respect to Trust
         Preferred Securities to be issued by UnionBanCal Finance Trust III
         (included in Exhibit 4.16)

  4.19* Form of Preferred Securities Guarantee Agreement with respect to Trust
         Preferred Securities to be issued by UnionBanCal Finance Trust IV
         (included in Exhibit 4.16)

  4.20 Form of Deposit Agreement

  4.21 Form of Depositary Share (included in Exhibit 4.20)

  5.1* Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the Common Stock, Preferred Stock, Debt Securities; Trust Preferred
         Securities and Trust Preferred Securities Guarantee

  8.1* Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

 12.1  Statement re: Computation of Ratios of Earnings to Fixed Charges and of
         Earnings to Combined Fixed Charges and Preferred Stock Dividends of
         UnionBanCal Corporation

 23.1* Consent of Deloitte & Touche LLP, Independent Auditors

 23.2* Consent of Arthur Andersen LLP, Independent Accountants

 23.3* Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit
         5.1)

 23.4* Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit
         8.1)

 24.1  Power of Attorney of certain officers and directors of UnionBanCal
         Corporation

 25.1  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture (UnionBanCal Corporation)

EXHIBIT
NUMBER DESCRIPTION OF EXHIBITS
------ --------------------------------------------------------------------------
 25.2  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture (UnionBanCal Finance Trust I)

 25.3  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture (UnionBanCal Finance Trust II)

 25.4  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture (UnionBanCal Finance Trust III)

 25.5  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture (UnionBanCal Finance Trust IV)

------------------------


*   Filed herewith.


ITEM 17.  UNDERTAKINGS

    The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percentage change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any of the registrants pursuant to the provisions set forth in Item 15, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by one of the registrants of expenses incurred or paid by a director, officer or controlling registrant of expenses incurred or paid by a director, officer or controlling person of one of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrants undertake that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 5th day of February, 1999.


                                UNIONBANCAL CORPORATION

                                By:            /s/ TAKAHIRO MORIGUCHI
                                     -----------------------------------------
                                                 Takahiro Moriguchi
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act, this Amendment No. 3 to Registration Statement has been signed below by the following persons in the capacities indicated on February 5, 1999.


             SIGNATURES                              TITLE
------------------------------------  ------------------------------------

       /s/ TAKAHIRO MORIGUCHI         President and Chief Executive
------------------------------------    Officer and Director
         Takahiro Moriguchi             (Principal Executive Officer)

                 *
------------------------------------  Deputy Chairman of the Board
          Yoshihiko Someya

                 *                    Executive Vice President and Chief
------------------------------------    Financial Officer
          David I. Matson               (Principal Financial Officer)

                 *
------------------------------------  Senior Vice President and Controller
         David A. Anderson              (Principal Accounting Officer)

                 *
------------------------------------  Chairman of the Board
            Kaoru Hayama

                 *
------------------------------------  Vice Chairman of the Board
        Richard C. Hartnack

                 *
------------------------------------  Vice Chairman of the Board
          Robert M. Walker

             SIGNATURES                              TITLE
------------------------------------  ------------------------------------

                 *
------------------------------------  Director
         Richard D. Farman

                 *
------------------------------------  Director
         Stanley F. Farrar

                 *
------------------------------------  Director
         Herman E. Gallegos

                 *
------------------------------------  Director
          Jack L. Hancock

                 *
------------------------------------  Director
            Harry W. Low

                 *
------------------------------------  Director
            Mary S. Metz

                 *
------------------------------------  Director
          Raymond E. Miles

                 *
------------------------------------  Director
         J. Fernando Niebla

                 *
------------------------------------  Director
         Sidney R. Petersen

                 *
------------------------------------  Director
         Carl W. Robertson

                 *
------------------------------------  Director
          Henry T. Swigert

             SIGNATURES                              TITLE
------------------------------------  ------------------------------------

                 *
------------------------------------  Director
            Tsuneo Wakai

                 *
------------------------------------  Director
          Hiroshi Watanabe

------------------------------------  Director
          Blenda J. Wilson

------------------------------------  Director
          Kenji Yoshizawa

*By:   /s/ TAKAHIRO MORIGUCHI
      -------------------------
         Takahiro Moriguchi
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, UnionBanCal Finance Trust I, UnionBanCal Finance Trust II, UnionBanCal Finance Trust III and UnionBanCal Finance Trust IV, each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 5, 1999.


                                UNIONBANCAL FINANCE TRUST I

                                By: UnionBanCal Corporation, as Sponsor

                                By:  /s/ DAVID I. MATSON
                                     -----------------------------------------
                                     Name: David I. Matson
                                     Title:Executive Vice President and
                                           Chief Financial Officer

                                UNIONBANCAL FINANCE TRUST II

                                By: UnionBanCal Corporation, as Sponsor

                                By:  /s/ DAVID I. MATSON
                                     -----------------------------------------
                                     Name: David I. Matson
                                     Title:Executive Vice President and
                                           Chief Financial Officer

                                UNIONBANCAL FINANCE TRUST III

                                By: UnionBanCal Corporation, as Sponsor

                                By:  /s/ DAVID I. MATSON
                                     -----------------------------------------
                                     Name: David I. Matson
                                     Title:Executive Vice President and
                                           Chief Financial Officer

                                UNIONBANCAL FINANCE TRUST IV

                                By: UnionBanCal Corporation, as Sponsor

                                By:  /s/ DAVID I. MATSON
                                     -----------------------------------------
                                     Name: David I. Matson
                                     Title:Executive Vice President and
                                           Chief Financial Officer